Filed pursuant to Rule 424(b)(3)

Registration File No. 333-275625

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

2024 Class A Debt Certificates

$200,000,000

We are a financial services company whose mission is to strengthen Christian stewardship by providing financial products and services to both organizations and individuals. We serve churches, ministries, individuals, businesses, and other financial institutions. We provide our clients with high quality advice based upon sound biblical and business principles through our investment advisory, insurance agency, broker-dealer, church financing, or servicing operations.

Throughout this prospectus we refer to the 2024 Class A Debt Certificates as the “Certificates”, the “Class A Certificates”, or the “Class A Debt Certificates”. The Certificates are our unsecured and unsubordinated obligations and, except as described herein, rank equal in right to payment with our existing and future unsecured creditors.

We are offering our Certificates in two Series: the Fixed Series and the Variable Series. We offer each Series in several Categories, each of which has a minimum required investment. Each Class A Certificate bears interest at a rate equal to the sum of the Spread for the respective Series Category plus the applicable index rate. We are offering the Fixed Series Certificates with maturities of 12, 18, 24, 36, 48, and 60 months. Also, we are offering the Variable Series Certificates with a maturity of 36 months. The interest rates for each Certificate series will vary within the pre-determined interest rate and Spread as described in the Prospectus. Unless otherwise indicated, the words “we”, “us”, “our”, or the “Company” refer to Ministry Partners Investment Company, LLC, together with four wholly owned subsidiaries.

We are offering the Certificates on a best efforts basis through our wholly owned subsidiary, Ministry Partners Securities, LLC (“MP Securities”). We will also permit registered investment advisors to sell the Certificates to their clients pursuant to an unsolicited purchase. These sales will be made pursuant to a separate Purchase Application. No sales commissions or compensation will be paid to a registered investment advisor that participates in the offering by making the Certificates available for purchase by one of its clients. This is a continuous offering and there is no minimum amount of Class A Certificates that must be sold before we can use any of the proceeds. At any time, you may contact us or visit our website at www.ministrypartners.org to obtain our current interest rates for each Series of Certificates. However, the information on our website is not part of this Prospectus. If there is a change in terms of the Certificates that does not constitute a material and fundamental change in the offering of such Certificates, we will include this information in a Rule 424(b)(3) prospectus supplement.

INVESTING IN THE CERTIFICATES INVOLVES RISKS, INCLUDING POSSIBLE LOSS OF PRINCIPAL. SEE “RISK FACTORS” BEGINNING ON PAGE 28 OF THIS PROSPECTUS AND OUR MOST RECENT ANNUAL REPORT ON FORM 10-k, WHICH IS INCORPORATED HEREIN BY REFERENCE, AS WELL AS ANY ADDITIONAL RISK FACTORS INCLUDED IN, OR INCORPORATED BY Reference INTO, A PROSPECTUS SUPPLEMENT. THERE WILL BE NO PUBLIC MARKET FOR THE CERTIFICATES.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL SECURITIES IN ANY STATE TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH STATE.

i

	Offering Price	Maximum Commissions(1)	Proceeds to the Company(2)(3)
Minimum Purchase	$1,000	$55	$945
Total	$200,000,000	$11,000,000	$189,000,000

(1)  The gross maximum compensation paid to MP Securities for serving as the Company’s selling agent will not exceed 5.5%. See “Plan of Distribution – Underwriting Compensation We Will Pay”.

(2)  We may incur an estimated $335,693 of other expenses of issuance and distribution (“Issuance and Distribution Expenses”) and up to an estimated $2,611,031 of additional expenses which may be considered additional organization and offering expenses (“Organization and Offering Expenses”) by the Financial Industry Regulatory Authority (“FINRA”) under the FINRA Rules (see “Estimated Use of Proceeds” on page 43 and “Plan of Distribution” on page 119.)

The Certificates are part of up to $300 million of Class A Debt Certificates we are authorized to issue under the 2024 Class A Debt Certificate Trust Indenture, which we refer to as the “Indenture.” U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank Trust Company, National Association), whom we refer to as “Trustee,” serves as the Trustee under the Indenture.

You should read this Prospectus and any applicable Prospectus supplement carefully before you invest in the Certificates. The Certificates are our general unsecured obligations and are subordinated in right of payment to all of our present and future senior debt. As of September 30, 2023, we held $81.1 million in debt securities that share an equal ranking with the Certificates, and an additional $14.0 million of our privately offered subordinated notes. We anticipate taking on more debt in the future, which may include, but is not limited to, the Certificates offered through this Prospectus, subordinated debt, and senior debt.

We do not intend to list our Class A Debt Certificates on any securities exchange during the offering period and we do not expect a secondary market in the Class A Debt Certificates to develop. The Certificates and other securities we offer are not deposits of, obligations of, or guaranteed by the National Credit Union Share Insurance Fund (“NCUSIF”), the Federal Deposit Insurance Corporation (“FDIC”), or any other government agency or private insurer.

We are a “smaller reporting company” under the federal securities laws and subject to reduced public company reporting requirements.

We file annual, quarterly, and current reports with the United States Securities and Exchange Commission (“SEC”). Our Trust Indenture requires us to file these reports with the SEC even if the SEC does not require us to file them. Our SEC filed reports will be available free of charge by contacting us at 915 West Imperial Highway, Suite 120, Brea, California 92821, or by phone at (800) 753-6742. You may also access this information on our website at www.ministrypartners.org. Additionally, this information is available on the SEC website at www.sec.gov. We will issue our 2024 Class A Debt Certificates in book-entry form and will deliver written confirmation to purchasers of our Certificates.

The current Rate Schedule and any other supplements to this Prospectus are placed inside this front cover.

The date of this Prospectus is February 6, 2024

Ministry Partners Securities, LLC

The Ministry Partners® Story

We believe in offering a unique approach to financial services

Highest Quality

We believe in providing our clients with a broad range of top-quality financial products, services, and expertise, delivered by experienced Christian financial professionals who possess the highest level of personal integrity, professional credentials, and regulatory licensing and registration.

Biblically Sound

More importantly, we believe that all good financial advice will have its roots in biblical wisdom – and that unbiblical attitudes about wealth are financially misguided and spiritually destructive.

Financially Rewarding

Therefore, we believe that biblical stewardship principles are the primary foundation for financial success and that Christian financial organizations are well-positioned to provide superior investment, wealth management, and debt management results, granting stewardship blessings to everyone involved.

Who We Are

Since 1991, Ministry Partners Investment Company, LLC has executed on its mission to strengthen Christian stewardship by providing purposeful financial products and services to churches and ministries, individuals and businesses, as well as other financial institutions including credit unions and banks, investment and insurance companies, and denominational loan funds.

As a credit union service organization (CUSO) owned by 11 credit unions, our value proposition is built upon the foundational premise that stewardship excellence can be achieved by working in collaboration with multiple financial professionals and strategic partners with broad-based expertise who are focused on purposeful growth. We know whom we serve, and more importantly, why we serve.

Regardless if you are working with our investment advisory, insurance agency, broker-dealer, church financing, or servicing operations, our unique and purposeful approach to financial services is designed to provide you with the highest quality advice based upon sound biblical and business principles that will bestow stewardship blessings on all.

Our Mission

Our Mission is to strengthen Christian stewardship.

●	We help churches and ministries strengthen their stewardship of resources through cost-effective lending, prudent treasury management services, ethically responsible investments, sound employee benefits, and risk management planning.
●	We help individuals strengthen their stewardship of personal wealth through biblically-based financial planning, ethically responsible investment and insurance advice, and purposeful legacy planning.
●	We help credit unions and denominational foundations strengthen their church loan origination, servicing, and participation platforms by providing best-in-class professional consulting and back-office support services that meet board oversight and regulatory standards.
●	We provide commercial business loans, investments, and legacy planning services to business owners who acknowledge, are in agreement with, and are guided by the Biblical values detailed in our Statement of Faith, and who support the Company’s mission to strengthen Christian Stewardship.

Financial Strength and Regulatory Oversight

At Ministry Partners Investment Company, we truly understand the importance of being a good steward with your resources. We are dedicated to keeping our commitment to our clientele, strategic partners, and owners. As such, we do not employ a business model that takes unnecessary risks chasing unrealistic returns. We strive to maintain a healthy balance sheet while also providing our clients competitive products and services. We operate in a regulated financial services market at both the national level and in states where our services are offered.

We also believe trust is the foundation of a solid relationship. Furthermore, we know that trust is hard to earn and easy to lose. Our leadership team goes above and beyond to be completely transparent by providing our investors regular updates about Ministry Partners® through newsletters, press releases, face-to-face meetings, and filings we make with the U.S. Securities Exchange Commission and made available to our clients on our Company website at www.ministrypartners.org.

SELECTED DEFINITIONS

In this Prospectus, the following “terms” used herein shall have the following meanings:

“Certificates” or “Class A Certificates” means the Company’s 2024 Class A Debt Certificates previously known as the “2021 Class A Debt Certificates”.

“CMT Index” means the Constant Maturity Treasury rates published by the U.S. Department of Treasury for actively traded Treasury securities.

“Company” means Ministry Partners Investment Company, LLC.

“FINRA" means the Financial Industry Regulatory Authority.

“Fixed Series Certificates” means the four categories of Certificates offered with a fixed maturity term and fixed interest rate.

“Fixed Spread" or "Variable Spread” means the difference between the applicable interest rate then in effect and the amount of interest payable on your Certificate as determined for each offered under this Prospectus.

“Holders" means the persons purchasing Certificates under this Offering.

“Indenture” means the 2024 Class A Debt Certificates Trust Indenture.

“Manager” or “Managers” means the person serving as a Board of Managers for the Company.

“Members” means the Company’s equity owners.

“MP Securities” means Ministry Partners Securities, LLC.

“SOFR” means the Secured Overnight Financing Rate published by the Federal Reserve Bank of New York.

“Spread” means the difference between the applicable index rate and the interest rate we pay on the Fixed Certificate or Variable Certificate purchased.

“Trustee” means U.S. Bank Trust Company, National Association (successor in interest to U.S. Bank Trust Company, National Association).

“Variable Series Certificates” means the three categories of Certificates, each having a minimum purchase amount and maturity term of thirty-six months.

v

INTRODUCTION2

PROSPECTUS SUMMARY2

FREQUENTLY ASKED QUESTIONS ABOUT THE CLASS A CERTIFICATES and this offering11

SUITABILITY STANDARDS23

WARNING CONCERNING FORWARD-LOOKING STATEMENTS27

RISK FACTORS28

ESTIMATED USE OF PROCEEDS43

DESCRIPTION OF THE CERTIFICATES45

DESCRIPTION OF THE INDENTURE51

Management’s Discussion and analysis of financial condition and results of operations59

OUR COMPANY79

BOARD OF MANAGERS AND EXECUTIVE OFFICERS99

EXECUTIVE COMPENSATION106

BOARD OF MANAGERS COMPENSATION106

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS107

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT111

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE113

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS117

LEGAL PROCEEDINGS119

PLAN OF DISTRIBUTION119

HOW TO PURCHASE A CERTIFICATE123

LEGAL MATTERS125

EXPERTS125

WHERE YOU CAN FIND MORE INFORMATION125

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE126

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA128

EXHIBIT A: Form of Trust IndentureA1

EXHIBIT B: Form of Fixed Series 2024 Class A CertificateB1

EXHIBIT C: Form of Variable Series 2024 Class A CertificateC1

EXHIBIT D: FORM OF RETAIL PURCHASE ApplicationD1

EXHIBIT D: Form of Commercial Purchase ApplicationD6

YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL AND SEEKING OFFERS TO BUY CERTIFICATE ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS, REGARDLESS OF THE TIME THE PROSPECTUS MAY BE DELIVERED OR OF ANY SALE OF THE CERTIFICATE.

INTRODUCTION

We have prepared this Prospectus so that you will have the information necessary to make your investment decision. Please read this Prospectus carefully. It describes the 2024 Class A Debt Certificates, the risks involved in investing in the Certificates, our Company and our business, and our financial condition. We refer to the registered owner of a Certificate as a “Holder”.

PROSPECTUS SUMMARY

The following summary highlights selected information that we present in greater detail in this Prospectus. It does not contain all the information that may be important to you. Additional details about the Certificates, the Indenture, our business, and our operating data are contained elsewhere in this Prospectus. See also the section, “Frequently Asked Questions About The Certificates” on page 11. We encourage you to read this Prospectus, including the section entitled “Risk Factors” commencing on page 28, “Managements Discussion Analysis of Financial Condition and Results of Operations and our Financial Statements starting at page 128 of this Prospectus in their entirety before making an investment decision.

Our Story

We were founded in 1991 by AdelFi (formerly the Evangelical Christian Credit Union), a California state-chartered credit union in Brea, California. As a credit union servicing organization (CUSO), our mission centers on providing tailored financial solutions to Christian churches, ministries, and faith-based organizations.

While we function as a profit-making enterprise for our credit union equity owners, our central goal is to strengthen Christian stewardship through the diverse range of financial services we offer.

Our Mission

Our mission is to empower churches, ministries, individuals, businesses, faith-based organizations, credit unions, and strategic partners by strengthening Christian stewardship through the delivery of tailored financial services, investment products, and cost-effective lending solutions.

Since inception, we have provided funding for over $500 million in secured loans to evangelical ministries and sold over $500 million of our debt securities to investors that entrusted us with funds to support the Company’s core mission.

Our Strengths
●
Established National Presence:
➢
We are a national non-bank financial services company with a proven track record since 1991 of providing competitive investment products that support evangelical ministries, churches, and faith-based organizations.
●
Commitment to Integrity and Transparency:
➢
We are dedicated to executing our strategic mission with integrity, transparency, and accountability in a highly regulated environment, fostering trust among equity owners and investors.
●
Strategic Growth Opportunities:
➢
We are positioned for growth by expanding our investment product offerings, implementing a digital investor platform, and broadening our investor network.
●
Financial Health and Debt Management:
➢
We have successfully retired over $71 million of term credit debt at discounted payment amounts in the last three years, resulting in an improved net equity capital position.
●
Strong Funding Capacity for Mortgage Loan Investments:
➢
The Company maintains financial flexibility with access to $15 million in credit facilities. As of September 30, 2023, $10 million of this amount is available for mortgage loan investments, complementing the funding provided by our investor debt program.
●
Scalable and Cost-Effective Operations:
➢
We believe that our operating systems are scalable, facilitating the expansion of our investor, client, and lending programs in a cost-effective manner.

●
Strong Brand Recognition:
➢
We are nationally recognized in the faith-based community, and the Company enjoys a well-established and respected brand, offering financial services products to Christian organizations, individuals, and ministries.

Company Information
●
Principal Offices: 915 West Imperial Highway, Suite 120, Brea, California, 98821
●
Telephone Number: (800) 753-6742.
●
Website address: www.ministrypartners.org.
➢
We have included our website address in this prospectus solely for information purposes.

The Offering	This offering (the “Offering”) is for a total of $200,000,000 of our Class A Debt Certificates.

You may purchase the Certificates in one or more of the following Series:

The Fixed Series Certificates

We offer the Fixed Series Certificates in four Categories with each requiring the specified minimum purchase. The Fixed Series Certificates are offered with a term (or maturity) of 12, 18, 24, 36, 48, or 60 months. See the “Fixed Spread Grid” section under the heading “Description of the Certificates” for more information.

The Fixed Certificates pay a fixed rate of interest equal to the sum of the CMT Index plus the amount of the Fixed Spread for its respective Category as set forth in this Prospectus under the heading “Description of the Certificates”. The spreads displayed in this Prospectus are effective as of the date of this Prospectus. We reserve the right to change these spreads, effective as of the date of this Prospectus, either up or down, by a maximum of 200 basis points (or 2.0%, one basis point equals 0.01%). We will disclose any change in spreads in a supplement to the Prospectus.

The Variable Series Certificates

We offer the Variable Series Certificates in three Categories, each requiring a specified minimum purchase. All Variable Series Certificates have a maturity of thirty-six months. However, upon your request, we will prepay your Certificate without penalty, in whole or in part, provided your Certificate has had an unpaid principal balance of at least $10,000 during the preceding 90 days.

The Variable Series Certificates pay interest that is adjusted monthly in an amount equal to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category shown on the Variable Spread Grid set forth in in this Prospectus under the heading “Description of the Certificates”. We refer to this as the “Variable Spread Grid”. The spreads displayed in this Prospectus are effective as of the date of this Prospectus. The Variable Spread Grid on a Certificate that has been purchased cannot change; however, we reserve the right to change these spreads, effective as of the date of this Prospectus, either up or down, by a maximum of 100 basis points (or 1.0%, one basis point equals 0.01%) for future investments. We will disclose any change in spreads in a supplement to the Prospectus.

The Indexes

The Indexes

We set the interest rates for Fixed Series Certificates by using the most recently published CMT Index on the date the rate is established. For Variable Series Certificates, we refer to the most recent Variable Index on the rate-setting date. The interest rates for both series are determined on the first business day of the month, unless it falls on a holiday, in which case it's set on the next business day.

The CMT Index is based on the Constant Maturity Treasury rates published by the U.S. Department of Treasury for actively traded Treasury securities. The Variable Index Rate equals the three-month SOFR rate. The SOFR is established by the Federal Reserve Bank of New York, with appropriate adjustments as necessary. For more information on the indexes, see “Description of the Certificates – The Indexes,”.

Certificate Terms in General

Terms in General	We summarize certain common terms of the Class A Debt Certificates below:

Manner of Interest Payments

We accrue interest on your Certificate on a daily basis. When submitting your application, you can choose how to manage receiving your accrued interest:

1)
Monthly Payout:
a.
Opt to receive accrued interest at the beginning of the month for the prior month’s interest.
b.
Choose between electronic funds transfer or a mailed check for monthly disbursements.
c.
A the monthly payout is the default option unless specified otherwise.
2)
Interest Deferral Election:
a.
Choose to have monthly interest posted to your account instead of receiving a direct payout.
b.
Posted interest becomes part of the interest compound option, as described below.

Partial Month Adjustment:

●
The interest rate for a partial month adjusts based on the number of days the Certificate was outstanding.

Flexible Interest Payment Method:

●
You can change the interest payment method by providing written notice to us.

Maturity Settlement:

●
Upon maturity of your Certificate, any accrued interest is settled along with the unpaid principal.

Compounded Interest Option

You have the flexibility to instruct us, at any time, to retain all interest payable on your Certificate. We will then pay you interest on this accumulated interest at the same rate applicable to the principal of the Certificate. This feature enables you to earn compound interest, effectively allowing you to earn interest on your interest. Take advantage of this option to enhance your overall returns on the Certificate.

Certificate Ranking

The payment of the 2024 Class A Debt Certificates is neither secured nor guaranteed. These Certificates hold a comparable priority of right to payment with our existing and future unsecured debt obligations. All Certificates are subject to an equal ranking in the hierarchy of payment.

You May Request Prepayment

In the event of hardship, you have the flexibility to request prepayment of all or a portion of your Certificate before its scheduled maturity. Our approval of such requests is at our sole discretion. If approved, the unpaid balance of the Certificate will be settled, subject to an administrative charge not exceeding three months' worth of interest payable on the Certificate.

Our Right to Prepay Certificates

We retain the option to prepay a Certificate at our discretion, providing advance written notice of not less than 30 days but not more than 60 days. In the event of a partial prepayment, Certificates will be redeemed on a pro-rata basis.

Indenture	The Indenture outlines the rights, terms, and conditions applicable to all Certificates. For a comprehensive list of terms and conditions, please refer to the Trust Indenture.

Protective Promises	For the benefit of the Certificate holders the trust indenture imposes the following protective promises. We will:

●
maintain a tangible adjusted net worth of at least $4.0 million;
●
not incur additional indebtedness, as defined, unless our resulting fixed charge coverage ratio remains at least 1.2 to 1.0;
●
limit our other indebtedness, as defined, to not more than $30.0 million;
●
not consummate certain consolidations, mergers, or the sale of all or substantially all of our of assets, unless we are the surviving entity, or the surviving entity assumes our obligations under the Certificates;
●
not make distributions to our Members except under specified conditions; and
●
file quarterly and annual reports with the SEC.

We are in compliance with each of these promises.

Events of Default	If an event of default occurs, the Trustee, acting on the direction of a Majority Vote of the Holders, will accelerate payment of the Certificates in full. An event of default includes the following:

● our failure to make a required payment on a Certificate within 30 days after it is due;

●
our failure to observe or perform any of the covenants or agreements under the Certificates or the Indenture, unless cured in a timely manner; or
●
our uncured default under the terms of any of our other indebtedness, which default is caused by our failure to pay principal or interest or results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

Our Other Debt Securities

Since our establishment, we have relied on issuing debt securities to investors as a vital means to fund our balance sheet. As of September 30, 2023, our investor debt securities (“Investor Debt”) totaled $95 million. This amount includes $13 million of the Class 1A Notes, $68 million from the 2021 Class A Debt Certificates, and $14 million of our privately offered subordinated debt securities. The Class 1A Notes and the 2021 Class A Debt Certificates are unsecured and are equal in right with the 2024 Class A Debt Certificates concerning right to payment.

Our Secured Borrowings
●
We have two short-term demand credit facilities of $5.0 million each with KCT Credit Union, an Elgin, Illinois credit union. These facilities are secured by designated mortgage loans and a $1.25 million cash compensating balance. As of September 30, 2023, there was no outstanding principal balance owed on these credit facilities.
●
We also have a $5.0 million credit facility with America’s Christian Credit Union, a Glendora, California credit union, secured by designated mortgage loans. As of September 30, 2023, we had a $5.0 million outstanding balance owed on the credit facility.
●
See our “Liquidity and Capital Resources” section in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations“ on page 73 of this Prospectus for more information on our secured borrowings.

Use of Proceeds

In the event we sell all $200 million of the Offering, we expect to realize proceeds from the Offering of at least $188.7 million after distribution expenses have been paid.

We intend to use the proceeds to originate and invest in mortgage loans, other secured investments, commercial business loans and develop strategic relationships with entities that share a common commitment to promoting Christian stewardship of financial resources. We also intend to make investments in financial instruments to meet our liquidity needs. If we deem it necessary, we may also use some of these proceeds to pay our operational expenses and pay interest and principal due on our currently outstanding Certificates as payment becomes due.

See “Estimated Use of Proceeds.”

Summary of the Plan of Distribution

Plan of Distribution

We are selling Certificates through our subsidiary, MP Securities, on a best-efforts basis. There is no minimum offering. Once we accept your Purchase Agreement, we'll place your funds into a Company operating account for use as described in the Use of Proceeds summary above. See “Plan of Distribution” for more information.

The Fees paid to MP Securities:

●
1.50% Commission on Certificate Sales through MP Securities:
o
On each Certificate sale made through MP Securities, MP Securities will receive a 1.50% commission.
o
No Commissions or sales load will be paid to MP Securities or any participating selling member on any interest that is deferred, compounded and added to the principal amount of the Certificate.
●
1.00% Account Servicing Fee on Certificate Sales through MP Securities:
o
MP Securities will receive a monthly Account Servicing Fee of 1% per annum on the principal balance starting twelve months after purchase and ending when the Certificate is closed. We can choose to waive, reduce, or suspend the Account Servicing Fee at any time.
●
Limit on Total Commission and Servicing Fee Paid capped at 5.50%:
o
The total the commission and account servicing fee, are capped at 5.50% over the Certificate term. Therefore, no account servicing fee will be assessed on any Certificate once the total compensation paid to MP Securities reaches 5.50%
●
0.25% Processing Fee paid to MP Securities:
o
MP Securities will be paid a 0.25% processing fee to each sale of a Class A Certificate made through MP Securities, payable at closing. We reserve the right to adjust or waive this fee.

Because MP Securities is our wholly owned subsidiary, it faces certain conflicts of interest in connection with the sale of the Certificates.

Certificate sales to clients of Registered Investment Advisors

We will also offer Certificates to clients of registered investment advisors participating in the Offering under a Master Client Referrals Agreement. Advisors or the advisory firm will not receive sales commissions or compensation from us. Instead, a 0.25% processing fee will be paid to MP Securities for each sale made pursuant to the Master Client Referrals Agreement. On these transactions, MP Securities will not receive commissions or account servicing fees. Each client of an advisor that makes a purchase will enter into and complete a separate Purchase Application before making an investment to purchase a Certificate. MP Securities will assist the Company and the advisor in completing the application, opening an account with the Company, reviewing applicable suitability requirements, and ensuring that the Company has accurate and complete investor information for its books and records.

The Offering is set to end on December 31, 2026, unless completed sooner or terminated earlier at our discretion. We may suspend or discontinue sales of specific Certificate categories or Series at any time without prior notice.

FREQUENTLY ASKED QUESTIONS ABOUT THE CLASS A CERTIFICATES and this offering

Q:	Where can I find the definitions of the terms you use in this Prospectus?

A:

Unless otherwise defined in this Prospectus, or unless the context in which the term is used requires a different meaning, terms used in this Prospectus, whether capitalized or used in the lower case, have the meanings set forth in the Definitions section on page vii.

Q:	Who are you?

A:

We are Ministry Partners Investment Company, LLC, a California limited liability company that was formed as a credit union servicing organization and our owners consist of state and federal chartered credit unions. We have been in business for over 30 years and are a Christian ministry that provides financial services, investment, insurance and annuity products, and financing solutions for churches, colleges, schools, and ministry organizations, individuals, and businesses.

Q:	Are you offering different series of the Class A Debt Certificates?

A:

Yes. We are offering a Fixed Series Certificate in four categories depending upon the required minimum purchase and maturity term of the Certificates. Our Variable Series Certificates are offered in three categories, with each category requiring a stated minimum purchase and having a maturity of 36 months. For each category in either a Fixed Series Certificate or Variable Series Certificate, a Certificate issued will be identical to all other Certificates in the same category (other than the date of maturity).

Q:	How will you determine my interest rate on an investment in a Fixed Series Certificate?

A:

If you purchase a 24-month Fixed Series Certificate for $25,000, you will receive a Fixed 25 Certificate with a 24-month maturity. Suppose that when you purchase the certificate the index established for 24-month obligations is 5.00% and our Fixed Spread for Category Fixed 25 Certificate is 0.50%. Then the interest rate payable on your Category Fixed 25, Fixed Series Certificate would be equal to 5.00% plus 0.50%, or 5.50%.

Q:	What is the CMT Index?

A:

The CMT Index refers to the Constant Maturity Treasury rates published by the U.S. Department of the Treasury for actively traded Treasury securities in over-the-counter trading transactions. You can find the CMT Index daily rates for one-, two-, three-, and five-year Treasury securities at www.treasury.gov. We will use the average of the three- and five-year daily rates to establish the CMT Index for a four-year Fixed Series Class A Certificate.

Q:	How would my investment in a Variable Series Certificate work?

A:

If you purchase a Variable Series Certificate for $125,000, you will receive a Variable 100 Certificate which will bear interest at a rate equal to the sum of the Variable Index interest rate then in effect plus the Variable Spread for the respective category for such Certificate. The interest rate on your Variable 100 Certificate will be adjusted monthly based on the Variable Index in effect on each adjustment date. Your Variable 100 Certificate will have a maturity of 36 months. However, we will repay all or part of your Variable 100 Certificate at your request at any time, provided your Certificate has had an unpaid principal balance of at least $10,000 during the preceding 90 days. The interest rate we pay on a Variable Series Certificate over the term of the Certificate may not be adjusted upward or downward by more than 2% over or under the rate in effect when the Variable Series Certificate is purchased.

Q:	What is the Variable Index interest rate?

A:

The Variable Index interest rate is the Secured Overnight Financing Rate (“SOFR”) rate for three-month obligations on the date the interest rate is set by the Federal Reserve Bank of New York. The SOFR rate replaced the LIBOR index effective as of June 30, 2023. The Federal Reserve Bank of New York publishes the SOFR rate.

Q:	What is the Fixed Spread and Variable Spread?

A:

The difference or “spread” between the applicable index rate and the interest rate we agree to pay you on the Certificate you purchase is the fixed or variable spread (the “Fixed Spread” or “Variable Spread”). The applicable Fixed or Variable Spread is different for each series and Category of Certificate.

Q:	What is the Effective Variable Spread Grid?

A:

This is the Variable Spread Grid that is in effect on the day you purchase a Certificate. The Effective Variable Spread Grid tells you what spread you will receive for each of the Variable Series Certificate Categories. The Variable Spread Grid in effect as of the date of this Prospectus can be found in the “Description of the Certificates” section under the caption “The Variable Series Certificates”. For example, if you purchase a Certificate under the Effective Variable Spread Grid in effect as of the date of this Prospectus and your Certificate had a balance of $10,000, your spread would be -1.90%. If the following month you deposited additional funds into your Variable Series Certificate and the Certificate balance was $100,000, the Variable Spread on your Certificate would increase 25 basis points to -1.65%. Once you purchase your Certificate, the Effective Variable Spread Grid for your Certificate will not change.

Q:	Can you change the Fixed Spread or Variable Spread Grid on the Certificates when there is a significant change in interest rates?

A:

We reserve the right to adjust the Fixed Spread or Effective Variable Spread Grid prospectively to adjust to rapid changes in interest rates or market conditions; provided, however that such adjustment does not exceed 2.00% or 200 basis points in the applicable Fixed Spread or 100 basis points in the applicable Variable Spread Grid. We will provide notice of any change in the Fixed or Variable Spread or applicable index by supplement to this Prospectus.

Q:	Can you change the Fixed Spread or Effective Variable Spread Grid on my Certificate after I buy it?

A:	No.

Q:	How often do you pay interest?

A:

Your Certificate accrues interest monthly. You may choose to have interest that accrues on your Certificate paid monthly or elect to have payment of interest on your Certificate deferred and added to the principal of your Certificate (the “Interest Deferral Election”). If you select the Interest Deferral Election, interest will compound and be added to the principal of your Certificate. No compounding of interest will accrue unless the Interest Deferral Election is made. Unless you specify otherwise, we will pay accrued interest on your Certificate monthly.

Q:	Can I require you to cash in my Certificate before it is due?

A:

You can require us to prepay your Variable Series Certificate, subject to certain restrictions. You cannot require us to pay a Fixed Certificate before it is due; however, in the event of an emergency, you can request early payment of all, or a portion of, a Fixed Certificate as explained in the following question and answer.

Q:	What if I have an emergency and I need to cash in my Certificate?

A:

You can request that we voluntarily prepay your Certificate in whole or in part. We are not contractually obligated to grant your request for prepayment but may do so at our discretion. Our current policy is to grant a reasonable request due to a bona fide hardship, subject to availability of funds. However, there is no assurance we will continue this policy in the future. In the event we agree to prepay all or portion of your Certificate, we may deduct from the amount we prepay an administrative charge of an amount equal to three months’ interest.

Q:	Do you have the right to prepay my Certificate?

A:

Yes, we can prepay or redeem any Certificate by giving you at least 30 days (and not more than sixty (60) days) written notice of the redemption date. On the date of redemption, we must pay you outstanding principal plus all accrued interest thereon through the redemption date. We do not have to pay you a premium if we redeem your Certificate early. If less than all of the Certificates outstanding are redeemed, we will redeem the Certificates on a pro rata basis.

Q:	What is your obligation to pay amounts due on my Certificate?

A:

Your Certificate is equal in right to payment with our other unsecured creditors. Your Certificate is unsecured and is not guaranteed by any of our Managers (each a “Manager”, and collectively “Managers”), our equity owners, or any other person.

Q:	Does any Series or Category of the Certificates have priority as to payment over any other Series or Category?

A:

No. The Class A Debt Certificates and our other unsecured debt obligations are equal in right to payment of principal and interest. We sometimes refer to this equal priority as a Certificate being in “pari-passu” with the other Class A Debt Certificates.

Q:	Who handles making payments of principal and interest on the Certificates?

A:	We are the paying agent for the Certificates and must certify to the Trustee that we are current on all payments of principal and interest on each Certificate.

Q:	What is the difference between a sale made through MP Securities and one sold to a client of an investment advisor?

A:

When a Certificate is purchased by a client of a registered investment advisor that participates in the Offering, no commission or sales compensation will be paid to an investment advisor firm that is participating in the Offering. The investment will be made using a separate purchase application. The terms and conditions of a Certificate purchased through an investment advisor, however, are identical to those sold through MP Securities. For a chart depicting and describing the differences in applicable sales procedures for making an investment in a Certificate whether through MP Securities or an investment advisor, please see page 123 of the Prospectus.

Q:	Why is there an Indenture?

A:	We require that you execute the Indenture to:

•	establish the common terms and conditions for the Certificates and a means by which the Certificate holders can act in an organized manner;

•

provide for the appointment of an independent Trustee and allow us to deal with a single representative of the Holders with respect to matters addressed in the Indenture, including in the event of our default; and

•	authorize the Trustee to monitor our compliance with the Indenture, to give timely notices to the Holders, and to act for the Holders in the event of a default and in regard to other matters.

As required by U.S. federal law, the Indenture governs the Certificates. The Indenture constitutes an “indenture” under the Trust Indenture Act of 1939. An Indenture is a contract between us, you as Holders, and the Trustee, who is appointed to serve under and pursuant to the Indenture.

Q:	Do I have to abide by the terms of the Indenture?

A:

Yes. Your Certificate is issued under the terms of the Indenture and your Certificate is subject to its terms and conditions. As a condition to your purchase of a Certificate and your becoming the registered owner of the Certificate, you become a party to the Indenture.

Q:	What is the Trust Indenture Act of 1939?

A:

The Trust Indenture Act of 1939, or as we refer to it, the “1939 Act,” provides that unless exempt, Certificates sold to the public in a registered offering must be governed by a Trust Indenture, as defined, and the Certificates must be registered by the issuer under the 1939 Act. The 1939 Act further provides that the Trust Indenture must contain certain protective provisions benefiting the owners of the debt Certificates covered by the Indenture. We have registered the Certificates under the 1939 Act.

Q:	Can you modify or amend the Indenture without the consent of the Holders?

A:

Yes, but only in limited circumstances. We may amend or modify the Indenture with the Trustee without the consent of the Holders to, among other things, add covenants or new events of default for the protection of the Holders; evidence the assumption by a successor trustee under the Indenture; cure any ambiguity or correct any inconsistency in the Indenture or amend the Indenture in any other manner that we may deem necessary or desirable and that will not adversely affect the interests of the Holders of any Series of the outstanding Certificates; and establish the form and terms of the Certificates issued under the Indenture.

Except in these limited circumstances, we and the Trustee must have the consent of the Holders holding a majority in interest of the Certificates (a “Majority Vote”) of each Series and Category then outstanding and affected by the amendment.

Q:	What promises do you make to the Holders under the Indenture?

A:	Under the Indenture, we promise or “covenant” to do, or refrain from doing among other things, the following:

•	Make timely interest and principal payments on the Certificates;

•	Maintain a specified minimum net worth;

•	Not issue certain kinds of additional debt beyond specified limits;

•	Not make certain dividend and other distribution payments to our Members;

•	Not issue unsecured debt that is senior to the Class A Debt Certificates; and

•	Timely make principal and interest payments on the Certificates and on our other debt, even if it is junior to the Certificates.

Q:	Who is the Trustee?

A:

The Trustee is U.S. Bank Trust Company, National Association, a federally chartered trust company which has fiduciary powers and offers comprehensive financial services, including asset management, in all 50 states.

Q:	What does the Trustee do?

A:	The Trustee has two main roles under the Indenture:

•	The Trustee performs certain administrative duties for us and you, such as sending you notices; and

•	The Trustee may, at your direction, enforce your rights, including the rights you may have against us if we default.

Q:	Who pays the Trustee?

A:	Under the Indenture, we agree to pay, and the Trustee agrees to look only to us for payment of, all fees, expenses and expense reimbursements payable to the Trustee under the Indenture.

Q:	What recourse do the Holders have in the event of a default?

A:

In case of a default, the Holders of 25% of the unpaid principal amount of the outstanding Certificates may give notice to us and declare the unpaid balance of the Certificates immediately due and payable. The Holders must obtain a Majority Vote to direct the Trustee to pursue collection of the Certificates or any other remedy available under the Indenture by reason of the default.

Q:	What is an event of default?

A:	An event of default is an event defined in the Indenture, which if not timely cured, allows you to take action against us for immediate and full payment of your Certificate. Events of default include:

•	Our failure to timely pay interest or principal on your Certificate;

•	Our filing of bankruptcy;

•	Our breach of any of our covenants in the Indenture.

Q:	Does the Trustee have the right to waive any default on behalf of the Holders?

A:	Yes, but only with a Majority Vote of the Holders of each Series and Category of Certificate affected by the default.

Q:	How can the Holders direct the Trustee to act?

A:	The Holders can direct the Trustee to act on behalf of the Holders by a Majority Vote.

Q:	What liability does the Trustee have to the Holders?

A:

The Trustee is charged to conduct itself in a manner consistent with a reasonably prudent person in taking actions directed by the Holders. However, the Trustee disclaims any responsibility with respect to the form of a Certificate or the enforceability of the Certificates or the Indenture.

Q:	What reports are you required to provide the Trustee?

A:	The Indenture requires us to provide the Trustee the following reports.

•	We must provide the Trustee a list of the names and addresses of the current owners of record of the Certificates quarterly.

•

We must annually provide the Trustee with a certified statement that we have fulfilled all our obligations under the Indenture with respect to each Series and Category of Certificates for the preceding year.

•	We must provide the Trustee with a copy of each report we send to the Holders.

•

We must file annual and quarterly reports with the SEC even if the SEC does not require us to file the reports. By filing the reports through the EDGAR system which can be found at http://www.sec.gov will be deemed to have been sent to the Trustee.

Q:	For whom might an investment in the Certificates be appropriate?

A:

An investment in our Certificates may be right for you if, in addition to meeting the suitability criteria described below, you seek to receive current income and to diversify your personal portfolio with an investment in a Certificate. An investment in our Certificates has limited liquidity and therefore is not appropriate if you may require liquidity before maturity of your Certificate.

Q:	May I make an investment through my IRA or other tax-deferred account?

A:

Yes. You may make an investment through your IRA or other tax-deferred account. In making these investment decisions, you should consider, at a minimum, (1) whether the investment is in accordance with the documents and instruments governing your IRA, plan or other account, (2) whether the investment would constitute a prohibited transaction under applicable law, (3) whether the investment satisfies the fiduciary requirements associated with your IRA, plan or other account, (4) whether the investment will generate unrelated business taxable income (UBTI) to your IRA, plan or other account, (5) whether there is sufficient liquidity for such investment under your IRA, plan or other account, and (6) the need to value the assets of your IRA, plan or other account annually or more frequently. You should note that an investment in our Certificates will not, in itself, create a retirement plan and that in order to create a retirement plan, you must comply with all applicable provisions of the Internal Revenue Code of 1986, as amended. Before you invest in a Certificate through an IRA or tax deferred account, you should consider applicable suitability standards and investment criteria to ensure that the investment meets your investment objectives for an IRA or tax deferred account.

Q:	Are there fees associated with my investment made when a sale is processed by MP Securities?

A:

No fees will be assessed by the Company on an investment made by a purchaser in a Certificate or deducted from the principal balance of a Certificate purchased, including unpaid interest, due on a Certificate. Any fees assessed in connection with the purchase of a Certificate or applied during the period in which a Certificate is held will be assessed and paid solely by the Company to its wholly owned subsidiary, MP Securities. When a Class A Certificate is purchased through a sale made by MP Securities, a sales commission equal to 1.50% of the aggregate amount of the principal amount of the Certificate purchased will be paid to MP Securities, our wholly owned broker dealer firm. In addition, a processing fee equal to 0.25% of the aggregate amount of a Certificate purchased will be paid to MP Securities. The initial sales commission and processing fee will be assessed on any new purchase of a Certificate. The Company will not pay a sales load or commission to MP Securities or any participating selling member in the offering on the reinvestment of dividends or amount of interest deferred and added to the principal amount of the Certificate.

Commencing one year after the purchase of a Class A Certificate, an account servicing fee equal to 1% per annum of the principal amount of a Certificate purchased (“Account Servicing Fee”) will be assessed on a monthly basis and thereafter paid to MP Securities throughout the remaining term of the Certificate; subject to a maximum gross dealer compensation of 5.5% assessed on any Class A Certificate sold. The Account Servicing Fee will be paid by the Company to MP Securities and will not be assessed against a Class A Certificate that is purchased by an investor. No Account Servicing Fee will be assessed on any accrued or deferred interest earned but not paid to an investor that purchases a Certificate.

As an example, if you purchased a Class A Fixed Series Certificate with a 48-month term in the principal amount of $10,000, an initial sales commission of $150 would be paid on the purchase to MP Securities. In addition, a $25 processing fee would be paid to MP Securities when the investment is made. Commencing one year after the purchase of a Class A Certificate, a 1% per annum monthly Account Servicing Fee will be assessed on the principal amount of a Certificate during the remaining term of the Certificate. With the purchase of a $10,000, 48 month Class A Certificate, for example, the total amount of fees paid to MP Securities over the term of the Certificate, including the initial sales charge, processing fee, and Account Servicing Fee would be $475. The $475 in fees assessed under this example would be paid solely by the Company to MP Securities and will not be charged against the investment made by an investor in a Certificate.

Q:	Has the Company offered prior investor debt securities programs?

A:

Yes. Since inception in 1991, the Company has offered and completed 15 national public offerings that were registered with the SEC. The Company has made all required payments of interest and principal due on the investor debt securities that were issued under these registration statements. Investors in these public offerings have received payment in accordance with their terms in cash or reinvested the proceeds of a debt security when it matured into another Company offered debt security. The Company’s most recent SEC registered offering of its 2021 Class A Debt Certificates will terminate effective as of December 31, 2023. Each of the prior publicly offered investor debt securities offered by the Company were liquidated and terminated in accordance with the terms of the offering and all required payments of principal and interest were made to investors in accordance with the terms of the debt securities sold.

Q:	What fees are assessed when a client of an investment advisor purchases a Certificate?

A:

No sales commission or compensation will be paid to the investment advisor when a client of the firm purchases a Certificate. No sales commission or Account Servicing Fee will be paid to MP Securities over the term of the Certificate when purchased through an investment advisor. A processing fee in the amount of 0.25% will be paid by the Company to MP Securities for services rendered to establish the account, maintain appropriate books and records with respect to the investment and assist the Company and the investment advisor when undertaking a suitability analysis before the investment is made.

Q:	How can I purchase a Certificate?

A:

If you choose to purchase a Certificate in this offering, in addition to having the opportunity to read this Prospectus, you will need to complete and sign an applicable Purchase Application for the Certificate or Certificates in the form attached as Exhibit D to this Prospectus, and pay for the total Certificates purchased at the time you subscribe. The Class A Debt Certificates may be purchased directly from the Company through our wholly owned subsidiary, MP Securities or through an investment advisor that is participating in the Offering. When a purchase is made through MP Securities, you will send your completed and executed Purchase Application, together with your subscription amount to the address listed in “How to Purchase a Class A Certificate”. For sales made through an investment advisor, a separate Purchase Application will be used. Your subscription will be for the principal amount of Class A Debt Certificates you wish to purchase and should be paid through a certified check, personal check or via the electronic delivery of funds. Once we have received your subscription amount and required documentation, we will either reject or accept your subscription. If accepted, you will be credited with ownership of the Class A Certificate. We will have immediate access to your subscription amount and you will start to accrue interest on your investment at the rate applicable for the Class A Certificate you purchase.

Q:	How will I receive interest and principal payments on my Class A Debt Certificates?

A:

We will deposit our payments of interest and principal into an account indicated in your Purchase Application. An accounting of what you have contributed, and amounts accrued on the Class A Certificate you purchase will be maintained by MP Securities’ and reported through periodic investment statements made available to the investor.

Q:	What will you do with the proceeds raised from the Offering?

A:

If we sell all the Class A Debt Certificates, we expect to receive $188.7 million in net proceeds (after deducting selling costs and organization and offering expenses). We expect to use substantially all the net proceeds from this Offering as follows and in the following order of priority:

•Make interest payments on our outstanding investor debt securities, including the 2024 Class A Debt Certificates;

•To pay the principal balance due on our debt certificates on their due date;

•To originate and invest in secured mortgage loans made to evangelical Christian churches, ministries, and educational institutions;

•To make investments in commercial loans offered to business owners who support the Company’s mission of promoting Christian stewardship of their financial resources;

•To facilitate the expansion of the Company’s financial services offerings, including investing in and/or acquiring strategic partners that will assist our wholly owned subsidiary, MP Securities, expand its distribution channels;

•Invest in various financial instruments to satisfy the Company’s liquidity and investment return benchmarks established from time to time;

•Make investments in business and commercial loans through our strategic partners to enhance investment returns and lessen the Company’s primary dependence on mortgage loan investments made to churches and ministries;

•For working capital and other necessary Company operating expenses; and

•To pay dividends to our preferred equity owners and make dividend distributions to our equity owners.

Q:	Can I resell or transfer my Class A Certificate after it has been purchased?

A:

Yes. Since the Class A Debt Certificates are being offered and sold pursuant to an effective registration statement, the Certificates may be transferred so long as the transfer is documented in a form and manner approved by us. No public market for the Class A Debt Certificates will be available to an investor. Due to the lack of a public trading market for the Class A Debt Certificates, it is unlikely that holders of the Class A Debt Certificates will be able to sell their Certificates easily. If you wish to transfer your Certificate, you should contact us.

SUITABILITY STANDARDS

An investment in our Certificates is only suitable for persons who have adequate financial means and desire an investment in unsecured debt obligations for a term of the Certificate selected, from 12 months up to 60 months for the Fixed Series Certificates. All the Variable Series Certificates have a term of 36 months. In addition, an investment has limited liquidity, which means that it may be difficult for you to sell your Certificate. Persons who may require liquidity prior to the maturity of their Certificate or seek a guaranteed stream of income should not invest in our Certificates.

In consideration of these factors, we have established minimum suitability criteria for purchasers of Certificates. These minimum suitability eligibility criteria require that a purchaser of Certificates satisfy the following:

If you are a natural person (an individual):		If you are a non-natural person (such as a church, school, parachurch ministry, corporation, business, or trust):
You may invest up to ten percent (10%) of your net worth or up to ten percent (10%) of your net assets, in the Certificates only if you have either:		You may invest up to ten percent (10%) of your net assets in Certificates only if you have either:
1.	a minimum annual gross income of at least $40,000 and a net worth of $40,000; or	1.	liquid assets of at least $50,000; or
2.	a net worth of at least $70,000.	2.	total gross assets of at least $500,000.
You may invest up to twenty percent (20%) of your net worth in the Certificates only if you have either:		You may invest up to twenty percent (20%) of your net assets in Certificates only if you have either:
1.	a minimum annual gross income of at least $70,000 and a net worth of $70,000; or	1.	liquid assets of at least $100,000; or
2.	a net worth of at least $250,000.	2.	total gross assets of at least $1,000,000.

In the case of sales to fiduciary accounts, one of the following must meet the suitability standards:

1.	the fiduciary account;
2.	the person who directly or indirectly supplied the funds for the purchase of the Certificates; or
3.	the beneficiary of the account.

We and our selling agent, MP Securities, are responsible for determining if the Certificate purchasers meet these suitability standards for investing in our Certificates. In making this determination, the selling agent and we will rely on information provided by prospective Certificate purchasers. In addition to the minimum suitability standards described above, we and each authorized representative or any other person selling Certificates on our behalf, are required to make every reasonable effort to determine that the purchase of Certificates is a suitable and appropriate investment for each Certificate purchaser.

In making this determination, your authorized representative or other person selling Certificates on our behalf will, based on a review of the information provided by you, including your age, investment objectives, income, net worth, financial situation, and other investments held by you, consider whether you:

●	meet the minimum income and net worth standards established by your state;
●	can reasonably benefit from an investment in our Certificates based on your overall investment objectives and portfolio structure;
●	are able to bear economic risk of the investment based on your overall financial situation; and
●	have an apparent understanding of:
o	the fundamental risks of an investment in the Certificate you purchase;
o	the risk that you may lose your entire investment in your Certificate;
o	the lack of liquidity of the Certificate you purchase;
o	any restrictions on transferability of the Certificate; and
o	the tax, including ERISA, consequences of an investment in our Certificates.

Such persons must maintain records for at least six years of the information used to determine that an investment in the Certificates is suitable and appropriate for each investor.

Regulation Best Interest Standard

An investment in the Certificates will be subject to the Regulation Best Interest standard which was adopted by the U.S. Securities and Exchange Commission on June 5, 2019, and became effective on September 10, 2019 (“Reg BI”). Under Reg BI, a new standard of conduct has been established for broker dealer firms and their sales personnel when making a recommendation to purchase a security to a retail investor. Under Reg BI, a broker dealer firm must act in the best interest of the retail customer at the time the recommendation is made and comply with the following component obligations:

●	furnish disclosures regarding the material fees and costs that apply to the investor’s account, type and scope of services provided by the broker dealer firm, minimum account size, the general basis and investment approach of the broker dealer firm and disclosure of any material facts relating to a conflict of interest that may affect a broker dealer’s recommendation;
●	exercise reasonable diligence, care and skill in making the recommendation;
●	establish, maintain and enforce written policies and procedures reasonably designed to address conflicts of interest; and
●	establish, maintain and enforce written policies and procedures reasonably designed to achieve compliance with Reg BI.

With the adoption of Reg BI, state securities regulators may impose or require more rigorous investor suitability standards than those which are set forth above. In addition, there is inadequate administrative or case law which can give guidance as to how Reg BI will be interpreted. As a result, the scope and applicability of Reg BI to the offer and sale of the Certificates remains uncertain. Finally, the Company may need to impose more rigorous quantitative suitability standards for investments made in the Certificates in the future if one or more state regulators adopt more stringent suitability regulations or policies pursuant to Reg BI.

MP Securities will provide each new investor in the Certificates with a relationship summary that provides a brief summary about the firm and services it offers to a retail investor client that invests in the Certificates. This summary is provided on Form CRS and is filed with the U.S. Securities and Exchange Commission. The investment summary will be furnished to a new or prospective investor at the earliest of: (i) when a Reg BI recommendation is made regarding an investment in a Certificate; (ii) placing an order or subscription for the purchase of a Certificate for a related investor; or (iii) opening a new securities brokerage account for the investor. For existing customers and clients of MP Securities, the investment summary must be provided when: (i) a new account is opened; (ii) the broker dealer firm or representative recommends that the investor rollover assets from a retirement account into a new or existing account or investment; or (iii) when recommending or providing a new brokerage service or investment that may not involve the opening of a new account. When recommending the purchase of a Certificate to an investor under the Prospectus, MP Securities will comply with the provisions of Reg BI and comply with its obligation to furnish a relationship summary on Form CRS to its investors as required by the U.S. Securities and Exchange Commission.

Restriction Imposed by the USA PATRIOT Act and Related Acts

In accordance with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Certificates offered by this Prospectus may not be offered, sold, transferred or delivered, directly or indirectly, to any “Unacceptable Investor,” which means anyone who is:

●	a “designated national,” “specially designated national,” “specially designated terrorist,” “specially designated global terrorist,” “foreign terrorist organization,” or “blocked person” within the definitions set forth in the Foreign Assets Control Regulations of the U.S. Treasury Department;

●	acting on behalf of, or an entity owned or controlled by, any government against whom the United States maintains economic sanctions or embargoes under the Regulations of the U.S. Treasury Department;
●	within the scope of Executive Order 13224 ― Blocking Property and Prohibiting Transactions with Persons who Commit, Threaten to Commit, or Support Terrorism, effective September 24, 2001;
●	a person or entity subject to additional restrictions imposed by any of the following statutes or regulations and executive orders issued thereunder: the Trading with the Enemy Act, the National Emergencies Act, the Antiterrorism and Effective Death Penalty Act of 1996, the International Emergency Economic Powers Act, the United Nations Participation Act, the International Security and Development Cooperation Act, the Nuclear Proliferation Prevention Act of 1994, the Foreign Narcotics Kingpin Designation Act, the Iran and Libya Sanctions Act of 1996, the Cuban Democracy Act, the Cuban Liberty and Democratic Solidarity Act, and the Foreign Operations, Expert Financing and Related Programs Appropriations Act or any other law of similar import as to any non-U.S. country, as each such act or law has been or may be amended, adjusted, modified or reviewed from time to time; or
●	designated or blocked, associated or involved in terrorism, or subject to restrictions under laws, regulations, or executive orders as may apply in the future similar to those set forth above.

WARNING CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements in this Prospectus, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives and expected operating results, and the assumptions upon which those statements are based, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are included with respect to, among other things, our current business plan, business strategy, and portfolio management. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results or outcomes to differ materially from those contained in the forward-looking statements. Important factors that we believe might cause such differences are discussed in the section entitled, “Risk Factors” or otherwise accompany the forward-looking statements contained in this Prospectus. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In assessing all forward-looking statements, readers are urged to read carefully all cautionary statements contained in this Prospectus.

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RISK FACTORS

Carefully consider the risks described below before making your investment decision. Refer to the other information in this Prospectus, including our financial statements and notes to such statements.

Any of the following identified risks, along with other unidentified risks, or risks we believe are immaterial or unlikely, could harm the Company. The risks and uncertainties described below are not the only risks that may have a material, adverse effect on us. Additional risks and uncertainties also could adversely affect our business, financial condition, and results of operations. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements. Investors should carefully consider the risks described below in conjunction with the other information in this Prospectus and the information incorporated by reference in this Prospectus.

Risks Related to the Offering and Company

Payment of the Certificates is not secured or guaranteed by any person.

Repayment of the Certificates is our exclusive obligation, and the Certificates are our sole responsibility and are not the obligation or responsibility of any other person. See “Description of the Certificates” on page 45. In general, as a Certificate holder, you will have no greater right to payment than that of our other general creditors. At September 30, 2023, we had $102.0 million of total liabilities of which $95.1 million consisted of various types of investor debt.

The Trustee may resign in the event we are in default on the Certificates.

The Trustee may resign as Trustee under the Indenture at any time upon notice, thereby requiring the appointment of a successor trustee in accordance with the Indenture. In such event, delays may result in the appointment of a successor trustee, which may, delay the Holders’ ability to pursue one or more remedies in the event we are declared in default under the Indenture.

The Indenture governs and restricts your rights as a Holder.

The Certificates are subject to the Indenture, which restricts and regulates your rights as a Holder. For example, in the event of our default, the Indenture allows you to seek remedies against us only through action by the Trustee. The Indenture requires a vote of the Holders to take certain acts on behalf of the Holders and that vote will bind all Holders. For example, the Indenture provides that in the event of our default, the Holders of 25% of the unpaid principal amount of the outstanding Certificates may declare the entire unpaid balance of the Certificates immediately due and payable. The Indenture requires a Majority in Interest Vote of the Holders to pursue collection of the Certificates and other remedies. The Indenture also provides that a Majority Vote of the Holders is required to adopt certain amendments and supplements to the Indenture and the Certificates, and to waive certain defaults, events of default, and/or to remove and replace the Trustee. The Indenture contains cross-default provisions whereby our default on one Series of the Certificates will constitute a default with respect to each other Series of Certificates. Thus, Holders suffering an actual default may be more inclined to take action against us than Holders who suffer only a technical default on their Certificates because of these cross-default provisions. Accordingly, where there is an actual default on one or more Series of Certificates constituting less than a majority of the unpaid principal balance of the outstanding Certificates, such Holders may not be able to obtain the approval of the Holders required to appoint a Trustee and pursue a remedy under the Indenture. In such event, you may have no practical recourse against us. See the “Description of the Indenture” on page 51.

BY EXECUTING YOUR PURCHASE APPLICATION, YOU AGREE TO BE BOUND BY THE TERMS AND CONDITIONS OF THE INDENTURE. YOU SHOULD CAREFULLY REVIEW THE INDENTURE WHICH IS ATTACHED AS EXHIBIT A TO THIS PROSPECTUS. YOU MAY NOT INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO YOUR CERTIFICATE, THE INDENTURE, OR THE APPOINTMENT OF A RECEIVER OR OTHER TRUSTEE OR FOR ANY OTHER REMEDY IN CONNECTION THEREWITH DURING THE PERIOD OF OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

We offer no assurance of granting a hardship prepayment if requested.

In general, the Certificates are redeemable prior to maturity upon request, but only in our sole discretion. Thus, Holders may not be able to redeem their Certificates prior to maturity, particularly during times when there are a considerable number of early redemption requests.

The Certificates are non-negotiable, and the Holder may not transfer the Certificate ownership without the Company’s prior written consent.

The Certificates are non-negotiable and are payable only to the person shown as the registered Holder on the records of the Company. The Holder, or any subsequent registered Holder, may transfer his or her Certificate, or any interest in that Certificate, only upon the prior written consent of the Company, which consent will not be unreasonably withheld.

There will be no market for your Certificate, and you must depend solely on our ability to repay your Certificate for liquidity of your investment.

You should be prepared to hold your Certificate to maturity, subject to any redemption right you may have under your particular Certificate. You have the right to tender your Certificate for prepayment at any time, for which we may charge an administrative fee of not more than three months of interest payable on the principal amount of the Certificate. However, our prepayment of your Certificate is voluntary, and you should not rely on our willingness or ability to do so. We cannot assure you that you will be able to sell your Certificate at a particular time or at all, or that the prices you receive when you sell them will be favorable.

An independent rating agency has not rated the Certificates and there will be no sinking fund for repayment of the Certificates.

We have not obtained a rating for your Certificates from an independent rating agency, and we do not intend to request such a rating. Also, there will not be a sinking fund set up for the repayment of the Certificates and we must rely on our available cash resources to repay your Certificate when due. There is no assurance that we will have adequate cash resources available at the time the Certificates are due.

The Holders may need to appoint a successor or substitute trustee before they can pursue their remedies under the Indenture.

Under the Indenture, you and the other Holders may pursue your remedies in the event of our default or otherwise exercise your rights under the Indenture only through the Trustee. U.S. Bank Trust Company, National Association, is the Trustee. In the event the Trustee resigns or should the Holders desire to appoint a different Trustee, they may do so only with a Majority Vote. In addition, finding a suitable Trustee and obtaining the Majority Vote of the Holders could be time consuming and completion of this appointment process could significantly delay the Holders’ ability to exercise your rights under the Indenture. See the Description of the Indenture on page 51.

Under certain circumstances, a Majority Vote of the Holders may amend or supplement your Certificate or the Indenture without your consent.

In addition, by a Majority Vote, the Holders may approve the waiver of any default, event of default or breach of a covenant or other condition under the Certificate. Moreover, the Trustee has the power under the Indenture to compromise or settle any claims against us by the Holders and, if a Majority Vote of the Holders approves such compromise or settlement, the settlement or compromise would be binding on all Holders. IN ANY OF THESE EVENTS, YOU MAY BE WITHOUT PRACTICAL RECOURSE AGAINST US.

We have the right to repay your Certificate.

We have the right to prepay all or a portion of the Certificates if we give you at least thirty (30) days but not more than sixty (60) days prior notice. If we choose to redeem less than all the Certificates, we will redeem the Certificates on a pro-rata basis.

No independent appraisal or investment firm or advisor has determined the offering price for the Certificates.

We are issuing the Certificates at their face amount, i.e., at par. We have not determined the price of the Certificates based on any single or group of objective factors. We have not consulted an independent appraisal investment company or other expert or advisor, concerning the pricing of our Certificates. Therefore, there is no assurance that the yield you will receive from your Certificate is not lower than that which you could receive from similar investments from other issuers.

There is no minimum amount of Certificates that we must sell before the Company uses the Offering proceeds.

Once an investor completes a Purchase Agreement and the subscription is accepted, the Company may immediately begin to use the funds for the purposes described in the Prospectus.

We may be unable to obtain sufficient capital to meet the financing requirements of our business.

Our ability to finance our operations and repay maturing obligations to our investors and credit facility lenders depends on our ability to raise funds from the sale of our debt securities. Factors that affect our ability to sell our debt securities include, but are not limited to:

●	quality of the mortgage loan and business loan investments we make;
●	the profitability of our operations; and
●	limitations imposed under our credit facility arrangements and trust indenture agreements that have restrictive and negative covenants that may limit our ability to borrow additional sums or sell our publicly and privately offered debt securities.

Unexpected large withdrawals by investors that hold our debt securities can reduce our overall liquidity.

We continue to expand our methods of raising funds, including selling participations in our mortgage loan investments, expanding the sales of our debt securities, and maintaining lines of credit at financial institutions. If this strategy becomes less effective, we will need to find alternative sources of borrowing to finance our operations. Alternative solutions may be selling assets, deleveraging our balance sheet, and reducing operational expenses.

We depend on repeat purchases by a significant number of investors in our debt securities to finance our business.

A significant percentage of the investors who buy our debt securities roll their matured Certificate into a new debt security. Historically, we have been able to sustain a high rate of renewal investments. If the rate of repeat investments declines, our ability to maintain or grow our asset base could be impaired. The table below shows the renewal rates of our maturing debt securities over the prior three years:

2022	63%
2021	55%
2020	60%

For the nine-month period ended September 30, 2023, 74% of our investors renewed their investments.

See the caption, “Debt Securities”, under the Liquidity and Capital Resources - “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for more information on our investor renewal rates.

Some of our investors may be unable to purchase our public offered debt securities due to FINRA’s investor suitability rule.

When handling sales of our investor debt securities, we must comply with FINRA’s “know your customer” and “suitability” rule. Some investors may not qualify under suitability criteria we have established for investors. These suitability eligibility standards help ensure that investors make appropriate investments given the:

●	age;
●	investment experience;
●	net worth;

●	need for liquidity; and
●	the mix of the investor’s portfolio.

If MP Securities is unable to offer a potential investor a Class A Certificate that will enable such investor to meet the applicable suitability standards, we will need to find other qualified investors to implement our strategic objectives.

Our growth is dependent on leverage, which may create other risks.

We use responsible leverage, which means borrowing to invest in mortgage assets. This mechanism creates net interest income for the Company. Our Board of Managers has overall responsibility for our financing strategy. Our success is dependent, in part, upon our ability to manage our leverage effectively. Leverage creates an opportunity for increased net income, but at the same time creates risks. For example, leveraging magnifies changes in our net worth. We will incur leverage only when we expect that it will enhance our investment returns. To generate a quick sell on an asset, the asset often sells at a discount. There can be no assurance that we will be able to meet our debt service obligations; and, if we must quickly sell assets to meet our debt service obligations, we risk incurring a loss on of some or all those assets. Our management has been working on reducing the Company’s reliance on leverage by increasing revenue from non-balance sheet sources that do not require leverage, such as our broker-dealer commissions and loan servicing income.

We may be unable to successfully implement our strategy to grow our mortgage loan and non-interest generating segments of our business.

Over the past decade, we have gradually decreased the total amount of mortgage loans on our balance sheet as part of an effort to reduce risk in the portfolio, dispose of or restructure non-performing loans and reduce our line of credit facilities through discounted principal payments when a favorable opportunity has arisen. We have also implemented a strategic objective of transitioning to a more diversified financial services company that is focused on Christian stewardship. To effectively implement this strategy, we will need to increase our investment in technology, streamline our loan origination and underwriting process and become more efficient in carrying out the operations of the Company. We also intend to continue our strategy of offering additional financial products and services to our equity owners, strategic partners, and clients. Continuing to grow our business will depend, in part, on our ability to address the needs of our clients, borrowers, investors, and strategic partners by effectively using technology to provide products and services that will enable us to create additional efficiencies in our business and expand the scope of and volume of financial transactions we are able to complete.

Loss of our management team or the ability to attract and keep key employees could harm our business.

We are dependent on the industry knowledge, professional skillsets, institutional contacts, and overall financial services experience of our senior management team. We rely on our management team to develop relationships with current and potential clients and strategic business partners. We also rely on our management team to develop new products and services for our clientele, as well as the continued expansion of complimentary lines of business to diversify the Company’s value proposition further. We can give no assurances that we will be able to recruit and keep qualified senior managers that will enable us to achieve our core strategic aims and continue to grow our business profitably.

Our broker-dealer and investment advisory business depends on fees generated from the distribution of financial products and advisory fees.

One of our strategic goals is to increase non-interest revenues from fees generated from the distribution of financial products, such as managed accounts, mutual funds, and annuity products. Changes in the structure or amount of fees paid by sponsors of these products could directly affect our non-interest revenue. In addition, if these products experience losses or increased investor redemptions, the revenue we earn on these products may decline.

The ability to attract and keep qualified financial advisors and associates is critical to MP Securities’ continued success.

As we continue to expand our non-interest revenue sources, we will need to expand our team of qualified investment and financial advisors that complement the services we provide to our clients. If we are unable to recruit and keep qualified professionals, we could jeopardize our strategic goal of increasing non-interest income, thereby adversely affecting our net earnings and financial condition.

Our systems may experience an interruption or breach in security, which could subject us to increased operating costs as well as litigation and other liabilities.

We rely heavily on communications and information systems to conduct our business, process, send, and store electronic financial information. Any failure, interruption, or breach in security of these systems could result in failures or disruptions in our critical business systems. The secure transmission of confidential information over the Internet and other electronic transmission and communication systems is essential to keeping customer confidence in our services. Security breaches, computer viruses, acts of vandalism, and developments in computer capabilities could result in a breach or breakdown of the technology we use to protect customer and investor information and transaction data.

While we have policies and procedures designed to prevent or limit the effect of the possible failure, interruption, or security breach of our information systems, there can be no assurance that any such failure, interruption or security breach will not occur or, if they do occur, that they will be adequately addressed. We rely on third parties in processing our transactions. Any breakdown or failures of their systems or capacity constraints could adversely affect our operations. The occurrence of any failure, interruption, or security breach of our information systems could damage our reputation, result in a loss of a borrower, investor, or customer’s business, or expose us to civil litigation and possible financial liability.

Our critical business systems may fail due to events out of our control, such as:

●	unforeseen catastrophic events;
●	cyber-attacks;
●	human error;
●	change in operational practices of our system vendors; or

●	unforeseen problems met while implementing major new computer systems or upgrades to existing systems.

These events could potentially result in data loss and adversely affect our ability to conduct our business. As of the date of this annual report, to our knowledge, we have not experienced any material impacts relating to cyber-attacks or information system security breaches.

From time to time, we have engaged in transactions with related parties and our policies and procedures on these transactions may be insufficient to address any conflicts of interest that may arise.

Under our code of business conduct, we have set up procedures regarding the review, approval, and ratification of transactions that may give rise to a conflict of interest between us and a related party. A related party is any employee, officer, board member, equity owner, trustee, their immediate family members, other businesses under their control, and other related persons. In the ordinary course of our business operations, we have ongoing relationships and engage in transactions with several related entities. This includes transactions with our equity owners. Conflicts of interest are inherent in any transactions involving credit facilities, funds on deposit with, mortgage loans bought, sold, participated, or serviced in our dealings with our equity owners. While the Company believes that it has taken reasonable measures to mitigate any risks, these procedures may not be sufficient to address conflicts of interest that may arise.

Risks Related to the Financial Services Industry and Financial Markets

The failure of a financial institution in which we deposit our funds could have an adverse impact on our ability to access our short-term source of funds.

In response to recent bank closures by the Federal Deposit Insurance Corporation (“FDIC”), the Company is monitoring its cash investments with various financial institutions and adjusting its short-term liquidity policies to respond to changes in the financial markets. The Company has no funds invested with the banks that the FDIC has closed. The National Credit Union Share Insurance Fund (“NCUSIF”) insures a portion of the Company’s cash held at credit unions and the FDIC insures a portion of cash held by the Company at other financial institutions. Currently, the NCUSIF and FDIC insures amounts up to $250,000 per depositor per insured credit union or bank. To the extent the Company has deposited funds with a credit union or banking institution, then if any of such financial institutions ultimately fail, the Company could lose the amount of deposits over the then current insurance limit. The loss of such funds could reduce the amount cash needed for short term liquidity purposes. See, Note 1 in the Notes to the Consolidated Financial Statements on page F-8 and F-9 of this Prospectus.

Deterioration of market conditions could negatively affect our business, results of operations, financial condition, and liquidity.

A number of factors that we cannot control affect the market in which we operate. These factors can have a potentially significant, negative impact on our business. These factors include, among other things:

●	interest rates and credit spreads;
●	the availability of credit, including the price, terms, and conditions under which it can be obtained;

●	loan balances relative to the value of the underlying real estate assets;
●	default rates on special purpose mortgage loans for churches and ministries, and the amount of the related losses;
●	the actual and perceived state of the real estate markets for church properties and special use facilities;
●	deterioration of local, global, and national economic conditions including epidemics or pandemics that may affect the local or global economy; or
●	unemployment rates.

Significant declines in the value of real estate related assets, impairment of our borrowers’ ability to repay their obligations, and illiquidity in the markets for real estate related assets can adversely affect our mortgage loan investments, financial condition, and income.

The long-term impact of various external factors such as the COVID-19 pandemic, Russia’s invasion of Ukraine, emerging conflicts in the middle east, increasing inflation, and continuing uncertainty of the effects of the Federal Reserve Board’s actions to fight inflation, and the impact of such factors on our church and ministry loans, cannot be known at this time.

The COVID-19 pandemic caused major disruptions in the U.S. economy and has caused churches, Christian schools, and ministries to make significant changes in the conduct of their operations, programs and in-person meeting schedules. Furthermore, the U.S. economy faces new challenges, including Russia's invasion of Ukraine, conflicts in the Middle East, rising inflation, and economic uncertainties related to U.S. debt obligations. These factors are placing stress on both the U.S. economy and its consumers. Given our business's significant reliance on timely loan payments from our ministry borrowers, the long-term impact of the Federal Reserve Board's anti-inflation measures, the ongoing conflicts in Ukraine and the Middle East, and the increasing national debt on our borrowers and their donors remains uncertain at this time. A significant disruption in giving trends resulting from these factors could have a material impact on the timing of loan payments made by our borrowers, our liquidity, loan loss reserves, and our financial condition.

Declining real estate values could harm our operations.

We believe the risks associated with our business are more severe during periods in which an economic slowdown or recession is accompanied by declining real estate values. Declining real estate values often reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase of, investment in, or renovation of their worship facilities. Borrowers may also have difficulty paying principal and interest on our loans if the real estate economy weakens. Further, declining real estate values significantly increase the likelihood that we will incur losses on our foreclosed assets and on our loans in case of default because the value of our collateral may be insufficient to cover our investment in such assets.

Any sustained period of increased payment delinquencies, foreclosures, or losses could adversely affect both our net interest income from loans as well as our ability to originate, sell, and securitize loans. These events would significantly harm our revenues, results of operations, financial condition, liquidity, and business prospects.

The Company is subject to interest rate risk.

Interest rate fluctuations and shifts in the yield curve may cause losses. Our primary interest rate exposures relate to our mortgage loan investments and floating rate debt obligations. Typically, our loan investments have a fixed interest rate with a five-year interest rate adjustment or maturity date. A portion of our borrowing arrangements with our investors, however, provides for variable rates of interest that are indexed to short-term borrowing rates or fixed rates on short-term maturities.

Changes in interest rates, including changes in expected interest rates or “yield curves,” affect our business in multiple ways. Changes in the general level of interest rates can affect our net interest income. Net interest income is the difference between the interest income we earn on our interest-earning assets and the interest expense we incur on our interest-bearing liabilities. Changes in the level of interest rates also can affect, among other things, our ability to originate and acquire mortgages, and the market value of our mortgage investments. In the case of a significant rising interest rate environment, default by our mortgage loan obligors could increase our losses and negatively affect our liquidity and operating results.

Our ability to expand the size of our loan portfolio is dependent on our ability to obtain debt financing at rates that supply a positive net spread. We have used borrowing facilities obtained from institutional lenders and relied upon offerings of debt securities in SEC registered offerings and private placement offerings to fund our mortgage loans investments. Our ability to fund future investments will be severely restricted if spreads on debt financing widen or if availability of credit facilities ceases to exist. In addition, an increase in our borrowing costs could decrease the spread we receive on our mortgage loan investments, which could adversely affect our ability to pay interest and redeem the outstanding debt securities as they mature. To mitigate our interest rate risks, we have previously and may in the future enter into interest rate hedging transactions that include, but are not limited to, interest rate caps and interest rate swaps. We cannot guarantee the results of using these types of instruments to mitigate interest rate risks, and as a result, the volatility of interest rates could result in reduced earnings or losses for us.

In addition, increases in interest rates during the term of a loan may adversely affect a borrower’s ability to repay a loan at maturity or to prepay a loan. Our mortgage loans typically have large balloon payments due at maturity. When the loan matures and the balloon payment is due, the borrower must either pay the loan balance or refinance the loan with us or another lender. If interest rates are higher when the loan matures, the borrower’s payment on new financing may be higher. The borrower may not be able to afford the higher debt service hindering its ability to refinance our loan. In addition, the borrower may not be able to refinance the loan because the value of the property has decreased. If a borrower is unable to repay our loan at maturity, we could suffer a loss and we would not be able to reinvest proceeds in assets with higher interest rates. As a result, it could adversely affect our business and profitability.

Regulatory compliance failures could adversely affect our reputation, operating business, and core strategic goals.

We rely on publicly offered debt securities to fund a substantial part of our operations. As a result, we are subject to U.S. securities laws, rules, and regulations publicized by the SEC and applicable state securities statutes. Our subsidiary, MP Securities, is subject to oversight from the SEC, FINRA, the Department of Insurance, California’s Department of Financial Protection and Innovation, and securities regulators in the states where MP Securities conducts business. To the extent MP Securities engages in securities and insurance-related activities in a particular state, state securities and insurance administrators will have authority over the activities of our broker-dealer affiliated entity. MP Securities is also subject to the Regulation Best Interest standard adopted by the U.S. Securities and Exchange Commission on June 5, 2019 which imposes additional regulatory burdens on broker-dealer firms when making a recommendation to purchase a security to a retail customer. As a registered broker-dealer and FINRA member, MP Securities must maintain registrations under the securities laws in those states in which it conducts business. The failure to follow obligations imposed by any regulatory authority binding on our subsidiaries or us or to keep any of the required licenses or permits could result in investigations, sanctions, and reputation damage.

Risks Related to Our Mortgage Loan Investments

We may need, from time to time, to sell or pledge as security our mortgage loan investments.

The market for church mortgage loans is specialized and therefore not as liquid as for a residential or commercial loan portfolio. As a result, in the event we need additional liquidity we may have difficulty in disposing of our mortgage loan portfolio quickly or at all. The amount we would realize is dependent on several factors, including the quality and yield of similar mortgage loans and the prevailing financial market and economic conditions. It is possible that we could realize substantially less than the face amount of our mortgage loans, should we be required to sell the loans or pledge them as collateral for debt. Thus, the amount we could realize for the liquidation of our mortgage loan investments is uncertain and unpredictable.

We are subject to risks related to prepayment of mortgage loans held in our portfolio, which may negatively affect our business.

Our borrowers may prepay the principal amount of their mortgage loans at any time. There is intense competition from financial institutions that are looking to make commercial loans at competitive rates to qualified borrowers. If a significant number of borrowers refinance their loans with other lenders, our profitability could be adversely affected.

We are subject to the risks associated with loan participations, such as less than full control rights.

We have sold participation interests in loans we have originated and service. We may need the consent of the parties to which we have sold the participation interest to exercise our rights under such loans, including rights with respect to amendment of loan documentation, enforcement proceedings in case of default, and the institution of, and control over, foreclosure proceedings. Similarly, a majority of the participants may be able to take actions to which we object but must comply with if our participation interest represents a minority interest. The lack of full control on participation interests sold may adversely affect our business.

Church revenues fluctuate and may substantially decrease during times of economic hardship and global pandemics.

To pay their loans, churches depend on revenues from church member contributions. Donations typically fluctuate over time for multiple reasons, including, but not limited to:

●	changes in church leadership and church membership;

●	local unemployment rates, credit conditions and real estate markets; and
●	other local economic conditions, including epidemics or pandemics that may affect the local economy.

When a mortgage loan is made to a church, the senior pastor usually plays a critical role in determining whether the loan will be repaid.

The senior pastor of a church ministry usually performs a critical role in the leadership, management, effectiveness of the church’s governance and conflict of interest practices, and continued viability of the church. A leadership crisis faced by a church that loses its senior pastor due to death, disability, resignation, or retirement can negatively affect the church’s ability to meet its debt service obligations on a mortgage loan we make.

The quality of our mortgage loans depends on consistent application of sound underwriting standards.

The quality of the mortgage loans in which we invest depends on the adequacy and implementation of sound underwriting standards as described in our Board adopted loan policy. To achieve our desired loan risk levels, we must properly observe and implement our underwriting standards, which may change depending on the state of the economy.

Because we primarily invest in specialized purpose mortgage loans, our loan portfolio is riskier than if it were diversified.

We are among a limited number of non-bank financial institutions specialized in supplying loans to evangelical churches and church organizations. Church and ministry mortgage loans secured by real properties generally secure our loans and the secondary market for these loans is regional and limited. Our mortgage loan agreements require that the borrower insure the property. This requirement secures the loan against liability and casualty loss. However, certain types of losses, those of a catastrophic nature such as earthquakes, floods or storms, health emergencies such as the COVID-19 pandemic, and losses due to civil disobedience, are either uninsurable or are not economically insurable. If an uninsured loss destroys a property, we could suffer loss of all or a substantial part of our mortgage loan investment.

Our loan portfolio is concentrated geographically and focused on loans to churches and religious organizations.

As of December 31, 2022, the Company had 12% and 27% of the outstanding balance of its loan portfolio located in the states of Illinois and Maryland, respectively. Economic conditions in each of these states could differ in a significant manner from the loan investments we have made in other states and the real estate values which serve as collateral in those two states will depend, to a substantial degree, on the real estate markets in those markets.

We may suffer losses on loans due to not having all the material information relating to a potential borrower at the time that we make a credit decision with respect to that potential borrower or at the time we advance funds to the borrower.

There is typically no publicly available information about the churches and ministries to which we lend. Therefore, we must rely on our borrowers and the due diligence efforts of our staff to obtain the information that we consider when making our credit decisions. Our staff partially depends and relies upon the pastoral staff to supply full and correct disclosure of material information concerning their operations and financial condition. We may not have access to all the material information about a particular borrower’s operations, financial condition, and prospects. In addition, a borrower’s accounting records may become poorly kept or organized. The financial condition and prospects of a church may also change rapidly in the current economic environment. In such instances, we may not make a fully informed credit decision, which may lead to a failure or inability to recover our loan in its entirety.

We may be unable to recognize or act upon an operational or financial problem with a church in a timely fashion to prevent a loss of our loan to that church.

Our borrowers may experience operational or financial problems that, if not timely addressed by us, could result in a substantial impairment or loss of the value of our loan to the borrower. We may fail to identify problems because our borrowers did not report them in a timely manner or, even if the borrower did report the problem, we may fail to address it quickly enough, or at all. We try to minimize our credit risk through prudent loan approval and monitoring practices in all categories of our lending. However, we cannot assure you that such monitoring and approval procedures will reduce these lending risks. We also cannot assure you that our credit administration personnel, policies, and procedures will properly adapt to changes in economic or any other conditions affecting our borrowers and the quality of our loan portfolio. As a result, we could suffer loan losses that could have a material adverse effect on our revenues, net income, and results of operations.

We make assumptions about the collectability of our loan portfolio.

We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of our loans. If we decide that it is probable that we will not be able to collect all amounts due to us under the terms of a particular loan agreement, we may have to recognize an impairment charge or a loss on the loan unless the value of the collateral securing the loan exceeds the carrying value of the loan.

If our assumptions regarding, among other things, the present value of expected future cash flows or the value of the collateral securing our loans are incorrect or general economic and financial conditions cause one or more borrowers to become unable to make payments under their loans, we may have to recognize impairment charges. These charges could result in a material reduction in earnings in the period in which the loans are determined to be impaired. The impairment may adversely affect, perhaps materially, our financial condition, liquidity, and ability to make debt service payments.

Some of our mortgage loan investments currently are, and in the future may be, nonaccrual loans or may be restructured, which subject us to increased risks compared to performing loans.

Some of the loans in our mortgage loan portfolio currently are, or in the future may become a nonaccrual loan. Such loans may become nonaccrual if the church falls upon financial distress, the community or congregation the church serves suffers financial hardship, or there is adverse change in leadership of the church. These circumstances could result in the borrower being unable to meet its debt service obligations to us. Nonaccrual loans may require our management team to devote a substantial amount of their resources to workout negotiations and restructuring efforts. These restructuring efforts may involve modifications to the interest rate, extension, or deferral of payments to be made under the loan or other concessions. For restructured loans, a risk still exists that the borrower may not be able or willing to continue the restructured payments or refinance the restructured mortgage at maturity. Our nonaccrual loans could increase significantly if borrowers become delinquent and we are unsuccessful in managing these assets. This in turn could have a material, unfavorable effect on our results of operations and financial condition. As of September 30, 2023, $11.6 million, or 12.2% of our net loans receivable, were deemed to be non-performing, as compared to $5.9 million, or 7.0% of our net loans receivable at December 31, 2022. The increase in nonaccrual loans in 2023 is due to one loan that we classified as nonaccrual during the year. However, the borrower is making payments and the Company does not believe it will take a loss on the loan as the loan is adequately secured by real estate collateral.

In the event a borrower defaults on one of our mortgage loan investments, we may need to recover our investment through the sale of the property securing the loan.

In that event, the value of the real property security may prove insufficient to recover the amount of our investment. Even though we may obtain an appraisal of the property at the time we originate the loan, the property’s value could decline because of subsequent events, including:

●	uninsured casualty loss (such as an earthquake or flood);
●	a decline in the local real estate market;
●	undiscovered defects on the property;
●	waste or neglect of the property;
●	a downturn in demographic and residential trends;
●	epidemics or pandemics that may affect the local or global economy;
●	environmental hazards;
●	a decline in growth in the area in which the property is located; and
●	churches and church-related properties are typically not as marketable as more common commercial, retail, or residential properties.

The occurrence of any of these events could severely impair the market value of the security for our mortgage loan investments. In case of a default under a mortgage loan held directly by us, we will bear the risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan. Foreclosure of a church mortgage can be an expensive and lengthy process, which could have a significant effect on our expected return on the foreclosed mortgage loan. Such delays can cause the value of the mortgaged property to deteriorate further. The properties also incur operating expenses pending their sale, including property insurance, management fees, security, repairs, and maintenance. Any added expenses incurred could adversely affect our ability to recover the full value of our collateral. In addition, if we foreclose on a mortgage loan and take legal title to the real property, we could become responsible for real estate taxes levied and assessed against the foreclosed property as well as other costs such as property maintenance and insurance costs. These costs would be our responsibility and could reduce our recovery on our investment.

Risks of cost overruns and non-completion of the construction or renovation of the mortgage properties securing construction loans we invest in may have a material and adverse effect on our investment.

The renovations, refurbishment, or expansion by a borrower of a mortgage property involves risks of cost overruns and non-completion. Costs of construction or improvements to bring a mortgage property up to standards established for the market position intended for that property might exceed original estimates, possibly making a project uneconomical. Such delays and cost overruns are often the result of events outside both our and the borrower’s control such as material shortages, labor shortages, labor strikes, pandemics, and unexpected delays caused by weather and other acts of nature. In addition, environmental risks and construction defects may cause cost overruns, and completion delays. If the borrower does not complete such construction or renovation in a timely manner, or if it costs more than expected, the borrower may experience a prolonged impairment of the borrower’s revenues impacting their ability to make their payments on our loan.

The Company may experience losses or lower earnings if there is a drop in the real estate values that secure our mortgage loan investments.

From time to time, we have recorded additional provisions for losses related to real estate assets acquired after we carry out loan foreclosure proceedings. If we take ownership of a property as part of a foreclosure action, we could be required to write down the value of the property if the value of the property declines after we take title to the property. Further deterioration could lead to an increase in non-performing assets and reduced earnings.

Our reserves for loan losses may prove inadequate, which could have a material, adverse effect on us.

Although we regularly evaluate our financial reserves to protect against future losses based on the probability and severity of the losses, there is no guarantee that our assessment of this risk will be adequate to cover any future potential losses. As of September 30, 2023, our allowance for loan loss totaled $1.56 million or 1.64% of our total loans, as compared to $1.55 million or 1.78% of our total loans at December 31, 2022.

Unanticipated adverse events may result in reserves that will be inadequate over time to protect against potential future losses. Examples of these adverse events are:

●	significant negative changes in the economy;

●	events affecting specific assets;
●	events affecting specific borrowers;
●	mismanaged construction;
●	loss of a senior pastor;
●	rising interest rates;
●	failure to sell properties or assets;
●	epidemics or pandemics that may affect the local or global economy; or
●	events affecting the geographical regions in which our borrowers or their properties are located.

Maintaining the adequacy of our allowance for loan losses may require that we make significant and unanticipated increases in our provisions for loan losses, which would materially affect our results of operations and capital levels. See the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Prospectus for further discussion related to our process for determining the appropriate level for the allowance for loan losses.

We face potential environmental liabilities related to properties we acquire.

As part of our business operations, we may acquire real estate through foreclosure on mortgage loan investments. In the event of taking ownership of a property, we may be exposed to environmental liabilities concerning this property. This exposure could lead to liability claims from government entities or third parties for property damage, personal injury, and the costs associated with investigating and cleaning up environmental contamination. Furthermore, we might be obligated to address hazardous substances, toxic materials, or chemical releases at a property, with the possibility of incurring substantial costs for investigation or remediation activities. If we were to encounter significant environmental liabilities, it could materially and adversely impact our business, financial condition, liquidity, and results of operations.

ESTIMATED USE OF PROCEEDS

	MAXIMUM OFFERING
	Amount	Percent
Maximum Offering Proceeds	$200,000,000	100%
Less Offering Expenses:
Maximum Underwriting Commissions(1)	11,000,000	5.50%
Other Expenses of Issuance and Distribution (2)(3)	335,693	0.17%
Amount Available for Investment	$188,664,307	94.33%

Amount Invested	$188,664,307	94.33%

(1) Does not include up to an additional $2,201,779 (1.10% of the Maximum Offering Proceeds) of additional expenses the Company and/or the MP Securities may pay which are considered additional Underwriting Compensation under the FINRA Rules. The Company intends to pay these expenses from funds other than the proceeds of the Offering. The Company will pay an initial 1.5% sales commission on the purchase of a Certificate made through MP Securities. Commencing one year after the purchase of a Certificate, a monthly Account Servicing Fee equal to 1% per annum will be assessed on the principal amount of a Class A Debt Certificate purchased through the remaining term of the Certificate. No Account Servicing Fee will be assessed, however, on any Certificate once the maximum compensation paid to MP Securities, including sales commissions and Account Servicing Fees is equal to 5.5%. No sales commissions or compensation will be paid to an investment advisor when a client of the advisor purchases a Certificate.

(2) Other Expenses of Issuance and Distribution of $335,693 (0.17% of the Maximum Offering Proceeds) which are treated as issuer expenses under FINRA rules. These expenses consist of the following:

Securities Registration Fees	$26,382
FINRA Filing Fee	27,311
Legal Fees and Expenses	60,000
Accounting Fees and Expenses	40,000
Printing Costs	30,000
Blue Sky Registration Fees	40,000
Trustee Fees	80,000
Miscellaneous Expenses*	32,000
Total	$$335,693

*  Includes estimated costs for additional clerical services, stationery, printing, and similar administrative support expenses.

(3) Does not include an additional $409,252 (0.20% of the Maximum Offering Proceeds) of expenses the Company may pay which may be considered issuer expenses under the FINRA Rules. The Company intends to pay these expenses from funds other than the proceeds of the Offering.

As the Class A Debt Certificates are sold, we will receive cash proceeds in varying amounts. No specific allocation of proceeds received from the Offering may be made given the timing of the sale of Certificates, loan payments made by our borrowers, redemption payments for maturing investor debt securities, and funding of new loans. For these reasons, we cannot provide a specific allocation of proceeds we will use for any specific purpose. However, we expect to use substantially all the net proceeds of the Offering as follows and in the following order of priority:

●	Make interest and principal payments on our outstanding investor debt securities, including the Class A Debt Certificates;

●	To originate and invest in secured mortgage loans made to evangelical Christian churches, ministries, and educational institutions;
●	To originate and invest in secured mortgage commercial loans to business owners who support the Company’s mission purpose of enhancing Christian stewardship;
●	To expand the Company’s financial services offerings, including investing in and/or acquiring additional distribution channel partners for its wholly owned subsidiary, MP Securities;
●	To meet liquidity and return benchmarks by making investments in various financial instruments;
●	To enhance yield and diversify income sources by making investments in other business or commercial loans;
●	For working capital and other necessary Company operating expenses; and
●	To pay dividends to our preferred equity owners and to our common equity owners.

There is no minimum amount of Certificates that must be sold to receive and use the proceeds from the sale of the Certificates, and we cannot assure you that all or any portion of the Certificates will be sold. Pending use of the net proceeds, we intend to invest them in a short-term, interest-bearing commercial account with a financial institution, which may be with one or more of our equity owners. There is no sinking fund to ensure repayment of the Certificates at maturity. As a result, investors will be dependent upon our ability to generate adequate cash flows from our business operations. For further discussion, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” on page 73 of the Prospectus.

DESCRIPTION OF THE CERTIFICATES

The following is a summary of the material terms of the Certificates and the Indenture. It does not purport to be complete. This summary is subject to, and is qualified by reference in its entirety to, all the provisions of the Certificates and the Indenture. A copy of the Indenture is provided in Exhibit A to this Prospectus. Copies of the Fixed Series Certificate and the Variable Series Certificate are given in Exhibit B and Exhibit C, respectively, to this Prospectus. We urge you to read the forms of the Certificates and the Indenture because they, and not this description, define your rights as a Holder.

General

The Certificates are our general unsecured and unsubordinated obligations (except as described below). The Certificates rank equal in right of payment with our existing and future unsecured and unsubordinated indebtedness. Accrued interest and principal are payable on the Certificates at maturity.

The Certificates are issued subject to the Indenture, which is intended to constitute an indenture agreement as that term is defined under the Trust Indenture Act of 1939 (“1939 Act”). The Certificates have been registered under the 1939 Act, and the Indenture contains certain required protective provisions benefiting the Holders, as required by the 1939 Act. In addition, the Indenture contains certain financial covenants and restrictions on the payment of distributions to our Members and on our ability to incur other debt. Including the Certificates sold in this Offering, the Company is authorized to issue a total of $300 million of the Certificates under the Indenture

The interest rates we pay on the Fixed Series Certificates are determined by reference to the CMT Index in effect on the date the interest rate is set. The interest rate we pay on the Variable Series Certificates is determined by reference to the Variable Index in effect on the date the interest rate is set. See “Descriptions of the Certificates- “The Indexes” on page 41 of the Prospectus.

The Fixed Series Certificates

Category and Required Minimum Purchase. The Fixed Series Certificates are offered in four Categories, each requiring a stated minimum purchase.

Interest Rate. The Fixed Series Certificates pay an interest rate equal to the sum of the Fixed Spread for the respective Fixed Series Certificate Category shown in the “Fixed Spread Grid” table below plus the CMT

Index then in effect.

The Fixed Spread Grid is effective as of the date of this Prospectus and may be updated subsequently in additional supplements to the Prospectus. We reserve the right to change these spreads, effective as of the date of this Prospectus, either up or down, by a maximum of 200 basis points (or 2.0%, one basis point equals 0.01%). We will disclose any change in spreads in a supplement to this Prospectus. Because the economic environment is constantly changing, occasionally, we need to be able to adjust our spreads to remain competitive in the marketplace. As an example, the one-year CMT rate decreased from 1.45% on January 31, 2020 to 0.17% on March 31, 2020 due to the Federal Reserve Board and the market’s response to the COVID-19 pandemic. Subsequently, the Federal Reserve Board began raising rates starting early in 2022 and the one-year CMT rate increased over 500 basis points rising from 0.39% on January 1, 2022, to 5.46% as of September 30, 2023.

The Form of the Fixed Series Certificates is included as Exhibit B to this Prospectus.

Maturities. All Fixed Series Certificates are offered with maturities of 12, 18, 24, 36, 48 and 60 months.

The Variable Series Certificates

Category and Minimum Required Purchase. The Variable Certificates are offered in three Categories, each requiring a stated minimum purchase.

Interest Rate. The Variable Series Certificates pay interest that is adjusted monthly in an amount equal to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category shown on the Variable Spread Grid set forth in the table below. We refer to this as the “Effective Variable Spread Grid”. The interest rate on the Variable Series Certificates will be adjusted monthly on a specified day each month, commencing the month following the date the Variable Series Certificate is issued. Over the term of a Variable Series Certificate, the interest rate will be subject to an adjustment either upward or downward by a maximum of 2%. For example, if a Variable Series Certificate is purchased with an interest rate of 3.5% when issued, the interest rate can never exceed 5.5% or be lower than 1.5%.

Maturities. Variable Series Certificates have a maturity of 36 months.

Prepayment. We will prepay your Variable Series Certificate in whole or in part upon delivery to us of your written request, provided your Certificate had an unpaid principal balance of at least $10,000 during the immediately preceding 90 days.

The Variable Spread Grid displayed below is effective as of the date of the Prospectus. The Variable Series Certificates pay interest that is adjusted monthly in an amount equal to the sum of the Variable Index in effect on the adjustment date, plus the amount of the Variable Spread for the respective Category on the Effective Variable Spread Grid. We refer to this as the “Effective Variable Spread Grid”. The Effective Variable Spread Grid on a Certificate that has been purchased cannot change; however, we reserve the right to change these spreads, effective as of the date of this Prospectus, either up or down, by a maximum of 100 basis points (or 1.0%, one basis point equals 0.01%) for future investments. We will disclose any change in spreads in a supplement to this Prospectus. Because the economic environment is constantly changing, occasionally, we need to be able to adjust our spreads to remain competitive in the marketplace. As an example, the three-month LIBOR rate decreased from 1.75% on January 31, 2020 to 0.56% on April 30, 2020, due to the economic distress caused by the COVID-19 pandemic. Subsequently, the Federal Reserve Board began raising rates starting early in 2022 and the three-month LIBOR rate increased from 0.21% on January 1, 2022, to 5.52% as of June 30, 2023. Effective as of June 30, 2023, the SOFR rate replaced LIBOR and will now be used when determining the applicable Variable Index. As of September 30, 2023 the three-month term SOFR rate was 5.40%

The Form of the Variable Series Certificate is included as Exhibit C to this Prospectus.

The Certificate Spread Grids

The tables below show the corresponding required minimum purchase amounts and the spreads for the Fixed Series Certificates and Variable Series Certificates, respectively. The grids below are effective as of the date of this Prospectus and may be updated subsequently in additional supplements to the Prospectus.

The Fixed Spread Grid

Fixed Series Certificate at Category	Required Minimum Purchase	12 Month	18 Month	24 Month	36 Month	48 Month	60 Month
Fixed 1	$1,000	0.00%	0.00%	0.00%	0.05%	0.05%	0.10%
Fixed 25	$25,000	0.05%	0.05%	0.05%	0.10%	0.10%	0.15%
Fixed 50	$50,000	0.10%	0.10%	0.10%	0.15%	0.15%	0.20%
Fixed 100	$100,000	0.20%	0.20%	0.20%	0.25%	0.25%	0.30%

The Variable Spread Grid

Variable Spread Grid*
Variable Series Certificate Category	Required Minimum Purchase	Variable Spread
Category Variable 10	$10,000	-1.90%
Category Variable 100	$100,000	-1.65%
Category Variable 250	$250,000	-1.40%

The Indexes

General. We reference the most recently published CMT Index in effect on the date the interest rate is set to determine the interest rates we pay on the Fixed Series Certificates. We determine the interest rate we pay on the Variable Series Certificates by reference to the most recently published Variable Index in effect on the date the interest rate is set. The interest rate for both the Fixed Series Certificates and the Variable Series Certificates is set on the first business day of the month unless that day is a holiday, at which time the rate will be set the next business day.

The CMT Index. The CMT Index refers to the Constant Maturity Treasury rates published by the U.S. Department of the Treasury for actively traded Treasury securities in over-the-counter trading transactions. The CMT Index is not reported for partial year obligations for Treasury securities with a maturity term that is greater than one year. For Fixed Certificates with an 18 month term, we will calculate the CMT Index by interpolation. For example, for an 18-month Fixed Certificate, we will calculate the 18-month CMT Index by interpolating using the average of the 12-month CMT rate and 24-month CMT rate. U.S. Department of the Treasury also does not report 4-year CMT rates. For the 48-month Fixed Certificate, we will calculate the 4-year CMT Index using the average of the 36-month CMT rate and the 60-month CMT rate. For example, if the 12-month CMT rate was 2.50% and the 24-month CMT rate was 3.0%, then the 18-month CMT Index would be equal to 2.75%, the average of the 12- and 24-month rates. The current CMT rates can be reviewed at www.treasury.gov.

At September 30, 2023, the CMT Index rates published by the U.S. Department of Treasury provided:

Market yield on U.S. Treasury securities at 1-year constant maturity, quoted on investment basis	Market yield on U.S. Treasury securities at 2-year constant maturity, quoted on investment basis	Market yield on U.S. Treasury securities at 3-year constant maturity, quoted on investment basis	Market yield on U.S. Treasury securities at 5-year constant maturity, quoted on investment basis
5.46%	5.03%	4.80%	4.60%

The Variable Index. The Variable Index in effect when we issue a Variable Series Certificate is the SOFR rate for three-month financial obligations in effect on the date the Variable Certificate is issued. Barchart regularly reports the SOFR rate and can be accessed on the internet at https://www.barchart.com/stocks/quotes/SOFERMM3.RT/overview. The Federal Reserve Bank of New York establishes the SOFR, with adjustments made periodically. For the 52-week period ended September 30, 2023, and as reported on barchart, the three-month SOFR rate ranged from a low of 3.60% to a high of 5.39% ( using the LIBOR rate in effect prior to July 1, 2023).

Common Provisions of the Certificates

Priority of Right to Payment. The Certificates are generally equal in rank of payment with our other current and future unsecured debt, except debt which is expressly subordinated to the Certificates. Currently, we have an insignificant amount of such subordinated debt outstanding, but we intend to issue more in the future. While not expressly junior to our term-debt credit facilities, the Certificates are essentially junior in right to payment to these secured obligations with respect to payment from our assets securing them.

Payment of Interest. Unless you select the Interest Deferral Election option, interest is payable on all Certificates in arrears, monthly. The interest rates offered on the day of purchase will be confirmed by us upon request. You may change the way interest is paid on your Certificate by written notice to us. Interest is payable in arrears, on or before the 5th business day of the month immediately following the month in which payment is due. Interest will be prorated for the first partial payment period. Interest will be computed on the basis of a 365- or 366-day year. Interest will be deemed paid when mailed via the United States Postal Service addressed to the address the investor provides, subject to the check or instrument mailed being drawn on good and sufficient funds. You may change from one method of payment to another by giving us written notice by the 21st day of the month in which you want the change to be effective.

To be entitled to receive the interest effective on any day, an investor’s purchase of the Certificate must be confirmed and accepted by us on that day. An investor may choose to receive interest payable monthly or to reinvest interest, as described below.

Interest Deferral Election. Under this election, any Holder may choose to have the payment of accrued interest on their Certificate deferred and added to their Certificate’s principal balance. Only Holders who make this election will have interest added to their Certificate’s principal balance. From the date this election is made, all interest payments on the Certificate will be deferred and added to the Certificate’s principal balance. The Certificate’s principal balance, including deferred interest, will accrue interest under the terms of the Certificate. Interest so deferred will not be kept in a separate account but will be treated by us in the same manner as the unpaid principal amount of the Certificates.

Investors who are subject to taxation who make the Interest Deferral Election option should be aware that they will continue to have tax liability for all accrued interest in the year it is accrued and added to the Certificate’s principal balance. See “Certain U.S. Federal Income Tax Considerations” beginning on page 117 of the Prospectus.

Our Right to Prepay the Certificates. We may elect at any time to prepay all or a portion of the Certificates upon at least thirty (30) days and not more than sixty (60) days’ written notice. The redemption price will be the unpaid principal balance of the Certificate, plus accrued and unpaid interest thereon, through the redemption date. If less than all the Certificates can be redeemed, we will redeem the Certificates on a pro rata basis. We will mail a notice of our election to prepay the Certificate by first class mail to each Holder to be redeemed at the most recent address the Holder has provided us in writing. If any Certificate is to be redeemed in part only, the notice of redemption that relates to such Certificate shall state the portion of the principal amount thereof to be redeemed. A new Certificate in principal amount equal to the unredeemed portion thereof shall be issued in the name of the Holder thereof upon cancellation of the original Certificate. On and after the redemption date, interest ceases to accrue on Certificates or portions of them called for redemption. Our obligation to make partial or total redemptions on a pro rata basis will not limit our right to repurchase any Certificate on a voluntary basis, including any prepayment of a Certificate upon an investor’s request as described below.

Presentment of Certificates for Early Payment. A Holder may request that we voluntarily prepay his or her Certificate at any time by delivering a written request for early payment of the Certificate to us at our business offices. We may grant or deny the request in our sole discretion. Our current policy is to grant a reasonable request by reason of a demonstrated bona fide hardship, subject to availability of funds, but there is no assurance we will continue this policy. We must determine whether to purchase a Certificate so presented within ten (10) business days of our receipt of the request to do so and will, in such event, promptly pay to the requesting Holder the purchase price. In the event we agree to prepay the Certificate as requested, we may deduct an administrative charge equal to up to 3 months’ interest on the amount of the principal prepaid. If the Holder holds the Certificates in an individual retirement account (an “IRA”), the investor may incur additional withdrawal penalties, fees, and/or taxes.

Registration of Certificates

The Certificates that we settle directly with an investor will be issued in book-entry form, which means that no Certificate or physical Certificate is created. All purchases will be made by and through the Company’s wholly owned subsidiary, MP Securities, or through a platform that permits purchases to be made using MP Securities as the selling agent.

Payment History of Our Investor Debt Securities Programs

We have sold our investor debt securities in numerous offerings in our more than thirty-one years of operations. Since inception, the Company has offered 15 prior publicly offered debt investment programs. Fourteen of these programs has been liquidated. That is, each investor received timely payment of all interest and principal payments on the debt security we sold them within the time period set forth in their offering materials. The Company’s 2021 Class A Debt Certificates will no longer be offered after December 31, 2023.

Note Program	Registration Date	Maximum Offering	% Sold
Public Notes	August, 1994	$ 6,000,000	-	(1)
Class A Notes	October, 1996	5,000,000	100%
Class A-1 Notes	December, 1997	15,000,000	80%	(2)
Class A-1 Notes	December, 1999	12,500,000	100%
Alpha Notes	July, 2001	25,000,000	34%
Alpha Notes	April, 2003	25,000,000	100%
Alpha Notes	April, 2005	50,000,000	36%
Alpha Notes	May, 2006	50,000,000	9%
Alpha Notes	April, 2007	75,000,000	36%	(3)
Class A Notes	May, 2008	80,000,000	99%
Class A Notes	June, 2010	100,000,000	29%	(4)
Class A Notes	September, 2012	75,000,000	60%	(4)
Class 1 Notes	January, 2015	85,000,000	83%	(5)
Class 1A Notes	February, 2018	90,000,000	92%	(6)
2021 Class A Debt Certificates	January, 2021	125,000,000	75%	(7)

(1)

No more than $3,000,000 of the California registered notes could be outstanding at any time. As of December 31, 1996, $1,141,394 of these notes were issued and outstanding. All the outstanding notes were paid off and retired as of December 31, 2003.

(2)

The Company terminated this offering on November 29, 1999, and deregistered the remaining $2,935,890 of the Class A-1 Notes on January 4, 2004.

(3)

The Company discontinued selling its Alpha Notes effective as of April 18, 2008.

(4)

The Company deregistered the remaining $71,423,986 of unsold Class A Notes under this offering on August 24, 2012. On February 3, 2015, the Company deregistered the remaining $30,721,622 of its unsold Class A Notes.

(5)

The Company deregistered the remaining $12,950,992 of unsold Class 1 Notes on May 9, 2018.

(6)

The Company terminated this offering on December 31, 2020, and deregistered the remaining $7,197,498 of unsold Class 1A Notes on January 6, 2021.

(7)

As of November 13, 2023.

DESCRIPTION OF THE INDENTURE

General

We have the flexibility to issue up to $300 million of 2024 Class A Certificates under the Indenture. While the Indenture permits issuances up to $300 million, the Company is restricted to issuing up to $200 million of the Certificates under the Registration Statement filed with the SEC. The Indenture also restricts us from issuing additional Certificates if, following such issuance, the unpaid balance on the aggregate Certificates outstanding exceeds $200 million.

As a condition to your purchase of a Certificate, you agree to adopt and become a party to the Indenture. The Indenture is a contract between the Holders, ourselves, and the Trustee. As required by U.S. federal law, the Certificates are governed by the Indenture, which we intend to constitute an indenture under the 1939 Act. We have filed the Indenture as an exhibit to the registration statement of which this Prospectus is a part. The terms and conditions of the Certificates include those stated in the Indenture and those made a part of the Indenture by reference to the 1939 Act.

The Trustee

The Indenture appoints U.S. Bank Trust Company, National Association as Trustee. The Trustee has two main roles under the Indenture:

•	The Trustee is empowered, at the direction of the Holders, to enforce your rights under the Indenture, including your rights against us in the event we default; and

•	The Trustee may perform certain administrative duties for us, such as sending you notices and information about your Certificates.

In general, the Holders may direct the Trustee to act or abstain from acting by a Majority Vote. Again, as used in this Prospectus, “Majority Vote” means the vote or consent of a Majority in Interest of the Holders as defined in the Indenture.

Successor Trustee, Trustee Eligibility

The Trustee may not be an affiliate of the Company and must at all times meet the requirements of a trustee under the 1939 Act. Among other things, the 1939 Act requires a trustee to have a combined capital and surplus of not less than $150,000.

Compensation of the Trustee

The Trustee is entitled to base compensation, plus additional compensation for services it may perform at the direction of the Holders under the Indenture. Also, the Trustee has the right to be reimbursed for its costs and expenses. Pursuant to the Indenture, the Trustee agrees to look only to us for payment of its compensation and expenses.

The Trustee’s Rights, Duties and Responsibilities

The Trustee represents the interests of all the Holders pursuant to the Indenture. As described in the following sections, the Trustee may not take specified actions without the direction, authorization, or approval of a representative (the “Holder Representative”) who is to be appointed by a Majority Vote of the Holders. If no Holder Representative is appointed, the Trustee must act as directed by a Majority Vote of the Holders. Thus, the Indenture requires Holders who suffer an actual default on their Certificates to obtain the consent of a Majority Vote of the Holders, regardless of Series or maturity or default status, or whether they have suffered an actual default, to require the Trustee to take action against us. THIS REQUIREMENT, IN EFFECT, MAY LEAVE MANY HOLDERS WITHOUT PRACTICAL RECOURSE.

NO HOLDER SHALL HAVE THE RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING, JUDICIAL OR OTHERWISE, WITH RESPECT TO THE INDENTURE, THE CERTIFICATES, OR FOR THE APPOINTMENT OF A RECEIVER OR TRUSTEE OR FOR ANY OTHER REMEDY HEREUNDER, DURING THE PERIOD OF THE OPERATION OF THE INDENTURE, UNLESS CERTAIN CONDITIONS, AS SET FORTH IN THE INDENTURE, ARE SATISFIED.

BY EXECUTING THE APPLICABLE PURCHASE APPLICATION, EACH HOLDER IS AGREEING TO BE BOUND BY THE TERMS OF THE INDENTURE SHOULD IT COME INTO FORCE BY THE APPOINTMENT OF A TRUSTEE PURSUANT TO ITS TERMS. EACH PROSPECTIVE INVESTOR SHOULD CAREFULLY REVIEW THE INDENTURE (ATTACHED AS EXHIBIT A). THE FOREGOING IS ONLY A SUMMARY OF THE PROVISIONS OF THE INDENTURE.

In general, the Indenture requires the Trustee to exercise its rights and powers vested in the Indenture using the same degree of care and skill as a prudent person would exercise or use acting in like capacity in the conduct of an enterprise of like character with like aims to accomplish the purposes of the trust as determined by the Indenture. However, no provision of the Indenture may be construed as to relieve the Trustee from liability for its own grossly negligent action or grossly negligent failure to act or its own willful misconduct.

The Trustee will not be liable for exercising its rights and powers under the Indenture in certain circumstances including, but not limited to:

•	Any action or inaction taken in good faith in accordance with the direction of a Majority Vote of the Holders;

•	Any action or inaction taken in reliance upon its legal counsel, accountants, or other experts;

•	Any action or inaction taken in good faith in reliance upon an opinion of the Trustee’s legal counsel;

•	Any error of judgment made in good faith unless it is proven that the Trustee was negligent in ascertaining the pertinent facts; and

•	Any execution of the Trustee’s powers under the Indenture through agents or attorneys where the Trustee appointed such agent or attorney exercising the level of care required above.

The Trustee may refuse to take any action if it is required to advance, expend, or risk its own funds or otherwise incur financial liability in connection with any such action or in the exercise of any of its powers under the Indenture. The Trustee shall have no duty to take any action whatsoever if it believes in good faith that taking such action may expose it to personal liability. The Trustee assumes no responsibility for the legal enforcement of the Certificates or the Indenture.

Under the Indenture, the Trustee does not authenticate the Certificates. The Trustee does not collect interest or principal of the Certificates on behalf of the Holders, except in the event of a default where the Trustee is directed to do so by a Majority Vote of the Holders.

Our Continuing Covenants Under the Indenture

Limits on Our Payment of Distributions to Members

While any Certificate is outstanding, we may not make, and will not permit any subsidiary to make, a restricted payment unless no default or event of default has occurred and is continuing or would occur as a consequence of making the restricted payment, and certain other conditions are met. For this purpose, a restricted payment means: (i) a declaration or payment of any distribution to our equity owners (other than distributions payable in our membership interests to us or to our wholly owned subsidiary); (ii) any payment for the acquisition, redemption or retirement of our membership interests or that of any wholly owned subsidiary; or (iii) any voluntarily purchase, redemption or repayment, prior to its scheduled maturity of any of our indebtedness that is subordinated in right of payment to the Certificates.

In addition, any such restricted payment, together with the aggregate of all other restricted payments we might make, may not exceed the sum of:

(a)

50% of our net income for the period (taken as one accounting period) commencing on January 1, 2000, and ending on our most recently ended full fiscal quarter for which financial statements are available at the time of the restricted payment (or, if such net income for such period is a deficit, 100% of such deficit); plus

(b)

100% of the aggregate net cash proceeds we receive from the issue or sale of our equity membership interests (other than equity membership interests sold to a subsidiary), debt securities or securities convertible into our equity membership interests upon such conversion, or any funds advanced or loaned to us under any subordinated credit facility; plus

(c)	100% of the cash, if any, contributed for our capital, as additional paid in capital by any of our Members.

However, under the Indenture the following are not defined as restricted payments:

(a)	the payment of any distribution within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(b)

any payment for (x) the redemption, repurchase, retirement or other acquisition of any of our equity membership interests, (y) the purchase, redemption or other acquisition or retirement of our Indebtedness which is subordinated in right of payment to the Class A Debt Certificates, prior to any mandatory sinking fund payment or maturity; or (z) the making of any investment in our Company or any subsidiary in each case of (x), (y) and (z) in exchange for, or out of, the proceeds of the substantially concurrent sale (other than to us) of our equity membership interests.

For the purposes of the Indenture, our “net income” means the aggregate of our net income for the applicable period, on a consolidated basis, determined in accordance with accounting principles generally accepted in the United States of America.

Limits on Our Ability to Incur Debt

While any Certificate remains outstanding, we may not, and may not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become, directly or indirectly, liable with respect to (collectively, “incur”) any indebtedness, unless our fixed charge coverage ratio for our most recently ended four full fiscal quarters immediately preceding the date on which such additional indebtedness is incurred would have been at least 1.20 to 1.0. We calculate the fixed coverage ratio as if the additional indebtedness had been incurred at the beginning of the period. Notwithstanding this restriction, we may incur indebtedness that: (i) is evidenced by the Certificates; (ii) existing on the last day of the calendar quarter last ending before the effective date of the Indenture, as such Indebtedness may be later extended or modified; (iii) is incurred in the ordinary course of business for the funding of mortgage loans which includes warehouse lines of credit and/or repurchase facilities; (iv) is in respect of performance, completion, guaranty, surety and similar bonds, banker’s acceptances or letters of credit provided by us in the ordinary course of business; and/or (v) when incurred does not result in other indebtedness, other than amounts we owe on the Certificates, the 2021 Class A Debt Certificates, and the Class 1A Notes, to exceed $30.0 million immediately after we incur the indebtedness.

Under the Indenture:

-	Our “fixed charge coverage ratio” means the ratio of our cash flow to our fixed charges for the applicable period;

-

Our “cash flow” means, with respect to the period, our consolidated net income for the applicable period, plus any extraordinary loss, plus any net loss from the disposition of any assets, plus any provision for taxes, plus any fixed charges, plus depreciation and amortization for the period, plus our interest expense paid or accrued for the period with respect to any indebtedness which is expressly subordinated to the Certificates, plus the unused amount of our credit facilities and any other financing which is expressly subordinated to the Certificates;

-

Our “fixed charges” means our consolidated interest expense for the period, whether paid or accrued, to the extent such expense was deducted in computing our consolidated net income, plus, without duplication, all interest capitalized for the period. Fixed charges do not include any interest expense with respect to any loan, to the extent it is expressly subordinated in right of payment to the Certificates; and

-

Our “indebtedness” means any indebtedness, whether or not contingent, we incur from our borrowings, the balance of the purchase price we owe on any property, our capital lease obligations, and any of our hedging obligations, except, in each case, any accrued expense or trade payable.

The Effect of Our Merger, Consolidation or Sale of Assets

While any Certificate is outstanding, we may not consolidate or merge with or into any other person or entity (whether or not we are the surviving entity) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of our properties or assets (excepting sales of our loans we hold for sale in our normal course of business), in one or a series of transactions for the same purpose, unless (i) we are the surviving entity of such transaction; or (ii) if we are not the surviving entity, the surviving entity assumes our obligations under the Certificates by agreement or operation of law.

Requirements That We Maintain a Minimum Tangible Adjusted Net Worth

In the event that our tangible adjusted net worth is less than the minimum tangible adjusted net worth, within 55 days after the end of any fiscal quarter we must notify the Holders. We must within sixty (60) days thereafter restore our tangible adjusted net worth to an amount greater than the minimum tangible adjusted net worth. For the purposes of this covenant, tangible adjusted net worth includes the amount of our credit facilities to the extent it is subordinated in right to payment on a current basis to the Certificates.

Under the Indenture, our “tangible adjusted net worth” means our adjusted net worth less our intangible assets, if any. Our “adjusted net worth” means the sum of (i) our Members’ consolidated equity and of the equity interests of any consolidated subsidiary, plus (ii) the amount of any credit line, whether or not then funded, to the extent such loan amount is expressly subordinated in right to payment on a current basis to the Certificates.

Requirements That We Keep Certain Books and Records

We must keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the Certificates and our business and affairs in accordance with accounting principles generally accepted in the United States of America. We must furnish to the Trustee any and all information related to the Certificates as the Trustee may reasonably request and which is in our possession.

Other than the foregoing, there are no covenants or other provisions (except those contained under the California limited liability company law which apply to corporations generally) restricting our ability to enter into transactions with our Affiliates including, but not limited to, transactions involving the sale, lease, transfer or other disposal of any of our assets to, or purchase any assets from, or any contract, agreement, understanding, loan, advance of guarantee with, or for the benefit of, any such Affiliate.

Under California law, our independent Managers’ fiduciary obligations require that they act in good faith under the duties of due care and loyalty in a manner which they believe to be in our best interests and those of our Members, which is not, in most circumstances, the same as the obligation they owe to the Holders.

Requirements That We File Certain Reports with the SEC

To protect the interests of the Holders, the Company agrees to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC, with exhibits as required to be filed with the SEC for companies required to make such filings under Section 13 or 15(d) of the 1934 Act. Pursuant to the terms of the 2024 Class A Debt Certificates Trust Indenture, the Company is required to file these reports with the SEC even if the SEC does not require it to do so.

Remedies in the Event of Our Default

Each of the following constitutes an event of default under the Certificates:

-	our default for thirty (30) days in the payment when due of interest or penalty on any Certificate;

-	our default for thirty (30) days in the payment when due of principal of any Certificate;

-	if not cured in a timely manner, our failure to observe or perform any of the covenants or agreements in the Certificate or set forth under the Indenture; or

-

if not cured in a timely manner, our default under the instruments governing any of our other indebtedness, which default (a) is caused by a failure to pay when due principal or interest on our other indebtedness within the grace period provided in our other indebtedness and which continues beyond any applicable grace period (a “payment default”) or (b) results in the acceleration of payment of such indebtedness in the aggregate amount of $250,000 or more.

The Indenture provides that a default by reason of any of the foregoing Events of Default is a default with respect to all of the Certificates.

In order to cure payment in default, we must mail to the Holder, direct deposit or credit, if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the Certificates until the date it actually is mailed, deposited or credited.

If any event of default occurs and is continuing, the Holders holding at least 25% of the principal amount of the Certificates may instruct the Trustee to declare the outstanding Certificates to be immediately due and payable and to take any action allowed by law to collect such amounts. Notwithstanding the foregoing, in the case of an event of default arising from our bankruptcy or insolvency, all outstanding Certificates will become due and payable without further action or notice. If an event of default has occurred and is continuing, we must, upon written request of the Trustee, cure such default and pay for the benefit of the Holder the whole amount then due, any penalties which may be due and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee. If we fail to cure such defaults and pay such amounts forthwith upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled to sue for and recover judgment against us and any other obligor on the Certificates for the amount so due and unpaid pursuant to the terms of the Certificates.

Compromise or Settlement of Claims

The Trustee may not settle or compromise any rights or claims of the Holders, including any right to payment of principal or interest, unless the settlement or compromise is approved by a Majority Vote of the Holders. Any settlement or compromise so approved would be binding upon all the Holders.

The Trustee may withhold from the Holders notice of any default or event of default if it believes that withholding notice is in their interest, except a default or event of default relating to the payment of principal, interest or penalties.

Amendment, Supplement and/or Waiver of the Indenture

The Indenture and/or the Certificates may be amended or supplemented by a Majority Vote of the Holders. Also, by a Majority Vote, the Holders may consent to waive any default, event of default, compliance or noncompliance with any provision of the Certificates. However, any such amendment, supplement or waiver affecting the term, interest rate and other terms of the Certificates must be ratable and proportionate in effect on all Holders based on the aggregate amount of principal and interest and penalty payments due them.

MANAGEMENT’S DISCUSSION AND Analysis of Financial Condition and Results of Operations

SAFE HARBOR CAUTIONARY STATEMENT

This Prospectus contains forward-looking statements regarding Ministry Partners Investment Company, LLC and our wholly owned subsidiaries, Ministry Partners Funding, LLC, MP Realty, and MP Securities, LLC, including, without limitation, statements regarding our expectations with respect to revenue, credit losses, levels of non-performing assets, expenses, earnings and other measures of financial performance. Statements that are not statements of historical facts may be deemed to be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “intend,” “should,” “seek,” “will,” and similar expressions are intended to identify these forward-looking statements but are not the exclusive means of identifying them. These forward-looking statements reflect the current views of our management.

These forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties that are subject to change based upon a range of factors (many of which are beyond our control). Such risks, uncertainties and other factors that could cause our financial performance to differ materially from the expectations expressed in such forward-looking statements include, but are not limited to, the risks described in this Prospectus. See “RISK FACTORS” on page 28 of this Prospectus.

As used in this Prospectus, the terms “we”, “us”, “our” or the “Company” means Ministry Partners Investment Company, LLC and our wholly owned subsidiaries, MPF, MP Realty, MP Securities, and MPC.

INCORPORATION BY REFERENCE

The information disclosed below in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes disclosures relating to our financial statements for the nine-month period ended September 30, 2023, and for the annual periods ended December 31, 2022, and 2021, respectively. Please refer to our annual report on Form 10-K for the period ended December 31, 2022, and quarterly reports on Form 10-Q which we incorporate by reference into this Prospectus, including any future filings of our annual, quarterly, and current reports. In addition please see the section “Incorporation by Reference” in this Prospectus for more information on how to view these reports.

For your convenience, links to our most recently filed annual, quarterly, and current reports are also listed below:

●	Year ended December 31, 2022
●	Quarter ended March 31, 2023
●	Quarter ended June 30, 2023
●	Quarter ended September 30, 2023

●	Current Report (8-K) filed on November 13, 2023, November 14, 2023, December 4, 2023, and December 19, 2023.

OVERVIEW

We generate our revenue through our lending portfolio and through fees generated from our investment and insurance products and services. While we generate most of our revenue through interest income, our strategic aim is to diversify our revenue sources so that non-interest income becomes a larger percentage of total income. Producing revenue from multiple sources may reduce the risk to the Company if we experience a decrease in interest income. We also strive to improve operating efficiency by increasing the revenue generated for each dollar of expense incurred to run the business, which helps us improve our capital position. Increased capital helps mitigate risk in economic down cycles. In addition, we reduce risk to our lending revenue by improving the quality of our loan portfolio, assessing the financial strength of our borrowers, and collaborating with borrowers to restructure, refinance, and/or liquidate these investments when necessary.

To continue to achieve our goals, protect the investment made by our debt security holders, and maximize the value of our equity holders’ investment, we will continue to focus on:

●	growing our non-interest income from our broker-dealer services and loan servicing and products;
●	investing in technology to enhance our customer experience while creating operating efficiencies;
●	growing our client base;
●	expanding our broker-dealer sales staff;
●	serving the needs of credit union and CUSO clients through revenue producing strategic partnerships;
●	finding new strategic partnership opportunities with like-minded organizations that can help grow our client base and generate revenue;
●	expanding revenue through the sale of loan participation interests;
●	managing the size and cost structure of our business to match our operating environment and capital funding efforts;
●	strengthening our capital through growth in earnings;
●	growing our balance sheet size, by originating profitable new ministry and commercial loans as we seek to increase revenue from our loan investments;
●	strengthening our loan portfolio through aggressive and proactive efforts to resolve problems in our non-performing assets;
●	expanding the sale of our investor debt securities to diversify our funding sources; and

●	maintaining adequate liquidity levels.

Impact of COVID-19 our Business

The COVID-19 pandemic prompted adjustments in how individuals, businesses, churches, and the ministries we serve operate. Management, however, does not perceive any material adverse impact on the Company’s financial position or its ability to conduct business. Despite this, the long-term effects of the pandemic remain uncertain for our borrowers, investors, and clients, leading to continuous monitoring by the Company.

The economic effects of the global pandemic are subsiding, with economic indicators showing improvement. However, inflation has become a concerning issue as prices are on the rise. In response, the Federal Reserve Board (“FRB”) increased the fed funds rate by 525 basis points, from 0.25% on January 1, 2022, to 5.50% as of September 30, 2023. Looking ahead, the FRB's median projection for the fed funds rate at the end of 2023 is 5.6%, indicating that some committee members anticipate a slight increase as a measure to control inflation. Additionally, in the first quarter of 2023, the Federal Deposit Insurance Corporation (“FDIC”) closed two banks and facilitated the buyout of another significant bank in the second quarter of 2023. Two more bank failures occurred in the second half of the year, but their total combined assets were under $250 million. Due to these and other factors, we closely monitor the impact of rising interest rates and their subsequent effects on the overall economy.

September 30, 2023, Financial Results

For the nine months ended September 30, 2023, the Company generated $406 thousand in net income. For this period, Company management has identified the following key trends and strategic objectives that have been reported in its financial statements:

➢	Improve Net Interest Income on Loan Investments. Our strategy of downsizing the Company’s balance sheet has resulted in lower interest income from our commercial loan portfolio (see Net Interest Income chart below).

(1) This figure represents September 2023 year to date net interest income on an annualized basis

As we incrementally paid off our term debt facility over the preceding three years (see Other Borrowings chart below), total assets declined, and our net interest income was subsequently reduced.

Company management anticipated that its debt reduction strategy would cause a short-term reduction in net interest income but believes that the long-term benefits of building capital, net equity, and eliminating debt at a discount far outweighed the costs of lower net interest income we expected to earn in the first three quarters of 2023. We have begun to increase the amount of loan investments on our balance sheet, and we expect to see interest income on loans grow as well. Interest income on loans grew by $75 thousand in the second quarter compared to the first quarter of 2023. Interest income on loans grew an additional $113 thousand in the third quarter compared to the second quarter. For the remainder of 2023, Company management intends to focus on improving net interest income on its loan investments by adjusting, as needed, the interest rates it offers on its loans as well as closely monitoring the rates it offers on its debt securities.

➢	Building the Company’s Capital. As a result of implementing the Company’s debt reduction strategy, the Company’s capitalization and total members equity reached its highest point, up to that time, on December 31, 2022. When the Company commenced its debt reduction strategy in August 2020, its total net equity was $11.1 million. As of September 30, 2023, the Company’s total equity is $14.4 million. During the nine-month period ended September 30, 2023, the Company’s total assets increased by $17.1 million, representing an increase of 17%, compared to December 31, 2022. This increase was a result of an increase in the Company’s debt securities of $16 million during this period. The Company also has $10.0 million in unused and available credit facilities that we can use to expand our investment portfolio. As shown in the chart below, Company management’s purposeful strategy to eliminate the Company’s long-term debt has strengthened our capitalization, our net equity, and has provided our investors with a stronger financial company that supports our debt securities program.

➢	Improving Core Business Profitability. Over the past three years, the Company’s net income from operations has primarily relied upon income generated through gains reported from discounted principal paydowns made on our term debt facility at a discount. The Company’s intentional strategy of using available cash resources to incrementally reduce our term debt resulted in having less cash resources available to make loan investments. As noted above we have begun to rebuild our loan portfolio and our loan interest income has grown in each quarter of 2023 due both to the increase in loans receivable and an increase in the interest rates of existing adjustable-rate loans. For the nine months ended September 30, 2023, we had net income of $406 thousand. The net income includes charitable contributions of $1.7 million made to our wholly owned charitable foundation, Ministry Partners for Christ (“MPC”). As a charitable gift made pursuant to a gift agreement, MPC is required to set aside these funds to be used for designated charitable purposes. As a result, the $1.7 million gift cannot be used to fund the Company’s core business operations and investments. MPC serves as a key component in helping the Company fulfill our missional purpose and we plan to strategically position MPC to receive future charitable gifts that will further the charitable and religious objectives of MPC.

The chart below shows the Company’s net income (loss) figures for the years 2019-2022 and for the period ended September 30, 2023

➢	Strategic Objectives. Now that the Company has paid off our term debt credit facility, we are focused on improving the profitability of our core business operations through making profitable commercial loans and growing our non-interest generating sources of income from our faith-based investment advisory services. For the remainder of 2023, the Company intends to focus on the following objectives:
(i)	Investing in and growing our commercial loan investments through loan originations, purchase of loan participation interests, and cooperative efforts with our strategic partners to increase the commercial loans we make to non-profit organizations and faith-based businesses;
(ii)	Continuing our efforts to reduce non-interest expenses by outsourcing certain loan administration services;
(iii)	Increasing the sale of our debt securities to finance the growth in the Company’s balance sheet;
(iv)

Effectively managing pressures on the Company’s net interest margin on its loan investments in response to an inverted yield curve in financial markets that results in higher short-term costs on our debt securities while the Company makes longer term investments with the commercial loans it originates; and

(v)	Continuously expanding the revenues earned by the investment advisory, broker-dealer, and insurance operations at Ministry Partners Securities, LLC.

Financial Performance Summary for the Nine Months ended September 30, 2023, and for the Year ended December 31, 2022, and 2021:

(dollars in thousands)

	September 30, 2023 (unaudited)	December 31, 2022 (audited)	December 31, 2021 (audited)
Broker-dealer commissions and fees	$508	$838	$878
Gain on debt extinguishment	0	2,537	2,398
Total income	7,011	9,427	10,641
Provision (credit) for loan losses	(101)	(296)	122
Total non-interest expenses	3,472	5,707	4,921
Net income	406	627	1,850
Cash, cash equivalents, and restricted cash	18,471	9,564	28,149
Certificates of deposit	1,263	1,250	—
Loans receivable, net of allowance for loan losses of $1,562, $1,551, and $1,638 as of September 30, 2023, December 31, 2022, and December 31, 2021, respectively	93,362	85,076	97,243
Total assets	116,445	99,363	127,965
Lines of credit	5,000	3,000	2,000
Term-debt	—	—	32,749
Debt securities payable, net of debt issuance costs of $27, $58, and $88 as of September 30, 2023, December 31, 2022, and December 31, 2021, respectively	93,033	79,100	76,732
Total equity	14,407	14,626	14,511

Nine Month Period Ended September 30, 2023

The following table compares the financial condition as of September 30, 2023, as compared to the year ended December 31, 2022, and should be read in conjunction with the Company’s consolidated financial statements and notes thereto contained in our Form 10-Q for the nine-month period ended September 30, 2023, which we have incorporated by reference. See, Managements’ Discussion and Analysis of Financial Condition and Results of Operations – Incorporation By Reference on page 59 of this Prospectus.

On on January 1, 2023, the Company adopted FASB Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“CECL”). CECL replaces the previous model for measuring credit losses, which involved estimating allowances for current known and inherent losses within the portfolio, with an expected loss model for measuring credit losses. For the years ended 2022, and 2021 shown above the allowance was calculated under the previous loss model. An expected loss model considers allowances for losses expected to be incurred over the life of the assets in the portfolio. The CECL model requires the measurement of all expected credit losses for financial assets measured at amortized cost and certain off-balance sheet credit exposures based on historical experiences, current conditions, and reasonable and supportable forecasts. With the adoption of the CECL model the Company recorded a one-time cumulative-effect adjustment of $113 thousand that reduced retained earnings on its consolidated balance sheet for the nine-month period ended September 30, 2023.

In accordance with ASU No. 2019-04, the Company has made the accounting policy election not to measure an allowance for credit losses on accrued interest receivable amounts. This is allowable if the Company writes off uncollectible accrued interest receivable when a loan is 90 days past due or interest is otherwise considered uncollectible. The Company has also elected to continue to present accrued interest on its loans receivable separately on its consolidated balance sheet.

Comparison of Financial Condition on September 30, 2023, and December 31, 2022

			Comparison
	2023	2022	$ Difference	% Difference
	(Unaudited)	(Audited)
	(dollars in thousands)
Assets:
Cash	$16,714	$9,504	$7,210	76%
Restricted cash	1,757	60	1,697	2828%
Certificates of deposit	1,263	1,250	13	1%
Loans receivable, net of allowance for loan losses of $1,562 and $1,551 as of September 30, 2023 and December 31, 2022, respectively	93,362	85,076	8,286	10%
Accrued interest receivable	436	477	(41)	(9%)
Investment in joint venture	875	870	5	1%
Other investments	1,050	1,018	32	3%
Property and equipment, net	108	140	(32)	(23%)
Foreclosed assets, net	301	301	—	—%
Servicing assets	110	123	(13)	(11%)
Other assets	469	544	(75)	(14%)
Total assets	$116,445	$99,363	$17,082	17%
Liabilities and members’ equity
Liabilities:
Lines of credit	$5,000	$3,000	$2,000	100%
Other secured borrowings	7	7	—	100%
Debt securities payable, net of debt issuance costs of $27 and $58 as of September 30, 2023 and December 31, 2022, respectively	95,086	79,100	15,986	20%
Accrued interest payable	352	281	71	25%
Other liabilities	1,593	2,349	(756)	(32%)
Total liabilities	102,038	84,737	17,301	20%
Members' Equity:
Series A preferred units	11,715	11,715	—	—%
Class A common units	1,509	1,509	—	—%
Net assets of Ministry Partners for Christ, with donor restrictions	1,700	—	1,700	—%
Accumulated equity	(517)	1,402	(1,919)	(137%)
Total members' equity	14,407	14,626	(219)	(1%)
Total liabilities and members' equity	$116,445	$99,363	$17,082	17%

Cash and Loans

In 2022, our strategy shifted from maintaining our balance sheet size to strengthening capital through the gains achieved from making principal reduction payments on our credit facilities at a discount. With this debt retirement strategy completed in 2022, our strategy going forward will be to grow our balance, our loan portfolio, and to increase our net interest income. We plan to rely on the sale of our debt securities to fund the growth of our on-book loan portfolio. For the nine months ended September 30, 2023, assets grew 17% due to our sale of an additional $16 million of debt securities payable. As of September 30, 2023, these funds were invested in both cash and our loan portfolio. Our cash balances grew by $7.2 million, and our net loans receivable grew by $8.3 million. Our loans receivable portfolio grew due to loan purchases of $6.1 million and loan originations of $9.6 million. For the remainder of the year, we expect to invest in our loan receivable portfolio by originating new loans as well as purchasing loans from other financial institutions.

Because we plan to grow our loan portfolio, we do not anticipate selling participation loans other than facilitating large origination transactions or for other operational needs.

Allowance for Loan Losses

On January 1, 2023, the Company adopted FASB Accounting Standards Update (ASU) No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. CECL replaces the previous model for measuring credit losses, which involved estimating allowances for current known and inherent losses within the portfolio, with an expected loss model for measuring credit losses. An expected loss model considers allowances for losses expected to be incurred over the life of the assets in the portfolio. The CECL model requires the measurement of all expected credit losses for financial assets measured at amortized cost and certain off-balance sheet credit exposures based on historical experiences, current conditions, and reasonable and supportable forecasts. On adoption of the CECL model the Company recorded a one-time cumulative-effect adjustment of $113 thousand that reduced retained earnings on its consolidated balance sheet for the period ending September 30, 2023.

In accordance with ASU No. 2019-04, the Company has made the accounting policy election not to measure an allowance for credit losses on accrued interest receivable amounts. This is allowable if the Company writes off uncollectible accrued interest receivable when a loan is 90 days past due or interest is otherwise considered uncollectible. The Company has also elected to continue to present accrued interest on its loans receivable separately on its consolidated balance sheet. See “Note 1” in the “Notes to Consolidated Financial Statements” in the section titled “Allowance for Loan Losses” for additional information.

Debt Securities Payable

Our debt securities payable consist of securities sold under publicly registered security offerings as well as notes sold in private placement offerings. For the nine months ended September 30, 2023, net debt securities payable increased by $16 million. This is attributable to additional marketing and relationship-building efforts we have made to accomplish our goal to increase investor debt security sales. Over the last several years, we have expanded our debt securities program by building relationships with other faith-based organizations whereby we can offer our various debt securities products to these organizations and the ministries they serve. Concurrently, MP Securities has continued to increase its retail customer base through client referrals and its networking agreements with key strategic partners.

Members’ Equity

Our total members’ equity decreased by 1% to $14.4 million for the nine months ended September 30, 2023, which resulted in a capital to asset ratio of 12.4%. During the nine-month period ended September 30, 2023, the Company’s wholly owned charitable foundation, MPC, received a $1.7 million charitable contribution. Pursuant to a gift agreement entered into with the donor, the gift has been set aside as a restricted gift that must be used to further the donor’s religious and charitable purposes.

The increase in members’ equity was attributable to net income of $406 thousand and the one-time cumulative-effect adjustment to retained earnings of $113 thousand upon the adoption of the CECL model on January 1, 2023, offset by dividends to members of $513 thousand.

Financial Condition

Comparison of Financial Condition at December 31:

			Comparison
	2022	2021	$ Difference	% Difference

	(dollars in thousands)
Assets:
Cash	$9,504	$28,080	$(18,576)	(66%)
Restricted cash	60	69	9	(13%)
Certificates of deposit	1,250	—	1,250	—%
Loans receivable, net of allowance for loan losses of $1,551 and $1,638 as of December 31, 2022 and 2021, respectively	85,076	97,243	(12,167)	(13%)
Accrued interest receivable	477	508	(30)	(6%)
Investments in joint venture	870	882	(12)	—%
Other Investments	1,018	—	1,018	100%
Property and equipment, net	140	172	(32)	(19%)
Foreclosed assets, net	301	301	—	—%
Servicing assets	123	170	(47)	(28%)
Other assets	544	541	(3)	1%
Total assets	$99,363	$127,965	$(28,602)	(22%)
Liabilities and members’ equity
Liabilities:
Lines of credit	$3,000	$2,000	$1,000	—%
Term-debt	—	32,749	(32,749)	(100%)
Other secured borrowings	7	17	(10)	—%
Debt securities, net of debt issuance costs of $58 and $88 as of December 31, 2022 and 2021, respectively	79,100	76,732	2,368	3%
Accrued interest payable	281	252	29	12%
Other liabilities	2,349	1,704	645	38%
Total liabilities	84,737	113,454	(28,717)	(25%)
Members' Equity:
Series A preferred units	11,715	11,715	—	—%
Class A common units	1,509	1,509	—	—%
Accumulated earnings (deficit)	1,402	1,287	115	9%
Total members' equity	14,626	14,511	115	1%
Total liabilities and members' equity	$99,363	$127,965	$(28,602)	(22%)

General

Total assets decreased by 22% during the year ended, December 31, 2022, due to the paydown of the term-debt described earlier. Loans receivable decreased 13% due to receiving $15.9 million in principal collections on loans receivable. We used the funds received from the loans receivable as well as our cash to payoff our term-debt.

Loan Portfolio

Our loan portfolio provides the majority of our revenue; however, it also presents the most risk to future earnings through both interest rate risk and credit risk. Additional information regarding risk to our loans is included in “Risk Factors” commencing on page 28 of the Prospectus.

Our portfolio consists entirely of loans made to evangelical churches and ministries with approximately 99.4% real estate secured loans. The loans in our portfolio carried a weighted average interest rate of 6.46% at December 31, 2022 and 6.21% at December 31, 2021.

Non-performing Assets

Non-performing assets include:

●	non-accrual loans;
●	loans 90 days or more past due and still accruing;
●	restructured loans, except for loans changed in a troubled debt restructuring that were subsequently classified as performing due to the borrowers demonstrated ability to perform on the restructured terms (typically a minimum of six months); and
●	foreclosed assets.

Non-accrual loans are loans on which we have stopped accruing interest. Restructured loans are loans in which we have granted the borrower a concession on the interest rate or the original repayment terms due to financial distress. Foreclosed assets are real properties for which we have taken title and possession upon the completion of foreclosure proceedings.

We closely watch these non-performing assets on an ongoing basis. Management evaluates the potential risk of loss on these loans and foreclosed assets by comparing the book balance to the fair value of any underlying collateral or the present value of projected future cash flows, as applicable.

From time to time, we determine that certain non-accrual loans are collateral-dependent. We consider a loan to be collateral-dependent, when we believe the repayment of principal will involve the sale or disposition of the loan collateral. For these loans, we record any interest payment we receive in one of two methods. If the Company believes that the recorded investment of the loan is fully collectable, we will recognize income on the interest payment received on a cash basis. If we believe that the recorded investment is not fully collectable, we will record any interest payment we receive towards the reduction of the principal balance of the loan. For non-collateral-dependent loans that are on non-accrual status, we typically recognize income on a cash basis, although may record interest payments against principal in certain situations.

We have seven performing restructured loans on accrual status as of December 31, 2022. During 2022, the Company restructured four loans, but all made payments according to the terms of the restructure and were deemed performing as of the end of the year. All of the loans that were considered nonperforming as of December 31, 2022, had already been classified as non-performing at December 31, 2021. There were no new loans that the Company classified as non-performing during the year ended December 31, 2022.

The following table presents our non-performing assets:

Non-performing Assets
($ in thousands)
	December 31,	December 31,
	2022	2021
Non-Performing Loans:[1]
Collateral-Dependent:
Delinquencies over 90-Days[2]	$1,378	$503
Troubled Debt Restructurings	4,555	8,295
Other Impaired Loans	—	890
Total Collateral-Dependent Loans	5,933	9,688
Non-Collateral-Dependent:
Delinquencies over 90-Days	—	—
Other Impaired loans	—	—
Troubled Debt Restructurings	—	—
Total Non-Collateral-Dependent Loans	—	—
Loans 90 Days past due and still accruing	—	—
Total Non-Performing Loans	5,933	9,688
Foreclosed Assets[3]	301	301
Total Non-performing Assets	$6,234	$9,989

1 These loans are presented at the balance of unpaid principal less interest payments recorded against principal.

2 Includes $503 thousand of restructured loans that were over 90 days delinquent as of December 31, 2022 and December 31, 2021.

3 Foreclosed assets are presented net of valuation allowance.

Allowance for Loan Losses for the Years Ending 2022, and 2021

As discussed above, the Company calculated the allowance for loan losses for the years ending 2022, and 2021 using the incurred loss model, which the Company replaced with the CECL model on January 1, 2023.

We keep an allowance for loan losses that we consider adequate to cover both the inherent risk of loss associated with the loan portfolio as well as the risk associated with specific loans.

General reserves are allowances taken to address the inherent risk of loss in the loan portfolio. We analyze several factors to figure out the amount of general reserve. We weigh these factors based on the level of risk and loss potential. These factors include, among others:

●	changes in lending policies and procedures, including changes in underwriting standards and collection;
●	changes in national, regional, and local economic and industry conditions, including pandemics, that affect the collectability of the portfolio;
●	changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified loans;
●	changes in the value of the collateral;
●	the effect of credit concentrations; and

●	the rate of defaults on loans modified as troubled debt restructurings within the previous twelve months.

In addition, we include added general reserves if the loan is a junior lien or unsecured loan. We segregate our loans into pools based on risk rating to increase the accuracy when deciding the factors potential impact on our portfolio. We weigh the risk factors based upon the quality of the loans in the class. In general, we give risk factors a higher weight for lower quality loans, which increases the general reserves on these loans. We evaluate these factors on a quarterly basis to ensure that we have addressed the inherent risks of our loans.

We also examine our entire loan portfolio regularly to find individual loans that we believe have a greater risk of loss than decided by the general reserves. These are found by examining current and historic delinquency reports, checking collateral value, and performing a periodic review of borrower financial statements. For loans that are collateral-dependent, management first figures out the amount of the loan investment at risk. We figure out the loan investment at risk by calculating the difference between the unpaid principal balance less any discounts and the collateral value less any estimated selling costs. We then reserve for the total amount of the loan investment at risk. For impaired loans that are not collateral-dependent, we will record an impairment based on the present value of expected future cash flows. At a minimum, we review loans that carry a specific reserve quarterly. However, we will adjust our reserves more often if we receive additional information regarding the loan’s status or its underlying collateral.

Finally, for non-collateral-dependent trouble debt restructurings we use a net present value method for the allowance calculation. We figure out these reserves by calculating the net present value of payment streams we expect to receive from a restructured loan compared to what we would have received from the loan according to its original terms. We then discount these expected cash flows at the original interest rate on the loan. Management records these reserves at the time of the restructuring. We report the change in the present value of cash flows attributable to the passage of time as interest income.

The process of establishing an adequate allowance for loan losses involves judgement on the part of management. Our aim is to keep the allowance at a level that compensates for losses that may arise from unknown conditions. As a result, realized losses may differ from current estimates made by management.

The following chart details our allowance for loan losses:

	Allowance for Loan Losses
	as of and for the
	Twelve months ended
	December 31,
	2022	2021

Balances:	($ in thousands)
Average total loans outstanding during period	$90,477	$100,032
Total loans outstanding at end of the period	$87,042	$99,405
Allowance for loan losses:
Balance at the beginning of period	$1,638	$1,516
Provision (credit) charged to expense	(296)	122
Charge-offs
Wholly owned First	—	—
Wholly owned Junior	—	—
Participation First	—	—
Participation Junior	—	—
Total	—	—
Recoveries
Wholly owned First	209	—
Wholly owned Junior	—	—
Participation First	—	—
Participation Junior	—	—
Total	209	—

Net loan charge-offs	209	—
Accretion of allowance related to restructured loans	—	—
Balance	$1,551	$1,638

Ratios:
Net loan charge-offs to average total loans	(0.23)%	0.00%
Provision (credit) for loan losses to average total loans	(0.33)%	0.12%
Allowance for loan losses to total loans at the end of the period	1.78%	1.65%
Allowance for loan losses to non-performing loans	26.14%	16.91%
Net loan charge-offs to allowance for loan losses at the end of the period	0.71%	0.00%
Net loan charge-offs to provision (credit) for loan losses	70.61%	0.00%

The following table shows the Company’s allocation of allowance for loan losses by loan categories as of December 31, 2022.

		Percent of loans
		in each category
Loan Categories	Amount	to total loans
Church loans:
Wholly Owned First	$1,377	95%
Wholly Owned Junior	163	4%
Participation First	13	1%
Participation Junior	—	—
Total	$1,553	100%

Investor Debt Securities

Our investor notes payable are debt securities sold under both publicly registered and private placement security offerings. Over the last several years, we have expanded the number of investors in our debt securities, and we have broadened the type of investors we serve by building relationships with other faith-based organizations which has allowed us to offer our investor notes to these organizations and their clients. Concurrently, MP Securities and its staff of financial advisors have increased our customer base through marketing efforts made to individual investors. Our net investor notes payable increased by $2.4 million during the year ended December 31, 2022. The balance sheet presents our investor notes net of debt issuance costs. Debt issuance costs as of December 31, 2022 totaled $58 thousand.

The balances of our outstanding investor note securities are as follows (dollars in thousands):

		As of		As of
		December 31, 2022		December 31, 2021
SEC Registered Public Offerings	Offering Type	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Class 1 Offering	Unsecured	$—	—%	$3,654	4.45%
Class 1A Offering	Unsecured	20,698	4.27%	27,116	4.11%
2021 Class A Offering	Unsecured	45,935	4.04%	34,524	3.20%
Public Offering Total		$66,633	4.11%	$65,294	3.65%

Private Offerings
Subordinated Notes	Unsecured	12,525	4.56%	11,526	4.47%
Secured Notes	Secured	—	—%	—	—%
Private Offering Total		$12,525	4.56%	$11,526	4.47%

Total Notes Payable		$79,158	4.19%	$76,820	3.77%

Notes Payable Totals by Security
Unsecured Total	Unsecured	$79,158	4.19%	$76,820	3.77%
Secured Total	Secured	$—	—%	$—	—%

Members’ Equity

During the year ended December 31, 2022, total members’ equity increased by $115 thousand attributable to net income of $627 thousand earned by the Company and offset by dividend distributions of $512 thousand. We did not repurchase or sell any membership equity units during the year ended December 31, 2022.

Liquidity and Capital Resources

Holding adequate liquidity requires that sufficient resources be always available to meet our cash flow needs. We use cash to obtain new mortgage loans, repay term-debt, make interest payments to our note investors, and pay general operating expenses. Our primary sources of liquidity are:

●	cash;
●	sales of investor notes.
●	net income from operations;
●	maturing loans;
●	payments of principal and interest on loans; and
●	loan sales.

Our management team regularly prepares cash flow forecasts that we rely upon to ensure that we have sufficient liquidity to conduct our business. While we believe that these expected cash inflows and outflows are reasonable, we can give no assurances that our forecasts or assumptions will prove to be correct. Management believes that we hold adequate sources of liquidity to meet our liquidity needs and have the means to generate more liquidity if necessary.

While our liquidity sources that include cash, reserves, and net cash from operations are generally available on an immediate basis, our ability to sell mortgage loan assets and raise additional debt or equity capital is less certain and less immediate. Material liquidity events that would adversely affect our business include, but are not limited to, the following:

●	we become unable to continue offering our investor notes in public and private offerings for any reason;
●	we incur sudden withdrawals by multiple investors in our investor notes;
●	a substantial portion of our investor notes that mature during the next twelve months is not renewed; or
●	we are unable to obtain capital from sales of our mortgage loan assets or other sources.

Withdrawal requests made by holders of high dollar notes can also adversely affect our liquidity. We believe that our available cash, cash flow from operations, net interest income, and other fee income will be sufficient to meet our cash needs. Should our liquidity needs exceed our available sources of liquidity, we believe we could sell a part of our mortgage loan investments at par as well as sell investor notes to raise more cash. However, we also must keep adequate collateral, consisting of loans receivable and cash, to secure our term-debt and secured notes. This risk has been substantially reduced in the last two years due to the discounted term-debt paydowns previously described. The Company now has more loans available to sell that are not encumbered by being pledged as collateral on our borrowing facilities.

Our Board of Managers approves our minimum liquidity policy and includes a contingency protocol if our liquidity falls below the minimum. Our liquidity ratio was 11% at December 31, 2022, which is above the minimum set by our policy. At September 30, 2023, our liquidity ratio was 19%, which is above the minimum amount set under our policy. The following chart shows our liquidity ratio for the years ended December 31, 2019 – 2022

Growing Liquidity Sources

In response to the economic uncertainty created from the COVID-19 pandemic, management began to generate liquidity by selling participation interests in its loans receivable during 2020 and throughout 2021. In 2022, the Company moderated this strategy based on its current and expected near term liquidity needs. During the period ended December 31, 2022, we generated $3.7 million in cash from the sale of loan participation interests. This strategy allowed the Company to scale up its origination and servicing capacities while keeping liquidity levels within our Board adopted guidelines. An additional liquidity tool we use in conjunction with our loan participation sales is a $5.0 million warehouse line of credit (“KCT LOC”) with Kane County Teachers Credit Union (“KCT”). This line of credit was established for the specific purpose of funding loan originations, and we intend to offer participation interests in these loans to repay the credit facility while generating servicing fee revenue. We must repay each advance within one hundred twenty (120) days after receiving the funds. As of September 30, 2023, we had no outstanding balance on the KCT LOC.

The Company also has two other revolving lines of credit. The Company has a revolving $5.0 million short-term demand credit facility (“ACCU LOC”) with America’s Christian Credit Union. The ACCU LOC has a one-year term with a maturity date of September 23, 2024. As of September 30, 2023, we had a $5.0 million outstanding balance due on this facility. The Company does not have any restrictions on how the funds may be used for this facility. We also have a $5.0 million short-term demand credit facility with KCT. The Company can use this operating line as needed and it has a one-year term with a maturity date of June 6, 2024. As of September 30, 2023, we had no outstanding balance on this operating line of credit.

Management believes, if necessary, we will be able to raise additional cash through loan and investor note sales to keep sufficient levels of cash available to meet our debt obligations to investors. Because the

Company was successful in raising cash from loan repayments, sales of loan participations, and its use of short-term credit facilities, we were able to take advantage of the opportunity to pay down our term debt facility at a discount, as described above. Despite this paydown, the Company is still operating with cash levels above its Board-approved policy. Cash, restricted cash, and certificates of deposit were $19.7 million as of September 30, 2023.

Debt Securities

The sale of our debt securities contributes significantly to funding our mortgage loan investments. Through sales of our publicly offered debt securities and privately placed investor notes, we expect to fund new loans, which we can either hold to receive interest income or sell to participants to generate servicing income and gains on loan sales. We also use the cash we receive from the sale of debt securities to fund general operating activities.

At December 31, 2022, our investor debt securities had future maturities during the following twelve-month periods ending December 31 (dollars in thousands):

2023	$23,682
2024	17,574
2025	15,211
2026	13,990
2027	8,700
79,158
Less Debt Issuance Costs	58
Debt securities payable, net of debt issuance costs	$79,100

Historically, we have been successful in generating reinvestments by our debt security holders when the notes they hold mature. Our investor renewal rate has been stable over the last several years.

The renewal rate for the nine-month period ended September 30, 2023, as compared to September 30, 2022, is as follows:

Nine-month period ended September 30, 2023	74%
Nine-month period ended September 30, 2022	59%

The table below shows the renewal rates of our maturing debt securities over the last three years.

2022	63%
2021	55%
2020	60%

Prior to the maturity date of an investor’s Certificate, the Company furnishes notice to the investor of the upcoming maturity date. If the investor chooses to re-invest all or a portion of the maturing Certificate and purchase a new Certificate, the Company sends the investor a copy of the current Prospectus, as amended or supplemented from time to time. See “How to Purchase a Certificate-Reinvestment” on page 123 of the Prospectus. When a Certificate matures, the Certificate is retired. If the investor invests in a new Certificate the newly issued Certificate will be deemed to have been issued under the Registration Statement and Prospectus.

Results of Operations:

For the year ended December 31, 2022

Net Interest Income and Net Interest Margin

Historically, our earnings have primarily depended upon our net interest income.

Net interest income is the difference between the interest income we receive from our loans and cash on deposit (“interest-earning assets”) and the interest paid on our debt securities and term debt.

Net interest margin is net interest income expressed as a percentage of average total interest-earning assets.

The following table provides information, for average outstanding balances for each major category of interest earnings assets and interest-bearing liabilities, the interest income or interest expense, and the average yield or rate for the periods indicated:

	Average Balances and Rates/Yields
	For the Twelve Months Ended December 31,
	(Dollars in Thousands)
	2022			2021
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$15,312	$129	0.84%	$19,795	$43	0.22%
Interest-earning loans [1][2]	83,524	5,706	6.83%	101,476	6,998	6.90%
Total interest-earning assets	98,836	5,835	5.90%	121,271	7,041	5.81%
Non-interest-earning assets	7,817	—	—%	8,231	—	—%
Total Assets	$106,653	$5,835	5.47%	$129,502	$7,041	5.44%

Liabilities:
Debt securities gross of debt issuance costs	$76,111	$2,882	3.60%	$73,897	$2,657	3.60%
Other debt	13,655	387	2.83%	39,149	1,007	2.57%
Total interest-bearing liabilities	$89,766	$3,269	3.64%	$113,046	$3,664	3.24%
Debt issuance cost		100			64
Total interest-bearing liabilities net of debt issuance cost	$89,766	$3,369	3.75%	$113,046	$3,728	3.30%
Net interest income		$2,466			$3,313
Net interest margin			2.50%			2.73%

[1] Loans are net of deferred fees and before the allowance for loan losses. Non-accrual loans are considered non-interest earning assets for this analysis.

[2] Interest income on loans includes deferred fee amortization of $127 thousand and $231 thousand for the years ended December 31, 2022 and 2021, respectively.

Rate/Volume Analysis of Net Interest Income
	Twelve Months Ended
	December 31, 2022 vs. 2021
	Increase (Decrease) Due to Change in:
	Volume	Rate	Total

	(Dollars in Thousands)
Increase (Decrease) in Interest Income:
Interest-earning accounts with other financial institutions	$(11)	$97	$86
Interest-earning loans	(1,222)	(70)	(1,292)
Total interest-earning assets	(1,233)	27	(1,206)
Increase (Decrease) in Interest Expense:
Debt securities gross of debt issuance costs	180	45	225
Other debt	(729)	109	(620)
Debt issuance cost	—	36	36
Total interest-bearing liabilities	(549)	190	(359)
Change in net interest income	$(684)	$(163)	$(847)

Provision and non-interest income and expense

	Twelve months ended
	December 31,		Comparison
	(dollars in thousands)
	2022	2021	$ Change	% Change
Net interest income	$2,466	$3,313	$(847)	(26%)
Provision (credit) for loan losses	(296)	122	(418)	(343%)
Net interest income after provision (credit) for loan losses	2,762	3,191	(429)	(13%)
Total non-interest income	3,592	3,600	(8)	0%
Total non-interest expenses	5,707	4,921	786	16%
Income before provision for income taxes	647	1,870	(1,223)	(65%)
Provision for income taxes and state LLC fees	20	20	—	—
Net income	$627	$1,850	$(1,223)	(66%)

For the year ended December 31, 2021

Net Interest Income and Net Interest Margin:

The following table provides information, for average outstanding balances for each major category of interest earnings assets and interest-bearing liabilities, the interest income or interest expense, and the average yield or rate for the periods indicated:

	Average Balances and Rates/Yields
	For the Twelve Months Ended December 31,
	(Dollars in Thousands)
	2021			2020
	Average Balance	Interest Income/ Expense	Average Yield/ Rate	Average Balance	Interest Income/ Expense	Average Yield/ Rate
Assets:
Interest-earning accounts with other financial institutions	$19,795	$43	0.22%	$26,929	$161	0.60%
Interest-earning loans [1]	101,476	6,998	6.90%	118,124	8,182	6.91%
Total interest-earning assets	121,271	7,041	5.81%	145,053	8,343	5.74%
Non-interest-earning assets	8,231	—	—%	7,995	—	—%
Total Assets	$129,502	$7,041	5.44%	$153,048	$8,343	5.44%

Liabilities:
Notes Payable gross debt issuance costs	73,897	2,657	3.60%	74,443	2,717	3.64%
Other debt	39,149	1,007	2.57%	64,906	1,639	2.52%
Total interest-bearing liabilities	$113,046	$3,664	3.24%	$139,349	$4,356	3.12%
Debt issuance cost		64			99
Total interest-bearing liabilities net of debt issuance cost	$113,046	$3,728	3.30%	$139,349	$4,455	3.19%

Net interest income		$3,313			$3,888
Net interest margin			2.73%			2.67%

[1] Loans are net of deferred fees and before the allowance for loan losses. Non-accrual loans are considered non-interest earning assets for this analysis.

OUR COMPANY

Our Identity and History

Contact Information

Location of principal office	915 West Imperial Highway, Suite 120, Brea, California 92821
Telephone number	(800) 753-6772
Website address

The Company’s annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and all amendments to those reports are available free of charge on the Company’s website at www.ministrypartners.org as soon as reasonably practicable after such material is electronically filed with, or furnished to, the U.S. Securities and Exchange Commission.

Throughout this document, we refer to Ministry Partners Investment Company, LLC and its subsidiaries as “the Company,” “we,” “us,” or “our.”

Purpose and Mission

Ministry Partners Investment Company, LLC’s mission has been to strengthen Christian stewardship by providing financial products and services to churches and ministries, individuals and businesses, as well as other financial institutions including credit unions and banks, investment and insurance companies, and denominational loan funds. Whether you are working with our investment advisory, insurance agency, broker-dealer, church financing, or servicing operations, our unique approach to financial services is designed to provide you with the highest quality advice based upon sound biblical and business principles.

Our value proposition is built upon a foundational premise that stewardship excellence can be achieved by working in collaboration with multiple financial professionals with broad-based expertise who are focused on helping the individuals, ministries, business owners, and organizations we serve meet their financial objectives. We know whom we serve, and more importantly, why we serve.

Company Milestones

●	1991 – Company formed by Evangelical Christian Credit Union (now AldelFi).
●	July 2001 – First public offering of $25.0 million of Class A Alpha Notes.
●	November 2006 – The Company raised $9.4 million in equity financing from eleven credit unions. ECCU’s ownership went from 100% to 46%.
●	October 2007 – The Company obtained its major credit facility with Members United, a corporate credit union ($100 million and $10.0 million facility).
●	October 30, 2007 – The Company obtained a $150 million credit facility with a Bank of Montreal subsidiary to originate and securitize its church mortgage loans.
●	February 2010 – The Company expands its loan underwriting and servicing capabilities.
●	April 2010 – The Company forms Ministry Partners Securities, LLC as its wholly-owned broker dealer subsidiary.
●	November 2012 – MP Securities begins to offer mutual funds and other investment products.
●	July 2013 – MP Securities enters into a clearing agreement to expand its retail investment products and services; MP Securities authorized as a California registered investment adviser.
●	2014 – The Company launches a loan participation program that expands its financing options.
●	2016 – The Company effectively transitioned to originating and servicing substantially all of its loan investments.
●	December 2018 – Ministry Partners for Christ formed as a public charity supported by the Company.
●	December 31, 2019 – The Company records its most profitable year in history as a result of revenues from its broker dealer subsidiary and recoveries from previous non-performing loans.
●	January 2020 – The Company commences a multi-year strategy to reduce and eliminate a $76.4 million term debt facility.
●	September 2020 – The Company makes a $15.0 discounted early principal payment on its term debt.
●	November 2022 – In 2022, the Company made $32.8 million in discounted early principal payments on its term credit facility and retired the facility. Gain on debt extinguishment over a three-year period totaled $7.3 million with $71.4 million in term-debt paid off.
●	February 2023 – The Company outsources its loan servicing operations, thereby creating opportunities to scale up its loan origination activities and improve efficiency in its loan program.
●	June 30, 2023 – The Company expands its business loan program with its strategic partners.
●	September 2023 – The Company launches efforts to digitize its investor note program and enable investment advisors to offer the Company’s debt securities to their clients.

Organization

We are a credit union service organization (CUSO) owned by 11 credit unions and organized as a California limited liability company. We commenced operations in 1991. We have four wholly owned subsidiaries through which we conduct various aspects of our business:

●	Ministry Partners Securities, LLC. (“MP Securities”),
●	Ministry Partners for Christ, Inc. (“MPC”),
●	Ministry Partners Funding, LLC. (“MPF”), and

●	MP Realty Services, Inc. (“MP Realty”).

The Company formed MP Securities in California as a limited liability company on April 26, 2010. MP Securities provides investment advisory, insurance, and financial planning solutions for individuals, and business and faith-based organizations. MP Securities also serves as the selling agent for the Company’s public and private placement notes.

MPC is a not-for-profit corporation formed and organized in December 2018 under Delaware law. MPC makes charitable grants to Christian organizations, and provides consulting, and financial expertise to aid evangelical Christian ministries. The Internal Revenue Service has granted MPC tax-exempt status under Section 501(c)(3) of the Internal Revenue Code. MPC approved 13 grants to Christian non-profits for a total of $217 thousand for the year ended December 31, 2021and 3 grants for a total of $50 thousand for the year ended December 31, 2022. Overall MPC has gifted 23 grants for over $400 thousand since inception.

MPF serves as the custodian of assets pledged to investors in our secured investment notes. As of December 31, 2022, we have no secured investment notes outstanding.

We organized MP Realty to provide loan brokerage and other real estate services to churches and ministries. MP Realty has conducted limited operations since its launch.

Our Competition

Investment advisory, broker-dealer, insurance, and financial planning services

There are many mainstream financial services organizations that serve the faith-based market segment throughout the United States. Most of the competitors in this institutional market segment include banks, credit unions, denominational investment funds, as well as larger investment and insurance organizations. However, the overall size of the market segment provides ample opportunities for quality firms with specialized knowledge of the governance surrounding churches and ministries to effectively provide and expand the services we offer. We also serve the retail marketplace throughout the United States. While the retail market segment has large national competitors that offer alternative options, MP Securities’ comprehensive approach to offering investment and insurance advice with a missional purpose of strengthening Christian stewardship of financial resources enables us to provide services and products to an expanding market of potential clients.

The religious loan market segment

This segment has grown since our launch in 1991, and we believe that the demand for ministry loans originated and serviced by niche lenders to churches and ministries will continue to exceed available lending and financing sources for this sector. We believe that the availability of lenders serving this market has been unpredictable as larger financial institutions expand, contract, or vacate this niche market during periods of fluctuating demand and changing market conditions. We have specialized in helping these organizations since we began operations in 1991 and believe that the lack of predictable financing sources for evangelical Christian churches and organizations enables us to serve ministries that otherwise may not be able to obtain cost-effective mortgage loans.

Although the demand for church financing is both broad and fragmented, no one lender has a dominant competitive position in the market. We compete with church bond financing companies, banks, credit unions, denominational loan funds, REITs, insurance companies, and other financial institutions to service this market. Many of these entities have greater marketing resources, extensive networks of offices, larger staffs, and lower cost of operations due to their size. However, we believe we have developed an efficient, effective, and economical operation that (i) specializes in identifying and creating a diversified portfolio of church mortgage loans that we or other credit unions originate and (ii) preserves our capital base and generates consistent income for payments on our debt obligations and generates investment returns for our equity investors.

We rely upon the extensive experience of our officers, management team, and Board of Managers in working with ministry related financing transactions, loan origination, and investment in churches, schools, ministries, and non-profit organizations.

Our Principal Business and Markets

Overview

We serve individuals and businesses, churches and ministries, and financial institutions through two primary business segments. One is our investment advisory practice, broker-dealer firm, and insurance agency and the other consists of our ministry and business lending financing group. Within these segments, we offer a wide range of products and services for investors, borrowers, ministries, businesses, and individuals. The wide range of products and services has enabled the Company to generate revenue from multiple channels, which we believe creates a more resilient business model. Our business plan seeks to expand our current revenue channels while investing in new revenue sources and expansion opportunities from our two primary business segments.

We generate our revenue primarily from the following sources:

●	interest income earned on our loan investments;
●	fee and/or commission income earned from the sale of securities, insurance, and investment products by our wholly owned broker-dealer firm and fees received by our registered advisers for handling assets under management;
●	fee income earned from originating and servicing our loan investments; and
●	gains realized on the sale of loans and loan participation interests to financial institutions.

Investment Advisory, Broker-Dealer, Insurance, and Financial Planning Solutions Segment

We provide investment advisory, broker-dealer, insurance, and financial planning solutions for individuals and businesses, as well as churches and ministries. We provide these investment products and services through our wholly owned broker-dealer, MP Securities, which serves as an investment advisory and broker-dealer firm with access to mainstream investment platforms that offer high quality products and services. MP

Securities serves its clients through a comprehensive approach based upon identifying the client’s needs and objectives. This financial planning process considers all options available to our clients as we act in their best interest to meet our fiduciary duty of care.

For individuals and businesses, our mission is to strengthen their stewardship of personal wealth through biblically based financial and legacy planning, ethically responsible investment and insurance advice. For these clients the Company provides planning for retirement, college funding, insurance, inheritance, and tax management.

For our church and ministry clients, through MP Securities, we strengthen their stewardship of resources through prudent treasury management services, ethically responsible investments, sound employee benefits, and risk planning.

MP Securities offers its insurance products and services through our California insurance agency to help protect clients from unexpected life events. MP Securities also offers life, disability, long-term care, fixed, variable, and indexed annuities to its retail and institutional clients. With respect to the annuity products available through MP Securities, many of our clients use annuity products that mitigate risk through income guarantees. In all cases, MP Securities and its advisors have an obligation to act in the best interest of its clients.

Type	Amount	Percentage
MPIC Notes	$93,079,213	44.90%
Annuities	$37,226,257	17.95%
Managed Funds	$36,148,803	17.43%
Mutual Funds	$24,361,183	11.75%
Cash Equivalents/Other	$ 4,107,584	1.98%
Church Bonds	$ 4,082,028	1.97%
Direct Equities/Bonds	$ 5,360,531	3.63%
REITS	$ 1,905,988	0.92%
Unit Investment Trusts	$ 1,055,809	0.51%

MP Securities keeps a clearing firm relationship with Royal Bank of Canada Dain Rauscher (“RBC Dain”), which provides additional investment platform options for our clientele. As a non-carrying broker-dealer, MP Securities opens brokerage accounts for its customers through its clearing firm agreement with RBC Dain.

MP Securities is a registered broker-dealer firm under Section 15 of the Securities Exchange Act of 1934 and a member of the Financial Industry Regulatory Authority (“FINRA”) and the Securities Investor Protection Corporation (“SIPC”). In addition, MP Securities holds a resident license from the California Department of Insurance to act as an Insurance Producer under the name Ministry Partners Insurance Agency, LLC.

MP Securities also serves financial institutions by providing securities brokerage services to credit unions, CUSOs, and the customers and institutions it serves. It also acts as a selling agent for the Company’s debt securities offered through both public and private note offerings.

The SEC, FINRA, California’s Department of Financial Protection and Innovation (“DFPI”), and the California Department of Insurance all directly regulate MP Securities due to its broad offering of products and professional services. In addition, state insurance or securities divisions have granted MP Securities a license to do business in every state in which we offer services. As of December 31, 2022, MP Securities was licensed to serve as an insurance broker in 15 states and offer investments in 23 states.

Ministry and Business Loan Financing Segment

We help evangelical Christian churches and organizations by providing financing for the acquisition, development, and/or renovation of churches or church-related properties and provide investors the opportunity to participate in funding those projects. We typically secure these loans by real property owned by evangelical churches or church-related organizations such as Christian schools and ministries. As of December 31, 2022, real estate secured 99.4% of the loans in our portfolio. If we include our cash secured loans that number increases to 99.9%. We also offer, originate, and invest in business loans made to Christian businesses for commercial purposes. Currently, we conduct all our business operations in California. However, we own loan interests in 27 different states.

We acquire loans either through originating loans internally or buying loans or loan participation interests from other financial institutions. When we originate a loan, we rely on our own underwriting capabilities and standards. For loans that we buy, we apply our internally developed underwriting criteria and loan acquisition policies and review the underwriting procedures carried out by the financial institution that is selling the loan or participation interest. We funded or purchased $7.0 million in loans during the year ended December 31, 2022, and $15.2 million for the year ended December 31, 2021. Through the first nine months of 2023 we have funded or purchased $15.6 million in loans.

Funding Our Operations

We use three primary on-balance sheet sources to fund our church and ministry loan investments. These include (i) our investor debt securities; (ii) borrowings from financial institutions; and (iii) capital investments of our equity members. To fund a substantial part of our loan investments, we rely on sales of our debt securities to new and repeat investors. We market our debt securities primarily to investors who are in or associated with the Christian community. Our investors include individuals, businesses, churches, and ministries. We also have funded portions of our loan investments through borrowings from financial institutions. From time to time, we also raise funds by selling participation interests in our loan investments to other financial institutions. Finally, the Company’s owners have made significant capital investment into the Company that is available to fund the balance sheet along with the Company’s ongoing earnings.

In the past several years, we have reduced our funding reliance on borrowings from financial institutions, shifting the funding focus to the sale of our investor securities and members equity. The chart below shows the shift in the strategy we have used to finance our investments and business operations:

	Balance Sheet Funding Sources (dollars in thousands) as of
	December 31,		December 31,		December 31,		December 31,		December 31,		December 31,
	2022	% of Total	2021	% of Total	2020	% of Total	2019	% of Total	2018	% of Total	2017	% of Total
Investor debt securities, net of debt issuance costs	$79,100	82%	$76,732	60%	$76,194	54%	$73,046	47%	$68,300	44%	$69,003	43%
Term-debt and Lines of Credit	3,007	3%	34,749	28%	51,516	37%	71,427	46%	76,515	50%	81,492	51%
Total members' equity	14,626	15%	14,511	12%	12,908	9%	11,071	7%	9,531	6%	9,429	6%

The table below shows the activity in our loan participation interest sale program for the years ended December 31, 2022 and 2021 (dollars in thousands).

	As of and for the years ended
	December 31,	December 31,
	2022	2021
Participation loans interests sold by the Company during the year	$3,716	$14,053
Total participation interests sold and serviced by the Company	34,946	46,056
Servicing income	153	189

Servicing Assets
Balance, beginning of period	$170	$147
Additions:
Servicing obligations from sale of loan participations	19	81
Subtractions:
Amortization	(66)	(58)
Balance, end of period	$123	$170

Our Loan Investment Portfolio

Our loan investments are set forth below (dollars in thousands):

	December 31,	December 31,
	2022	2021
Loans to evangelical churches and related organizations:
Real estate secured	$84,718	$98,858
Other secured	225	425
Unsecured	99	122
Total loans	85,042	99,405
Deferred loan fees, net	(208)	(304)
Loan discount	(207)	(220)
Allowance for loan losses	(1,551)	(1,638)
Loans, net	$85,076	$97,243

At December 31, 2022, we had no loans that were considered individually material (10% of net assets or greater) to our financial operations.

Loan Maturities

The following table sets forth the future maturities of our mortgage loan portfolio at December 31, 2022:

	Dollar Amount of Loans Receivable Maturing (dollars in thousands)
As of	Due 1 Yr or Less	Due 1yr to 5 Yrs	Due After 5 Yrs	Total
December 31, 2022	$6,162	$61,203	$19,677	$87,042

Included in the table above are 75 adjustable rate loans totaling $58.1 million in gross loans receivable, or 58% of the total balance. Adjustable rate loans reduce the interest rate risk compared to fixed rate loans with similar cash flow characteristics.

Lending Activities

Loan Acquisitions and Originations

We acquire loans either through originating the loans internally or purchasing the loan from another financial institution. When we originate a loan, we rely entirely on our own underwriting capabilities and standards. For loans that we purchase, we apply our internally developed underwriting criteria and loan acquisition policies and review the underwriting procedures carried out by the financial institution that is selling the loan or participation interest. We funded or purchased $7.0 million in loans during the year ended December 31, 2022, as compared to $15.2 million during the year ended December 31, 2021.

Participation Interests Purchased

From time to time, we also invest in participation interests in secured mortgage loans, whereby we own a participation interest in a mortgage with a credit union or other lender. By investing in a participation interest, we can participate in a larger loan investment and diversify our mortgage loans investment portfolio while minimizing our exposure to the aggregate amount of the loan. In most instances, the originator retains all rights with respect to enforcement, collection, and administration of the loan. Therefore, we may have more limited access to the borrower and the lead lender is typically entitled to exercise discretionary power in administering performing loans and undertaking collection efforts in connection with any of its non-performing loans.

As of December 31, 2022, approximately $1.1 million, or 1.3% of our total loan portfolio, consisted of loan participations we purchased from other financial institutions. As of December 31, 2021, approximately $242 thousand, or 0.24% of our total loan portfolio, consisted of loan participations we purchased from other financial institutions. As of September 30, 2023, approximately $5.5 million, or 5.74% of our total loan portfolio, consisted of loan participations we purchased from other financial institutions.

Loan Servicing

Our servicing capability is the operational foundation of our loan participation strategy, which enables us to produce recurring servicing revenue from loan participations sold. Our technology platform enables us to process, record, transmit, and account for all financial and operational data for the benefit of other credit unions, finance lenders, churches, financial institutions, and investors. As of December 31, 2022, we were servicing 111 loans, totaling approximately $120.3 million in gross loan principal balance outstanding. On February 14, 2023, we entered into an agreement with a third-party loan service provider to perform a portion of our loan servicing activities. This agreement will supplement and enhance our existing servicing capabilities and technology. This enhances the service provided to our borrowers by giving them a more robust technology platform, and provides greater bandwidth of service. Most importantly, this will provide the Company scalable loan servicing resources that will support our loan portfolio growth in a cost-efficient manner.

Types of Loans

We invest primarily in mortgage loans secured by churches or ministry related properties. Generally, we secure our loans with first mortgage liens. However, from time to time we invest in loans secured by subordinated loans, or which are guaranteed junior secured obligations, or in unsecured loans, if such loans meet our loan criteria. For unsecured loans, we have set a limit of 25% of our tangible net worth as the maximum amount we may approve for an unsecured loan. The maximum amount of a loan made to a single borrower may not exceed 25% of the Company’s tangible net worth.

Set forth below are the recorded loan amounts we have invested in each loan category (dollars in thousands):

Loan Types

	Year Ended December 31, (dollars in thousands)
	2022		2021
	Amount	% of Portfolio	Amount	% of Portfolio
Real estate secured	$84,718	97.3%	$97,708	98.3%
Construction	160	0.2%	1,150	1.2%
Other secured	225	0.3%	425	0.4%
Commercial for profit	1,035	1.2%	—	—%
Construction for profit	805	0.9%	—	—%
Unsecured	99	0.1%	122	0.1%
Total	$87,042	100.0%	$99,405	100.0%

Real Estate Secured Permanent Loans

We acquire or originate mortgage loans that may have an adjustable interest rate or fixed rate. Our loan maturities are typically ten-year or less and the amortization term is typically 25 years or less. The maximum loan to value ratio may not exceed 80% without approval from our Board of Managers.

Construction Loans

We make construction loans to finance the construction or restoration of facilities used for ministry related purposes. Normally, these loans will have a construction draw period that is no longer than 12 months and will carry a provision to convert to permanent loans with a final maturity of ten years or less. Construction loans typically require interest-only payments on the outstanding balance drawn for construction. The maximum loan to value ratio may not exceed 75% without approval from our Board of Managers. The

Company’s Business Loan Policy provides that a maximum of 100% of our tangible net worth may be used to make construction loans.

Unsecured Loan Types:

Lines of Credit

Occasionally we make lines of credit available to borrowers to meet their temporary working capital needs. The term typically will not exceed one year, and borrowers make interest only payments during the term of the loan. We limit the maximum loan to value to 80% if we secure the loan by real property, accounts receivable, or inventory.

Letters of Credit

Sometimes we issue letters of credit granting a named organization the right to demand a specified payment amount from us if the stated conditions are met. We require that funds on deposit or restricted funds under a Company line of credit fully secure the letter of credit.

Business Loans

The Company’s Board of Managers adopted a Business Loan Policy on April 30, 2022, that authorizes the Company to originate, purchase, and sell participation interest in commercial loans made to Christian businesses. Under this Policy, the Company has begun to offer commercial loans to business owners who acknowledge, are in agreement with the Biblical values detailed in our Statement of Faith and support the Company’s mission to strengthen Christian Stewardship. While the Company has not set a limit on the portion of its loan portfolio that may be devoted to these business loans, we expect that those loans will represent less than twenty five percent (25%) of the aggregate amount of or loan investments for the foreseeable future. Business loans will be secured by real property, investment accounts, accounts receivable, stocks, bonds, automobiles and vehicles. Secured loans will include lines of credit, seasonal loans, construction, bridge and term loans, working capital loans and equipment loans.

Our Loan Policies

Our Board of Managers has the ultimate responsibility for our loan portfolio and establishes the Company’s loan policies. The Board of Managers has created two key committees to implement the policies and monitor the portfolio, consisting of the Credit Review Committee (“CRC”) and the Board Credit Committee. The Board Credit Committee consists of selected members of the Company’s Board of Managers. The Board of Managers, through the loan policy, gives CRC the authority to grant loans up to limits established in the loan policy. The Board Credit Committee appoints the CRC members from the Company’s management team. In addition, the Board Credit Committee gives authority to individual loan officers to make loan decisions regarding loans that are in an amount within their established maximum limits. If the loan exceeds the officer’s limit, the CRC has the authority to approve loans up to 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less. The Board of Managers has granted authority to the Board Credit Committee to approve any loan that exceeds these limits.

Aggregate Loan Portfolio Limits

The CRC can approve loans up to the following limits and the Board Credit Committee must approve loans over these limits:

●	The aggregate total of all construction loans or loans secured by junior liens on real property may not exceed 200% of our tangible net worth.
●	The maximum aggregate total of all unsecured church and ministry loans, including unfunded commitments, is 100% of the Company’s tangible net worth.
●	The maximum aggregate amount of any loan or loans made to one borrower (or to related entities) may not exceed 25% of our tangible net worth or 5% of our aggregate loan portfolio, whichever is less, at the time the loan is funded or acquired.
●	The maximum aggregate amount of unsecured loans made to any one borrower may not exceed 10% of our tangible net worth at the time the loan is funded or acquired.
●	For any loan participation interest we acquire, the aggregate amount of such interest may not exceed 15% of our total net worth.

While the Board Credit Committee has approved all the loans that exceed the CRC’s approval limits, our strategy and general practice is to originate or acquire loans that fall within the CRC limits. We believe our loan policy limits creates a stronger portfolio because our exposure to any one credit is limited. If we originate or acquire any loan over the CRC’s limits, our practice is to sell participation interests in that loan until the portion retained by the Company is below the described limits.

Our Loan Renewal Policies

We offer to renew, re-underwrite, or otherwise continue (i.e. renew) a maturing loan on a case-by-case basis. Prior to maturity, each loan is analyzed and re-underwritten to determine if it is a possible rollover candidate. Management then reviews our liquidity needs in determining whether to recommend that CRC renew the loan.

Effect of Government Regulations on the Business

General

Because we are a credit union service organization we are subject to the regulations issued by the National Credit Union Administration (“NCUA”) that apply to CUSOs. As a CUSO, we primarily serve the interests of our credit union equity investors and members of such credit unions.

We are also subject to various laws and regulations that govern:

●	credit granting activities;
●	establishment of maximum interest rates;
●	data privacy standards;
●	disclosures to borrowers and investors in our equity securities;
●	secured transactions;
●	foreclosure, judicial sale, and creditor remedies that are available to a secured lender; and
●	the licensure requirements of mortgage lenders, finance lenders, securities brokers, and financial advisers.

As a CUSO, we are limited in the scope of activities we may provide. In addition, our federal credit union equity investors are permitted to invest in or lend to a CUSO only if the CUSO primarily serves credit unions, its membership or the membership of credit unions contracting with the CUSO. While the NCUA lacks direct supervisory authority over our operations, our federal credit union equity owners are subject to regulations which govern the rules and conditions of an investment or loan they make or sell to a CUSO. In addition, state-chartered credit unions must follow their respective state’s guidelines which govern investments by a state-chartered credit union. California’s Department of Financial Protection and Innovation (“DFPI”) regulates several of our equity owners. These credit union owners must follow DFPI regulations that govern the investment in a loan they make to a CUSO.

Tax Status

Effective with our conversion from a corporate form of organization to a limited liability company organized under the laws of the State of California on December 31, 2008, we have chosen to be treated as a partnership rather than a corporation for U.S. tax law purposes. As a result, profits and losses will flow directly to our equity investors under the provisions of our governing documents. If we fail to qualify as a partnership in any taxable year, we will be subject to federal income tax on our net taxable income at regular corporate tax rates. As a limited liability company organized under California law, we are also subject to an annual franchise fee plus a gross receipts tax on our gross revenues from our California based activities if our gross revenues are in excess of $250 thousand per year.

Regulation of Mortgage Lenders

We conduct loan originating activities for churches, ministries, faith-based organizations and business owners. Many states regulate the investment in or origination of mortgage loans. Under the California Finance Lender’s Law, no lender may engage in the business of providing services as a “finance lender” or “broker” without obtaining a license from the DFPI, unless otherwise exempt under the law. We conduct our commercial lending activities under a California finance lender license.

As a finance lender, we are licensed with the DFPI and file reports from time to time with the DFPI. Accordingly, the DFPI has enforcement authority over our operations as a finance lender, which includes, among other things, the ability to assess civil monetary penalties, issue cease and desist orders and initiate injunctive actions. We also are subject to licensing requirements in other jurisdictions in connection with our mortgage lending activities. Various laws and judicial and administrative decisions may impose requirements and restrictions that govern secured transactions, require specific disclosure to our borrowers and customers, establish collection, foreclosure, and repossession standards and regulate the use and reporting of certain borrower and customer financial information.

As we offer and originate loans outside of the State of California, we need to comply with laws and regulations of those states. The statutes which govern mortgage lending and origination activities vary from state to state. Because these laws are constantly changing, due in part, to the challenge facing the real estate industry and financial institutions from residential lending activities, it is difficult to comprehensively identify, accurately interpret and effectively train our staff with respect to all of these laws and regulations. We intend to comply with all applicable laws and regulations wherever we do business and will undertake a best efforts program to do so, including the engagement of professional consultants, legal counsel, and other experts as deemed necessary by our management.

Loan Brokerage Services

In 2009, we created a subsidiary, MP Realty, which provides loan brokerage and other real estate services to churches and ministries in connection with our mortgage financing activities. The California Bureau of Real Estate issued MP Realty Services, Inc. a license to operate as a corporate real estate broker on February 23, 2010. If we expand our loan brokerage activities to other states, we may be required to register with these states as a commercial mortgage broker if we are directly or indirectly marketing, negotiating or offering to make or negotiate a mortgage loan. We intend to monitor these regulatory requirements as necessary in the event MP Realty provides services to a borrower, lender, broker or agent outside the State of California.

Environmental Issues Associated with Real Estate Lending

The Comprehensive Environmental Response, Compensation and Liability Act (“CERCLA”), a federal statute, generally imposes strict liability on all prior and current “owners and operators” of sites containing hazardous waste. However, Congress acted to protect secured creditors by providing that the term “owner and operator” excludes a person whose ownership is limited to protecting its security interest in the site. Since the enactment of the CERCLA, this “secured creditor exemption” has been the subject of judicial interpretations which have left open the possibility that lenders could be liable for clean-up costs on contaminated property that they hold as collateral for a loan. To the extent that legal uncertainty exists in this area, all creditors that have made loans secured by properties with potential hazardous waste contamination (such as petroleum contamination) could be subject to liability for clean-up costs, which costs often substantially exceed the value of the collateral property. In addition, state and local environmental laws, ordinances and regulations can also impact the properties underlying our mortgage loan investments. An owner or control party of a site may also be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site.

Regulation of Financial Services

The financial services industry in the U.S. is subject to extensive regulation under federal and state laws. The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) was enacted on July 21, 2010. The Dodd-Frank Act resulted in sweeping changes in the regulation of financial institutions and created a new Consumer Financial Protection Bureau and Financial Stability Oversight Council with authority to identify institutions and practices that might pose a systemic risk. The Dodd-Frank Act has increased regulation of the financial industry with the intent of better protecting customers of the financial services industry. We believe that the Dodd-Frank Act and regulations adopted thereunder have not had a material impact on our business and operations. Certain provisions that have not been implemented, however, could affect our business and include, but are not limited to the implementation of more stringent fiduciary standards for financial advisors and potential establishment of a new self-regulatory organization for investment advisors.

Broker Dealer Registration

U.S. broker dealers are subject to rules and regulations imposed by the SEC, FINRA, other self-regulatory organizations, and state securities administrators covering all aspects of the securities business. Our wholly owned broker-dealer firm, MP Securities, commenced operations in 2012. As a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 (the “Exchange Act”), MP Securities is subject to regulation by the SEC and regulation by state securities administrators in the states in which it conducts its activities. We have registered MP Securities in the following states:

Arizona	Idaho	Minnesota	Oklahoma	Texas
California	Illinois	Missouri	Oregon	Virginia
Colorado	Indiana	Nevada	Pennsylvania	Washington
Florida	Kansas	New York	Rhode Island	West Virginia
Georgia	Massachusetts	Ohio	South Carolina

MP Securities is subject to rules and regulations regarding:

●	net capital;
●	sales practices;
●	public and private securities offerings;
●	capital adequacy;

●	record keeping and reporting;
●	conflicts of interest involving related parties;
●	conduct of officers;
●	directors and employees;
●	qualification and licensing of supervisory and sales personnel;
●	marketing practices; and
●	supervisory and oversight of personnel to ensure compliance with securities laws.

MP Securities is also subject to the financial responsibility, net capital, customer protection, record keeping, and notification rule amendments adopted by the SEC on July 30, 2013. Because MP Securities does not carry or hold customer funds or securities and relies upon a clearing firm to conduct these transactions, Rule 17a-5 requires that it file an exemption report as well as reports prepared by an independent public accountant confirming that it meets the exemption provisions. As amended, the net capital rule requires that MP Securities consider in its computation of regulatory net capital any liabilities the Company assumes as its parent entity.

MP Securities is also subject to routine inspections and examinations by the SEC staff under Rule 17(b) of the Exchange Act and the SEC is authorized to review, if requested, the work papers of the broker dealer’s independent public accounting firm that conducts the audit. As required by amendments to Rule 17a-5 of the Exchange Act, MP Securities files an annual report with the SEC and FINRA that includes its audited financial statements, supporting schedules and its exemption report as a non-carrying broker-dealer. MP Securities is a member of the Securities Investor Protection Corporation (“SIPC”) and files a copy of its annual report with SIPC.

Much of the regulation of broker-dealers in the U.S. has been delegated to self-regulatory organizations, principally FINRA and the securities exchanges. FINRA adopts and amends rules (which are subject to approval by the SEC) for regulating the industry and conducts periodic examinations of member firms. The SEC, FINRA, and state securities administrators may conduct administrative proceedings that can result in censure, fine, suspension, or expulsion of a broker-dealer, its officers, or employees.

Due to our close affiliation with MP Securities, we are subject to related party transaction disclosure issues under federal and state securities laws and rules adopted by FINRA. In particular, related party transactions can raise regulatory concerns:

●	in determining whether MP Securities meets its net capital requirements;
●	in whether the allocation of costs is fairly treated in any expense sharing arrangements, or management services agreements entered into with the Company;
●	with regard to compensation paid to sales representatives in selling proprietary securities products offered by the Company; and

●	complying with the suitability, know your customer, and fair practices and dealings obligations under federal and state law and rules imposed by FINRA on broker dealer firms.

MP Securities is also subject to FINRA’s review and policies governing disclosure practices when offering proprietary securities products, training its staff to identify and manage conflicts of interest and reporting on significant conflict issues, including the firm’s adopted measures to identify and manage conflicts, to the MP Securities Board of Managers and its Chief Executive Officer.

As a broker-dealer firm, MP Securities is subject to regulation regarding:

●	sales methods;
●	use of advertising materials;
●	arrangements with clearing firms or exchanges;
●	record keeping;
●	regulatory reporting; and
●	conduct of managers, officers, employees, and supervision.

To the extent MP Securities solicits orders from customers; it will be subject to additional rules and regulations governing sales practices and suitability rules imposed on member firms.

MP Securities acts as a selling agent for the Company’s public and private debt securities. Due to this role, MP Securities must comply with FINRA’s filing requirements for these offerings. We believe that MP Securities has fully complied with its filing obligations as required under applicable FINRA, SEC, and state securities laws.

MP Securities must also maintain minimum net capital pursuant to rules imposed by FINRA. In general, net capital is the net worth of the entity (assets minus liabilities) less any other imposed deductions or other charges. A member firm that fails to maintain the required net capital must cease conducting business. If it does not do so, it may be subject to suspension or revocation of registration by the SEC and suspension or expulsion by FINRA. Under its Membership Agreement entered into with FINRA, MP Securities is required to maintain minimum net capital of the greater of $5,000 or one fifteenth of its aggregate indebtedness. As required by the 2013 amendments adopted by the SEC, MP Securities is required to include any liabilities assumed by the Company unless the Company is able to demonstrate that it has adequate capital to pay such expenses.

Regulation Best Interest

On June 5, 2019, the SEC adopted a package of rules and interpretations designed to improve disclosures made to retail investors, assist investors better understand the services offered by investment advisors and broker dealer firms and make informed decisions. Reg BI established a “best interest” standard of conduct when recommendations are made to a retail customer involving an investment strategy or purchase of a security. Under the Reg BI rule, the broker-dealer firm and investment adviser must provide the customer with a brief relationship summary known as Form CRS.

On April 20, 2023, the SEC issued a SEC Staff Bulletin entitled “Standards of Conduct for Broker-Dealers and Investment Advisor Care Obligations.” In this Staff Bulletin, the SEC focused on the care obligations under Reg BI for broker dealers and duty of care obligation on investment advisers under the Investment Advisers Act of 1940 which the SEC staff refers to as the “IA Fiduciary Standard.” Both Reg BI and IA Fiduciary Standard focus on three key components:

(i)does the firm or adviser have an understating of the risks, rewards and costs associated with a product, investment strategy account type or transactions being considered;

(ii)does the firm or adviser have a reasonable understanding of the retail investor’s investment profile, financial situation, income, needs, assets and debts, marital status, age, liquidity needs, investment experience, risk tolerance, investment horizon and financial goals; and

(iii)once the firm or advisor understands and analyzes the first two components, and considers reasonable available alternatives, does the firm or advisor have a reasonable basis to conclude that the recommendation made or advice given is in the retail investor’s best interest.

Our subsidiary, MP Securities, reviews and maintains compliance procedures to comply with Reg BI and the IA Fiduciary Standard and engages compliance professionals to assist in complying with these rules adopted by the SEC, FINRA and particular states that have adopted rules to govern transactions occurring within their respective states.

Regulation of Investment Advisers

On July 11, 2013, the State of California granted its approval for MP Securities to provide investment advisory services. As a California registered investment advisory firm, MP Securities is required to develop and maintain compliance procedures, record keeping procedures, comply with custody rules, marketing and disclosure obligations. MP Securities is also subject to the Investment Advisers Act of 1940, as amended, and related regulations. The SEC is authorized to institute proceedings and impose fines and sanctions for violation of the Investment Advisers Act. In addition to ensuring MP Securities’ compliance with federal and state laws governing its activities as a California registered investment advisory firm, the California DFPI requires that representatives hired by MP Securities meet certain qualification requirements, including complying with certain testing requirements and examinations.

Our failure to comply with the requirements of the Investment Advisers Act, related SEC rules or regulations and provisions of the California Corporations Code and Code of Regulations could have a material effect on us. We believe we are in full compliance in all material aspects with SEC requirements and California laws and regulations. As MP Securities hires new registered investment advisers, it will be required to monitor its compliance with SEC and DFPI regulations.

Fiduciary Standards

The Dodd-Frank Act authorized the SEC to consider whether broker dealer firms should be held to a standard of care similar to the fiduciary standard applied to registered investment advisors. Although the SEC has not adopted the fiduciary rule for broker dealer firms, the DOL issued final regulations in April 2016 which expanded the definition as to who will be deemed to be an “investment advice fiduciary” under the Employment Retirement Income Security Act of 1974 (“ERISA”). DOL also issued a new prohibited transaction exemption generally known as the best interest contract exemption designed to address conflicts that may arise when a person provides advice to a retail investor that may be vulnerable to conflicts of interest involving the advisory firm.

With the issuance of the DOL fiduciary rule under ERISA, fiduciary status would be extended to investment advisors and investment professionals that have previously not been considered fiduciaries. If deemed a fiduciary, the representative is held to a strict standard requiring the representative to act solely in the interests of plan participants and beneficiaries. With the adoption of the fiduciary standard, the representative is subject to personal liability to the ERISA plan for breaches of its actions under the rule. Implementation of the DOL fiduciary rule, especially in the context of a MP Securities adviser or sales representative rolling over an individual retirement account (“IRA”) into our proprietary debt securities, will require that we:

●	incur additional compliance costs;
●	engage in further training initiatives;
●	undertake a thorough review of available transactional exemptions from the rule;
●	prepare agreements to comply with such rule; and
●	implement information technology revisions to our policies and procedures to comply with DOL’s fiduciary rule.

On June 5, 2019, the SEC issued its Final Interpretations to Enhance Protections and Preserve Choice for Retail Investors in their Relationships with Financial Professionals. Under the SEC interpretation, the investment adviser has a duty to provide advice that is in the best interests of the client and requires a reasonable inquiry into the client’s objectives. The SEC interpretation permits the advisor to apply his or her judgment; provided, however, that there is fair disclosure and informed consent. We continue to monitor developments with the DOL fiduciary rule and SEC’s interpretations of the standard of conduct for investment advisors and have adopted an assets under management fee compensation model that is applied to sales of our debt securities made by MP Security’s representatives. We also monitor state laws and developments that may impact our financial advisors in implementing a fiduciary standard.

In 2016, the U.S. DOL established a fiduciary standard for investment advisors that was ultimately vacated by the U.S. Court of Appeals for the Fifth Circuit in 2018. On October 31, 2023, the DOL issued its revised fiduciary rule proposal. Branded the Retirement Security Rule, the rule expands the definition of an “investment advice fiduciary” and will expand the reach of the fiduciary standard to a “retirement investor,” including a retirement plan, IRA, IRA owner, or IRA beneficiary. Adoption of the DOL rule could cause MP Securities to incur additional compliance costs, revise disclosures made to a “retirement investor,” accept and acknowledge fiduciary status prior to certain investment transactions. We intend to carefully monitor the status of the proposed DOL’s Retirement Security Rule to ensure that our advisers and representatives comply with any changes that are adopted by DOL and confirmed after any legal challenges to the proposed rule are made.

Privacy Standards

The Gramm-Leach-Bliley Financial Services Modernization Act of 1999 (“GLBA”) modernized the financial services industry by establishing a comprehensive framework to permit affiliations among commercial banks, insurance companies, securities firms and other financial service providers. We are subject to regulations implementing the privacy protection provisions of the GLBA. These regulations require us to disclose our privacy policy, including identifying with whom we share “non-public personal information” to our investors and borrowers at the time of establishing the customer relationship and annually thereafter. The State of California’s Financial Information Privacy Act also regulates consumer’s rights under California law to restrict the sharing of financial data. In recent years, there has been a heightened legislative and regulatory focus on data security, including requiring customer notification in case of a data breach. Congress has held several hearings in the subject and legislation has been introduced which would impose more rigorous requirements for data security and response to data breaches. As MP Securities expands its investment advisory business operations, it will also need to monitor regulatory initiatives promulgated under the Dodd-Frank Act that affect investment advisers.

Certain Legal Aspects of Our Mortgage Loan Investments

Description of Legal Aspects

The mortgage loans are in the form of promissory notes secured by deeds of trust or mortgages on real property or other assets. In general, these notes require the borrower to pay principal and interest on specified dates. The deed of trust or mortgage securing the mortgage loan generally provides that in the event the borrower fails to timely pay principal or interest on the note or fails to satisfy any other obligations under the note, such as the failure to maintain the property in good repair, we may declare the entire balance of principal and interest under the note then due and payable.

Debtor Protection Statutes

In the event the principal and interest is not paid within a specified period, we must first attempt to collect on the mortgage loan by foreclosing on the real property or other asset securing the loan. In general, California law will not allow us to disregard the security and to proceed directly against the maker on the mortgage loan note. We must foreclose on the property under the deed of trust. Our ability to recover the value of the mortgage loan under such circumstances is affected by certain legal procedures and rights. Mortgage loans secured by real property are subject to the laws of the state in which the property is located and as applicable, federal law, including federal bankruptcy laws.

California, as most states, imposes statutory prohibitions which limit the remedies of a secured lender. A secured lender is limited in its right to receive a deficiency judgment against the borrower following foreclosure on the secured real property. In addition, California law prevents any deficiency judgment against a borrower by a mortgage lender where the loan either represents a portion of the purchase price of the property payable to the lender by that borrower (a “purchase money loan”) or the loan is secured by the borrower’s residence. Where a deficiency judgment is permissible, it can only be obtained after a judicial foreclosure on the property and then only for the excess of the outstanding debt over the fair market value of the property at the time of the foreclosure sale (as determined under statutory provisions). The net result of these statutes is to offer substantial protections to borrowers and to effectively require a mortgage lender to look only to the value of the property securing the mortgage loan through a private sale foreclosure.

In addition to the California state laws restricting actions against borrowers, numerous other statutory provisions, including the federal bankruptcy laws, afford additional relief to debtors which may interface with or affect the ability of a secured lender to realize the value of its mortgage loan in the event of a default.

Under the Internal Revenue Code of 1986, as amended, certain liens in favor of the Internal Revenue Service for tax payments are provided priority over existing mortgage loans. Also, mortgage lenders are subject to other statutory and administrative requirements under various laws and regulations regarding the origination and servicing of mortgage loans, including laws and regulations governing federal and state consumer protection, truth-in-lending laws, the Federal Real Estate Settlement Procedures Act, the Equal Credit Opportunity Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, and related statutes and regulations.

As a result of these debtor protection laws, we could sustain a loss because of any of the foregoing federal or state laws and regulations restricting and/or regulating the origination and servicing of mortgage loans. Also, these laws and regulations are subject to continual change and evolution, and it is always possible that inadvertent violations or liabilities may be incurred by reason of one or more of these provisions.

BOARD OF MANAGERS AND EXECUTIVE OFFICERS

Set forth below are the members of our Board of Managers and our Executive Officers:

Name	Age	Managers/Executive Officers
R. Michael Lee	65	Chairman of the Board, Chairman of Ministry Partners Securities, Manager
Van C. Elliott	86	Corporate Secretary, Manager
Brian S. Barbre	50	Senior Vice President, Chief Financial Officer and Principal Accounting Officer
Darren Thompson*	42	Chief Executive Officer and President
Juli Anne Lawrence	71	ALCO and Credit Committee Chairperson, Manager
Jerrod Foresman	54	Manager
Guy A. Messick	71	Manager
Nicolette Harms**	54	Manager

*Joseph W. Turner, Jr. stepped down as Chief Executive Officer and Manager effective as of December 15, 2023. Mr. Thompson was appointed Chief Executive Officer effective as of December 15, 2023. See the section titled “Chief Executive Officer and President Succession Plan” below for more details

**Mrs. Harms was appointed to the Company’s Board of Managers on November 9, 2023, but effective as of December 15, 2023, taking the board seat vacated by Mr. Turner.

As a limited liability company we are governed by a Board of Managers that supervises our affairs (hereinafter referred to as the “Board”).

R. MICHAEL LEE

Mr. Lee has served as a member of our Board since January 2009. He was appointed Chairman of the Board in May 2015. Mr. Lee currently serves as Chief Executive Officer and President for KCT Credit Union, an Elgin, Illinois credit union. Previously, Mr. Lee served as Vice President Member Relations for Alloya Corporate Federal Credit Union, President of Midwest Region for Members United Federal Credit Union, Chief Membership Officer for Mid-States Corporate Federal Credit Union, Senior Vice President US Central Federal Credit Union, SVP Corporate Network eCom, SVP Corporate One Federal Credit Union and Vice President of Sales for a national insurance agency. In the insurance industry, Mr. Lee spent 15 years in different positions that led him to managing a national sales force that served the needs of business owners. Mr. Lee currently serves on the boards of the Illinois Credit Union Foundation, Illinois Bank On Commission, and the Gail Borden Library Foundation. He attended Southern Illinois University, CUNA’s Financial Management School, and completed numerous industry training sessions throughout his career. Mr. Lee adds special expertise to our Board with his years of experience as an executive of a number of large financial institutions and with his deep knowledge of the financial industry. Mr. Lee currently serves as Chairman of the Board, member of our Executive Committee and Governance Committee, and serves as the Chairman of the Board for MP Securities.

VAN C. ELLIOTT

Mr. Elliott has served as a member of our Board since 1991. He has served as a director for AdelFi from 1988 until 2022 (except for the periods from March 1997 to March 1998 and March 2004 to March 2005).

Mr. Elliott served as associate director of the Conservative Baptist Association of Southern California from 1980 to 1994, where he was responsible for the general administrative oversight of the association’s activities. Since that time, he has been self-employed as a consultant providing organizational, financial, and fund-raising consultation services to church and church-related organizations. He received his Bachelor’s and Master’s degrees in mathematics and speech from Purdue University and spent seven years in the computer industry. Mr. Elliott holds a Master of Divinity from Denver Seminary and has spent fourteen years in local church ministries serving in the area of Christian education and administration. He has completed post-graduate instruction at the College for Financial Planning. Mr. Elliott is a member of the Financial Planning Association and holds the professional designation of Certified Financial Planner.® Mr. Elliott brings to our Board his extensive experience as a credit union board member and intimate knowledge of church and ministry financial operations. He serves on our Executive Committee and Board Credit Committee, and is our Audit Committee Chair.

BRIAN S. BARBRE

Mr. Barbre has served as the Company’s Senior Vice President, Chief Financial Officer, and Principal Accounting Officer since September 25, 2017. Since December 28, 2018, Mr. Barbre has served as the Treasurer of Ministry Partners for Christ; a private foundation that makes charitable grants to Christian organizations, and looks to provide accounting, consulting, and financial expertise to aid evangelical Christian ministries. Ministry Partners for Christ is a wholly owned subsidiary of the Company. Mr. Barbre has previously served as Vice President Finance and Treasurer of AdelFi, the Company’s largest equity owner where he led the finance, credit analytics, and participations groups. At AdelFi, Mr. Barbre developed and managed a bond portfolio with over $100 million in assets under management. In addition, Mr. Barbre oversaw the budgeting, liquidity management, and asset liability management of the credit union when it had over one billion in assets. At AdelFi, Mr. Barbre was a member of the Asset Liability Management Committee, Pricing Committee, and attended monthly meetings of the Board of Directors. Mr. Barbre is a Certified Public Accountant and has served as an Adjunct professor at Biola University where he has taught cost accounting and accounting information systems courses. Mr. Barbre holds a Bachelor of Science in Business Administration, Magna Cum Laude, from Biola University. In addition, Mr. Barbre holds a Master of Business Administration degree with a finance emphasis from California State University Fullerton where the dean awarded him the Award for Academic Excellence upon graduation. Mr. Barbre holds the FINRA Series 28 license.

DARREN THOMPSON

Effective as of December 15, 2023, Mr. Thompson was appointed as the Company’s Chief Executive Officer and President. Mr. Thompson previously served as the Company’s Executive Vice President and Chief Operating Officer. The Board appointed Mr. Thompson to the position of Chief Executive Officer and President of both the Company and Ministry Partners Securities, LLC, effective December 15, 2023, as detailed in the section titled “Chief Executive Officer and President Succession Plan” below. Mr. Thompson previously served as the Chief Lending Officer at ACCU and had been with the credit union since 2011. In his role as Chief Lending Officer, Mr. Thompson oversaw all of lending, including origination, servicing, collection, and loan participations for both consumer and business loans. At ACCU, Mr. Thompson was a member of the Chief Officer Group and the Asset-Liability Committee. He also led the Loan Review Committee and attended monthly meetings of the Board of Directors. Prior to his work at ACCU, he served as a Treasury & Funding Trader for Western Corporate Federal Credit Union, assisting in the management of a $32 billion portfolio. Mr. Thompson holds the FINRA Series 7 and 66 licenses.

JULI ANNE LAWRENCE

Mrs. Lawrence has served as a member of our Board since 2007. She is currently a Chief Judge Chatham County Board of Elections and an independent Strategy Consultant. Prior to her current engagement, Mrs. Lawrence served as the Chief Strategy Officer of Raoust + Partners, a Hampton, Virginia based strategic planning and marketing firm for credit unions. Mrs. Lawrence previously also served as Senior Vice President of Research and Development for Western Bancorp in San Jose, California. Prior to that engagement, she served as President and Chief Executive Officer of the National Institute of Health Federal Credit Union, a Rockville, Maryland credit union. Prior to that, she was Executive Vice President and Chief Operating Officer of KeyPoint Credit Union, a Silicon Valley California credit union and the President of its subsidiary, KeyPoint Financial Services. Before joining KeyPoint Credit Union, Mrs. Lawrence served as Vice President for Business Development, Marketing and Legislative Affairs from 1988-1995 at Langley Federal Credit Union, a Hampton Roads, Virginia credit union. Prior to joining the credit union industry, Mrs. Lawrence served as the Director of Sales for the US Navy Mid-Atlantic Region, which included the direct responsibility for public relations and sales for all Navy Exchange and Commissary Operations in the Mid-Atlantic States, Europe, Iceland, and Bermuda. Mrs. Lawrence received her Bachelor of Science degree in Community Health and Education from East Carolina University and received a Master’s degree in Organizational Development from the University of San Francisco. Mrs. Lawrence served as the Chairwoman on the Board of Directors for the George Washington Institute of Health and Women in BIO. She also previously served as Chair for the Executive Committee of the Open Solutions Client Association and serves currently as a Trustee of the International Mission Board of the Southern Baptist Convention. Mrs. Lawrence provides our Board with the benefit of her extensive experience in financial institution operations and technology and especially, her asset-liability management expertise. Mrs. Lawrence serves on the Company’s Executive Committee and Board Credit Committee, and as the Chair of our Asset-Liability Committee. Mrs. Lawrence is also the President of Ministry Partners for Christ, a subsidiary of the company.

JERROD FORESMAN

Mr. Foresman has served as a Company Board Member since May 2012 and MP Securities since November 2018. He is Co-Owner and President of Virtue Financial Advisors, LLC and the Office of Supervisory Jurisdiction (OSJ) Principal for Infinex Investments, Inc., managing bank and credit union investment programs for over 70 branch locations in the mid-west. Formerly serving as President, Chief Compliance Officer and FINOP of Bankers & Investors Company Inc., a Registered Broker/Dealer, Investment Advisor and Insurance Agency in Kansas City, Mr. Foresman ran the compliance and operations for 11 years. Bankers & Investors Co. provided investment services for seven banks and four credit unions in Missouri and Kansas. Mr. Foresman had been serving as a financial advisor since 1990 and has managed and owned financial advisory/marketing firms specializing in working with credit unions and community banks since 1993. Mr. Foresman attended Missouri State University and is currently studying for additional financial designations from the American College in Bryn Mawr, PA. He also serves as a board member for Angel Flight Air Support, OASIS Refuge and is a contributing member of the Wealth Management RIA Board of Advisors, Advisor Confidence Index (ACI) from Rydex. Mr. Foresman holds the FINRA Series 7,

24, 27, 63, 65 and 66 licenses as well as life, health, property & casualty insurance licenses. Mr. Foresman serves on the Company’s Audit Committee, and on the Board of MP Securities.

GUY MESSICK

Mr. Messick is retired from the practice of law and the law firm of Messick Lauer & Smith P.C. on January 1, 2021. Mr. Messick provided legal and strategic planning services to credit unions and credit union service organizations nationwide for over 30 years. From 1987 to 2020, he served as General Counsel to the National Association of Credit Union Service Organizations. His duties included being NACUSO’s liaison with the National Credit Union Administration. Mr. Messick is a nationally known speaker on a wide range of credit union topics. He has presented at conferences sponsored by NACUSO, NCUA, NAFCU, NASCUS, CUNA, CUES, ACUMA, AICPA and various State Leagues. Mr. Messick has lectured on CUSOs at the University of Cork in Ireland and at Pepperdine University. Mr. Messick served on the CUNA Task Force on Investment Services which was the credit union industry's liaison with the Securities and Exchange Commission. He is the author of the Guide for Credit Unions Providing Investment and Insurance Services and Credit Union Collaborations – Lessons Learned. Mr. Messick is recognized as a CUSO Pioneer in America’s Credit Union Museum in Manchester, New Hampshire. Mr. Messick’s legal practice included (a) assisting credit unions to plan and implement collaborative business model solutions that provide financial services and operational services; (b) advocating for clients before regulatory agencies; and (c) facilitating planning sessions. Mr. Messick’s board experience includes the Credit Union Network for Financial Literacy (a CUSO providing financial literacy education to children), United Solutions Company (a CUSO providing IT related services), AKUVO (a CUSO providing software and data analysis for lending and collection services), Tyler Arboretum, Media Historic Preservation and the Media Presbyterian Church. Mr. Messick is a graduate of Bucknell University and the University of Miami School of Law. He served as a law clerk to U.S. District Court Judge Morell E. Sharp (Seattle, Washington) from 1977-78. Prior to exclusively serving the credit union industry, Mr. Messick represented local municipalities, a chamber of commerce, economic development agencies, and many small businesses. He was also an assistant district attorney in Delaware County in the appellate division. He is admitted to practice law in Pennsylvania. Mr. Messick serves on the Company’s Executive Committee, the Audit Committee, the Asset-Liability Committee, and on the Board of MP Securities.

Nicolette Harms

Mrs. Harms was appointed to serve as a member of the Company’s Board of Managers on November 9, 2023 effective December 15, 2023. Ms. Harms currently serves as Senior Vice President and Chief Financial Officer of AdelFi Credit Union, a Brea, California state-chartered credit union (“AdelFi”). The Company was formed by AdelFi as a wholly-owned credit union service organization and was spun off and recapitalized as an independent credit union service organization in 2006. AdelFi remains, however, the Company’s largest equity owner. Ms. Harms is responsible for AdelFi’s financial strategy and reporting, investment and liquidity management, asset liability management, budgeting and forecasting, and regulatory reporting and exams. She also leads AdelFi’s Asset Liability Management Committee and is a member the Enterprise Risk, Pricing, and Credit Review Committees. Previously, Ms. Harms served in various management and executive roles for 28 years in ACCU’s finance and accounting department, including serving as Senior Vice President and Chief Financial Officer from 2008 – 2023. Ms. Harms has a bachelor’s degree in accounting from Azusa Pacific University and is also a Certified Public Accountant. Ms. Harms has also served in various roles including as a Finance Committee member and Treasurer for faith-based ministries located in southern California.

Chief Executive Officer and President Succession Plan

On November 9, 2023, the Company announced that Joseph W. Turner, Jr., the Company’s Chief Executive Officer and President, will retire from his position as President and Chief Executive Officer of the Company effective as December 15, 2023. In an effort to retain Mr. Turner’s institutional knowledge of the Company, its strategic partner relationships and ensure a seamless leadership transition, Mr. Turner will serve as an independent adviser to the Board of Managers through December 31, 2024. The Company also announced that Darren Thompson, the Company’s Executive Vice-President and Chief Operating Officer, has been appointed to succeed Mr. Turner as President and Chief Executive Officer of the Company. Mr. Thompson will also serve as President and Chief Executive Officer of the Company’s wholly-owned subsidiary, Ministry Partners Securities, LLC. The Company’s Board of Managers has been carefully undertaking a successful transition plan for its Chief Executive Officer and President position since early 2021 as part of a long-term succession planning effort. Since then, Mr. Turner and the Board have methodically searched for a highly competent and mission aligned candidate to eventually take the helm as the Company’s Chief Executive Officer and President.

Mr. Thompson began serving as the Company’s Executive Vice President and Chief Operating Officer on February 28, 2022. Mr. Thompson previously served as the Chief Lending Officer at America’s Christian Credit Union, a Glendora, California state-chartered credit union (“ACCU”) and had been with the credit union since 2011. ACCU is an equity owner of the Company and a strategic partner of the Company in its lending and financial services business. In his role as Chief Lending Officer, Mr. Thompson was responsible for a $400 million loan portfolio and oversaw all of ACCU’s lending operations, including origination, servicing, collection, and loan participations for both consumer and business loans. At ACCU, Mr. Thompson was a member of the Chief Officer Group, the Asset-Liability Committee and led the Loan Review Committee. Prior to his work at ACCU, Mr. Thompson served as a Treasury & Funding Trader for Western Corporate Federal Credit Union, assisting in the management of a $32 billion portfolio.

Since joining the Company, Mr. Thompson has consistently exhibited a relentless pursuit to provide meaningful value to the Company’s clients, strategic partners and its equity owners. He has also led the Company’s efforts to expand the Company’s commercial faith-based loan business to include commercial loans made to small businesses and entrepreneurs whom share the Company’s missional purpose of Strengthening Christian Stewardship. Mr. Thompson has also led the Company’s efforts to transition its core operations and lending programs to a leaner, more cost-efficient and scalable business model.

Our Board of Managers

The Operating Agreement charges our Board and officers with governing and conducting our business and affairs. The Operating Agreement charges our Board with essentially the same duties, obligations, and responsibilities as a board of directors of a corporation. The Board establishes our policies and periodically reviews them and has authorized designated officers and our President the authority to carry out those policies. As of the date of this Prospectus, our Board consists of seven managers, a majority of which are independent managers.

Board Committees

Our Board may from time to time establish and empower board committees to perform various functions on its behalf. Each committee consists of at least three persons. Currently, the Board has established the following committees:

●	Our Executive Committee is charged with responsibility for determining the President’s compensation and undertaking other matters of an executive and strategic oversight nature;
●	Our Audit Committee is chartered to oversee the annual audit of our financial reports, oversee the establishment and maintenance of internal controls and oversee compliance with our Ethics Policy;
●	Our Board Credit Committee is authorized to oversee compliance with our Loan Policy and to review the performance and management of our loan portfolio and to approve loan originations over a certain dollar amount or loans that have fallen outside of the parameters of the Loan Policy;
●	Our Credit Review Committee reviews and implements our Loan Policy and reviews most of the loan applications we receive;
●	Our Asset Liability Committee is chartered to oversee the maintenance of our asset liability strategy and process, as well as our asset liability, liquidity and other policies relating to the mitigation of risks to our earnings and capital; and
●	Our Governance Committee is charged with responsibility for the Board Governance Policies, including our Related Parties Transaction Policy, and with the periodic task of nominating persons for election to the Board.

Code of Ethics

On November 6, 2009, our Board adopted a Code of Ethics for our principal officers and members of the Board.

Indemnification of Our Managers and Officers

We may indemnify any of our Managers, officers, Members, employees or agents, provided the agent seeking indemnification acted in good faith and in a manner that the person reasonably believed to be in our best interests and provided that the acts do not constitute gross negligence, intentional misconduct or a knowing violation of law. To the extent we are successful on the merits in defense of our agent’s actions, the agent will be indemnified for all reasonable expenses incurred. In all other instances, a majority of the Members must approve indemnification. We can advance our agent’s defense costs if approved by Managers who are not seeking indemnification or, if there are none, by a majority of our Members. Our Managers who are not otherwise involved in the action can approve the advancement of our agent’s defense costs if they receive an undertaking from the person to repay such amount in the event that it is ultimately determined that the person is not entitled to indemnification.

It is the position of some federal and state agencies, including the Pennsylvania Department of Banking and Securities, that indemnification with violations of Securities Law is against public policy and void.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding compensation we paid for services rendered to us during the years ended December 31, 2023, and 2022 by our senior executive officers.

Summary Annual Compensation Table

		2023			2022
Name	Principal Position	Salary	Bonus	All Other Compensation (1)	Salary	Bonus	All Other Compensation (1)
Joseph Turner (2)	Former President and Chief Executive Officer	$349,767	$733,205	$39,591	$312,741	$140,466	$36,862
Brian S. Barbre	Sr. Vice President, Chief Financial Officer and Principal Accounting Officer	191,420	28,500	54,383	195,463	40,000	56,769
Darren M. Thompson (3)	Chief Executive Officer and President	201,154	34,500	35,101	165,385	1,000	26,365
(1)	This includes the aggregate amount we contributed to the Company’s 401(k) retirement plan, for medical benefits, and life and disability insurance for the Company’s officers in each year.
(2)	Mr. Turner stepped down as Chief Executive Officer and Manager effective as of December 15, 2023.
(3)	Mr. Thompson was hired as the Chief Operating Officer in February 2022. Mr. Thompson was appointed Chief Executive Officer effective as of December 15, 2023.

BOARD OF MANAGERS COMPENSATION

The following table provides a summary of the compensation paid to our Managers for the year ended December 31, 2023:

Name		Principal Position	Compensation (1)
Michael Lee		Chairman of the Board of Managers	$23,250
Van Elliott		Secretary and Manager	20,000
Juli Anne Lawrence		Manager	19,500
Jerrod Foresman		Manager	15,250
Joseph Turner	(2)	Manager	—
Nicolette Harms	(3)	Manager	—
Guy Messick		Manager	21,750
(1)	During each year, we accrue amounts for each Manager’s service on the Board. In February 2014, the Board approved the payment of compensation grants to Managers of the Board for rendering services to the Company. Under the grants approved by the Board, each Manager will receive a cash grant for serving on the Board and will receive additional amounts for attendance at each Board meeting and for serving as a Chairperson or member of one of our Board Committees. In addition, we reimburse each Manager for expenses incurred in performing duties on our behalf. Compensation awards for our Managers for the years ended December 31, 2023 and 2022, were $100 thousand and $94 thousand, respectively.
(2)	Mr. Turner stepped down as Chief Executive Officer and Manager effective as of December 15, 2023. The Company did not pay Mr. Turner any compensation for his role as a Manager of the Company.

(3)	Mrs. Harms was appointed to the Company’s Board of Managers on November 9, 2023, but effective as of December 15, 2023, taking the board seat vacated by Mr. Turner. Mrs. Harms elected to not receive compensation for the year ended December 31, 2023.

DESCRIPTION OF OUR MEMBERSHIP INTERESTS AND CHARTER DOCUMENTS

Our Authorized Membership Interests

Authorized Capital

Our operating agreement creates two classes of membership interests, common membership interests and deferred membership interests. Our Managers are authorized to issue two classes of common membership interests, the Class A Units and the Class B Units. The Class B Units are identical to the Class A Units, except the Class B Units are non-voting, except to the extent required by the California Revised Limited Liability Act (the “LLC Act”). The Class A Units have the same rights, preferences, and privileges as our previous common stock.

The operating agreement establishes one class of preferred membership interests, the Series A Units. The Series A Units have the identical, rights, preferences and privileges as our previous Class I Preferred Stock and our Class II Preferred Stock, except the Series A Units are entitled to receive distributions at the same rate as our previous Class I Preferred Stock, which is a higher rate than was payable on the Class II Preferred Stock.

Our Class A Units

We currently have 146,522 Class A Units outstanding. Our Class A Units are entitled to one vote per Unit on all matters to be voted upon by the Class A Units. Approval of proposals submitted to Members at a duly held meeting, other than the election of Managers, requires a vote of a majority of the Class A Units eligible to vote in person or by proxy. Our Class A Members have the right to cumulate their votes in the election of Managers.

Among the matters on which the Class A Units may vote are the following: (1) the election or removal of Managers; (2) an increase or decrease in the number of Managers; and (3) amendments to our operating agreement. A majority of the Class A Units voting on a matter at a meeting at which a quorum is present will constitute the approval of the Class A Units unless a greater number of votes is specifically required by statute or by our operating agreement.

Our operating agreement may be amended by the vote of a majority of the Class A Units, except that the amendment of the provisions regarding the removal and liability of Managers, the meetings of Members and any provision requiring a greater than majority vote must be approved by each class of membership interests as is required to approve any amendments which would change any rights of that class by reducing the amount payable thereon upon our liquidation, or by diminishing or eliminating any voting rights of that class. For the purposes of the foregoing, the authorization by our Board and/or Members of a new class or Series of preferred membership interests would not constitute such an amendment.

The rights of our Members will be subject to, and may be adversely affected by, the rights of owners of any preferred membership interests we may issue in the future. In addition, the issuance of preferred membership interests could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Members are entitled to receive distributions when and if declared by the Board out of funds legally available therefor, and in the event of our liquidation, dissolution or winding-up, to share ratably in all assets remaining after payment of liabilities. Our Members have no preemptive, conversion, subscription, or cumulative voting rights.

Our Series A Units

We currently have 117,100 Series A Units outstanding. Following is a summary of the rights, preferences, and privileges of our Series A Units.

Rank

The Series A Units rank prior to our Class A Units as to distributions of assets. The Board may increase the amount of the Series A Units or designate one or more Series of preferred membership interests which ranks junior to the Series A Units without the approval of the Series A Units. However, the Board may not designate a Series of preferred membership interests ranking senior to the Series A Units without the approval of the owners of at least two-thirds (2/3rds) of the Series A Units.

Distributions

Owners of the Series A Units are entitled to receive distributions payable quarterly at the rate of 25 basis points over the one-year LIBOR rate in effect on the last banking day of the calendar month in which the distribution is declared. Effective as of June 30, 2023, we will use the SOFR as a replacement for the LIBOR rate as the LIBOR rate will no longer be published after June 30, 2023. The Federal Reserve Bank of New York establishes the SOFR rate. Distributions are payable when declared payable by our Board. Our Board intends to declare and pay distributions quarterly. Owners of the Series A Units are also entitled to receive distributions payable annually of 10% of our net income less other distributions. However, our payment of distributions is subject to certain LLC Act restrictions. Distributions are cumulative. That is, any distribution which is declared but not paid will cumulate and be payable as soon as practicable.

Liquidation Preference

$100.00 per Unit, plus an amount equal to any declared and unpaid distributions.

Redemption

We may call the Series A Units for redemption at the liquidation preference of $100.00 per unit, in whole or in part, upon 90 days’ prior written notice delivered prior to each December 31 for any calendar year.

Rights Upon Liquidation

Upon a change in control, liquidation, dissolution, or winding up of our affairs, the Series A Units will be entitled to receive the liquidation preference per unit of $100.00 plus the amount of any declared but unpaid distributions before any distributions with respect to our Class A Units or other junior membership interests.

Rights in the Event We Fail to Pay Distributions

In the event we fail to pay four (4) consecutive quarterly distributions, the Series A Units will have the right to elect two (2) Members to our Board, who will serve until distributions on the Series A Units are brought current.

Voting Rights

Except as stated above, the Series A Units have the right to vote only on matters on which preferred membership interests are entitled to vote under the LLC Act, including the right to vote as a class on certain amendments to our charter documents, and certain mergers and reorganizations.

Our Charter Documents

As an LLC, we are governed by our charter documents, which are comprised of our articles of organization and our operating agreement, which replace our former corporate articles of incorporation and bylaws. A copy of our articles of organization, the plan, and the operating agreement were filed as exhibits to our current report on Form 8-K filed with the SEC on December 22, 2008.

As an LLC, our business and affairs are under the direction of our Managers and officers. Our Managers and officers are the same persons who served as our directors and officers prior to the conversion. Each serves in a comparable, if not exact, capacity after the conversion as they did prior to the conversion. Thus, there is no change in the persons responsible for our management and operations or their duties with respect to such capacities.

Our operating agreement provides for not less than six nor more than eleven Managers and sets the number at ten. Our Managers are elected by our Class A Unit owners at an annual meeting, subject to certain limited voting rights of our Series A Unit owners.

Our Members have no liability for our LLC level liabilities or debts. Their liability is limited to their investment in their membership interest. No further capital contributions are required, with limited exceptions for wrongful distributions.

Our operating agreement authorizes the offices of President, Secretary and Treasurer and other officers as they deem appropriate, including a Chief Executive Officer, Chief Financial Officer and one or more Vice Presidents. Our officers serve at the pleasure of our Managers.

Our Managers can amend the operating agreement to create one or more classes of preferred units and establish the rights, privileges and preferences of such units. Other changes, including an increase in the authorized number of membership units must be approved by a majority of our Class A Units. Our articles of organization may not be amended without the approval of a majority of our member interests.

Our Board determines when and if distributions are paid to our Members, subject to certain restrictions under the LLC Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information available to us, as of the date of this Prospectus, with respect to our Class A Units owned by each of our executive officers and our Managers, and by our Managers and executive officers as a group, and by each person who is known to us to be the beneficial owner of more than 5.0% of our Class A Units.

(1)
Name	Beneficial Ownership	Percentage Owned(1)
R. Michael Lee 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
Van C. Elliott 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
Guy A. Messick 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
Juli Anne S. Lawrence 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
Jerrod L. Foresman 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
Brian S. Barbre 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
Darren Thompson 915 W. Imperial Hwy., Suite 120 Brea, CA 92821	--	--%
All officers and members of the Board as a group	--	--%

Other 5% or greater beneficial owners (seven):

Name	Beneficial Ownership	Percentage Owned(1)
AdelFi (4)	62,000	42.31%
America’s Christian Credit Union	12,000	8.19%
Navy Federal Credit Union (2)	11,905	8.13%
UNIFY Financial Credit Union (3)	11,905	8.13%
Wescom Credit Union	11,905	8.13%
Credit Union of Southern California	11,900	8.12%
Keypoint Credit Union	8,000	5.46%

Notes to Table

(1) Based on 146,522 Class A Units outstanding.

(2) Navy Federal Credit Union is a non-voting equity member but holds 11,905 Class A Common Units which were acquired pursuant to a merger completed with USA Federal Credit Union. As the holder of an economic interest in the Company, Navy Federal Credit Union holds a beneficial interest in the Company.

(3) UNIFY Financial Credit Union was formerly Western Federal Credit Union.

(4) AdelFi was formerly Evangelical Christian Credit Union

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

The following table provides disclosures required by Regulation S-K Item 404 and Item 407(a), “Certain Relationships and Related Transactions”.

Transactions by related parties in the amount exceeding $120,000 as of and for the year ended December 31,: (dollars in thousands)
			Amount of transaction
Related Party Name	Related Interest	Transaction description	2022	2021
Joseph Turner	Officer of the Company, Former CEO and President	Purchase of the company's debt securities	$—	$399
AdelFi	43.1% equity owner	Total funds held on deposit at AdelFi	443	3,797
AdelFi	43.1% equity owner	Rent expense on lease agreement with AdelFi	146	146
AdelFi	43.1% equity owner	Loan participations sold to AdelFi not serviced by the Company	—	—
ACCU	8.19% equity owner	Total funds held on deposit at ACCU	246	4,083
ACCU	8.19% equity owner	Loan participations sold to ACCU and serviced by the Company	—	1,000
ACCU	8.19% equity owner	Loan participations sold to ACCU not serviced by the Company	—	—
ACCU	8.19% equity owner	Draws on ACCU line of credit	3,000	2,000
KCTCU	The Company’s Board Chair serves as the Chief Executive Officer and President of KCTCU	Loan participations sold to KCTCU and serviced by the Company	56	2,847
KCTCU	The Company’s Board Chair serves as the Chief Executive Officer and President of KCTCU	Draws on KCTCU line of credit	2,000	3,825
UFCU	8.13% equity owner	Loan participations sold to UFCU and serviced by the Company	—	4,275
NFCU	8.13% equity owner	Loan participations sold to NFCU and serviced by the Company	4,872	4,991

KCT Lines of Credit

On September 30, 2020, Ministry Partners Investment Company, LLC, entered into a Loan and Security Agreement with KCT Credit Union, an Illinois state chartered financial institution. On June 6, 2022, the Company and KCT mutually agreed to terminate this facility and entered into two new facilities. The first facility, the KCT Warehouse LOC, is a $5.0 million short-term demand credit facility with an initial one-year maturity date ending on June 6, 2023. The KCT Warehouse LOC was extended for a one-year period ending on June 6, 2024. The KCT Warehouse LOC automatically renews for an additional one-year term unless either party furnishes written notice at least 30 days prior to the termination date that it does not intend to renew the agreement. The Company has secured the KCT Warehouse LOC with certain of its mortgage loan investments.

The Company may draw funds on the KCT Warehouse LOC at any time until the line is fully drawn. Repayment of each advance is due 120 days after the advance is made or earlier if a collateral loan becomes more than 60 days delinquent, and the Company fails to cure such deficiency. The interest rate on the KCT Warehouse LOC is equal to the prime rate at the time of the draw plus 0.50%. At September 30, 2023, the interest rate on the KCT Warehouse LOC was 9.00%. To secure its obligations under the KCT Warehouse LOC, the Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking the outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed on the KCT Warehouse LOC. The minimum collateralization ratio must equal at least 120%. A total of $6.0 million in loans were pledged on this facility as of September 30, 2023. At September 30, 2023, there were no outstanding borrowings on the KCT Warehouse LOC.

In addition, on June 6, 2022, the Company entered into an Operating Line of Credit Loan and Security Agreement with KCT Credit Union. The KCT Operating LOC is a $5.0 million short-term demand credit facility with a one-year maturity date ending on June 6, 2023. The KCT Operating LOC was renewed for an additional one-year term ending on June 6, 2024. The KCT Operating LOC automatically renews for an additional one-year term unless either party furnishes written notice at least 30 days prior to the termination date that it does not intend to renew the agreement. The Company must secure a minimum of 25% of the line with cash while the remaining portion of the KCT Operating LOC may be secured by certain of its mortgage loan investments.

The Company may draw funds on the KCT Operating LOC at any time until the line is fully drawn. Repayment by the termination date or earlier if a collateral loan becomes more than 60 days delinquent, and the Company fails to cure such deficiency. The interest rate on the KCT Warehouse LOC is equal to the prime rate at the time of the draw plus 0.50%. At September 30, 2023, the interest rate on the KCT Warehouse LOC was 9.00%. To secure its obligations under the KCT Operating LOC, the Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking the outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed less the secured cash on the KCT Operating LOC. The minimum ratio must equal at least 120%. A total of $4.7 million in loans were pledged on this facility as of September 30, 2023. To satisfy the requirement to secure a minimum of 25% of the line with cash, the Company purchased a $1.25 million certificate of deposit from KCT that is pledged to this line of credit. At September 30, 2023, there were no outstanding borrowings on the KCT Operating LOC.

The KCT Operating LOC and the KCT Warehouse LOC both contain typical affirmative covenants for a credit facility of this nature, including requiring that the Company maintain the pledged collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide KCT with current financial statements and monthly reports. The Company will also be required to comply with certain financial covenants including maintaining a net worth of at least $5.0 million dollars, ensuring that its net worth is equal to at least 5% of its total liabilities and that it will maintain minimum liquidity that equals or exceeds 120% of the outstanding amount owed under the KCT Operating LOC and the KCT Warehouse LOC at the end of each calendar month.

ACCU Line of Credit

On September 23, 2021, Ministry Partners Investment Company, LLC, entered into a Loan and Security Agreement with ACCU. The ACCU LOC is a revolving $5.0 million short-term demand credit facility with an initial one-year maturity date of September 23, 2022. The facility was automatically renewed for an additional one-year term and now matures on September 23, 2024. The ACCU LOC will automatically renew for one additional one-year term unless either party furnishes written notice at least ninety (90) days prior to the termination date that it does not intend to renew the agreement. The facility carried an outstanding balance of $5.0 million and $3.0 million at September 30, 2023 and December 31, 2022, respectively. The interest rate on the facility is equal to the prime rate as published in the Wall Street Journal plus 0.75%. This rate is adjusted on January 10th each year to account for the current prime rate but cannot be adjusted below 4.00%. The interest rate on the ACCU LOC was 8.25% on September 30, 2023.

The Company may draw funds on the ACCU LOC at any time until the line is fully drawn. All outstanding principal and interest amounts are due on the maturity date. To secure its obligations under the ACCU LOC, the Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed on the ACCU LOC. The minimum ratio must equal at least 120%. The Company must also maintain minimum liquidity that always equals or exceeds $10.0 million during the term of the loan. The ACCU LOC contains typical affirmative covenants for a credit facility of this nature. The Company was in compliance with these covenants at September 30, 2023. A total of $7.2 million and $6.8 million in loans were pledged on this facility as of September 30, 2023 and December 31, 2022, respectively.

ACCU Secured Borrowings

On August 9, 2021, the Company entered into a Master Loan Participation Purchase and Sale Agreement (“the Master LP Agreement”) with ACCU. The participations sold under the Master LP Agreement are considered secured borrowings and are presented as such on the Company’s balance sheet. $7 thousand in secured borrowings were outstanding under the Master LP Agreement as of September 30, 2023 and December 31, 2022. These borrowings have various contractual maturities ranging from 2028 to 2032.

Details of the Company’s debt facilities as of September 30, 2023, are as follows (dollars in thousands):

Nature of Borrowing	Interest Rate	Interest Rate Type	Amount Outstanding	Monthly Payment	Maturity Date	Amount of Loan Collateral Pledged	Other Assets Pledged*
KCT Warehouse LOC	9.000%	Variable	$—	$—	6/6/2024	$6,021	$1,250
KCT Operating LOC	9.000%	Variable	—	—	6/6/2024	4,654	—
ACCU LOC	8.250%	Variable	5,000	—	9/23/2024	7,222	—
ACCU Secured	Various	Fixed	7	—	Various	—	7
*Represents cash or certificates of deposit

Related Party Transaction Policy

The Board has adopted a Related Party Transaction Policy to assist in evaluating transactions the Company may enter into with a related party. Under this policy, a majority of the members of the Company’s Board and majority of its independent Board members must approve a material transaction that it enters into with a related party. As a result, all transactions that the Company undertakes with an affiliate or a related party are entered into on terms believed by management to be no less favorable than are available from unaffiliated third parties.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences to a U.S. holder (as defined below) with respect to the purchase, ownership, and disposition of the Certificates. This summary is generally limited to U.S. holders who will hold the Certificates as “capital assets” within the meaning of Section 1221 of the Internal Revenue Code of 1986 as amended, which we refer to as the “Code”, and who acquire the Certificates in this Offering at their “issue price.” This summary does not address special situations including those that may apply to particular holders such as exempt organizations, U.S. holders subject to the U.S. federal alternative minimum tax, non-U.S. citizens and foreign corporations or other foreign entities, dealers in securities, traders in securities that elect to mark-to-market, commodities or foreign currencies, financial institutions, insurance companies, regulated investment companies, U.S. holders whose “functional currency” is not the U.S. dollar, partnerships or other pass-through entities, and persons who hold the Certificates in connection with a “straddle,” “hedging,” “conversion” or other risk reduction transaction.

This summary is based upon the Code, its legislative history, existing and proposed Treasury Regulations promulgated thereunder by the Internal Revenue Service, to whom we refer to as the “IRS”, court decisions, and rulings now in effect, all of which are subject to change. Prospective investors should particularly note that any such change could have retroactive application so as to result in federal income tax consequences different from those discussed below.

INVESTORS CONSIDERING A PURCHASE OF THE CERTIFICATES SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

A “U.S. holder” is a beneficial owner of the Certificates, who is (1) a citizen or resident of the United States, (2) a domestic corporation, (3) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

Taxation of Interest

It is expected that the Certificates will be issued without original issue discount for federal income tax purposes. U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the Certificates, in accordance with their regular method of tax accounting. If, however, the principal amount of the Certificates exceeded their issue price by more than a de minimis amount, a U.S. holder will be required to include such excess income as original issue discount, as it accrues, in accordance with a constant yield method based on a compounding of interest before the receipt of cash payments attributable to this income.

Disposition, Redemption or Repurchase for Cash

U.S. holders will typically recognize capital gain or loss upon the sale, redemption (including any repurchase or prepayment by us for cash) or other taxable disposition of the Certificates in an amount equal to the difference between:

●	the U.S. holder’s adjusted tax basis in the Certificates (as the case may be); and
●	the amount of cash and fair market value of any property received from such disposition (other than amounts attributable to accrued interest on the Certificates, which will be treated as interest for federal income tax purposes).

A U.S. holder’s adjusted tax basis in a Certificate generally will equal the cost of the Certificate to such U.S. holder. Gain or loss from the taxable disposition of the Certificates generally will be long-term capital gain or loss if the Certificate was held for more than one year at the time of the disposition. The deductibility of capital losses is subject to limitations.

We or our designated paying agent will, where required, report to U.S. holders of Certificates or our membership interests and the IRS the amount of any interest paid on the Certificates (or other reportable payments) in each calendar year and the amount of tax, if any, withheld with respect to such payments. Under the backup withholding provisions of the Code and the applicable Treasury Regulations, a U.S. holder of Certificate may be subject to backup withholding at the rate provided in Code section 3406(a)(1), which is 24 percent as of the date of this Prospectus, with respect to dividends or other distributions, or interest paid on or the proceeds of a sale, exchange or redemption of, the Certificate, unless such U.S. holder is a corporation or comes within certain other exempt categories and when required demonstrates this fact; or provides correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s federal income tax liability and may entitle such U.S. holder to a refund, provided that the required information is furnished to the IRS. THE PRECEDING DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, YOU SHOULD CONSULT YOUR OWN TAX ADVISER AS TO PARTICULAR TAX CONSEQUENCES TO YOU OF PURCHASING, HOLDING AND DISPOSING OF THE CERTIFCATES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Legal Proceedings

Given the nature of business and our investments made in mortgage loans, we may from time to time have an interest in, or be involved in, various litigation, including litigation arising out of our loan portfolio. We consider litigation related to our loan portfolio to be routine to the conduct of our business. As of the date of this Prospectus, we are not involved in any litigation matters that could have a material adverse effect on our financial position, results of operations, or cash flows.

PLAN OF DISTRIBUTION

General

We are offering the Certificates on a “best efforts” basis pursuant to the Managing Broker Agreement (the “MB Agreement”) by and between ourselves and MP Securities as the managing participating broker. In general, the term “best efforts” means that MP Securities does not guarantee that any of the Certificates will be sold, but that it will use its best efforts to sell the Certificates as described in this Prospectus.

As the managing broker, MP Securities has responsibilities for maintaining Certificate sales records, receiving, processing, and assuring we receive completed investor Purchase Applications, and approving supplemental sales materials for the Offering. However, MP Securities will not act as a lead underwriter, distribution manager, or syndicate manager of a selling group.

We expect that MP Securities will conduct all retail and wholesale marketing and sales of the Certificates. Because MP Securities is our affiliate, it is not able to make an independent review of our Company or this Offering. Therefore, you will not be able to rely on a review of the terms and conditions of this Offering by a non-affiliated managing broker-dealer or underwriter. MP Securities has certain conflicts of interest between our interests and the interests of its customers in connection with the sale of the Certificates

FINRA Rule 5110 prohibits unfair underwriting arrangements to be paid in connection with a public offering of securities. Under Rule 5110, a FINRA registered broker dealer firm that participates in a public offering is required to file information about the underwriting terms and arrangements with FINRA’s Corporate Financing Department. Under the terms of the Managing Broker Dealer Agreement entered into by and between MP Securities and the Company, MP Securities will act as the primary selling agent for the Offering. As a consequence, MP Securities will be required to obtain a no objections letter from FINRA in order to participate in the Offering. These Certificates will be made in compliance with FINRA Rule 2310. This is because FINRA views the Certificates as interests in a direct participation program.

Unless sooner completed or we decide to end it sooner, the Offering will terminate on December 31, 2026. We may, without prior notice, in our sole discretion, suspend or discontinue the sale of one or more Class A Debt Certificate categories or series at any time or from time to time and we may terminate the Offering at any time.

Underwriting Compensation We Will Pay

Selling Commissions

We will pay a fixed 1.50% commission on the principal amount of a Class A Debt Certificate purchased to our wholly owned subsidiary, MP Securities for Certificates sold through MP Securities. The 1.50% sales commission will be a fixed amount and will apply to our Fixed Series Certificates with a term ranging from 12 to 60 months and our Variable Series Certificates with a term of 36 months. By establishing a fixed 1.50% sales commission on the purchase of a Certificate, there will be no incentive for our selling agent, MP Securities, to favor investments made in our longer-term investor Certificates. No sales commission will be paid when a Certificate is purchased though an investment adviser that is participating in the Offering.

Account Servicing Fee

Under the terms of the MB Agreement, MP Securities will receive an Account Servicing Fee equal to 1% per annum of the principal amount of our 2024 Class A Debt Certificates purchased through MP Securities. The Account Servicing Fee is determined on a monthly basis commencing one year after the purchase of a 2024 Class A Debt Certificate. In addition, the Account Servicing Fee is subject to a maximum gross dealer compensation of 5.5% assessed on any 2024 Class A Debt Certificate sold through MP Securities. With the adoption of the Account Servicing Fee and reduction of the sales commissions previously paid to MP Securities on the sale of our publicly offered debt securities, there will be no incentive to favor investments made in our longer-term investor debt securities. The Account Servicing Fee will not be assessed against or accrued on deferred interest earned but not paid on a Certificate. No Account Servicing Fee will be paid to MP Securities when a Certificate is sold through an investment adviser to one of its clients.

The Company reserves the right, under the terms of the MB Agreement, to waive, reduce, or suspend payment of the Account Servicing Fee that will be assessed on any Class A Debt Certificate during the term of the Offering. Under the terms of the MB Agreement, the Account Servicing Fee paid to MP Securities will never exceed 5.5% of aggregate purchase amount paid for a Certificate, including any accrued interest deferred and added to the Certificate’s principal balance. Except for the Networking Agreements entered into with Kane County Teachers Credit Union, ACCU, and AdelFi, no referral or similar fees will be paid to any accountants, attorneys, or other persons in connection with the distribution of the Class A Debt Certificates. See, “Certain Relationships and Related Transactions and Director Independence” on page 113 of this Prospectus.

Underwriting Compensation

We and/or MP Securities will pay estimated maximum expenses of up to an additional $2,201,779, which are considered underwriting compensation under the FINRA Rules. These include the following estimated expenses:

●	Non-transaction-based compensation of $847,371 allocated to FINRA members;
●	Dual-employee non-transaction-based compensation of $1,203,353 allocated to dual employees of the Company and MP Securities;

●	Non-transaction-based investor relations servicing fees of $137,820 paid to MP Securities for investor relations services and marketing of the investor debt securities program, which represents the amount of the annual $50,000 servicing fee allocated to this offering over its three-year life; and
●	Background check expenses of $4,243 and due diligence fees of $9,000.

We will not pay or reimburse MP Securities for its training or education expenses in connection with marketing the Certificates.

The $847,371 of non-transaction-based compensation will be paid to registered representatives of MP Securities as salary draws or consulting fees. The Company’s Chief Executive Officer and President also serves as President of MP Securities, and a portion of his salary has been included in the $1,203,353 of dual employee non-transaction-based compensation. These allocated costs for salaries paid to dual employees of the Company and MP Securities is deemed to be underwriting compensation under the FINRA Rules.

Thus, we estimate that when these expenses are added to the maximum compensation of $11,000,000 (inclusive of selling commissions and Account Servicing Fees assessed), we may pay a total of up to approximately $13,201,778 as determined under the FINRA Rules (or 6.60% of the Maximum Offering Proceeds) over the anticipated life of the Offering.

Processing Fee

For each sale of a Class A Debt Certificate, we will pay 0.25% on the aggregate amount of a Certificate purchased commencing on the date of this Prospectus.

Other Organization and Offering Costs We May Incur for the Offering

In addition to the estimated issuance and distribution expenses of $335,693 we expect to pay, we may pay up to an estimated $409,252 which may be considered additional issuer expenses under the FINRA Rules. We intend to pay these expenses from funds other than the net proceeds of the Offering. The Company and MP Securities employ personnel that assist in administering the investor debt securities program, including processing applications and investments on MP Securities’ information systems, updating sales blotters, maintaining books and records, and assisting in ministerial and clerical duties related to the Certificates. The payment of these non-transaction-based salaries and expenses of dual employees will comply with applicable FINRA Rules governing participation of a member broker dealer firm in the offering of debt securities by an affiliated entity and will be deemed to be issuer expenses that will be paid by the Company. The estimated $335,693 of issuance and distribution expenses and $409,252 of additional expenses incurred for overhead and salaries of dual employees will not be treated as underwriting compensation under FINRA Rules, but rather as additional organization and offering costs incurred by the Company in connection with the Offering. Thus, we may pay total issuer expenses under the FINRA Rules of up to a maximum of $744,945 (0.37% of the maximum offering proceeds).

Commitment Regarding Organization and Offering Expenses

We undertake that the total organization and offering expenses will not exceed 15% of the maximum offering proceeds. We also undertake that the underwriting compensation will not exceed 10% of the maximum offering proceeds.

As described above, we currently estimate that we and MP Securities will incur up to $13,946,723 in total organization and offering expenses (6.97% of the maximum offering proceeds) and we and MP Securities currently estimate that we may pay up to a total of $13,201,778 of underwriting compensation (6.60% of the maximum offering proceeds).

Indemnification

Under the MB Agreement, we have agreed to indemnify MP Securities against certain liabilities arising under federal and state securities laws. In doing so, we understand that the SEC and certain states take the position that indemnification against liabilities arising under the federal securities and state laws is against public policy and is unenforceable.

Conflict of Interest

Because we own all the equity securities of MP Securities, MP Securities will face a conflict of interest in its placement of the Certificates between our interests and the interests of its customers. No independent broker will be involved in the sale of Certificates and no independent broker will take part in the Offering to remediate this conflict of interest by reviewing the circumstances underlying sales of Certificates, or to conduct ongoing due diligence review of our Company and the Offering. Thus, if you purchase a Certificate through MP Securities, you will not have the benefit of an independent review of the terms and conditions of this Offering by an independent participating broker.

Sales to IRAs

We may sell Certificates under agreements with individual retirement accounts specifically permitting investment in the Certificates. The minimum purchase for an IRA is $1,000 for a Fixed Series Certificate of 12 months or longer. Interest will be accumulated in the IRA purchaser’s account and posted on the last day of each calendar month and statements will be mailed to the custodian monthly. Under the terms of sale to an IRA, Certificates may be redeemed upon 30 days’ advance written notice, although we may waive all or part of the 30-day notice requirement. This right to redeem will, however, be contingent upon sufficient funds being available at the time of the request. If sufficient funds are not available, we will inform the custodian requesting funds, and will schedule payment as soon as is practicable. Such inability to repay upon request will not be an event of default, providing payment can be made within a period not to exceed 30 days from date of request.

HOW TO PURCHASE A 2024 CLASS A CERTIFICATE

Persons who meet the applicable minimum suitability standards described in the “Suitability Standards” of this Prospectus and suitability standards determined by such person’s Participating Broker or financial advisor, may purchase our Certificates. Please see the following chart for the applicable application procedures for sales made through MP Securities or a participating investment adviser.

Purchase Methods; Features

Administrative Feature	Sales through MP Securities	RIA Sales
Purchase Method	Purchase Application with a check, wire transfer or ACH	Same
Delivery of Application	MP Securities	To investment advisor
Paying Agent	Ministry Partners Investment Company, LLC	Same
Minimum Investment	$1,000 for a Fixed Series Certificate; $10,000 for a Variable Series Certificate	Same
Maximum Investment	None	None
Interest Payment Investment	Monthly or deferred interest	Same
Ability to Invest Through IRA	Yes	Yes

After you have read the entire Prospectus and the current supplement(s), if any, accompanying this Prospectus, if you want to purchase a Certificate, you must proceed as follows:

Direct Settlement with the Company

1.	If you are an individual purchasing a Certificate for your own account, your retirement account, or for a minor through direct settlement with the Company, complete and execute a copy of the Retail Purchase Application (Exhibit D page D-1 in the Prospectus). If the purchaser is a corporation, partnership or other legal entity, complete and execute a copy of the Commercial Purchase Application (Exhibit D page D-6 in the Prospectus).
2.	You should pay for your Certificate by delivering a check in the amount of the Certificates you are purchasing (“Total Certificates Purchased”), payable to Ministry Partners Investment Company, LLC, provided such payment is accompanied by a completed and executed applicable Purchase Application.
3.	By executing your completed Purchase Application and paying the full purchase price of the Certificate or Certificates you desire to purchase, you will attest that you meet the minimum suitability standards as provided in the “Suitability Standards” section on page 23 of this Prospectus and as stated in your Purchase Application.

An approved trustee or custodian must process through us and send us subscriptions made through IRAs, 401(k) plans or other tax-deferred plans.

Your Purchase Application will be effective only upon our acceptance. We reserve the right to reject any Purchase Application in whole or in part. We may not accept a Purchase Application for Certificates until at least five (5) business days after the date you receive the final Prospectus. Subject to compliance with the prompt delivery requirement of Rule 15c2-4 of the 1934 Act, our selling agent, MP Securities, through whom you are purchasing your Certificates will promptly submit your check on the business day following receipt of your Purchase Application and check.

We accept or reject Purchase Applications and checks within six (6) business days after we receive them. In certain circumstances where the suitability review procedures are more lengthy than customary, or your Purchase Application and check are not in good order, our bank will hold your check in accordance with applicable legal requirements pending our acceptance of your subscription. If your Purchase Application is rejected, your funds, without interest or reduction, will be returned to you within ten (10) business days after the date of such rejection. If we accept your Purchase Application, we will send you confirmation of your purchase of your Certificate as of the date of acceptance.

Maturity date of Certificates

Prior to a Certificate maturing, the Company contacts the Holder to advise as to the upcoming maturity date. If the Holder has purchased a Certificate using the services of an investment adviser, the Company contacts the advisor that handles the investor’s account. Should the Holder wish to invest in a new Certificate, the Holder receives or is given access to the Company’s current Prospectus, as amended or supplemented from time to time. A suitability analysis of the investor is undertaken and a subscription agreement signed confirming the Holder’s intention to purchase a new Certificate. The Holder may re-invest all or a portion of the maturing Certificate in a Fixed Series or Variable Series Certificate. When a Holder re-invests a maturing Certificate, any outstanding balance is retired and the principal amount of a Certificate purchased will be added to the outstanding amount of Certificates issued under the Indenture.

LEGAL MATTERS

Bush Ross, P.A., of Tampa, Florida is acting as our counsel in connection with filing of the Company’s Registration Statement under the 1933 Act and as such, has passed on certain legal matters in connection with the Notes. As of September 30, 2023, Randy K. Sterns, a shareholder in Bush Ross, P.A., holds a $26 thousand Class 1A Note and is the beneficial owner of an Individual Retirement Account that holds $192 thousand of the Company’s 2021 Class A Debt Certificates.

EXPERTS

The consolidated balance sheets as of December 31, 2022 and 2021 and the related consolidated statements of income, equity, and cash flows for the fiscal years then ended have been included in this Prospectus and reliance is made on the report of Hutchinson and Bloodgood LLP, a limited liability partnership, independent registered public accounting firm, given on the authority of that firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, which we refer to as the 1933 Act, relating to the Certificates being offered by this Prospectus, and reference is made to such registration statement. This Prospectus constitutes our Prospectus filed as part of the registration statement, but it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the SEC.

We are subject to the informational requirements of the Securities and Exchange Act of 1934, which we refer to as the 1934 Act. The 1934 Act requires us to file reports and other information with the SEC. Such reports and other information may be inspected at public reference facilities of the SEC at 100 F Street, NE, Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, NE, Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC’s internet website at http://www.sec.gov.

Our Trust Indenture also requires us to file these reports with the SEC even if the SEC does not require us to file them. This Prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act of 1933. The registration statement, including attached exhibits and schedules, contains additional relevant information about the Company and the Certificates. The Prospectus does not contain, however, all of the information included in the registration statement. As a result, whenever a reference is made to an agreement or other document, the reference is only a summary and you should review the exhibits that form a part of the registration statement for a copy of the relevant agreement or other document.

The registration statement and documents we refer below under “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” are available for review on our internet website at www.ministrypartners.org. You may also obtain these documents from us, free of charge, upon providing us with written or oral notice at the following address and telephone number:

915 West imperial Highway, Suite 120

Brea, California 92821

(800) 753-6742

Attn: Darren Thompson and/or Corporate Secretary

INCORPORATION of certain information BY REFERENCE

This Prospectus is part of a registration statement we filed with the SEC but also includes and incorporates by reference additional information and exhibits. The SEC permits us to and we have made the election to incorporate by reference the information and reports we file with the SEC. When we incorporate by reference a document we file, we are permitted to disclose important information by referring you to another document filed with the SEC instead of repeating the information in this document. The information we incorporate by reference is considered to be a part of this Prospectus and later information we file with the SEC will automatically update and supersede the information contained, or incorporated by reference, in this Prospectus and will be considered to be a part of this Prospectus from the date those documents are filed with the SEC.

We incorporate the documents listed below as well as any future filings made with the SEC under Sections 13(a),13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement, as amended, and prior to the effectiveness of the registration statement as well as after the effectiveness of the registration statement until the termination of the offering.

The following documents filed with the SEC are hereby incorporated by reference to this Prospectus:

(i)	Our Annual Report on Form 10-K for the year ended December 31, 2022, which we filed on March 24, 2023;
(ii)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, which we filed on May 11, 2023;
(iii)	Our Quarterly Report Form 10-Q for the quarter ended June 30, 2023, which we filed on August 10, 2023;
(iv)	Our Quarterly Report Form 10-Q for the quarter ended September 30, 2023, which was filed on November 9, 2023;
(v)	Our current report, Form 8-K, which we filed on November 13, 2023;
(vi)	Our current report, Form 8-K, which we filed on November 14, 2023;
(vii)	Our current report, Form 8-K, which we filed on December 4, 2023; and
(viii)	Our current report, Form 8-K, which we filed on December 19, 2023.

We will provide each investor, including any beneficial owner of the Certificates, to whom a Prospectus is delivered, a copy of any or all reports or documents that have been incorporated by reference in the Prospectus upon written or oral request. These documents are available to you without charge. Requests for these reports or documents should be directed to:

Ministry Partners Investment Company, LLC

Attention: Corporate Secretary

Telephone Number (800) 753-6742

Email address info.mailbox@ministrypartners.org

You may also access these filings on the Company’s website located at www.ministrypartners.org. We do not incorporate the information on our website into the Prospectus or any supplement thereto. An investor should not consider any information on the Company’s website, or information that can be accessed through the website, as part of the Prospectus except for the filings we make with the SEC that are specifically incorporated into the Prospectus as noted above.

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

Included herewith are the following financial statements:

Report of Independent Registered Public Accounting Firm

To the Members

Ministry Partners Investment Company, LLC

Brea, California

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Ministry Partners Investment Company, LLC and its subsidiaries (the Company) as of December 31, 2022 and 2021, the related consolidated statements of income, members’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Allowance for Loan Losses

As more fully described in Notes 1 and 4 to the Company’s consolidated financial statements, the allowance for loan losses represents losses that are estimated to have occurred. The allowance for loan losses is based on collectability of the loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral, and prevailing economic conditions. The allowance consists of allocated and general components. The allocated component relates to specific allowances on loans that are classified as impaired. The general component relates to loans that are not classified as impaired and is based on historical charge-off experience and the qualitative factors for each class of loans with similar risk characteristics. Qualitative factors include general conditions in economy; loan portfolio composition; delinquencies; changes in underwriting policies; credit administration practices; and experience, ability and depth of lending management, among other factors. Management discloses that this evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available.

We identified the valuation of the allowance for loan losses as a critical audit matter. Auditing the allowance for loan losses involves a high degree of subjectivity in evaluating management’s estimates, such as evaluating management’s assessment of economic conditions and other qualitative or environmental factors, evaluating the adequacy of specific allowances associated with impaired loans, and assessing the appropriateness of loan grades.

The primary procedures we performed to address this critical audit matter included:

●	Testing of completeness and accuracy of the information utilized in the calculation of the allowance for loan losses;
●	Evaluating the qualitative adjustments to historical loss rates, including assessing the basis for the adjustments and the reasonableness of the significant assumptions;
●	Testing the allowance model for computational accuracy;
●	Assessing the reasonableness of specific allowances on certain impaired loans;
●	Evaluating the overall reasonableness of significant assumptions used by management;
●	Testing the assignment of loan risk ratings;

●	Evaluating the accuracy and completeness of disclosures in the consolidated financial statements.

/s/ Hutchinson and Bloodgood LLP

We have served as the Company’s auditor since 2005.

Glendale, California

March 24, 2023

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2022 and 2021

(dollars in thousands except unit data)

	2022	2021
Assets:
Cash and cash equivalents	$9,504	$28,080
Restricted cash	60	69
Certificates of deposit	1,250	—
Loans receivable, net of allowance for loan losses of $1,551 and $1,638 as of December 31, 2022 and 2021, respectively	85,076	97,243
Accrued interest receivable	477	507
Investments in joint venture	870	882
Other investments	1,018	—
Property and equipment, net	140	172
Foreclosed assets, net	301	301
Servicing assets	123	170
Other assets	544	541
Total assets	$99,363	$127,965
Liabilities and members’ equity
Liabilities:
Lines of credit	$3,000	$2,000
Term-debt	—	32,749
Other secured borrowings	7	17
Notes payable, net of debt issuance costs of $58 and $88 as of December 31, 2022 and 2021, respectively	79,100	76,732
Accrued interest payable	281	252
Other liabilities	2,349	1,704
Total liabilities	84,737	113,454
Members' Equity:
Series A preferred units, 1,000,000 units authorized, 117,100 units issued and outstanding at December 31, 2022 and 2021 (liquidation preference of $100 per unit); See Note 14	11,715	11,715
Class A common units, 1,000,000 units authorized, 146,522 units issued and outstanding at December 31, 2022 and 2021; See Note 14	1,509	1,509
Accumulated earnings	1,402	1,287
Total members' equity	14,626	14,511
Total liabilities and members' equity	$99,363	$127,965

The accompanying notes are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Income

For the years ended December 31, 2022 and 2021

(dollars in thousands)

	2022	2021
Interest income:
Interest on loans	$5,706	$6,998
Interest on interest-bearing accounts	129	43
Total interest income	5,835	7,041
Interest expense:
Other debt	387	1,007
Notes payable	2,982	2,721
Total interest expense	3,369	3,728
Net interest income	2,466	3,313
Provision (credit) for loan losses	(296)	122
Net interest income after provision (credit) for loan losses	2,762	3,191
Non-interest income:
Broker-dealer commissions and fees	838	878
Other income	217	324
Gain on debt extinguishment	2,537	2,398
Total non-interest income	3,592	3,600
Non-interest expenses:
Salaries and benefits	3,504	2,778
Marketing and promotion	174	214
Office occupancy	178	178
Office operations and other expenses	1,491	1,315
Foreclosed assets, net	10	22
Legal and accounting	350	414
Total non-interest expenses	5,707	4,921
Income before provision for income taxes and state LLC fees	647	1,870
Provision for income taxes and state LLC fees	20	20
Net income	$627	$1,850

The accompanying notes are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Equity

For the years ended December 31, 2022 and 2021

(dollars in thousands)

	Series A Preferred Units		Class A Common Units
	Number of Units	Amount	Number of Units	Amount	Accumulated Deficit	Total

Balance, December 31, 2020	117,100	$11,715	146,522	$1,509	$(316)	$12,908
Net income	—	—	—	—	1,850	1,850
Dividends on preferred units	—	—	—	—	(247)	(247)
Balance, December 31, 2021	117,100	$11,715	146,522	$1,509	$1,287	$14,511
Net income	—	—	—	—	627	627
Dividends on preferred units	—	—	—	—	(512)	(512)
Balance, December 31, 2022	117,100	$11,715	146,522	$1,509	$1,402	$14,626

The accompanying notes are an integral part of these consolidated financial statements.

Ministry Partners Investment Company, LLC and Subsidiaries

Consolidated Statements of Cash Flows

For the years ended December 31, 2022 and 2021

(dollars in thousands)

	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$627	$1,850
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation	44	48
Amortization of deferred loan fees, net	(127)	(231)
Amortization of debt issuance costs	100	64
Provision (credit) for loan losses	(296)	122
Accretion of loan discount	(20)	(26)
Gain on sale of loans	(13)	(64)
Gain on sale of foreclosed assets	—	(44)
Gain on debt extinguishment	(2,537)	(2,398)
Gain on other investments	(18)	—
Changes in:
Accrued interest receivable	30	292
Other assets	75	407
Accrued interest payable	28	(60)
Other liabilities	667	(461)
Net cash used by operating activities	(1,440)	(501)
CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	(2,760)	(842)
Loan originations	(4,267)	(14,319)
Loan sales	3,716	14,053
Loan principal collections	15,915	20,104
Purchase of other investments	(1,000)	—
Redemption (purchase) of certificates of deposit	(1,250)	1,761
Sale of foreclosed assets	—	44
Purchase of property and equipment	(12)	(1)
Net cash provided by investing activities	10,342	20,800
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on term debt	(30,212)	(16,369)
Borrowings, net of repayments on lines of credit	1,000	2,000
Net change in secured borrowings	(10)	17
Net change in investor notes payable	2,338	593
Debt issuance costs	(70)	(119)
Dividends paid on preferred units	(533)	(245)
Net cash used by financing activities	(27,487)	(14,123)
Net increase (decrease) in cash and restricted cash	(18,585)	6,176
Cash, cash equivalents, and restricted cash at beginning of period	28,149	21,973
Cash, cash equivalents, and restricted cash at end of period	$9,564	$28,149
Supplemental disclosures of cash flow information
Interest paid	$3,341	$3,788
Income taxes paid	20	20
Leased assets obtained in exchange of new operating lease liabilities	106	—
Lease liabilities recorded	101	—
Dividends declared to preferred unit holders	182	203

The accompanying notes are an integral part of these consolidated financial statements.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Business and Summary of Significant Accounting Policies

Nature of Business

Throughout these notes to consolidated financial statements, we refer to Ministry Partners Investment Company, LLC and its subsidiaries as “the Company.” The Company was formed in California in 1991. The Company’s primary operations are financing commercial real property secured loans and providing investment services for the benefit of evangelical churches, ministries, and individuals. The Company funds its operations primarily through the sale of debt securities.

The Company’s wholly-owned subsidiaries are:

●	Ministry Partners Funding, LLC, a Delaware limited liability company (“MPF”);
●	MP Realty Services, Inc., a California corporation (“MP Realty”);
●	Ministry Partners Securities, LLC, a Delaware limited liability company (“MP Securities”); and
●	Ministry Partners for Christ, Inc., a not-for-profit Delaware corporation (“MPC”).

The Company formed MPF in 2007 and then deactivated the subsidiary on November 30, 2009. In December 2014, the Company reactivated MPF to enable it to serve as collateral agent for loans held as collateral for its Secured Investment Certificates.

The Company formed MP Realty in November 2009, and obtained a license to operate as a corporate real estate broker through the California Department of Real Estate on February 23, 2010. MP Realty has conducted limited operations to date.

The Company formed MP Securities on April 26, 2010 to provide investment and financial planning solutions for individuals, churches, charitable institutions, and faith-based organizations. MP Securities acts as the selling agent for the Company’s public and private placement notes.

The Company formed MPC on December 28, 2018 to be used exclusively for religious and charitable purposes within the meaning of Section 501(c)(3) of the U.S. Internal Revenue Code of 1986 (“IRC”). MPC is a not-for-profit corporation formed and organized under Delaware law. MPC makes charitable grants to Christian educational organizations, and provides accounting, consulting, and financial expertise to aid evangelical Christian ministries. On August 23, 2019, the Internal Revenue Service granted MPC tax-exempt status as a private foundation under Section 501(c)(3) of the IRC. The MPC Board of Directors approved its first charitable grants during the year ended December 31, 2020.

Principles of Consolidation

The consolidated financial statements include the accounts of Ministry Partners Investment Company, LLC and its wholly-owned subsidiaries. Management eliminates all significant inter-company balances and transactions in consolidation.

Conversion to LLC

Effective December 31, 2008, the Company converted from a corporation organized under California law to a California limited liability company. After this conversation, the separate existence of Ministry Partners Investment Corporation ceased and the entity continued by operation of law under the name Ministry Partners Investment Company, LLC. As an LLC, a group of managers provides oversight of the Company’s affairs. The managers have full, exclusive, and complete discretion, power, and authority to oversee the management of Company affairs. An Operating Agreement governs the Company’s management structure and governance procedures.

Risks and Uncertainties

COVID 19, a global pandemic, adversely impacted the broad economy, affecting most industries, including businesses, schools, hospitality-, and travel-based employers, and disrupted the supply and distribution networks that deliver products to the consuming public. The process of recovery from the pandemic by U.S. churches, ministries, and faith-based organizations that the Company serves could have a material financial impact on the Company. If declining in-person attendance at churches and faith-based organizations continues as churches and ministries adjust to the long-term effects of the pandemic, charitable gifts and contributions made to ministries and churches could be adversely affected.

In accordance with Financial Accounting Standards Board (FASB) and interagency regulatory guidance issued in March 2020, loans that were modified under the terms of our COVID 19 Deferral Assistance Program were not considered troubled debt restructurings to the extent that they met the terms of such guidance under Section 4013 of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”). The CARES Act guidance applies to modifications made between March 1, 2020, and the earlier of January 2, 2022, or sixty (60) days after the end of the COVID 19 national emergency, as stipulated by the Consolidated Appropriations Act signed into law on December 31, 2020. The Company has not restructured a loan under the COVID 19 Deferral Assistance Program since the year ended December 31, 2021 and does not expect to use the program in the future.

In addition, Russia’s invasion of Ukraine, increasing inflation, and the disruption of global supply chains are putting strain on the U.S economy and the U.S. consumer. While it is not possible to know the full extent of the long-term impact of COVID 19 or these other current events, the Company is disclosing potentially material factors that could impact our business of which it is aware.

Cash and Cash Equivalents

Cash equivalents include time deposits and all highly liquid debt instruments with original maturities of three months or less. The Company had demand deposits and money market deposit accounts as of December 31, 2022 and December 31, 2021.

The National Credit Union Share Insurance Fund insures a portion of the Company’s cash held at credit unions and the Federal Deposit Insurance Corporation insures a portion of cash held by the Company at other financial institutions. The Company holds cash deposits that may exceed insured limits. Management does not expect to incur losses in these cash accounts.

The Company maintains cash accounts with Royal Bank of Canada Dain Rauscher (“RBC Dain”) as part of its clearing agreement for its securities-related activities, and with the Central Registration Depository (“CRD”) for regulatory purposes in connections with its investment advisory and securities-related business. The Company also maintains cash in an account with America’s Christian Credit Union (“ACCU”) as collateral for its secured borrowings. The Company classifies these accounts as restricted cash on its balance sheet.

Certificates of Deposit

Certificates of deposit include investments in certificates of deposit held at financial institutions that carry original maturities of greater than three months. The Company had $1.3 million in certificates with terms greater than three months as of December 31, 2022. The Company had no certificates of deposit with original maturities of greater than three months at December 31, 2021.

Use of Estimates

The Company’s creation of consolidated financial statements that conform to United States Generally Accepted Accounting Principles ("GAAP") requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates govern areas such as the allowance for credit losses and the fair value of financial instruments and foreclosed assets. Actual results could differ from these estimates.

Investments in Joint Venture

In 2016, the Company entered into a joint venture agreement to develop and sell property we acquired as part of a Deed in Lieu of Foreclosure agreement reached with one of our borrowers. The joint venture owns a property located in Santa Clarita, California.

The Company accounts for its investment in the joint venture using the equity method of accounting. Under this method, the Company records its proportionate share of the joint venture’s net income or loss in the statement of operations.

On a periodic basis, or whenever events or circumstances arise that would necessitate analysis, management analyzes the Company’s investment in the joint venture for impairment. In this analysis, management compares the carrying value of the investment to the estimated value of the underlying real property. The Company records any impairment charges as a valuation allowance against the value of the asset. Management records these valuation changes as realized gains or losses on investment on the Company’s consolidated statements of operations. The Company determined that the investment in the joint venture was not impaired as of December 31, 2022.

Other Investments

In June 2022, MP Securities purchased two ten-year fixed annuities from insurance companies. These annuities each carry unique features, including guaranteed fixed income components, variable income components, premium bonuses, and potential withdrawal charges. The Company carries these investments at cost and adjusts for guaranteed income when such income is realized. The principal balances of these annuities are guaranteed but are not insured; however, management determined that the annuities were not impaired at December 31, 2022 and does not anticipate losses.

Loans Receivable

The Company reports loans that management has the intent and ability to hold for the foreseeable future at their outstanding unpaid principal balance adjusted for an allowance for loan losses, deferred loan fees and costs, and loan discounts.

Interest Accrual on Loans Receivable

The Company accrues loan interest income daily. Management defers loan origination fees and costs generated in making a loan. The Company amortizes these fees and costs as an adjustment to the related loan yield using the interest method.

Loan discounts can arise from interest accrued and unpaid which the Company adds to loan principal balances when it restructures the loan. The Company does not accrete discounts to income on impaired loans. However, when management determines that a previously impaired loan is no longer impaired, the Company begins accreting loan discounts to interest income over the term of the restructured loan. For loans purchased from third parties, loan discounts include differences between the purchase price and the recorded principal balance of the loan. The Company accretes these discounts to interest income over the term of the loan using the interest method.

Management considers a loan impaired if it concludes that the collection of principal or interest according to the terms of the loan agreement is doubtful. The Company stops the accrual of interest when management determines the loan is impaired.

For loans that the Company places on non-accrual status, management reverses all uncollected accrued interest against interest income. Management accounts for the interest on these loans on the cash basis or cost-recovery method until the loan qualifies for return to accrual status. It is not until all the principal and interest amounts contractually due are brought current and future payments are reasonably assured that the Company returns a loan to accrual status.

Allowance for Loan Losses

The Company sets aside an allowance for loan losses by charging the provision for loan losses account on the Company’s consolidated statements of income. This charge decreases the Company’s earnings. Management charges off the part of loan balances it believes it will not collect against the allowance. The Company credits subsequent recoveries, if any, to the allowance.

Loan Portfolio Segments and Classes

Management separates the loan portfolio into portfolio segments for purposes of evaluating the allowance for loan losses. A portfolio segment is defined as the level at which the Company develops and documents a systematic method for determining its allowance for loan losses. The Company segments the loan portfolio based on loan types and the underlying risk factors present in each loan type. Management periodically reviews and revises such risk factors, as it considers appropriate.

The Company’s loan portfolio consists of one segment – commercial loans. Management has segregated the loan portfolio into the following portfolio classes:

Loan Class	Class Description
Wholly-Owned First Collateral Position	Wholly-owned loans and the retained portion of loans originated by the Company and sold for which the Company possesses a senior lien on the collateral underlying the loan.
Wholly-Owned Junior Collateral Position

Wholly-owned loans and the retained portion of loans originated by the Company and sold for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral. This class also contains any loans that are not secured. These loans present higher credit risk than loans for which the Company possesses a senior lien due to the increased risk of loss should the loan default.

Participations First Collateral Position

Participated loans purchased from another financial entity for which the Company possesses a senior lien on the collateral underlying the loan. Loan participations purchased may present higher credit risk than wholly owned loans because disposition and direction of actions regarding the management and collection of the loans must be coordinated and negotiated with the other participants, whose best interests regarding the loan may not align with those of the Company.

Participations Junior Collateral Position

Participated loans purchased from another financial entity for which the Company possesses a lien on the underlying collateral that is superseded by another lien on the same collateral. Loan participations in the junior collateral position loans have higher credit risk than wholly owned loans and participated loans purchased where the Company possesses a senior lien on the collateral. The increased risk is the result of the factors presented above relating to both junior lien positions and participations.

Allowance for Loan Loss Evaluation

Management evaluates the allowance for loan losses on a regular basis. The Company establishes the allowance for loan losses based upon its periodic review of several factors management believes influences the collectability of the loans, including:

●	the Company’s loss history;
●	the characteristics and volume of the loan portfolio;
●	adverse conditions that may affect the borrower’s ability to repay;
●	the estimated value of any secured collateral; and
●	the current economic conditions.

This evaluation is subjective, as it requires estimates that are subject to significant revision as more information becomes available.

The allowance consists of general and specific components. The general component covers non-classified loans. Management bases the general reserve on the Company’s loss history adjusted for qualitative factors. These qualitative factors are significant factors management considers likely to cause estimated credit losses associated with the Company’s existing portfolio to differ from its historical loss experience. Management adjusts these factors on an on-going basis, some of which include:

●	changes in lending policies and procedures, including changes in underwriting standards and collection;
●	changes in national, regional, and local economic and industry conditions that affect the collectability of the portfolio, including the effects of the pandemic;
●	changes in the volume and severity of past due loans, the volume of non-accrual loans, and the volume and severity of adversely classified loans;
●	changes in the value of the collateral for collateral-dependent loans; and
●	the effect of credit concentrations.

Loans that management has classified as impaired receive a specific reserve. For such loans, an allowance is established when the carrying value of that loan is higher than the amount management expects to collect. Management uses multiple approaches to determine the amount the Company expects to collect. These include the discounted cash flow method, using the loan’s underlying collateral value reduced by expected selling costs, or using the observable market price of the impaired loan.

Impairment Analysis

Impaired loans include non-accrual loans, loans 90 days or more past due and still accruing, and restructured loans. Non-accrual loans are loans on which management has discontinued interest accruals. Restructured loans are loans in which the Company has granted the borrower a concession due to financial distress. Concessions are usually a reduction of the interest rate or a change in the original repayment terms.

The Company monitors impaired loans on an ongoing basis as part of management’s loan review and work out process. All loans in the loan portfolio are subject to impairment analysis. The Company reviews its loan portfolio monthly by examining several data points. These include reviewing delinquency reports, any new information related to the financial condition of its borrowers, and any new appraisal or other collateral valuation. Through this process, the Company identifies potential impaired loans. Management generally deems a loan is impaired when current facts and circumstances indicate that it is probable a borrower will be unable to make payments according to the loan agreement. If management has not already deemed a loan impaired, it will classify the loan as non-accrual when it becomes 90 days or more past due.

Management considers several factors when determining impairment status. These factors include the loan’s payment status, the value of any secured collateral, and the probability of collecting scheduled payments when due. Management generally does not classify loans that experience minor payment delays or shortfalls as impaired. Management determines the significance of payment delays or shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower. These circumstances include the length and reasons for the delay, the borrower’s payment history, and the amount of the shortfall in relation to the principal and interest owed.

Management measures impairment on a loan-by-loan basis using one of three methods:

●	the present value of expected future cash flows discounted at the loan’s effective interest rate;
●	the obtainable market price; or
●	the fair value of the collateral if the loan is collateral-dependent.

Troubled Debt Restructurings

A troubled debt restructuring is a loan for which the Company, for reasons related to a borrower’s financial difficulties, grants a concession to a borrower that the Company would not otherwise consider. A restructuring of a loan usually involves an interest rate modification, extension of the maturity date, payment reduction, or reduction of accrued interest owed on the loan on a contingent or absolute basis.

Management considers loans that it renews at below-market terms to be troubled debt restructurings if the below-market terms represent a concession due to the borrower’s troubled financial condition. The Company classifies troubled debt restructurings as impaired loans. For the loans that are not considered to be collateral-dependent, management measures troubled debt restructurings at the present value of estimated future cash flows using the loan’s effective rate at start of the loan. The Company reports the change in the present value of cash flows related to the passage of time as interest income. If the loan is considered to be collateral-dependent, impairment is measured based on the fair value of the collateral.

In accordance with industry standards, the Company classifies a loan as impaired if management has modified it as part of a troubled debt restructuring. However, troubled debt restructures, upon meeting certain performance conditions, are eligible to receive non-classified loan ratings (pass or watch) and to be moved out of non-accrual status. These loans continue to be included in total impaired loans but not necessarily in non-accrual or collateral-dependent loans.

The “Interagency Statement on Loan Modifications and Reporting for Financial Institutions Working with Customers Affected by the Coronavirus” was issued by banking regulators on March 22, 2020. This guidance encourages financial institutions to work prudently with borrowers who are or may be unable to meet their contractual payment obligations due to the effects of COVID-19.

Additionally, Section 4013 of the CARES Act further provided that loans modified due to the impact of COVID-19 that would otherwise be classified as TDRs under GAAP are not required to be so classified. Modifications within the scope of this relief were in effect from the period beginning March 1, 2020 until January 1, 2022.

In accordance with this guidance, we offered modifications to borrowers who were both impacted by COVID-19 and current on all principal and interest payments. As of December 31, 2022, the Company had no loans classified as non-TDR loan modifications due to COVID-19.

Loan Charge-offs

Management charges off loans or portions thereof when it determines the loans or portions of the loans are uncollectible. The Company evaluates collectability periodically on all loans classified as “Loans of Lesser Quality.” Key factors management uses in assessing a loan’s collectability are the financial condition of the borrower, the value of any secured collateral, and the terms of any workout agreement between the Company and the borrower. In workout situations, the Company charges off the amount deemed uncollectible due to the terms of the workout, the inability of the borrower to make agreed upon payments, and the value of the collateral securing the loan.

Credit Quality Indicators

The Company has established a loan grading system to assist its management in analyzing and monitoring the loan portfolio. The Company classifies loans it considers lesser quality (“classified loans”) as watch, special mention, substandard, doubtful, or loss assets. The loan grading system is as follows:

Pass:

The borrower has sufficient cash to fund debt services. The borrower may be able to obtain similar financing from other lenders with comparable terms. The risk of default is considered low.

Watch:

These loans exhibit potential or developing weaknesses that deserve extra attention from credit management personnel. If the developing weakness is not corrected or mitigated, there may be deterioration in the ability of the borrower to repay the debt in the future. Loans graded Watch must be reported to executive management and the Board of Managers. Potential for loss under adverse circumstances is elevated, but not foreseeable. Watch loans are considered pass loans.

Special mention:

These credit facilities exhibit potential or actual weaknesses that present a higher potential for loss under adverse circumstances, and deserve management’s close attention. If uncorrected, these weaknesses may result in deterioration of the repayment prospects for the loan at some future date.

Substandard:

Loans and other credit extensions bearing this grade are considered to be inadequately protected by the current sound worth and debt service capacity of the borrower or of any pledged collateral. These obligations, even if apparently protected by collateral value, have well-defined weaknesses related to adverse financial, managerial, economic, ministry, or environmental conditions which have clearly jeopardized repayment of principal and interest as originally intended. Furthermore, there is the possibility that some future loss will be sustained if such weaknesses are not corrected.

Doubtful:

This classification consists of loans that display the properties of substandard loans with the added characteristic that the severity of the weaknesses makes collection or liquidation in full highly questionable or improbable based upon currently existing facts, conditions, and values. The probability of some loss is very high, but because of certain important and reasonably specific factors, the amount of loss cannot be exactly determined. Such pending factors could include merger or liquidation, additional capital injection, refinancing plans, or perfection of liens on additional collateral.

Loss:

Loans in this classification are considered uncollectible and cannot be justified as a viable asset. This classification does not mean the loan has absolutely no recovery value, but that it is neither practical nor desirable to defer writing off this loan even though partial recovery may be obtained in the future.

Revenue Recognition

The Company recognizes two primary types of revenue: interest income and non-interest income.

Interest Income

The Company’s principal source of revenue is interest income from loans, which is not within the scope of ASU 2014-09, Revenue from Contracts with Customers and all subsequent amendments to the ASU (collectively, "ASC 606"). Refer to the discussion in “Loans Receivable” above to understand the Company’s recognition of interest income.

Non-interest Income

Non-interest income includes revenue from various types of transactions and services provided to customers. Contracts with customers can include multiple services, which are accounted for as separate “performance obligations” if they are determined to be distinct. Our performance obligations to our customers are generally satisfied when we transfer the promised good or service to our customer, either at a point in time or over time. Revenue from a performance obligation transferred at a point in time is recognized at the time that the customer obtains control over the promised good or service. Revenue from our performance obligations satisfied over time are recognized in a manner that depicts our performance in transferring control of the good or service, which is generally measured based on time elapsed, as our customers simultaneously receive and consume the benefit of our services as they are provided.

Payment for the majority of our services is considered to be variable consideration, as the amount of revenues we expect to receive is subject to factors outside of our control, including market conditions. Variable consideration is only included in revenue when amounts are not subject to significant reversal, which is generally when uncertainty around the amount of revenue to be received is resolved.

Wealth advisory fees

Generally, management recognizes wealth advisory fees over time as the Company renders services to its clients. The Company receives these fees either based on a percentage of the market value of the assets under management, or as a fixed fee based on the services the Company provides to the client. The Company’s delivery of these services represents its related performance obligations. The Company typically collects the wealth advisory fees at the beginning of each quarter from the client’s account. Management recognizes these fees ratably over the related billing period as the Company fulfills its performance obligation. In addition, management recognizes any commissions or referral fees paid related to this revenue ratably over the related billing period as the Company fulfills its performance obligation.

Investment brokerage fees

Investment brokerage fees arise from the selling, distribution, and trade execution services. The Company’s execution of these services fulfills its related performance obligations.

The Company also offers sales and distribution services, and earns commissions through the sale of annuity and mutual fund products. The Company acts as an agent in these transactions and recognizes revenue at a point in time when the customer executes a contract with a product carrier. The Company may also receive trailing commissions and 12b-1 fees related to mutual fund and annuity products. Management recognizes this revenue in the period when it is earned, estimating the revenue if necessary based on the balance of the investment and the commission rate on the product.

The Company earns and recognizes trade execution commissions on the trade date, which is when the Company fulfills its performance obligation. Payment for the trade execution is due on the settlement date.

Lending fees

Lending fees represent charges earned for services we provide as part of the lending process, such as late charges, servicing fees, and documentation fees. The Company recognizes late charges as earned when they are paid. The Company recognizes revenue on other lending fees in the period in which the Company has performed the service.

Gains on sales of loans receivable

From time to time, the Company sells participation interests in loans receivable that it services. Upon completion of the loan sale, the Company recognizes a gain based on certain factors including the maturity date of the loan, the percentage of the loan sold and retained, and the servicing rate charged to the participant on the sold portion.

Gains on debt extinguishment

Gains on debt extinguishment arise from agreements reached with the Company’s lenders to reduce the principal amount on outstanding debt. The amount of the gain is determined by the difference between the cash paid and the amount of principal and interest that is relieved as stipulated by the agreement.

Gains/losses on sales of foreclosed assets

The Company records a gain or loss from the sale of foreclosed assets when control of the property transfers to the buyer, which generally occurs at the time of an executed deed. When the Company finances the sale of a foreclosed asset to the buyer, the Company assesses whether the buyer is committed to perform their obligation under the contract and whether collectability of the transaction price is probable, among other factors. Once these criteria are met, the foreclosed asset is derecognized and the gain or loss on sale is recorded upon the transfer of control of the property to the buyer. In determining the gain or loss on the sale, the Company adjusts the transaction price and related gain (loss) on sale if a significant financing component is present.

Other non-interest income

Other non-interest income includes fees earned based on service contracts the Company has entered into with credit unions. The Company recognizes the revenue monthly based on the terms of the contracts, which require monthly payments for services the Company performs. Other non-interest income also includes realized income and gains on other investments.

Foreclosed Assets

Management records assets acquired through foreclosure or other proceedings at fair market value less estimated costs of disposal. Management determines the fair value at the date of foreclosure, which establishes a new cost for the asset. After foreclosure, the Company carries the asset at the lower of cost or fair value, less estimated costs of disposal. Management evaluates these real estate assets regularly to ensure that the recorded amount is supported by the current fair value and, if necessary, ensuring that valuation allowances reduce the carrying amount to fair value less estimated costs of disposal. Revenue and expense from the operation of the Company’s foreclosed assets and changes in the valuation allowance are included in net expenses from foreclosed assets. When the Company sells the foreclosed property, it recognizes a gain or loss on the sale equal to the difference between the net sales proceeds received and the carrying amount of the property.

Transfers of Financial Assets

Management accounts for transfers of financial assets as sales when the Company has surrendered control over the asset. Management deems the Company has surrendered control over transferred assets when:

●	the assets have been isolated from the Company;
●	the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred asset; and
●	the Company does not maintain effective control over the transferred asset through an agreement to repurchase it before its maturity.

The Company, from time to time, sells participation interests in mortgage loans it has originated or acquired. In order to recognize the transfer of a portion of a financial asset as a sale, the transferred portion, and any portion that continues to be held by the transferor must represent a participating interest, and the transfer of the participating interest must meet the conditions for surrender of control. To qualify as a participating interest:

●	each portion of a financial asset must represent a proportionate ownership interest in an entire financial asset;

●	from the date of transfer, all cash flows received from the entire financial asset must be divided proportionately among the participating interest holders in an amount equal to their respective share of ownership;
●	the transfer must be made on a non-recourse basis (other than standard representations and warranties made under the loan participation sale agreement);
●	the transfer may not be subordinate to any other participating interest holder; and
●	no party has the right to pledge or exchange the entire financial asset.

If the transaction does not meet either the participating interest or surrender of control criteria, management accounts for it as a secured borrowing arrangement.

Under some circumstances, when the Company sells a participation in a wholly-owned loan receivable that it services, it retains loan-servicing rights, and records a servicing asset that is initially measured at fair value. As quoted market prices are generally not available for these assets, the Company estimates fair value based on the present value of future expected cash flows associated with the loan receivable. The Company amortizes servicing assets over the life of the associated receivable using the interest method. Any gain or loss recognized on the sale of a loan receivable depends in part on both the previous carrying amount of the financial asset involved in the sale, allocated between the asset sold and the interest that continues to be held by the Company based on its relative fair value at the date of transfer, and the proceeds received.

Property and Equipment

The Company states its furniture, fixtures, equipment, and leasehold improvements at cost, less accumulated depreciation and amortization. Management computes depreciation on a straight-line basis over the estimated useful lives of the assets. The useful lives of the Company’s assets range from three to seven years.

Debt Issuance Costs

The Company’s debt consists of borrowings from financial institutions and obligations to investors incurred through the sale of investor notes. Management presents debt net of debt issuance costs, and amortizes debt issuance costs into interest expense over the contractual terms of the debt using the straight-line method.

Employee Benefit Plans

The Company records contributions to the qualified employee retirement plan as compensation cost in the period incurred. The Company has also entered into a Supplemental Executive Retirement Plan (the “SERP”) with its President and Chief Executive Officer, Joseph W. Turner, Jr. The Company records expenses related to the SERP based on the likelihood of the benefits vesting.

Leases

We recognize right-of-use (“ROU”) assets and lease liabilities on the balance sheet for leases with lease terms longer than 12 months. The recognition, measurement and presentation of lease expenses and cash flows depend on the classification by the lessee as a finance or operating lease.

The Company has operating leases for real estate. Its leases have remaining lease terms of 3 months to 2 years. Its lease agreements may include renewal or termination options for varying periods that are generally at our discretion. In lease term, the Company only includes those periods related to renewal options we are reasonably certain to exercise. However, the Company generally does not include these renewal options as it is not reasonably certain to renew at the lease commencement date. This determination is based on management’s consideration of certain economic, strategic, and other factors that are evaluated at lease commencement date and reevaluate throughout the lease term. Some leases also include options to terminate the leases and the Company only includes those periods beyond the termination date if management is reasonably certain not to exercise the termination option.

Some leasing arrangements require variable payments that are dependent on usage or may vary for other reasons, such as payments for insurance and tax payments. The variable part of lease payments is not included in our ROU assets or lease liabilities. Rather, variable payments, other than those dependent upon an index or rate, are expensed when the obligation for those payments is incurred and are included in lease expenses recorded in selling and administrative expenses on the Consolidated Statements of Operations.

If any of the lease agreements have both lease and non-lease components, the Company treats those as a single lease component for all underlying asset classes. Accordingly, all expenses associated with a lease contract are accounted for as lease expenses.

Leases with a term of 12 months or less are not recognized on the balance sheet, but rather expensed on a straight-line basis over the lease term.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Therefore, the Company passes through its income and expenses to its members for tax reporting purposes.

Tesoro Hills, LLC, is a joint venture in which the Company has an investment. Tesoro Hills, according to its operating agreement, has elected to be treated as a partnership for income tax purposes.

The Company and MP Securities are subject to a California LLC fee.

The Company uses a recognition threshold and a measurement attribute for the consolidated financial statement recognition and measurement of a tax position taken in a tax return. The Company recognizes benefits from tax positions in the consolidated financial statements only when it is more likely than not that the tax position will be sustained upon examination by the appropriate taxing authority that would have full knowledge of all relevant information. A tax position that meets the more-likely-than-not recognition threshold is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold are recognized in the first subsequent financial reporting period in which that threshold is met. Management derecognizes previously recognized tax positions that no longer meet the more-likely-than-not recognition threshold in the first subsequent financial reporting period in which that threshold is no longer met.

New accounting guidance

Accounting Standards Pending Adoption

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” ASU 2016-13 introduces an approach based on expected losses to estimate credit losses on certain types of financial instruments. ASU 2016-13 also modifies the impairment model for available-for-sale debt securities and provides for a simplified accounting model for purchased financial assets with credit deterioration since their origination. The guidance requires companies to apply the requirements in the year of adoption through cumulative adjustment with some aspects of the update requiring a prospective transition approach.

In October 2019, the FASB adopted a two-bucket approach to stagger the effective date for the credit losses standard for the fiscal years beginning after December 31, 2022 for certain entities, including certain Securities and Exchange Commission filers, public business entities, and private companies. As a smaller reporting company, the Company is eligible for delayed implementation of the standard. The Company’s preliminary evaluation indicates the provisions of ASU No. 2016-13 are expected to affect the level of the allowance for loan losses on the Company’s consolidated financial statements. Management has gathered all necessary data and reviewed potential methods to calculate the expected credit losses. The Company will use a third-party software solution to assist with the adoption of the standard.

The ASU allows for several different methods of calculating the Allowance for Credit Losses (“ACL”) and based on its analysis of observable data, the Company determined the probability of default method to be the most appropriate for all its loans.

The Company expects to record a one-time cumulative effect adjustment to the allowance for credit losses in retained earnings on the consolidated balance sheet as of the beginning of 2023, as is required in the guidance. The Company believes there will be an adjustment to the allowance of up to $300 thousand. In addition, the Company expects the allowance for unfunded commitments to be immaterial.

The qualitative impact of the new accounting standard will still be directed by many of the same factors that impacted the previous methodology for calculating the allowance, including but not limited to, quality and experience of staff, changes in the value of collateral, concentrations of credit in loan types and changes to lending policies. In addition, the Company will also use reasonable and supportable forecasts.

The actual impact from adopting this guidance may be subject to change based upon refinement and finalization of the model and associated assumptions, the implementation and testing of certain internal controls ensuring model effectiveness and management’s judgment.

In March 2022, the FASB issued ASU 2022-02, Financial Instruments—Credit Losses (Topic 326): Troubled Debt Restructurings and Vintage Disclosures. This ASU eliminates the accounting guidance for troubled debt restructurings (TDRs) by creditors in Subtopic 310-40, Receivables - Troubled Debt Restructurings by Creditors, while adding disclosures for certain loan restructurings by creditors when a borrower is experiencing financial difficulty. This guidance requires an entity to determine whether the modification results in a new loan or a continuation of an existing loan. Additionally, the ASU requires disclosure of current period gross write-offs by year of origination for financing receivables. This ASU is effective for the Company for fiscal years beginning after December 15, 2022. The Company adopted this guidance on January 1, 2023 and it did not have a material impact on the condensed consolidated financial statements.

Note 2. Pledged Cash and Restricted Cash

Under the terms of its debt agreements, the Company has the ability to pledge cash as collateral for its borrowings. At December 31, 2022 and December 31, 2021, the Company did not pledge cash for its term-debt or lines of credit. At December 31, 2022 and December 31, 2021, the Company had $7 thousand and $17 thousand, respectively, in cash pledged as collateral for its secured borrowings. See Note 3: Related Party Transactions for additional details. This amount is included in restricted cash in the table below.

The following table provides a reconciliation of cash, cash equivalents, and restricted cash reported within the statement of financial position to the amounts reported in the statements of cash flows (dollars in thousands):

	December 31,
	2022	2021
Cash and cash equivalents	$9,504	$28,080
Restricted cash	60	69
Total cash, cash equivalents, and restricted cash shown in the statements of cash flows	$9,564	$28,149

Other amounts included in restricted cash represent those required to be set aside with the Central Registration Depository (“CRD”) account with FINRA, as well as funds the Company has deposited with RBC Dain as clearing deposits. The Company may only use the CRD funds for certain fees charged by FINRA. These fees are paid to maintain the membership status of the Company or are related to the licensing of registered and associated persons of the Company.

Note 3. Related Party Transactions

Transactions with Equity Owners

Transactions with AdelFi Credit Union (“AdelFi”)

The tables below summarize transactions the Company conducts with AdelFi (formerly Evangelical Christian Credit Union), the Company’s largest equity owner.

Related party balances pertaining to the assets of the Company (dollars in thousands):

	December 31,	December 31,
	2022	2021
Total funds held on deposit at AdelFi	$443	$3,797
Loan participations purchased from and serviced by AdelFi	68	256

Related party transactions of the Company (dollars in thousands):

	Years ended
	December 31,
	2022	2021
Interest earned on funds held with AdelFi	$1	$2
Interest income earned on loans purchased from AdelFi	5	15
Fees paid to AdelFi from MP Securities Networking Agreement	9	8
Income from Successor Servicing Agreement with AdelFi	—	9
Rent expense on lease agreement with AdelFi	146	146

Loan participation interests purchased:

In the past, the Company purchased loan participation interests from AdelFi. Management negotiated the pass-through interest rates on these loans on a loan-by-loan basis. Management believes these negotiated terms were equivalent to those that would prevail in an arm’s length transaction. The Company did not purchase any loans from AdelFi during the years ended December 31, 2022 and 2021.

Loans sold:

From time to time, the Company may sell loans to AdelFi. The Company sold no loans to AdelFi during the years ended December 31, 2022 and 2021.

Lease and Services Agreement:

The Company leases its corporate offices and purchases other facility-related services from AdelFi pursuant to a written lease and services agreement. Management believes these terms are equivalent to those that prevail in arm’s length transactions.

MP Securities Networking Agreement with AdelFi:

MP Securities, the Company’s wholly-owned subsidiary, has entered into a Networking Agreement with AdelFi pursuant to which MP Securities agreed to offer investment and insurance products and services to AdelFi’s members that:

(1)	AdelFi or its Board of Directors has approved;
(2)	comply with applicable investor suitability standards required by federal and state securities laws and regulations;
(3)	are offered in accordance with National Credit Union Administration (“NCUA”) rules and regulations; and
(4)	comply with its membership agreement with Financial Industry Regulation Authority (“FINRA”).

The agreement entitles MP Securities to pay AdelFi a percentage of total revenue received by MP Securities from transactions conducted for or on behalf of AdelFi members. Either AdelFi or MP Securities may terminate the Networking Agreement without cause upon thirty days prior written notice.

Successor Servicing Agreement with AdelFi:

On October 5, 2016, the Company entered into a Successor Servicing Agreement with AdelFi. This agreement obligates the Company to serve as the successor loan servicing agent for certain mortgage loans designated by AdelFi. The Company will service these loans in the event AdelFi requests that the Company assume its obligation to act as the servicing agent for those loans. The original Agreement terminated in October 2019 and has converted to a month-to-month agreement. The agreement was terminated at the request of AdelFi in January 2022.

Transactions with America’s Christian Credit Union (“ACCU”)

The Company has several related party agreements with ACCU, one of the Company’s equity owners. The following describes the nature and dollar amounts of the material related party transactions with ACCU.

Related party balances pertaining to the assets of the Company (dollars in thousands):

	December 31,	December 31,
	2022	2021
Total funds held on deposit at ACCU	$246	$4,083
Dollar amount of outstanding loan participations sold to ACCU and serviced by the Company	964	1,830
Amount owed on ACCU secured borrowings	7	17
Amount owed on ACCU line of credit	3,000	2,000
Loans pledged on ACCU line of credit	6,823	6,768

Related party transactions of the Company (dollars in thousands):

	Years ended
	December 31,
	2022	2021
Interest earned on funds held with ACCU	$8	$21
Loans sold to ACCU	—	1,000
Dollar amount of secured borrowings made from ACCU	7	17
Dollar amount of draws on ACCU line of credit	3,000	2,000
Interest expense on ACCU borrowings	100	22
Income from broker services provided to ACCU by MPS	39	46
Fees paid based on MP Securities Networking Agreement with ACCU	94	84

Loan participation interests purchased:

The Company negotiates pass-through interest rates on loan participation interests purchased from ACCU on a loan-by-loan basis. Management believes these terms are equivalent to those that prevail in arm’s length transactions. The Company did not purchase any loans from ACCU during the years ended December 31, 2022 and 2021.

Loan participation interests sold:

From time to time, the Company sells loan participation interests in loans it originates and services to ACCU. The Company negotiates pass-through interest rates on loan participation interests sold to ACCU on a loan-by-loan basis. Management believes these terms are equivalent to those that prevail in arm’s length transactions.

Effective August 9, 2021, the Company entered into a Master Loan Participation Purchase and Sale Agreement (“the Master LP Agreement”) with ACCU. The Master LP Agreement is intended to facilitate the sale to ACCU of small participation interests in the Company’s originated loans. As a part of any transaction conducted under the Master LP Agreement, the borrower of the loan being sold would become a member of ACCU, thereby meeting the requirements of NCUA regulations that govern loan participation purchases by credit unions. This allows the Company to sell additional participations in the loan to other credit unions.

Sales made under the Master LP Agreement are done on a recourse basis, requiring the Company to repurchase the participation interest in the event of default by the borrower. Under a separate Deposit Control Agreement reached in conjunction with the Master LP Agreement, the Company deposits cash on a one-to-one basis as collateral to secure the participation interest sold to ACCU. This cash is considered restricted cash. The Company retains the ability to sell loan participation interests to ACCU outside of the Master LP Agreement.

As of December 31, 2022 and December 31, 2021, respectively, $7 thousand and $17 thousand had been sold and was outstanding under this agreement. This has been classified on the balance sheet as secured borrowings. The Company has deposited equal amounts of cash in an account at ACCU as collateral for these borrowings. These funds are considered restricted cash.

MP Securities networking agreement with ACCU:

MP Securities has entered into a Networking Agreement with ACCU pursuant to which MP Securities has agreed to offer investment and insurance products and services to ACCU’s members that:

(1)	ACCU or its Board of Directors has approved;
(2)	comply with applicable investor suitability standards required by federal and state securities laws and regulations;
(3)	are offered in accordance with NCUA rules and regulations; and
(4)	comply with its membership agreement with FINRA.

The agreement entitles MP Securities to pay ACCU a percentage of total revenue received by MP Securities from transactions conducted for or on behalf of ACCU members. Either ACCU or MP Securities may terminate the Networking Agreement without cause upon thirty days prior written notice.

Line of Credit:

On September 23, 2021, the Company entered into a Loan and Security Agreement with ACCU. The ACCU line of credit (“ACCU LOC”) is a $5.0 million short-term demand facility with a maturity date of September 23, 2023. See Note 10: Credit Facilities and Other Debt for additional terms and conditions. Management believes these terms are equivalent to those that prevail in arm’s length transactions. As of December 31, 2022 and December 31, 2021, respectively, there were $3.0 million and $2.0 million in borrowings outstanding on the ACCU line of credit.

Transactions with Kane County Teachers Credit Union (“KCT”)

Our Board Chairperson, R. Michael Lee, serves as the Chief Executive Officer and President of KCT. The following describes the nature and dollar amounts of the material related party transactions with KCTCU.

Related party balances pertaining to the assets of the Company (dollars in thousands):

	December 31,	December 31,
	2022	2021
Total funds held on deposit at KCT	$1,261	$1,018
Loans pledged on KCT line of credit	10,962	8,492
Outstanding loan participations sold to KCT and serviced by the Company	3,455	4,598

Related party transactions of the Company (dollars in thousands):

	Years ended
	December 31,
	2022	2021
Interest earned on funds held with KCT	$10	$18
Loans sold to KCT	56	2,847
Dollar amount of draws on KCT line of credit	2,000	3,825
Interest expense on KCT line of credit	15	40
Fees paid based on MP Securities Networking Agreement with KCT	69	35

Funds on deposit with KCT:

On January 13, 2020, the Company purchased $1.0 million of certificates of deposit from KCT. The certificates matured on October 13, 2021, and the funds were transferred to a savings account at KCT. On September 29, 2022, the Company purchased a $1.3 million certificate of deposit from KCT. The certificate matures on June 6, 2023 and carries an interest rate of 3.25%. This certificate is pledged as a compensating balance deposit on one of the lines of credit the Company holds with KCT.

Line of Credit:

On June 6, 2022, the Company terminated the existing $7.0 million Loan and Security Agreement with KCT Credit Union, an Illinois state chartered financial institution. It replaced this agreement with two short-term demand credit facilities, a $5.0 million warehouse line of credit (“KCT Warehouse LOC”) and a $5.0 million operating line of credit (“KCT Operating LOC”). See “Note 10: Credit Facilities and Other Debt” for additional terms and conditions of these credit facilities. Management believes these terms are equivalent to those that prevail in arm’s length transactions. As of and December 31, 2022 and December 31, 2021, there was no outstanding balance on either of the lines of credit with KCT.

MP Securities Networking Agreement:

MP Securities, the Company’s wholly-owned subsidiary, has entered into a Networking Agreement with KCT pursuant to which MP Securities agreed to offer investment and insurance products and services to KCT’s members that:

(1)	KCT or its Board of Directors has approved;

(2)	comply with applicable investor suitability standards required by federal and state securities laws and regulations;
(3)	are offered in accordance with National Credit Union Administration (“NCUA”) rules and regulations; and
(4)	comply with its membership agreement with FINRA.

The agreement entitles MP Securities to pay KCT a percentage of total revenue received by MP Securities from transactions conducted for or on behalf of KCT members. Either KCT or MP Securities may terminate the Networking Agreement without cause upon thirty days prior written notice.

Loan Participation Interests Sold:

Occasionally the Company sells loan participation interests to KCT in the normal course of business. The Company retains the right to service these participation loans sold to KCT, and it charges KCT a customary fee for servicing the loan. As of December 31, 2022 and December 31, 2021, respectively, the Company serviced $3.5 million and $4.6 million in loan participations that it has sold to KCT.

Transactions with Other Equity Owners

From time to time the Company will engage in transactions with other owners or related parties. Related party balances pertaining to the assets of the Company are as follows (dollars in thousands):

	December 31,	December 31,
	2022	2021
Outstanding loan participations sold to UFCU and serviced by the Company	$—	$4,275
Outstanding loan participations sold to NFCU and serviced by the Company	4,872	4,991
Outstanding notes payable to officers and managers	2,266	261

Loan Participations Sold:

The Company had a Loan Participation Agreement with UNIFY Financial Credit Union (“UFCU”), an owner of both the Company’s Class A Common Units and Series A Preferred Units. Under this agreement, the Company sold UFCU a $5.0 million loan participation interest in one of its mortgage loan interests on August 14, 2013. As part of this agreement, the Company retained the right to service the loan, and it charged UFCU a fee for servicing the loan. The loan related to this agreement paid off in 2022.

The Company has also entered into a Loan Participation Agreement with Navy Federal Credit Union (“NFCU”), an owner of both the Company’s Class A Common Units and Series A Preferred Units. Under this agreement, the Company sold NFCU a $5.0 million loan participation interest in one of its construction loans on March 20, 2020. As part of this agreement, the Company retained the right to service the loan, and it charges NFCU a fee for servicing the loan. Management believes the terms of the agreement are equivalent to those that prevail in arm’s length transactions for similar agreements entered into by other credit unions.

From time to time, the Company may purchase a loan participation interest from a related party. The Company and its related party will negotiate in good faith the terms and conditions of such a purchase and in accordance with the Company’s related party procedures and governance practices. Each party must approve such a purchase after full disclosure of the related party transaction and must include terms and conditions that would normally be included in arm’s length transactions conducted by independent parties.

Investor Notes Sold:

From time to time, the Company’s Board and members of its executive management team have purchased investor notes from the Company or have purchased investment products through MP Securities. Investor notes payable owned by related parties totaled $2.3 million and $261 thousand at December 31, 2022 and December 31, 2021.

Transactions with Subsidiaries

The Company has entered into several agreements with its subsidiary, MP Securities. The Company eliminates the income and expense related to these agreements in the consolidated financial statements. MP Securities serves as the managing broker for the Company’s public and private placement note offerings. MP Securities receives compensation related to these broker-dealer services ranging from 0.25% to 5.50% over the life of a note. The amount of the compensation depends on the length of the note and the terms of the offering under which MP Securities sold the note.

The Company also has entered into an Administrative Services Agreement with MP Securities. The Administrative Services Agreement provides services such as the use of office space, use of equipment, including computers and phones, and payroll and personnel services. The agreement stipulates that MP Securities will provide ministerial, compliance, marketing, operational, and investor relations-related services in relation to the Company’s investor note program. As stated above, the Company eliminates all intercompany transactions related to this agreement in its consolidated financial statements.

The Company’s subsidiary, MPF, serves as the collateral agent for the Company’s Secured Notes. The Company’s Prospectus for its Class 1A Notes and the private placement memorandum for the Company’s Secured Notes Offering describe the terms of these agreements.

Related Party Transaction Policy

The Board has adopted a Related Party Transaction Policy to assist in evaluating transactions the Company may enter into with a related party. Under this policy, a majority of the members of the Company’s Board and majority of its independent Board members must approve a material transaction that it enters into with a related party. As a result, all transactions that the Company undertakes with an affiliate or a related party are entered into on terms believed by management to be no less favorable than are available from unaffiliated third parties. In addition, a majority of the Company’s independent Board members must approve these transactions.

Note 4. Loans Receivable and Allowance for Loan Losses

The Company’s loan portfolio is comprised of one segment – commercial loans. See “Note 1 – Loan Portfolio Segments and Classes” to the Financial Statements. The loans fall into four classes:

●	wholly-owned loans for which the Company possesses the first collateral position;
●	wholly-owned loans that are either unsecured or for which the Company possesses a junior collateral position;
●	participated loans purchased for which the Company possesses the first collateral position; and
●	participated loans purchased for which the Company possesses a junior collateral position.

The Company primarily makes or purchases participations in loans that are made to evangelical churches and related organizations. The purpose of these loans is to purchase, construct, or improve facilities. Occasionally the company purchases conventional commercial loans to meet the Company’s liquidity and yield goals as well as to diversify the Company’s loan portfolio. Loan maturities extend through 2037. The loan portfolio had a weighted average rate of 6.46% and 6.21% as of December 31, 2022 and December 31, 2021, respectively. Loans receivable at December 31, 2022 and December 31, 2021, respectively include $7 thousand and $17 thousand in loan participations transferred under a recourse agreement.

The table below is a summary of the Company’s mortgage loans owned (dollars in thousands):

	December 31,	December 31,
	2022	2021
Commercial loans:
Real estate secured	$86,718	$98,858
Other secured	225	425
Unsecured	99	122
Total loans	87,042	99,405
Deferred loan fees, net	(208)	(304)
Loan discount	(207)	(220)
Allowance for loan losses	(1,551)	(1,638)
Loans, net	$85,076	$97,243

Allowance for Loan Losses

Management believes it has properly calculated the allowance for loan losses as of December 31, 2022 and December 31, 2021. The following table shows the changes in the allowance for loan losses for the years ended years ended December 31, 2022 and 2021 (dollars in thousands):

	December 31,	December 31,
	2022	2021
Balance, beginning of period	$1,638	$1,516
Provision (credit) for loan loss	(296)	122
Chargeoffs	—	—
Recoveries	209	—
Balance, end of period	$1,551	$1,638

The table below presents loans by portfolio segment (commercial loans) and the related allowance for loan losses. In addition, the table segregates loans and the allowance for loan losses by impairment methodology (dollars in thousands):

	Loans and Allowance for Loan Losses (by segment)
	As of
	December 31,	December 31,
	2022	2021
Loans:
Individually evaluated for impairment	$5,933	$9,688
Collectively evaluated for impairment	81,109	89,717
Balance	$87,042	$99,405

Allowance for loan losses:
Individually evaluated for impairment	$597	$290
Collectively evaluated for impairment	954	1,348
Balance	$1,551	$1,638

The Company has established a loan grading system to assist management in their analysis and supervision of the loan portfolio. The following tables summarize the credit quality indicators by loan class (dollars in thousands):

Credit Quality Indicators (by class)
As of December 31, 2022
	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total
Grade:
Pass	$46,155	$1,742	$1,035	$—	$48,932
Watch	32,080	29	68	—	32,177
Special mention	—	—	—	—	—
Substandard	3,840	1,590	—	—	5,430
Doubtful	503	—	—	—	503
Loss	—	—	—	—	—
Total	$82,578	$3,361	$1,103	$—	$87,042

Credit Quality Indicators (by class)
As of December 31, 2021
	Wholly-Owned First	Wholly-Owned Junior	Participation First	Participation Junior	Total
Grade:
Pass	$67,580	$2,007	$172	$—	$69,759
Watch	19,858	30	70	—	19,958
Special mention	—	—	—	—	—
Substandard	7,535	1,650	—	—	9,185
Doubtful	503	—	—	—	503
Loss	—	—	—	—	—
Total	$95,476	$3,687	$242	$—	$99,405

The following table sets forth certain information with respect to the Company’s loan portfolio delinquencies by loan class and amount (dollars in thousands):

Age Analysis of Past Due Loans (by class)
As of December 31, 2022
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing
Commercial loans:
Wholly-Owned First	$6,068	$—	$1,378	$7,446	$75,132	$82,578	$—
Wholly-Owned Junior	—	—	—	—	3,361	3,361	—
Participation First	—	—	—	—	1,103	1,103	—
Participation Junior	—	—	—	—	—	—	—
Total	$6,068	$—	$1,378	$7,446	$79,596	$87,042	$—

Age Analysis of Past Due Loans (by class)
As of December 31, 2021
	30-59 Days Past Due	60-89 Days Past Due	Greater Than 90 Days	Total Past Due	Current	Total Loans	Recorded Investment 90 Days or more and Accruing
Commercial loans:
Wholly-Owned First	$—	$—	$503	$503	$94,973	$95,476	$—
Wholly-Owned Junior	—	—	—	—	3,687	3,687	—
Participation First	—	—	—	—	242	242	—
Participation Junior	—	—	—	—	—	—	—
Total	$—	$—	$503	$503	$98,902	$99,405	$—

Impaired Loans

The following tables are summaries of impaired loans by loan class as of and for the years ended years ended December 31, 2022 and 2021, respectively. The unpaid principal balance reflects the contractual principal outstanding on the loan. Included in the balance of impaired loans are troubled debt restructurings that have been performing and have been upgraded to pass or watch since the modification date. The recorded balance reflects the unpaid principal balance less any interest payments that have been recorded against principal. The recorded investment reflects the recorded balance, plus accrued interest, less discounts taken. The related allowance reflects specific reserves taken on the impaired loans (dollars in thousands):

Impaired Loans (by class)	For the years ended
	December 31,	December 31,
	2022	2021
Wholly-Owned First
Average Recorded Investment	$14,644	$10,772
Interest Income Recognized	1,026	582
Wholly-Owned Junior
Average Recorded Investment	1,620	1,668
Interest Income Recognized	—	—
Participation First
Average Recorded Investment	—	—
Interest Income Recognized	—	—
Participation Junior
Average Recorded Investment	—	—
Interest Income Recognized	—	—
Total Impaired Loans
Average Recorded Investment	$16,264	$11,310
Interest Income Recognized	1,026	582

Impaired Loans (by class)	As of	As of
	December 31,	December 31,
	2022	2021
Wholly-Owned First
Recorded Investment with allowance	$3,008	$1,371
Recorded Investment with no Allowance	15,569	9,339
Total Recorded Investment	$18,577	$10,710
Related Allowance on Impaired Loans with Allowance	457	631
Unpaid Principal Balance	$18,734	$10,905
Wholly-Owned Junior
Recorded Investment with allowance	$1,590	$—
Recorded Investment with no Allowance	—	1,650
Total Recorded Investment	$1,590	$1,650
Related Allowance on Impaired Loans with Allowance	139	—
Unpaid Principal Balance	$1,685	$1,685
Participation First
Recorded Investment with allowance	$—	$—
Recorded Investment with no Allowance	—	—
Total Recorded Investment	$—	$—
Related Allowance on Impaired Loans with Allowance	—	—
Unpaid Principal Balance	$—	$—
Participation Junior
Recorded Investment with allowance	$—	$—
Recorded Investment with no Allowance	—	—
Total Recorded Investment	$—	$—
Related Allowance on Impaired Loans with Allowance	—	—
Unpaid Principal Balance	$—	$—
Total Impaired Loans
Recorded Investment with allowance	$4,598	$1,371
Recorded Investment with no Allowance	15,569	10,989
Total Recorded Investment	$20,167	$12,360
Related Allowance on Impaired Loans with Allowance	596	631
Unpaid Principal Balance	$20,419	$12,590

A summary of non-accrual loans by loan class is as follows (dollars in thousands):

Loans on Non-accrual Status (by class)
	December 31, 2022	December 31, 2021
Commercial loans:
Wholly-Owned First	$4,342	$6,162
Wholly-Owned Junior	1,590	1,650
Participation First	—	—
Participation Junior	—	—
Total	$5,932	$7,812

Beginning in April, 2020, the Company has taken measures to assist borrowers adversely affected by COVID-19 by deferring principal and/or interest payments. The concessions granted met the qualifications under Section 4013 of the CARES Act, and, as a result, the Company elected not to account for these modifications as troubled debt restructurings. The Company restructured one loan during the year ended December 31, 2021 that qualified as a CARES Act modification and was not accounted for as a troubled debt restructuring. This loan had an outstanding balance of $1.3 million at the time of the modification. The borrower resumed making contractual payment prior to December 31, 2021. As of December 31, 2021, no loans were under CARES Act deferrals. The Company did not restructure any loans that qualified as CARES Act modifications during the year ended December 31, 2022.

The Company restructured four loans during the year ended December 31, 2022. The Company restructured two loans during the year ended December 31, 2021.

A summary of troubled debt restructures by loan class during the years ended December 31, 2022 and 2021 is as follows (dollars in thousands):

Troubled Debt Restructurings (by class)
For the year ended December 31, 2022
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Recorded Investment At Period End
Commercial loans:
Wholly-Owned First	4	$8,385	$8,385	$8,464
Wholly-Owned Junior	—	—	—	—
Participation First	—	—	—	—
Participation Junior	—	—	—	—
Total	4	$8,385	$8,385	$8,464

Troubled Debt Restructurings (by class)
For the year ended December 31, 2021
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post- Modification Outstanding Recorded Investment	Recorded Investment At Period End
Commercial loans:
Wholly-Owned First	2	$5,387	$5,387	$5,313
Wholly-Owned Junior	—	—	—	—
Participation First	—	—	—	—
Participation Junior	—	—	—	—
Total	2	$5,387	$5,387	$5,313

Of the four loans the Company restructured in 2022, two were granted extended maturity dates when the borrower’s financial condition could not support a full renewal. One of these loans was a construction loan that still had amounts remaining to be drawn. Two months after the restructure, the borrower met the appropriate conditions, and the Company funded the remainder of the approved amount of the construction draws. The Company then renewed and converted the loan to an amortizing commercial real estate loan. One restructured loan was granted a period of six months of interest-only payments; the borrower had returned to making principal and interest payments prior to December 31, 2022. Finally, the Company reached a forbearance agreement with a borrower to restructure a loan, granting a reduced interest rate and interest-only payments for one year. None of the loans restructured during the year ended December 31, 2022 subsequently defaulted.

The Company had two previously restructured loans that were past maturity as of December 31, 2022. The Company has entered into forbearance agreements with the borrowers and is evaluating what actions it should undertake to protect its investment on these loans. These forbearance agreements include reduced monthly payment amounts and additional reporting requirements.

For loans modified in a troubled debt restructuring, the Company monitors borrower performance according to the terms of the restructure to determine whether there are any early indicators for future default. Management regularly evaluates loans modified in a troubled debt restructuring for potential further impairment and will make adjustments to the risk ratings and specific reserves associated with troubled debt restructurings as deemed necessary.

As of December 31, 2022, no additional funds were committed to be advanced in connection with loans modified as troubled debt restructurings.

Note 5. Investments

Joint Venture

In December 2015, the Company finalized an agreement with Intertex Property Management, Inc., a California corporation, to enter into a joint venture to form Tesoro Hills, LLC (the “Valencia Hills Project”). Intertex is a managing member of the LLC, with authority to direct operations. The Company is a non-managing member with no authority beyond limited rights granted to the Company by the operating agreement. The Valencia Hills Project is a joint venture that will develop and market property formerly classified by the Company as a foreclosed asset. In January 2016, the Company transferred ownership in the foreclosed asset to the Valencia Hills Project. In addition, the Company reclassified the carrying value of the property from foreclosed assets to an investment in a joint venture. The Company’s initial investment in the joint venture was $900 thousand and represented 100% of the ownership of the joint venture. The Company’s ownership percentage in the joint venture was 74% as of December 31, 2022 and 2021.

The value of the Company’s investment in the joint venture was $870 thousand and $882 thousand, as of December 31, 2022 and 2021, respectively. Management’s impairment analysis of the investment as of December 31, 2022 has determined that the investment is not impaired.

Certificates of Deposit

The Company held an investment in a certificate of deposit with an original maturity greater than three months at December 31, 2022.

Details of certificates with original maturities of greater than three months owned by the Company as of December 31, 2022, are as follows (dollars in thousands):

Certificate	Open Date	Certificate Amount	Interest Rate	Maturity Date
CD 1	9/29/2022	$1,250	3.25%	6/6/2023

The certificate identified above was purchased from KCT and is pledged as a compensating balance under the terms of the KCT Warehouse LOC. See “Note 10: Credit Facilities and Other Debt” for additional terms and conditions of these credit facilities.

The Company owned no certificates of deposit with an original maturity greater than three months at December 31, 2021.

Other Investments

In June 2022, the Company entered into two indexed annuity insurance contracts whereby an insurance company guarantees a fixed rate of return in exchange for holding a deposit from the Company for the contracted period of ten years. The Company recognized $18 thousand in income on these investments during the year ended December 31, 2022.

Additional information related to these investments is as follows (dollars in thousands):

				Income for the year ended
Investment Type	Maturity Date	Original Cost	Net Carrying Amount	December 31, 2022	December 31, 2021
Fixed annuity	June 2032	$1,000	$1,018	$18	$—

Note 6. Revenue Recognition

The Company recognizes two primary types of revenue: interest income and non-interest income. The following tables reflect the Company’s non-interest income disaggregated by financial statement line item. Items outside of scope of ASC 606 are noted as such (dollars in thousands):

	December 31,
	2022	2021
Non-interest income, in scope of ASC 606
Broker-dealer fees and commissions	$838	$878
Gains on loan sales	13	64
Gain on sale of foreclosed assets	—	44
Other investment income	18	—
Other non-interest income	—	9
Non-interest income, out of scope, ASC 606
Lending fees	186	207
Gain on debt extinguishment	2,537	2,398
Total non-interest income	$3,592	$3,600

In accordance with our accounting policies as governed by ASC 606, Revenue from Contracts with Customers, the following table separates revenue from contracts with customers into categories that are based on the nature, amount, timing, and uncertainty of revenue and cash flows associated with each product and distribution channel. Non-interest revenue earned by the Company’s broker-dealer subsidiary, MP Securities, comprises security commissions, sale of investment company shares, insurance product revenue, and advisory fee income. Security commission revenue represents the sale of over-the-counter stock, unit investment trusts, and variable annuities. The revenue earned from the sale of these products is recognized upon satisfaction of performance obligations, which occurs on the trade date and is considered transactional revenue. The Company also earns revenue from the management of invested assets, which is recognized monthly, as earned, based on the average asset value, and is referred to as Assets Under Management revenue (“AUM”).

	For the twelve months ended
(dollars in thousands)	December 31, 2022	December 31, 2021
Broker-dealer revenue
Securities commissions
Transactional	$109	$131
AUM	61	40
Total	170	171
Sale of investment company shares
Transactional	22	34
AUM	80	98
Total	102	132
Other insurance product revenue
Transactional	179	187
AUM	48	48
Total	227	235
Advisory fee income
Transactional	1	3
AUM	338	337
Total	339	340
Total broker-dealer revenue
Transactional	311	355
AUM	527	523
Total broker-dealer revenue	$838	$878

Note 7. Loan Transfers and Servicing

A summary of loan participation sales and servicing assets are as follows (dollars in thousands):

	As of and for the years ended
	December 31,	December 31,
	2022	2021
Participation loans interests sold by the Company during the year	$3,716	$14,053
Total participation interests sold and serviced by the Company	34,946	46,056
Servicing income	153	189

Servicing Assets
Balance, beginning of period	$170	$147
Additions:
Servicing obligations from sale of loan participations	19	81
Subtractions:
Amortization	(66)	(58)
Balance, end of period	$123	$170

ACCU Loan Participation Agreement

As detailed in Note 3: Related Party Transactions, effective August 9, 2021, the Company entered into a Master Loan Participation Purchase and Sale Agreement with ACCU. Sales made under the Master LP Agreement will be done on a recourse basis, requiring the Company to repurchase the participation interest in the event of default by the borrower.

During the year ended years ended December 31, 2022 and 2021, the Company sold loan participations to ACCU under the provisions of the Master LP Agreement that totaled $7 thousand and $17 thousand,

respectively. Due to the recourse provisions of the agreement, the participation sales made under the agreement are classified as secured borrowings and are presented separately on the Company’s balance sheet.

Note 8: Foreclosed Assets

The Company’s investment in foreclosed assets consisted of one property that was valued at $301 thousand at December 31, 2022 and 2021. There was no allowance for losses on foreclosed assets at December 31, 2022 and 2021. The Company did not record any loss provisions on foreclosed assets during the years ended December 31, 2022 and 2021.

During the year ended December 31, 2021, the Company sold a residential property it had acquired in a foreclosure action that had previously been completely written off. The Company realized a gain of $44 thousand on this sale.

Expenses applicable to foreclosed assets include the following (dollars in thousands):

	Foreclosed Asset Expenses for the years ended December 31,
	2022	2021
Operating expenses	$10	$22
Total expenses	$10	$22

Note 9. Premises and Equipment

The tables below summarize our premises and equipment (dollars in thousands):

	As of
	December 31,	December 31,
	2022	2021

Furniture and office equipment	$528	$522
Computer system	220	214
Leasehold improvements	43	43
Total premises and equipment	791	779
Less accumulated depreciation and amortization	(651)	(607)
Premises and equipment, net	$140	$172

	2022	2021

Depreciation and amortization expense for the years ended December 31,	$44	$48

Note 10. Credit Facilities and Other Debt

Details of the Company’s debt facilities as of December 31, 2022 are as follows (dollars in thousands):

Nature of Borrowing	Interest Rate	Interest Rate Type	Amount Outstanding	Monthly Payment	Maturity Date	Loan Collateral Pledged	Cash Pledged

KCT Warehouse LOC	5.250%	Variable	$—	$—	6/6/2023	$6,160	$—
KCT Operating LOC	5.250%	Variable	—	—	6/6/2023	4,835	—
ACCU LOC	4.000%	Variable	3,000	—	9/23/2023	6,823	—
ACCU Secured	Various	Fixed	7	—	Various	—	7

Term-Debt Credit Facility

The Company had a secured term-debt credit facility with OSK VII, LLC, an investment fund (“OSK”). The original obligation on this debt was an $87.3 million credit facility refinancing transaction, which was entered into on November 4, 2011, with the National Credit Union Administration Board As Liquidating Agent of Members United Corporate Federal Credit Union. On June 28, 2019, NCUA assigned all its rights, title, and interest under the credit facility to OSK. The facility was non-revolving and did not include an option to renew or extend additional credit. Additionally, the facility does not contain a prepayment penalty. Under the terms of the credit facility, the Company was required to maintain a minimum collateralization ratio of at least 120%. If at any time the Company had failed to maintain its required minimum collateralization ratio, it would have been required to deliver cash or qualifying mortgage loans in an amount sufficient to meet its obligation to maintain a minimum collateralization ratio. The facility’s interest rate was 2.525%. The collateral securing the facility at December 31, 2021 satisfied the 120% minimum ratio. In addition, the credit facility included several borrower covenants. The Company was in compliance with these covenants as of December 31, 2021. On March 5, 2021, the Company made a $14.3 million principal prepayment on this facility and realized a $2.3 million gain on the extinguishment of debt because of this payment. On January 6, 2022, the Company made a $16.5 million principal prepayment on this facility and realized a $1.5 million gain on the extinguishment of debt. On June 29, 2022, and September 29, 2022, the Company made $3.3 million principal prepayments on this facility and realized $300 thousand gains on the extinguishment of debt on of each of these payments. The Company was in compliance with its covenants under the facility at the time of these payments.

On November 4, 2022, the Company paid off the remaining $5.4 million in outstanding principal on the term-debt credit facility. The term-debt credit facility is now terminated and satisfied in whole. The Company negotiated to settle the remaining $5.4 million in principal outstanding at a discount resulting in a gain on debt extinguishment of $437 thousand.

Paycheck Protection Program Loan

On April 27, 2020, MP Securities applied for and received a Paycheck Protection Program loan (“PPP Loan”) granted under the CARES Act in the amount of $111 thousand. According to the terms of the program, as administered by the Small Business Association (“SBA”), payments on the loan were deferred and deferred interest was capitalized into the principal balance of the loan. In addition, qualifying amounts of the principal balance of the loan and deferred interest were eligible to be forgiven if MP Securities retained employees and maintained salary levels for its existing employees. On March 5, 2021, the SBA forgave all principal and accrued interest due on this loan.

KCT Lines of Credit

On September 30, 2020, Ministry Partners Investment Company, LLC, entered into a Loan and Security Agreement with KCT Credit Union, an Illinois state chartered financial institution. On June 6, 2022, the

Company and KCT mutually agreed to terminate this facility and entered into two new facilities. The first facility, the KCT Warehouse LOC, is a $5.0 million short-term demand credit facility with a one-year maturity date ending on June 6, 2023. The KCT Warehouse LOC will automatically renew for another one-year term unless either party furnishes written notice at least 30 days prior to the termination date that it does not intend to renew the agreement. The Company has secured the KCT Warehouse LOC with certain of its mortgage loan investments.

The Company may draw funds on the KCT Warehouse LOC at any time until the line is fully drawn. Repayment of each advance is due 120 days after the advance is made or earlier if a collateral loan becomes more than 60 days delinquent, and the Company fails to cure such deficiency. The interest rate on the KCT Warehouse LOC is equal to the prime rate at the time of the draw plus 0.50%. At December 31, 2022, the interest rate on the KCT Warehouse LOC was 5.25%. To secure its obligations under the KCT Warehouse LOC, the Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed on the KCT Warehouse LOC. The minimum ratio must equal at least 120%. The KCT Warehouse LOC also requires the Company to maintain a deposit of 25% of the total line limit to borrow on the facility. In September 2022, the Company purchased a $1.25 million certificate of deposit from KCT that satisfies this requirement. A total of $6.2 million in loans were pledged on this facility as of December 31, 2022. At December 31, 2022, there were no outstanding borrowings on the KCT Warehouse LOC.

In addition, on June 6, 2022, the Company entered into an Operating Line of Credit Loan and Security Agreement with the KCT, the KCT Operating LOC. The KCT Operating LOC is a $5.0 million short-term demand credit facility with a one-year maturity date ending on June 6, 2023. The KCT Operating LOC will automatically renew for another one-year term unless either party furnishes written notice at least 30 days prior to the termination date that it does not intend to renew the agreement. The Company must secure a minimum of 25% of the line with cash while the remaining portion of the KCT Operating LOC may be secured by certain of its mortgage loan investments.

The Company may draw funds on the KCT Operating LOC at any time until the line is fully drawn. Repayment by the termination date or earlier if a collateral loan becomes more than 60 days delinquent, and the Company fails to cure such deficiency. The interest rate on the KCT Warehouse LOC is equal to the prime rate at the time of the draw plus 0.50%. At December 31, 2022, the interest rate on the KCT Warehouse LOC was 5.25%. To secure its obligations under the KCT Operating LOC, the Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking the outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed less the secured cash on the KCT Operating LOC. The minimum ratio must equal at least 120%. A total of $4.8 million in loans were pledged on this facility as of December 31, 2022. At December 31, 2022, there were no outstanding borrowings on the KCT Operating LOC.

The KCT Operating LOC and the KCT Warehouse LOC both contain typical affirmative covenants for a credit facility of this nature, including requiring that the Company maintain the pledged collateral free of liens and encumbrances, timely pay the amounts due under the facility and provide KCT with current financial statements and monthly reports. The Company will also be required to comply with certain financial covenants including maintaining a net worth of at least $5.0 million dollars, ensuring that its net worth is equal to at least 5% of its total liabilities and that it will maintain minimum liquidity that equals or exceeds 120% of the outstanding amount owed under the KCT Operating LOC and the KCT Warehouse LOC at the end of each calendar month.

ACCU Line of Credit

On September 23, 2021, Ministry Partners Investment Company, LLC, entered into a Loan and Security Agreement with ACCU (“ACCU LOC”). The ACCU LOC is a revolving $5.0 million short-term demand credit facility with a one-year maturity date of September 23, 2023. The facility carried an outstanding balance of $3.0 million and $2.0 million at December 31, 2022 and December 31, 2021, respectively. The interest rate on the facility is equal to the Prime Rate as published in the Wall Street Journal plus 0.75%. This rate will be adjusted on January 10th each year to account for the current Prime Rate but cannot be adjusted below 4.00%. The interest rate on the ACCU LOC was 4.00% on December 31, 2022. The ACCU LOC will automatically renew for one additional one-year term unless either party furnishes written notice at least thirty (30) days prior to the termination date that it does not intend to renew the agreement.

The Company may draw funds on the ACCU LOC at any time until the line is fully drawn. All outstanding principal and interest amounts are due on the maturity date. To secure its obligations under the ACCU LOC, the Company has agreed to grant a priority first lien and security interest in certain of its mortgage loan investments and maintain a minimum collateralization ratio measured by taking outstanding balance of mortgage notes pledged under the facility as compared to the total amount of principal owed on the ACCU LOC. The minimum ratio must equal at least 120%. The Company must also maintain minimum liquidity that equals or exceeds $10.0 million at all times during the term of the loan. The ACCU LOC contains typical affirmative covenants for a credit facility of this nature. The Company was in compliance with these covenants at years ended December 31, 2022 and 2021. A total of $6.8 million in loans were pledged on this facility as of December 31, 2022 and December 31, 2021.

ACCU Secured Borrowings

As detailed in Note 3: Related Party Transactions, on August 9, 2021, the Company entered into a Master Loan Participation Purchase and Sale Agreement with ACCU. The participations sold under the Master LP Agreement are considered secured borrowings and are presented as such on the Company’s balance sheet. $7 thousand and $17 thousand in secured borrowings were outstanding under the Master LP Agreement as of December 31, 2022 and December 31, 2021, respectively.

Note 11. Investor Notes Payable

The table below provides information on the Company’s investor notes payable (dollars in thousands):

		As of		As of
		December 31, 2022		December 31, 2021
SEC Registered Public Offerings	Offering Type	Amount	Weighted Average Interest Rate	Amount	Weighted Average Interest Rate
Class 1 Offering	Unsecured	$—	—%	$3,654	4.45%

Class 1A Offering	Unsecured	20,698	4.27%	27,116	4.11%
2021 Class A Offering	Unsecured	45,935	4.04%	34,524	3.20%
Public Offering Total		$66,633	4.11%	$65,294	3.65%

Private Offerings
Subordinated Notes	Unsecured	$12,525	4.56%	$11,526	4.47%
Secured Notes	Secured	—	—%	—	—%
Private Offering Total		$12,525	4.56%	$11,526	4.47%

Total Notes Payable		$79,158	4.19%	$76,820	3.77%

Notes Payable Totals by Security
Unsecured Total	Unsecured	$79,158	4.19%	$76,820	3.77%
Secured Total	Secured	$—	—%	$—	—%

Future maturities for the Company’s investor notes during the twelve-month periods ending December 31, are as follows (dollars in thousands):

2023	$23,682
2024	17,574
2025	15,211
2026	13,990
2027	8,701
79,158
Debt issuance costs	58
Notes payable, net of debt issuance costs	$79,100

Debt issuance costs related to the Company’s notes payable were $58 thousand and $88 thousand at December 31, 2022 and December 31, 2021, respectively.

The notes are payable to investors who have purchased the securities. Notes pay interest at stated spreads over an index rate. The investor may reinvest the interest or have the interest paid to them at their option. The Company may repurchase all or a portion of notes at any time at its sole discretion. In addition, the Company may allow investors to redeem their notes prior to maturity at its sole discretion.

SEC Registered Public Offerings

Class 1 Offering

In January 2015, the Company registered its Class 1 Notes with the SEC. The Company discontinued the sale of its Class 1 Note Offering when it expired on December 31, 2017. The offering included two categories of notes, including a fixed interest note and a variable interest note. The Class 1 Notes contain restrictive covenants pertaining to paying dividends, making redemptions, acquiring, purchasing, or making certain payments, requiring the maintenance of minimum tangible net worth, limitations on the issuance of additional notes, and incurring of indebtedness. The Company was in compliance with these covenants as of December 31, 2021. The Company issued the Class 1 Notes under a Trust Indenture between the Company and U.S. Bank. There were no outstanding Class 1 Notes as of December 31, 2022.

Class 1A Offering

In February 2018, the Company launched its Class 1A Notes Offering. Pursuant to a Registration Statement declared effective on February 27, 2018, the Company registered $90 million of its Class 1A Notes in two series – fixed and variable notes. The Class 1A Notes are unsecured. The interest rate paid on the Fixed Series Notes is determined in reference to a Constant Maturity Treasury Index published by the U.S. Department of Treasury (“CMT Index”) in effect on the date that the note is issued plus a rate spread as described in the Company’s Class 1A Prospectus. The variable index in effect on the date the interest rate is set determines the interest rate paid on a Variable Series Note. The CMT Index refers to the Constant Maturity Treasury rates published by the U.S. Department of Treasury for actively traded Treasury securities. The variable index is equal to the 3-month LIBOR rate. The Company issued the Class 1A Notes under a Trust Indenture entered into between the Company and U.S. Bank.

2021 Class A Offering

In January 2021, the Company launched its 2021 Class A Notes Offering. Pursuant to a Registration Statement declared effective on January 8, 2021, the Company registered $125 million of its 2021 Class A Notes in two series – fixed and variable notes. The 2021 Class A Notes are unsecured. Like the Class 1A Notes Offering, the interest rate paid on the Fixed Series Notes is determined in reference to a CMT Index published by the U.S. Department of Treasury in effect on the date that the note is issued plus a rate spread as described in the Company’s 2021 Class A Prospectus. The variable index in effect on the date the interest rate is set determines the interest rate paid on a Variable Series Note. The CMT Index refers to the Constant Maturity Treasury rates published by the U.S. Department of Treasury for actively traded Treasury securities. The variable index is equal to the 3-month LIBOR rate. The Company issued the 2021 Class A Notes under a Trust Indenture entered into by and between the Company and U.S. Bank.

Private Offerings

Series 1 Subordinated Capital Notes (“Subordinated Notes”)

In June 2018, the Company renewed the offer and sale of its Subordinated Notes initially launched in February 2013. The Company offers the notes pursuant to a limited private offering to qualified investors that meet the requirements of Rule 506 of Regulation D. The Company offers the Subordinated Notes with maturity terms from 12 to 60 months at an interest rate fixed on the date of issuance, as determined by the then current seven-day average rate reported by the U.S. Federal Reserve Board for interest rate swaps.

Under the Subordinated Notes offering, the Company is subject to certain covenants, including limitations on restricted payments, limitations on the amount of notes that it can sell, restrictions on mergers and acquisitions, and proper maintenance of books and records. The Company was in compliance with these covenants at December 31, 2022 and December 31, 2021.

Note 12. Commitments and Contingencies

Unfunded Commitments

The Company is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include undisbursed loans, un-advanced lines of credit, and standby letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.

The contractual amount of these commitments represents the Company’s exposure to credit loss. The Company uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

The table below shows the outstanding financial instruments whose contract amounts represent credit risk (dollars in thousands):

	Contract Amount at:
	December 31, 2022	December 31, 2021
Undisbursed loans	$355	$270

Undisbursed loans are commitments for possible future extensions of credit to existing customers. These loans are sometimes unsecured and the borrower may not necessarily draw upon the line the total amount of the commitment. Commitments to extend credit are generally at variable rates.

Operating Leases

The Company has lease agreements for its offices in Brea and Fresno, California. The Brea office lease expires in December 2023. The lease does not contain any additional options to renew. The Fresno office lease expires in April 2025. There are no options to renew in the lease agreement. The Company also has a lease agreement for a vehicle used by management. The lease for the vehicle terminates in December 2024. The Company has determined that these leases are operating leases.

The table below presents information regarding our existing operating leases (dollars in thousands):

	For the Year Ended
	2022	2021
Lease cost
Operating lease cost	$175	$174
Other information
Cash paid for operating leases	$185	$174
Right-of-use assets obtained in exchange for operating lease liabilities	$106	$—
Lease liabilities recorded	$101	$—
Weighted average remaining lease term (in years)	1.46	1.96
Weighted-average discount rate	4.33%	4.71%

Future minimum lease payments and lease costs for the twelve months ending December 31 are as follows (dollars in thousands):

	Lease Payments	Lease Costs
2023	$191	$176
2024	36	29
2025	10	10
Total	$237	$215

Note 13. Office Operations and Other Expenses

Office operations and other expenses comprise the following (dollars in thousands):

	December 31, 2022	December 31, 2021
Technology and communication expenses	$396	$357
Insurance	382	350
Lease and occupancy expense	211	192
Outsourced operations	160	131
Staff and travel expense	109	71
Loan expenses	42	53
Clearing firm fees	60	63
Other	131	98
Total	$1,491	$1,315

Note 14. Preferred and Common Units Under LLC Structure

Holders of the Series A Preferred Units are entitled to receive a quarterly cash dividend that is 25 basis points higher than the one-year LIBOR rate in effect on the last day of the calendar month for which the preferred return is approved. The Company has also agreed to set aside an annual amount equal to 10% of its net profits earned for any year, after subtracting from profits the quarterly Series A Preferred Unit dividends paid, for distribution to its Series A Preferred Unit holders.

The Series A Preferred Units have a liquidation preference of $100 per unit and have no voting rights. They are also subject to redemption in whole or in part at the Company’s election on December 31 of any year for an amount equal to the liquidation preference of each unit, plus any accrued and declared but unpaid quarterly dividends and preferred distributions on such units. The Series A Preferred Units have priority as to earnings and distributions over the Common Units. The resale of the Company’s Series A Preferred Units and Common Units are subject to the Company’s first right of refusal to purchase units proposed to be transferred. Upon the Company’s failure to pay quarterly dividends for four consecutive quarters, the holders of the Series A Preferred Units have the right to appoint two managers to its Board of Managers.

The Class A Common Units have voting rights, but have no liquidation preference or rights to dividends, unless declared.

Note 15. Retirement Plans

401(k)

All of the Company’s employees are eligible to participate in the Automated Data Processing, Inc. (“ADP”) 401(k) plan effective as of the date their employment commences. No minimum service is required and the minimum age is 21. Each employee may elect voluntary contributions not to exceed 86% of salary, subject to certain limits based on U.S. tax law. The plan has a matching program, which qualifies as a Safe Harbor 401(k) plan. As a Safe Harbor Section 401(k) plan, the Company matches each eligible employee’s contribution, dollar for dollar, up to 3% of the employee’s compensation, and 50% of the employee’s contribution that exceeds 3% of their compensation, up to a maximum contribution of 5% of the employee’s compensation. Company matching contributions for the years ended December 31, 2022 and 2021 were $80 thousand and $67 thousand, respectively.

Profit Sharing

The profit sharing plan is for all employees who, at the end of the calendar year, are at least 21 years old, still employed, and have at least 900 hours of service during the plan year. The Company’s Board of Managers determines the amount annually contributed on behalf of each qualified employee. The Company determines the amount by calculating it as a percentage of the eligible employee’s annual earnings. Plan forfeitures are used to reduce the Company’s annual contribution. The Company did not make or approve a profit sharing contribution to the plan during the years ended December 31, 2022 and 2021.

Supplemental Executive Retirement Plan

On March 30, 2022, the Company entered into a Supplemental Executive Retirement Plan (the “SERP”) with its President and Chief Executive Officer, Joseph W. Turner, Jr. The SERP is an unfunded non-qualified plan that is intended to provide Mr. Turner with a fixed benefit over a ten-year period after Mr. Turner incurs a separation from service with the Company. The SERP has been established as a supplemental retirement and death benefits arrangement that conforms with the provisions of Section 409(A) of the Internal Revenue Code. If Mr. Turner retires on or after his expected retirement date, he will be entitled to receive $60,000 per year over a ten-year period, payable in equal monthly installments commencing the first day of the month following his separation from service.

For purposes of the SERP, Mr. Turner’s accrued benefit is subject to a maximum sum of $600,000, with payments made annually in equal monthly installments over a ten-year period. The Company is liable for the entire amount of this benefit unless Mr. Turner incurs a separation of service prior to the vesting date in August 2024. The Company’s management has determined that such a separation is unlikely to occur prior to the vesting date and has accrued the entire benefit as of December 31, 2022.

Note 16. Fair Value Measurements

Fair Value Measurements Using Fair Value Hierarchy

The Company classifies measurements of fair value within a hierarchy based upon inputs that give the highest priority to quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The Company did not change its methodology in measuring fair value during the year ended December 31, 2022. The fair value hierarchy is as follows:

●	Level 1 inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets.
●	Level 2 inputs include:
o	quoted prices for similar assets and liabilities in active markets,
o	quoted prices for identical assets and liabilities in inactive markets,

o	inputs that are observable for the asset or liability (such as interest rates, prepayment speeds, credit risks, etc.); or
o	inputs that are derived principally from or corroborated by observable market data by correlation or by other means.
●	Level 3 inputs are unobservable and reflect an entity’s own assumptions about the assumptions that market participants would use in pricing the assets or liabilities.

In certain cases, the inputs used to measure fair value may fall into different levels of the fair value hierarchy. In such cases, the level in the fair value hierarchy within which the fair value measurement in its entirety falls has been determined based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment, and considers factors specific to the asset or liability.

Fair Value of Financial Instruments

The following tables show the carrying amounts and estimated fair values of the Company’s financial instruments (dollars in thousands):

		Fair Value Measurements at December 31, 2022 using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
FINANCIAL ASSETS:
Cash and restricted cash	$9,564	$9,564	$—	$—	$9,564
Certificates of deposit	1,250	—	1,243	—	1,243
Loans, net	85,076	—	—	83,525	83,525
Investments in joint venture	870	—	—	870	870
Other investments	1,018	—	—	1,018	1,018
Accrued interest receivable	477	—	—	477	477
FINANCIAL LIABILITIES:
Lines of credit	$3,000	$—	$—	$3,026	$3,026
Other secured borrowings	7	—	—	7	7
Notes payable	79,100	—	—	78,330	78,330
Other financial liabilities	462	—	—	462	462

		Fair Value Measurements at December 31, 2021 using
	Carrying Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Fair Value
FINANCIAL ASSETS:
Cash and restricted cash	$28,149	$28,149	$—	$—	$28,149
Loans, net	97,243	—	—	97,913	97,913
Investments in joint venture	882	—	—	882	882
Accrued interest receivable	507	—	—	507	507
FINANCIAL LIABILITIES:
Lines of credit	$2,000	$—	$—	$2,000	$2,000
Term-debt	32,749	—	—	31,489	31,489
Other secured borrowings	17	—	—	18	18
Notes payable	76,732	—	—	76,871	76,871
Other financial liabilities	455	—	—	455	455

Management uses judgment in estimating the fair value of the Company’s financial instruments; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all financial instruments, the fair value estimates presented herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction at December 31, 2022 and December 31, 2021.

The Company used the following methods and assumptions to estimate the fair value of financial instruments:

●	Cash – The carrying amounts reported in the balance sheets approximate fair value for cash.
●	Certificates of deposit – Management estimates fair value by using a present value discounted cash flow with a discount rate approximating the current market rate for similar assets. Management classifies certificates of deposits as Level 2 of the fair value hierarchy.
●	Loans (other than collateral-dependent impaired loans) – Management estimates fair value by discounting the future cash flows of the loans. The discount rate the Company uses is the current average rates at which it would make loans to borrowers with similar credit ratings and for the same remaining maturities. Also included is $7 thousand of loan participations transferred under a recourse agreement.
●	Investments in joint venture – Management estimates fair value by analyzing the operations and marketability of the underlying investment to determine if the investment is other-than-temporarily impaired.
●	Other investments – Management estimates fair value by determining the whether there is an indication of potential lack of performance on the part of the insurance companies in which the investments are made, and whether those indications would impair the investments.
●	Investor Notes Payable – Management estimates the fair value of fixed maturity notes by discounting the future cash flows of the notes. The discount rate the Company uses is the rate currently offered for investor notes payable of similar remaining maturities. Company management estimates the discount rate by using market rates that reflect the interest rate risk inherent in the notes.

●	Lines of Credit, Term-debt, Other Secured Borrowings – Management estimates the fair value of borrowings from financial institutions discounting the future cash flows of the borrowings. The discount rate the Company uses is the current incremental borrowing rate for similar types of borrowing arrangements.
●	Off-Balance Sheet Instruments – Management determines the fair value of loan commitments on fees currently charged to enter into similar agreements, taking into account the remaining term of the agreements and the counterparties’ credit standing. The fair value of loan commitments is insignificant at December 31, 2022 and December 31, 2021.

Fair Value Measured on a Nonrecurring Basis

The Company measures certain assets at fair value on a nonrecurring basis. On these assets, the Company only makes fair value adjustments in certain circumstances (for example, when there is evidence of impairment). The following table presents the fair value of assets measured on a nonrecurring basis (dollars in thousands):

	Fair Value Measurements Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Assets at December 31, 2022:
Collateral-dependent loans (net of allowance and discount)	$—	$—	$5,259	$5,259
Investments in joint venture	—	—	870	870
Other investments	—	—	1,018	1,018
Foreclosed assets (net of allowance)	—	—	301	301
Total	$—	$—	$7,448	$7,448

Assets at December 31, 2021:
Collateral-dependent loans (net of allowance and discount)	$—	$—	$5,815	$5,815
Investments in joint venture	—	—	884	884
Foreclosed assets (net of allowance)	—	—	301	301
Total	$—	$—	$7,000	$7,000

The following table presents activity in Level 3 assets for those assets in which there were purchases or sales, or in which assets were transferred between levels. The only assets to have such activity during the year ended December 31, 2022 were other investments (dollars in thousands):

Other investments
Balance, December 31, 2021	$--
Purchase of other investments	1,000
Realized income on other investments	18
Balance, December 31, 2022	$1,018

Impaired Loans

The fair value of collateral-dependent impaired loans with specific allocations of the allowance for loan losses is generally based on recent real estate appraisals. Such fair values are obtained using independent appraisals, which the Company may discount due to age or other factors, which the Company considers to be Level 3 inputs. The range of these discounts is shown in the table below.

Foreclosed Assets

At the date of foreclosure, the Company initially records real estate acquired through foreclosure or other proceedings (foreclosed assets) at fair value less estimated costs of disposal, which establishes a new cost. After foreclosure, management periodically performs valuations on foreclosed assets. The company carries foreclosed assets held for sale at the lower of cost or fair value, less estimated costs of disposal. The fair values of real properties initially are determined based on appraisals. In some cases, management adjusts the appraised values for various factors including age of the appraisal, age of comparable properties included in the appraisal, and known changes in the market or in the collateral. The Company makes subsequent valuations of the real properties based either on management estimates or on updated appraisals. If management makes significant adjustments to appraised values based on unobservable inputs, the Company categorizes foreclosed assets under Level 3. Otherwise, if management bases the foreclosed assets’ value on recent appraisals and the only adjustments made are for known contractual selling costs, the Company will categorize the foreclosed assets under Level 2.

Other Investments

Other investments comprise two indexed annuity insurance contracts. The Company measures fair value on its annuity investments on a nonrecurring basis. On these assets, the Company only makes fair value adjustments when there is evidence of impairment. As the principal amounts and recognized income on the annuities is guaranteed, only impairment of the assets would indicate a degradation in their fair value. The Company concluded that no impairment of the annuity investments existed at December 31, 2022. As such, the Company has determined that the carrying value of its other investments equals its fair value at December 31, 2022.

The table below summarizes the valuation methodologies used to measure the fair value adjustments for Level 3 assets recorded at fair value on a nonrecurring basis (dollars in thousands):

December 31, 2022
Assets	Fair Value (in thousands)	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$5,259	Discounted appraised value	Selling cost / Estimated market decrease	21% - 81% (28%)
Investments in joint venture	870	Internal evaluations	Estimated future market value	0% (0%)
Other investments	1,018	Internal evaluations	Indications of non-performance by insurance companies	0% (0%)
Foreclosed assets	301	Internal evaluations	Selling cost	6% (6%)

December 31, 2021
Assets	Fair Value (in thousands)	Valuation Techniques	Unobservable Input	Range (Weighted Average)
Impaired loans	$5,815	Discounted appraised value	Selling cost / Estimated market decrease	21% - 81% (23%)
Investments in joint venture	884	Internal evaluations	Estimated future market value	0% (0%)
Foreclosed assets	301	Internal evaluations	Selling cost	6% (6%)

Note 17. Income Taxes and State LLC Fees

MPIC is subject to a California gross receipts LLC fee of approximately $12,000 per year, and the state minimum franchise tax of $800 per year. MP Securities is subject to a California gross receipts LLC fee of approximately $6,000 and the state minimum franchise tax of $800 per year.

MP Realty incurred a tax loss for the years ended December 31, 2022 and 2021, and recorded a provision of $800 per year for the state minimum franchise tax. For the years ended December 31, 2022 and 2021, MP Realty has federal and state net operating loss carryforwards of approximately $432 thousand and $422 thousand, respectively, which begin to expire in the year 2032. Management assessed the realizability of the deferred tax asset and determined that a 100% valuation against the deferred tax asset was appropriate at years ended December 31, 2022 and 2021.

Tax years ended December 31, 2019 through December 31, 2022 remain subject to examination by the Internal Revenue Service and the tax years ended December 31, 2018 through December 31, 2022 remain subject to examination by the California Franchise Tax Board.

Note 18. Segment Information

The Company’s reportable segments are strategic business units that offer different products and services. The Company manages the segments separately because each business requires different management, personnel proficiencies, and marketing strategies.

The Company has two reportable segments that represent the primary businesses reported in the consolidated financial statements: the finance company (the parent company), and the investment advisor and insurance firm (MP Securities). The finance company segment uses funds from the sale of debt securities, income from operations, and the sale of loan participations to originate or purchase mortgage loans. The finance company also services loans. MP Securities generates fee income by selling debt securities and other investment and insurance products, as well as providing investment advisory and financial planning services.

The accounting policies applied to determine the segment information are the same as those described in the summary of significant accounting policies. Management accounts for intersegment revenues and expenses at amounts that assume the Company entered into the transaction with unrelated third parties at the current market prices at the time of the transaction. Management evaluates the performance of each segment based on net income or loss before provision for income taxes and LLC fees.

Financial information with respect to the reportable segments for the years ended December 31, 2022 and 2021 is as follows (dollars in thousands):

	Twelve months ended
	December 31, 2022	December 31, 2021
Revenue from external sources
Finance Company	$8,562	$9,651
Broker Dealer	865	990
Adjustments / Eliminations	—	—
Total	$9,427	$10,641

Revenue from internal sources
Finance Company	$—	$—
Broker Dealer	1,128	1,244
Other Segments	65	193
Adjustments / Eliminations	(1,193)	(1,437)
Total	$—	$—

Total non-interest expense and provision for tax
Finance Company	$4,125	$3,605
Broker Dealer	1,598	1,334
Other Segments	4	2
Adjustments / Eliminations	—	—
Total	$5,727	$4,941

Net profit
Finance Company	$188	$1,108
Broker Dealer	395	900
Other Segments	61	192
Adjustments / Eliminations	(17)	(350)
Total	$627	$1,850

	December 31,	December 31,
	2022	2021
	(Unaudited)	(Audited)
Total assets
Finance Company	$94,523	$123,753
Broker Dealer	4,553	3,946
Other Segments	423	559
Adjustments / Eliminations	(136)	(293)
Total	$99,363	$127,965

Note 19. Condensed Financial Statements of Parent Company

Financial information pertaining only to the parent company, Ministry Partners Investment Company, LLC, is as follows (dollars in thousands):

Ministry Partners Investment Company, LLC Balance Sheet

	As of December 31,
	2022	2021
Assets:
Cash	$5,875	$24,030
Certificates of deposit	1,250	—
Loans receivable, net of allowance for loan losses	85,076	97,243
Investment in subsidiaries	3,084	2,645
Other assets	2,922	3,045
Total assets	$98,207	$126,963
Liabilities and members’ equity
Liabilities:
Other borrowings	$3,007	$34,766
Notes payable, net of debt issuance costs	78,441	76,025
Other liabilities	2,133	1,661
Total liabilities	83,581	112,452
Equity	14,626	14,511
Total liabilities and members' equity	$98,207	$126,963

Ministry Partners Investment Company, LLC Statement of Income

	For the years ended
	December 31,
	2022	2021
Income:
Interest Income	$5,825	$7,040
Other income	2,737	2,566
Total income	8,562	9,606
Interest expense:
Other borrowings	387	1,007
Notes payable	4,158	3,808
Total interest expense	4,545	4,815
Provision (credit) for loan losses	(296)	122
Other operating expenses	4,112	3,548
Income before provision for income taxes	201	1,121
Provision for income taxes and state LLC fees	13	13
Income before equity in undistributed net income of subsidiaries	188	1,108
Equity in undistributed net income of subsidiaries	439	742
Net income	$627	$1,850

Ministry Partners Investment Company, LLC Statement of Cash Flows

	For the years ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$627	$1,850
Adjustments to reconcile net income to net cash used by operating activities:
Equity in undistributed net income of subsidiaries	(439)	(742)
Depreciation	43	47
Amortization of deferred loan fees	(127)	(231)
Amortization of debt issuance costs	651	616
Provision for loan losses	(296)	122
Accretion of loan discount	(20)	(27)
Gain on sale of loans	(13)	(64)
Gain on sale of foreclosed assets	—	(44)
Gain on debt extinguishment	(2,537)	(2,287)
Changes in:
Other assets	110	689
Other liabilities	493	(275)
Net cash (used) by operating activities	(1,508)	(346)
CASH FLOWS FROM INVESTING ACTIVITIES:
Loan purchases	(2,760)	(842)
Loan originations	(4,267)	(14,319)
Loan sales	3,716	14,053
Loan principal collections	15,915	20,105
Redemption (purchase) of certificates of deposit	(1,250)	1,761
Foreclosed property sales	—	44
Purchase of property and equipment	(11)	(1)
Net cash provided by investing activities	11,343	20,801
CASH FLOWS FROM FINANCING ACTIVITIES:
Net change in term-debt	(30,212)	(16,370)
Borrowings, net of repayments on lines of credit	1,000	2,000
Net change in secured borrowings	(10)	17
Net change in notes payable	2,338	593
Debt issuance costs	(573)	(828)
Dividends paid on preferred units	(533)	(245)
Net cash (used) by financing activities	(27,990)	(14,833)
Net (decrease) increase in cash and restricted cash	(18,155)	5,622
Cash, cash equivalents, and restricted cash at beginning of period	24,030	18,408
Cash, cash equivalents, and restricted cash at end of period	$5,875	$24,030
Supplemental disclosures of cash flow information
Interest paid	$3,341	$3,788
Income taxes paid	20	20
Leased assets obtained in exchange of new operating lease liabilities	22	—
Lease liabilities recorded	17	—
Dividends declared to preferred unit holders	182	203

EXHIBIT A

2024 Class A Certificates

TRUST INDENTURE

THIS TRUST INDENTURE, dated as of December 28, 2023 (the “Indenture”), is entered into by Ministry Partners Investment Company, LLC, a California limited liability company, the “Company”, and U.S. Bank Trust Company, National Association, as “Trustee,” pursuant to the terms hereof.

WHEREAS, the Company desires to issue up to an aggregate of $300,000,000 of the Certificates (as defined herein) to investors; and

WHEREAS, the Company desires to enter into this Indenture with the Trustee, whereby the Company hereby appoints Trustee and Trustee agrees to act as Trustee hereunder for the Holders of the Certificates;

NOW, THEREFORE, each of the Company and the Trustee agrees as follows for the benefit of the other and for the equal and ratable benefit of the Holders of the Certificates:

ARTICLE I

DEFINITIONS

Section 1.01. Definitions. The terms used in this Indenture, unless otherwise expressly stated in this Indenture, have the following meanings.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities and Exchange Act of 1934.

“1939 Act” means the Trust Indenture Act of 1939, as amended.

“2024 Class A Certificates” means the up to $300 million in aggregate Principal Amount of the 2024 Class A Certificates which the Company issues to Holders after the Effective Date under this Indenture. The 2024 Class A Certificates may be issued in one or more series or subseries as may be determined from time to time by the Company at its sole discretion, including, but not limited to, the Fixed Series and Variable Series as defined in this Indenture.

“Act” means any Vote, request, demand, authorization, direction, notice, consent, waiver or other action required or permitted by this Indenture (including any act embodied therein and evidenced thereby).

“Adjusted Net Worth” means the sum of (i) the consolidated equity of the outstanding Equity Securities of the Company and any consolidated subsidiary, plus (ii) the respective amounts reported on such entity’s most recent balance sheet with respect to any series of preferred stock, plus (iii) the amount of any Subordinated Loan, whether or not then funded. For purposes of computing Adjusted Net Worth, any Subordinated Loan included in Adjusted Net Worth as provided in the foregoing that is from an Affiliate shall be treated as a transaction with an unaffiliated third-party under GAAP.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” “controlling” and “controlled,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

“Bankruptcy Law” means the federal statutes, rules, and court and administrative proceedings decisions under or pertaining to the Federal Bankruptcy Law contained in Title 11 of the United States Code.

“Business Day” means any day other than a Saturday or Sunday or a day on which banking institutions in the State of California or by federal regulation are not required to be open.

“Cash Flow” means with respect to any period, the Consolidated Net Income of the Company and any subsidiary for such period plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with the sale or other disposition of any assets (to the extent such net losses were deducted in computing Net Income for such period), plus (b) provision for taxes based on income or profits to the extent any such provision for taxes was deducted in computing Net Income for such period, plus (c) Fixed Charges for such period, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles) for such period to the extent such depreciation and amortization were deducted in computing Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP, plus (e) interest expense paid or accrued for such period with respect to the Subordinated Loan and any additional Indebtedness which is subordinated to the Certificates, plus (f) the unused amount of any Subordinated Loan available to the Company on the date the determination of Cash Flow is made.

“Category” means a subseries of a 2024 Class A Certificates as so designated by the Company.

“Certificates” means the 2024 Class A Certificates.

“2021 Class A Certificates” means the up to $300 million in aggregate Principal Amount of the 2021 Class A Certificates which the Company has issued under that certain Class 2021 A Notes Trust Indenture dated January 6, 2021.

“Company Certificate” means a document certifying that the condition or requirement referenced therein has or has not been met or has occurred. The Company Certificate must be certified by the person executing it but need not be acknowledged or verified.

“Debt Certificate Document” means a Certificate and any other document or instrument, other than this Indenture, which pertains to a Certificate issued under this Indenture.

“Debt Certificate Document Amendment” means any amendment, change or other modification to an outstanding Certificate which is intended to be legally binding on the Company, the Trustee and the Holders of the Certificates.

“Default” means any event that with the passage of time or the giving of notice or both is or could be an Event of Default.

“Effective Date” means the date the Prospectus is declared effective by the SEC.

“Equity Security” means any class or series of membership interest, including but not limited to, in the case of the Company, all classes of its membership interests.

“Events of Default” means those Events of Default defined under “Events of Default” herein, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

“Fixed Charge Coverage Ratio” means, with respect to any period, the ratio of the Cash Flow of the Company for such period to the Fixed Charges of the Company for such period. In the event the Company incurs, assumes, guarantees, repays, redeems or otherwise retires any Indebtedness (other than any Subordinated Loan) subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, redemption or retirement of Indebtedness, including, if applicable, the application of the proceeds therefrom, as if the same had occurred at the beginning of the applicable period. In making such calculations on a pro forma basis, interest attributable to Indebtedness bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period.

“Fixed Charges” means, with respect to any period, consolidated interest expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, noncash interest payments and the interest component of capital leases, but excluding amortization of deferred financing fees) plus, without duplication, all interest capitalized for such period on a consolidated basis and in accordance with GAAP. Fixed Charges shall not include any interest expense for such period paid or accrued with respect to any loan to the extent it is expressly subordinated in right of payment to amounts due and payable with respect to the 2024 Class A Certificates.

“Fixed Series Certificate” means any Certificate designated as a Fixed Series Certificate and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Fixed Series Certificates may be issued in one or more of the following Categories.

“Fixed 1” Certificates which require an initial investment of at least $1,000 but less than $5,000;

“Fixed 25” Certificates which require an initial investment of at least $25,000 but less than $50,000.

“Fixed 50” Certificates which require an initial investment of at least $50,000 but less than $100,000.

“Fixed 100” Certificates which require an initial investment of at least $100,000.

Each Category of Fixed Certificate shall pay interest at the rate designated for its respective Category designated on the Rate Schedule effective on the date the Fixed Series Certificate is issued. The Fixed Series Certificates shall have a term (“maturity”) of not less than twelve (12) months nor more than sixty (60) months.

“GAAP” means generally accepted accounting principles of the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession, which are in effect from time to time.

“Holder” means the Person or Persons in whose name a 2024 Class A Certificate is registered on the books and records of the Company as a holder of the 2024 Class A Certificates.

“Holder Representative” means the person who may be designated by a Majority in Interest of the Holders to act on behalf of the Holders as provided in Section 11.02.

“Indebtedness” means any indebtedness, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, Certificates, debentures or similar instruments or credit (or reimbursement agreements in respect thereof), (ii) representing the balance deferred and unpaid of the purchase price of any property, (iii) representing capital lease obligations; and (iv) representing any hedging obligations, except, in each case, any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing Indebtedness (other than hedging obligations) would appear as a liability upon a balance sheet prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the guarantee of obligations of other persons that would be included within this definition.

“Indenture” means this Indenture as originally executed or as it may from time to time be supplemented, modified or amended by one or more supplemental agreements hereto entered into pursuant to the applicable provisions hereof.

“Issuance Date” means the date the Certificate is first issued on the Company’s books and records.

“Majority in Interest” means, as of the date of determination, a majority of the unpaid Principal Amount of all Outstanding Certificates plus all unpaid interest due thereon (as reflected on the books and records of the Company). In determining whether the required Vote of the Holders has been met, Certificates owned by the Company, or an Affiliate of the Company shall be disregarded. For the purposes of determining whether the Trustee may rely on any such Vote, only Certificates which the Trustee knows are owned by the Company or its Affiliate shall be disregarded.

“Maturity Date” means the date on which the unpaid balance of principal and accrued interest is due and payable on the respective 2024 Class A Certificates. The Maturity Date of the Fixed Series Certificates may be twelve (12), eighteen (18) twenty-four (24), thirty-six (36). Forty-eight (48) or sixty (60) months from the Issuance Date. The Maturity Date of the Variable Series Certificates shall have a Maturity Date of thirty-six (36) months from the Issuance Date.

“Net Income” means, with respect to the Company for any period, the aggregate of the net income of the Company for such period, on a consolidated basis, determined in accordance with GAAP; provided that the Net Income of any entity that is not a subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to the referent entity or a wholly-owned subsidiary of the Company.

“Net Tangible Assets” means, with respect to the Company, the total amount of assets of the Company and any subsidiary (less applicable reserves) on a consolidated basis, as determined in accordance with GAAP, less intangible assets. For purposes of computing Net Tangible Assets, all transactions between the Company and any Affiliates shall be treated as if the transactions had been entered into with an unaffiliated third-party except to the extent GAAP would require any different treatment.

“Opinion” means a written document expressly stating that it is the formal opinion of the Person executing it.

“Other Indebtedness” means any Indebtedness of the Company outstanding, except any balance owing on the Class 1A Notes, the 2021 Class A Certificates and/or 2024 Class A Certificates including any extension, refinancing, refunding, renewal, substitution or replacement of any such Certificates, but only to the extent that any such extension, refinancing, refunding, renewal, substitution or replacement does not exceed the Principal Amount of the Certificate being extended, refinanced, refunded, renewed, substituted or replaced (plus the amount of the reasonable fees and expenses in connection therewith) and that no additional security is granted in connection with any such extension, refinancing, refunding, renewal, substitution or replacement.

“Outstanding Certificates” when used with respect to 2024 Class A Certificates means, as of the date of determination, all 2024 Class A Certificates theretofore issued and delivered by the Company and not paid, prepaid or redeemed in full pursuant to their terms.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock partnership, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Principal Amount” means, for the purposes of determining the amount of the 2024 Class A Certificates issued or at any time outstanding, the unpaid aggregate advances to principal of the 2024 Class A Certificates made by the holders thereof, whether upon issuance or subsequent thereto, except “Principal Amount” shall not include any unpaid interest, penalties or other charges added to principal of the Certificates under the terms of the 2024 Class A Certificates or otherwise.

“Prospectus” means, at any time determined, the final Prospectus then current as filed as part of the Registration Statement filed by the Company with the SEC under the 1933 Act covering the offer and the sale of the Certificates, as it may be amended or supplemented.

“Rate Schedule” means the schedule of interest rates payable on the 2024 Class A Certificates as the Company may from time to time designate.

“Responsible Officer” means in the case of the Trustee, any officer within the Trustee’s Corporate Trust Department (or successor group) or in the case of the Company or any non-individual Holder Representative, the Chief Executive Officer, President, Vice President, Chief Financial Officer or Secretary who shall have direct responsibility for the administration of this Indenture.

“SEC” means the U.S. Securities and Exchange Commission.

“State” means the State of California.

“Subordinated Loan” means any loan, credit line or other credit facility, whether or not then funded, to the extent the Company’s obligation to repay such loan, credit line or other credit facility is expressly subordinated in right to payment on a current basis to the 2024 Class A Certificates.

“Subsidiary” means any corporation, limited liability company or partnership over which the Company may exercise majority control.

“Supplemental Agreement” means any amendment, change or other modification of this Indenture.

“Tangible Adjusted Net Worth” means the Adjusted Net Worth of the Company less the Company’s intangible assets, if any.

“Trustee” means U.S. Bank Trust Company, National Association, or a successor Trustee approved pursuant to the applicable provisions of this Indenture.

“Variable Series Certificate” means any Certificate designated as a Variable Series Certificate and issued in the form determined by the Company and deposited with the Trustee as part of this Indenture. Variable Series Certificates may be issued in one or more of the following Categories:

“Variable 10 Certificates” which require an initial investment of at least $10,000, but less than $100,000.

“Variable 100 Certificates” which require an initial investment of at least $100,000, but less than $250,000.

“Variable 250 Certificates” which require an initial investment of at least $250,000.

Each Category of Variable Certificate shall pay interest at the variable rate designated by the Company for the respective Category designated on the Rate Schedule effective on the date of issuance of the Certificate and shall have a term or maturity of thirty-six (36) months from the date of issuance.

“Vote” means any vote held at a meeting, whether by written ballot or by oral roll call, or any written consent or approval given without a meeting.

ARTICLE II

CONTINUING COVENANTS OF THE COMPANY

Section 2.01. Limitation on Restricted Payment. While any Certificate is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly: (i) declare or pay any dividend or make any distribution on account of the Company’s Equity Security or the Equity Security of any subsidiary (other than dividends or distributions payable (a) in Equity Security of the Company or the Equity Security of the subsidiary or (b) to the Company or any subsidiary); (ii) purchase, redeem or otherwise acquire or retire for value any Equity Security of the Company or any wholly-owned subsidiary; (iii) voluntarily purchase, redeem or otherwise acquire or retire for value, prior to the scheduled maturity of any mandatory sinking fund payments thereon or the stated maturity thereof, any Indebtedness of the Company that is subordinated in right of payment to the 2024 Class A Certificates (all such payments and other actions set forth in clauses (i) through (iii) above being collectively referred to as “Restricted Payments”) unless, at the time of such Restricted Payment:

(a)no Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

(b)such Restricted Payment, together with the aggregate of all other Restricted Payments made by the Company or any subsidiary, does not exceed the sum of:

(i)50% of the Net Income of the Company for the period (taken as one accounting period) commencing on January 1, 2000 and ending on the last day of the Company’s most recently ended full fiscal quarter for which financial statements are available at the time of such Restricted Payment (or, if such Net Income for such period is a deficit, 100% of such deficit), plus

(ii)100% of the aggregate net cash proceeds received by the Company from the issue or sale of Equity Security of the Company (other than Equity Security sold to a subsidiary of the Company), debt securities or Equity Security convertible into Equity Security of the Company upon such conversion, or any funds advanced or loaned to the Company pursuant to any Subordinated Loan; plus

(iii)100% of the cash contributed to the capital of the Company by the holders of the Company’s Equity Securities;

(c)The foregoing notwithstanding, the provisions of subsection(b)(i), (ii) and (iii) above shall not prohibit the following Restricted Payments:

(i)the payment of any dividend within sixty (60) days after the date of declaration thereof, if at said date of declaration such payment would have complied with the foregoing provisions; or

(ii)the payment of interest or principal on, or the purchase, redemption or other acquisition or retirement for value prior to the stated maturity of any of the Class 1A Notes, 2021 Class A Certificates, or 2024 Class A Certificates; or

(iii)(a) the redemption, repurchase, retirement or other acquisition of any Equity Security of the Company, (b) the purchase, redemption or other acquisition or retirement for value prior to the scheduled maturity of any mandatory sinking fund payments or stated maturity of Indebtedness of the Company subordinated in right of payment to the Holders, or (c) the making of any investment in the Company or any subsidiary of the Company in each case of (a), (b) and (c) in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Company) of, Equity Security of the Company.

Section 2.02. Limitation on Outstanding 2024 Class A Certificates. The Company shall not issue any 2024 Class A Certificates if, after giving effect to such issuance, the unpaid Principal Amount of the 2024 Class A Certificates outstanding at any time would have an aggregate unpaid balance exceeding two hundred million dollars ($200,000,000).

Section 2.03. Limitation on Incurrence of Indebtedness.

(a)While any 2024 Class A Certificates is outstanding, the Company shall not, and will not permit any subsidiary to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become liable with respect to (collectively, “incur”) any Indebtedness; unless, the Fixed Charge Coverage Ratio of the Company, determined on a consolidated basis, for the Company’s most recently ended four (4) full fiscal quarters for which financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been at least one and one-fifth (1.20) to one (1.0), determined on a pro forma basis (including a pro forma application of the net proceeds therefrom to a repayment of any Indebtedness), as if the additional Indebtedness had been incurred at the beginning of such four-quarter period.

(b)Notwithstanding the foregoing, the Company may incur Indebtedness that constitutes one or more of the following: (i) is evidenced by a Certificate issued pursuant to this Indenture; (ii) any Class 1A Notes, 2021 Class A Certificates or any Indebtedness which was existing on the last day of the calendar quarter last ending before the Effective Date, as such Indebtedness may be later renewed, extended or modified; (iii) is incurred in the Company’s ordinary course of business for the funding of its mortgage loan investments, including, but not limited to warehouse lines of credit, letters of credit, and/or gestation or repurchase credit facilities; (iv) is in respect of performance, completion, guarantee, surety and similar bonds, banker’s acceptances or letters of credit provided by the Company in its ordinary course of business; or (v) when incurred, does not result in aggregate Other Indebtedness in excess of thirty million dollars ($30,000,000) outstanding immediately after the Indebtedness is incurred.

 Section 2.04. Merger, Consolidation or Sale of Assets. While any 2024 Class A Certificates is outstanding, the Company shall not consolidate or merge with or into any other Person (whether or not the Company is the surviving Person) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (excepting loans held for sale in the normal course of the Company’s ordinary course of business) in one or more related transactions to, another Person, unless, immediately after such transaction no Default or Event of Default exists, and either: (i) the Company is the entity surviving such transaction, or (ii) if the entity surviving such transaction is not the Company, such entity assumes, by contract or operation of law, the Company’s obligations under the 2024 Class A Certificates and under this Agreement.

Section 2.05. Maintenance of Tangible Adjusted Net Worth. In the event that, while any 2024 Class A Certificates is outstanding, within 55 days after the end of any fiscal quarter (100 days after the end of any fiscal year) as of the end of which the Company’s Tangible Adjusted Net Worth is less than four million dollars ($4,000,000) (the “Minimum Tangible Adjusted Net Worth”), the Company shall notify the Holders of such event and shall within sixty (60) days thereafter restore its Tangible Adjusted Net Worth to an amount greater than the Minimum Tangible Adjusted Net Worth.

Section 2.06. Payment of Trustee’s Compensation and Expenses. The Company shall pay the Trustee’s compensation and expenses provided for in Section 3.08, and the Trustee shall look only to the Company for such payment except as the Holders may from time to time otherwise agree.

Section 2.07. SEC Reports. The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to section 13 or IS(d) of the 1934 Act. The Company also shall comply with the other provisions of Section 3 I4(a) of the 1939 Act. To protect the interests of the Holders, the Company agrees to file annual reports on Form 10-K and quarterly reports on Form 10-Q with the SEC, with exhibits as required to be filed with the SEC for companies required to make such filings under Section 13 or IS(d) of the 1934 Act. Any report that the Company files with the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Trustee at the time such report is so filed via the EDGAR system (or such successor). The Trustee need not determine whether the Company has filed any material via the EDGAR system (or such successor). The sending or filing of reports pursuant to this Section 2.07 will not be deemed to constitute constructive notice to the Trustee of any information contained, or determinable from information contained, therein, including the Company's compliance3ith any of its covenants under this Indenture.

Section 2.08. The Company to Furnish Trustee Lists of Holders. The Company will furnish or cause to be furnished to the Trustee not more than five (5) days after its appointment and acceptance as Trustee, and at such other times as the Trustee may reasonably request in writing, within ten (10) business days after receipt by the Company of any such request, a list in such form as the Trustee may reasonably request containing all the information in the possession or control of the Company, or any of its paying agents, as to the names and addresses of the Holders of the Certificates, obtained since the date as of which the next previous list, if any, was furnished, and the status of the amount of principal and interest paid or outstanding in respect of each of the Certificates.

Section 2.09. Books and Records. The Company shall keep proper books of record and account, in which full and correct entries shall be made of all dealings or transactions of or in relation to the 2024 Class A Certificates and the business and affairs of the Company in accordance with generally accepted accounting principles. The Company shall furnish to the Trustee any and all information related to the Certificates as the Trustee may reasonably request and which is in the Company’s possession.

ARTICLE III

TRUSTEE

Section 3.01. Appointment of Trustee; Acceptance. The Company hereby appoints U.S. Bank Trust Company, National Association as Trustee hereunder. The Trustee shall signify its acceptance of the duties and obligations imposed upon it by this Indenture, by executing this Indenture.

Section 3.02. Certain Duties and Responsibilities of Trustee.

(a)The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee.

(b)If an Event of Default exists, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and subject to subsection (c)(iii), use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, in each case, as finally adjudicated by a court of law, except that

(i)this subsection shall not be construed to limit the effect of subsection (a);

(ii)the Trustee shall not be liable for any error of judgment made in good faith, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in accordance with the direction of the Holder Representative, relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

(iv)no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it in its sole discretion.

(d)Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 3.02.

(e)The Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon Certificates of the Company’s officers and/or Opinions of the Company’s legal counsel furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such Certificates or Opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform on their face to the requirements of this Indenture.

(f)The permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as a duty.

(g)The rights of the Trustee and limitations of liability enumerated herein and in Section 3.04 shall extend to actions taken or omitted in its role as assignee of the Company under any Certificate Documents.

Section 3.03. Notice of Defaults. Upon the occurrence of any Event of Default hereunder and provided that a Responsible Officer of the Trustee has actual knowledge of or has received notice of the existence of such Event of Default, promptly with respect to the Company and the Holder Representative, and within thirty (30) days with respect to any other Holder, the Trustee shall transmit by mail to the Company and the Holder Representative, and to the Holders, notice of such Event of Default known to the Trustee pursuant to this Section 3.03, unless such Event of Default shall have been cured or waived.

Section 3.04. Certain Rights of Trustee. Except as otherwise provided in Section 3.02:

(a)The Trustee may rely on, and shall be protected in acting or refraining from acting upon any resolution, Certificate, statement, instrument, Opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Certificate or order executed by a Responsible Officer;

(c)Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon a Certificate from an executive officer of the Company;

(d)The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of the Holder Representative pursuant to this Indenture, unless the Holder Representative shall have offered to the Trustee in writing security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, provided that nothing contained in this subparagraph (d) shall be construed to require such security or indemnity for the performance by the Trustee of its obligations under this Indenture;

(e)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Certificate, statement, instrument, Opinion, report, notice, request, direction, consent, order, bond, debenture, coupon or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books and records of the Company, personally or by agent or attorney after reasonable notice and during normal business hours;

(f)The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and pay reasonable compensation thereto and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder. The Trustee may act, or refrain from acting, upon the advice of legal counsel of its choice concerning all matters regarding this Indenture and the Trustee shall not be responsible for any loss or damage resulting from any action or inaction taken in reliance upon said advice; and

(g)The Trustee shall not be required to take notice or be deemed to have notice of any Default or Event of Default except for Events of Default specified in Section 4.01, unless a Responsible Officer of the Trustee shall be specifically notified by a notice of such Default or Event of Default by the Company, the Holder Representative, or by any Holder, and all notices or other instruments required by this Indenture to be delivered to the Trustee, must, in order to be effective, be delivered in writing to a Responsible Officer of the Trustee at the corporate trust office of the Trustee at the address set forth in Section 11.03, and in the absence of such notice so delivered the Trustee may conclusively assume there is no Default or Event of Default as aforesaid.

Section 3.05. Not Responsible for Recitals. The recitals contained herein and in the Certificates, except the Certificate of authentication on the Certificates, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the value or condition of the Certificates, or as to any security which may be afforded thereby, or as to the validity or sufficiency of this Indenture or of the Certificates.

Section 3.06. May Hold Certificates. The Trustee in its individual or any other capacity may become the Holder or pledgee of the Certificates and may otherwise deal with the Company with the same rights it would have if it were not Trustee.

Section 3.07. Money Held in Trust. Any money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise expressly provided in this Indenture.

Section 3.08. Compensation and Expenses of the Trustee. The Company shall pay compensation to and the expenses of the Trustee as follows:

(a)To pay the compensation set forth in Schedule 1 to this Indenture;

(b)To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, including reasonable fees and expenses of counsel for the Trustee, except as such expense, disbursement or advance may be attributable to the Trustee’s gross negligence or bad faith;

(c)To indemnify the Trustee for, and hold it harmless against any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company hereunder shall survive the resignation or removal of the Trustee or the discharge of this Indenture.

Section 3.09. Trustee Required; Eligibility. Any successor Trustee shall at all times be a trust company, a state banking corporation or a national banking association with the authority to exercise trust powers in the State and (a) have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition; or (b) be a wholly-owned subsidiary of a bank holding company, or a wholly-owned subsidiary of a company that is a wholly-owned subsidiary of a bank holding company, having a combined capital surplus of at least $50,000,000 as set forth in its most recent published annual report of condition, or having at least $50,000,000 of trust assets under management and have a combined capital surplus of at least $2,000,000 as set forth in its most recent published annual report of condition; or (c) is otherwise acceptable to the Holder Representative in its sole and absolute discretion.

Section 3.10. Resignation and Removal; Appointment of Successor.

(a)No resignation or removal of the Trustee hereunder and no appointment of a successor Trustee pursuant to this Article III shall become effective until the written acceptance by the successor Trustee of such appointment.

(b)The Trustee may resign at any time by giving thirty (30) days’ notice thereof to the Company and the Holder Representative. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within thirty (30) days after the giving of such notice of resignation, the resigning Trustee may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

(c)The Company or the Holder Representative may remove the Trustee at any time with thirty (30) days’ notice delivered to the Trustee, the Company, and the Holder Representative.

(d)If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Trustee for any cause, the Holder Representative shall promptly appoint a successor Trustee. If, within sixty (60) days after such resignation, removal or incapability or the occurrence of such vacancy, no successor Trustee shall have been appointed by the Holder Representative and accepted appointment in the manner hereinafter provided, any Holder or retiring Trustee, at the expense of the Company, may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(e)The retiring Trustee shall cause notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to be mailed by first-class mail, postage prepaid, to the Holders. Each notice shall include the name of the successor Trustee and the address of the successor Trustee.

Section 3.11. Acceptance of Appointment by Successor.

(a)Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the estates, properties, rights, powers, trusts and duties of the retiring Trustee; notwithstanding the foregoing, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument conveying and transferring to such successor Trustee upon the trusts herein expressed all the estates, properties, rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such estates, properties, rights, powers and trusts.

(b)No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article III, to the extent operative.

Section 3.12. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article III, to the extent operative, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 3.13. Requirements for Holder Consent and Instruction to the Trustee.

(a)Notwithstanding anything to the contrary contained in this Indenture, except for any provision of Article IX and Article XI regarding the consent or approval of all Holders to any supplement or amendment to this Indenture, the Certificates, or to any of the other documents relating to the Certificates, the following provisions shall govern and control with respect to any consents, determinations, elections, approvals, waivers, acceptances, satisfactions or expression of opinion of or the taking of any discretionary act or the giving of any instructions or the taking of actions by the Holder Representative or the Holders under this Indenture.

(b)The Company and the Trustee acknowledge that the Holders by a Majority in Interest may designate a successor Holder Representative. Except as otherwise provided in this Indenture, the Holder Representative shall have the authority to bind the Holders for all purposes under this Indenture and under any Certificate Documents, including, without limitation, for purposes of exercising the rights of the Holder Representative. The Trustee shall be entitled to rely upon the acts of any such Holder Representative as binding upon the Holder Representative and the Holders.

(c)Until the Trustee receives notice signed by the Holder Representative that a new Holder Representative has been appointed by a Majority in Interest of the Holders, the Holder Representative shall continue to act in such capacity and the Trustee shall continue to rely on the actions of such Holder Representative for all purposes under this Indenture.

Section 3.14. Appointment of Co-Trustee.

(a)It is the intent and purpose of this Indenture that it result in no violation of any laws of any jurisdiction (including particularly the laws of the State) by denying or restricting the right of banking corporations or associations to transact business as trustee in such jurisdiction. It is recognized that in case of litigation under this Indenture, and in particular in case of litigation as a result of any Event of Default, or in case the Trustee deems that by reason of any present or future law of any jurisdiction it may not exercise any of the powers, rights or remedies herein granted to the Trustee, in trust, as herein provided, or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Trustee appoint an additional individual or institution as a separate or co-trustee. The following provisions of this Section 3.14 are adopted to these ends.

(b)The Trustee is hereby authorized to appoint an additional individual or institution as a separate or co-trustee under this Indenture, upon notice to the Company and with the consent of the Company, but without the necessity of further authorization or consent, in which event each and every remedy, power, right, claim, demand, cause of action, immunity, estate, title, interest and lien expressed or intended by this Indenture to be exercised by or vested in or conveyed to the Trustee with respect thereto shall be exercisable by and vest in such separate or co-trustee but only to the extent necessary to exercise such powers, rights and remedies, and every covenant and obligation necessary to the exercise thereof by such separate or co-trustee shall run to and be enforceable by either of them.

(c)Should any instrument in writing from the Company be required by the separate trustee or co-trustee appointed by the Trustee for more fully and certainly vesting in and confirming to him or it such properties, rights, powers, trusts, duties and obligations, any and all such instruments in writing shall, on request of the Trustee, be executed, acknowledged and delivered by the Company. In case any separate trustee or co-trustee, or a successor to either, shall die, become incapable of acting, resign or be removed, all the estates, properties, rights, powers, trusts, duties and obligations of such separate trustee or co-trustee, so far as permitted by law, shall vest in and be exercised by the Trustee until the appointment of a successor to such separate trustee or co-trustee.

Section 3.15. Loan Servicing. The Company and the Trustee acknowledge that the Company shall service the Certificates directly but may, in its sole discretion, appoint a Paying Agent as provided in Section 8.04.

Section 3.16. No Recourse Against Officers or Employees of Trustee. No recourse with respect to any claim related to any obligation, duty or agreement contained in this Indenture or any Certificate Document shall be had against any officer, shareholder, director or employee, as such, of the Trustee, it being expressly understood that the obligations, duties and agreements of the Trustee contained in this Indenture and any Certificate Documents are solely corporate in nature.

Section 3.17. Trustee May Enforce Claims Without Possession of Certificates. All rights of action and claims under this Indenture, or documents related thereto, may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee hereunder, be for the ratable benefit of the Holders of the Certificates (based on the aggregate amount of unpaid principal and interest due each such Holder on such date) in respect of which such judgment has been recovered.

Section 3.18. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion, may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion, may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 3.18 does not apply to a suit by the Trustee or a suit by Holders holding more than 10% of the Principal Amount of the Certificates.

Section 3.19. Preferential Collection of Claims Against Company. The Trustee is subject to Section 311(a) of the 1939 Act, excluding any creditor relationship listed in Section 311(b) of the 1939 Act. A Trustee who has resigned or been removed is subject to Section 311(a) of the 1939 Act to the extent indicated.

Section 3.20. Rights to Settle or Compromise. The Trustee may not waive or make any settlement or compromise concerning the rights of Holders, including in regard to payments of principal or interest, unless it is approved by a Majority in Interest of the Holders. Any waiver, settlement or compromise so approved would be binding upon all the Holders, except if and only if required by law, the Trustee may provide a procedure for any Holder so desiring to remove itself from the group settlement and to allow the Holder opting out of the group settlement to proceed to enforce its rights individually and as it sees fit.

Section 3.21. Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(a)An Officers’ Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)An Opinion of legal counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 3.22. Statements Required in Certificate or Opinion. Each Certificate or Opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)A statement that the person making such Certificate or Opinion has read such covenant or condition;

(b)A brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Certificate or Opinion are based;

(c)A statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)A statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

ARTICLE IV

DEFAULT AND REMEDIES

Section 4.01. Events of Default. Each of the following constitutes an Event of Default under the Certificates:

(a)Default for thirty (30) days in the payment when due of interest on any Certificate;

(b)Default for thirty (30) days in the payment when due of principal of any Certificate;

(c)If not cured in a timely manner, failure by the Company to observe or perform any of the covenants or agreements in the Certificates or set forth under Article II hereof required to be performed by it;

(d)If not cured in a timely manner, default under the instruments governing any Other Indebtedness or any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Other Indebtedness for money borrowed by the Company, whether such Other Indebtedness or guarantee now exists or is hereafter created, which default:

(i)is caused by a failure to pay when due principal or interest on such Other Indebtedness within the grace period provided in such Other Indebtedness and which continues beyond any applicable grace period (a “Payment Default”) or

(ii)results in the acceleration of such Other Indebtedness prior to its express maturity, provided in each case the unpaid principal balance of any such Other Indebtedness, together with the unpaid principal balance of any other such Other Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250,000 or more;

(e)The Company fails to comply with any of its other agreements in the Certificates or this Indenture and the Default continues;

(f)The Company pursuant to or within the meaning of Bankruptcy Law:

(i)commences a voluntary case,

(ii)consents to the entry of an order for relief against it in an involuntary case,

(iii)consents to the appointment of a custodian of it or for all or substantially all of its property, or

(iv)makes a general assignment for the benefit of its creditors; or

(g)A court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i)is for relief against the Company in an involuntary case,

(ii)appoints a custodian of the Company or for all or substantially all of its property, or

(iii)orders the liquidation of the Company,

and the order or decree remains unstayed and in effect for sixty (60) days.

Section 4.02. Acceleration. If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% of the Principal Amount of the Certificates by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Certificates to be due and payable. Upon such declaration the principal and interest shall be due and payable immediately. The Holders of a Majority in Interest by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 4.03. Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Certificates or to enforce the performance of any provision of the Certificates or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Certificates or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right to remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 4.04. Waiver of Past Defaults. The Holders of a Majority in Interest by notice to the Trustee may waive an existing Default and its consequences, except a Default in the payment of the principal of or interest on any Certificate. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereof.

Section 4.05. Limitation on Suits. A Holder may pursue a remedy with respect to this Indenture or the Certificates only if:

(a)The Holder gives to the Trustee notice of a continuing Event of Default;

(b)The Holders of at least a Majority in Interest in Principal Amount of the Certificates make a request to the Trustee to pursue the remedy;

(c)Such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d)The Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

(e)During such 60-day period the Holders of a Majority in Interest do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 4.06. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Certificate, on or after the respective due dates expressed in the Certificate, or to bring suit for the enforcement of such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 4.07. Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Certificates or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Certificates shall then be due and payable, as therein expressed or by declaration or otherwise, and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)To file and prove a claim for the whole amount of principal, interest and penalty owing and unpaid in respect of the Outstanding Certificates and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including to the extent permitted by law any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)To collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under this Indenture.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Certificates or the rights of any Holder thereof, or to authorize the Trustee to Vote in respect of the claim of any Holder.

Section 4.08. Application of Money Collected. Any money collected by the Trustee pursuant to this Article, together with any other sums then held by the Trustee hereunder, shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest upon presentation of the Certificates, and the notation thereof of the payment if only partially paid and upon surrender thereof if fully paid:

(a)First: To the payment of all unpaid amounts due to the Trustee hereunder;

(b)Second: To the payment of the whole amount then due and unpaid on the Outstanding Certificates, for principal and interest and any penalties which may be due under the terms of the Certificates, in respect of which or for the benefit of which such money has been collected; and in case such proceeds shall be insufficient to pay in full the whole amount so due and unpaid on such Certificates, then to the payment of such principal and interest and without any preference or priority, ratably according to the aggregate amount so due; and

(c)Third: To the payment of the remainder, if any, to the Company or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

Section 4.09. Cure of a Default. To cure a Payment Default, the Company must mail to the Holder, direct deposit or credit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of seven and one-half percent (7 ½%) per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of the 2024 Class A Certificates until the date it actually is mailed, deposited or credited.

Section 4.10. Rights and Remedies Cumulative. Except insofar as same shall contradict the express terms of this Indenture, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law and the terms of this Indenture, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section 4.11. Delay or Omission not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon an Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Indenture or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE V

CERTAIN RIGHTS OF THE HOLDERS

Section 5.01. Control by Majority in Interest. The Holders of a Majority in Interest may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that the Trustee, in its sole discretion, determines to conflict with law or this Indenture, to be unduly prejudicial to the rights of other Holders, or to cause the Trustee to incur personal liability.

Section 5.02. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal and interest on the Certificates, on or after the respective due dates expressed in the Certificates, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.03. Limitation on Actions. DURING THE PERIOD OF THE OPERATION OF THIS INDENTURE, NO HOLDER SHALL HAVE ANY RIGHT TO INSTITUTE OR CONTINUE ANY PROCEEDING or judicial action pursuant to Article IV or otherwise, under or with respect to this Indenture or the Certificates, or for the appointment of a receiver or trustee or for any other remedy hereunder, unless all of the following have occurred:

(a)Such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)The Holders of not less than a Majority in Interest shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)Such Holder has offered to the Trustee indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request and has provided security therefor reasonably acceptable to the Trustee;

(d)The Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

(e)No written direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a Majority in Interest.

It being understood and intended that no one or more Holders of the Certificates shall have any right in any manner whatever by virtue of, or pursuant to any provision of this Indenture to affect, disturb or prejudice the rights created under this Indenture or the rights of any other Holders of the Certificates, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all Outstanding Certificates, no Holder shall have the right and each Holder hereby waives the right to sue individually except in accordance with the provisions of this Indenture.

ARTICLE VI

HOLDER LISTS, REPORTS BY THE

TRUSTEE AND THE COMPANY

Section 6.01. Reports by Trustee to Holders. Within sixty (60) days after December 31 of each year (the “reporting date”), the Trustee shall mail to Holders a brief report dated as of such reporting date that complies with Section 313(a) of the 1939 Act. The Trustee also shall comply with Section 313(b)(2) of the 1939 Act.

Section 6.02. Reports to SEC. A copy of each report at the time of its mailing to Holders shall be filed with the SEC and any stock exchange on which the Certificates are listed. The Company shall notify the Trustee when the Certificates are listed on any stock exchange.

SECTION VII

SATISFACTION OF CERTIFICATES

Section 7.01. Payment of Certificates, Satisfaction and Discharge of Indenture. Whenever the Company has paid or caused to be paid all amounts then due and payable pursuant to the terms of the Certificates then this Indenture and the rights and interests created hereby shall cease and become null and void (except as to any surviving rights of transfer or exchange of Certificates herein or therein provided for) and the Trustee then acting as such hereunder shall, at the expense of the Company, execute and deliver such instruments of satisfaction and discharge as may be necessary. Notwithstanding anything to the contrary herein contained, the obligations of the Company to pay or reimburse the Trustee as provided herein shall survive the termination, satisfaction and discharge of this Indenture.

ARTICLE VIII

THE CERTIFICATES

Section 8.01. Form and Dating. The Certificates shall be substantially in the forms included in Exhibit A, which is part of this Indenture. The Certificates may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Certificate shall be dated the date of its authentication.

Section 8.02. Execution and Authentication. The following provisions shall govern authentication of the Certificates.

(a)A Certificate shall not be valid until authenticated by the manual or electronic signature of the Company. The signature shall be conclusive evidence that the Certificate has been authenticated under this Indenture.

(b)At least one executive officer shall sign the Certificates for the Company by manual, electronic or facsimile signature.

(c)If an executive officer whose signature is on a Certificate no longer holds that office at the time the Certificate is authenticated, the Certificate shall nevertheless be valid.

Section 8.03. Registrar and Paying Agent. The Company may, in its sole discretion, upon prior notice to the Trustee maintain an office or agency where Certificates may be presented for registration of transfer or for exchange (“Registrar”) and/or an office or agency where Certificates may be presented for payment (“Paying Agent”). Until such time, the Company shall perform all sufficient and necessary functions as Registrar and Paying Agent for the Certificates. The Registrar shall keep a register of the Certificates and of their transfer and exchange. The Company may appoint one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The Company shall notify the Trustee of the name and address of any Agent not a party to this Indenture.

Section 8.04. Paying Agent to Hold Money in Trust. The Company may but is not required to appoint a Paying Agent for the Certificates. The Company will require any Paying Agent to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal or interest on the Certificates, and will notify the Trustee of any Default by the Company in making any such payment. While any such Default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee.

Section 8.05. Holder Lists. The Registrar shall furnish to the Trustee within thirty (30) days after the end of each calendar quarter and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders.

Section 8.06. Transfer and Exchange. Where Certificates are presented to the Registrar or a co-registrar with a request to register transfer or to exchange them for an equal Principal Amount of Certificates of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met. To permit registrations of transfer and exchanges, the Company shall authenticate Certificates at the Registrar’s request. The Company may charge a reasonable fee for any registration of transfer or exchange.

Section 8.07. Replacement Certificates. If the Holder of a Certificate claims that the Certificate has been lost, destroyed or wrongfully taken, the Company shall issue and authenticate a replacement Certificate if the Company’s requirements are met. The Company may, in its sole discretion, require the Holder requesting replacement of a Certificate to post an indemnity bond sufficient in amount, in the Company’s judgment, to protect the Company from any loss if the Certificate is replaced. The Company may charge for its expenses in replacing a Certificate.

Section 8.08. Outstanding Certificates. The Certificates outstanding at any time are all the authenticated Certificates except for those cancelled by it, those delivered to it for cancellation, and those described in this Section as not outstanding. If a Certificate is replaced pursuant to Section 8.07, it ceases to be outstanding unless the Company receives proof satisfactory to it that the replaced Certificate is held by a bona fide purchaser. If Certificates are considered paid under Section 7.01, they cease to be outstanding and interest on them ceases to accrue.

Section 8.09. Treasury Certificates. A Certificate does not cease to be outstanding because the Company or an Affiliate holds the Certificate. However, in determining whether the Holders of the required Principal Amount of Certificates have concurred in any direction, waiver or consent, Certificates owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Certificates which the Trustee knows are so owned shall be so disregarded.

Section 8.10. Cancellation. The Company at any time may deliver Certificates to the Trustee for cancellation. The Registrar and any Paying Agent shall forward to the Company any Certificates surrendered to them for registration of transfer, exchange, payment or conversion. The Company shall cancel all Certificates surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of cancelled Certificates as the Company determines. The Company may not issue new Certificates to replace Certificates that it has paid or delivered for cancellation.

Section 8.11. Defaulted Interest. If the Company defaults in a payment of interest on the Certificates, it shall pay the defaulted interest in any lawful manner. It may pay the defaulted interest, plus any interest payable on the defaulted interest, to the persons who are Holders on a subsequent special record date. The Company shall fix the record date and payment date. At least fifteen (15) days before the record date, the Company shall mail to Holders a notice that states the record date, payment date, and amount of interest to be paid.

ARTICLE IX

SUPPLEMENTAL AGREEMENTS;

AMENDMENT OF ANY CERTIFICATE DOCUMENTS

Section 9.01. Supplemental Trust Agreements without Holders’ Consent. The Company and the Trustee from time to time may enter into a Supplemental Agreement, without the consent of any Holders, as are necessary or desirable to:

(a)Cure any ambiguity or formal defect or omission or correct or supplement any provision herein that may be inconsistent with any other provision herein;

(b)Grant to or confer upon the Trustee for the benefit of the Holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Holders or the Trustee;

(c)Amend any of the provisions of this Indenture to the extent required to maintain the exclusion of interest on the Certificates from gross income for federal income tax purposes;

(d)Add to the covenants and agreements of the Company in this Indenture other covenants and agreements thereafter to be observed by the Company or to surrender any right or power herein reserved to or conferred upon the Company;

(e)Make any change herein which may be required by any Rating Agency in order to obtain a rating by such Rating Agency on the Certificates;

(f)Amend, alter, modify or supplement this Indenture in a manner necessary or desirable in connection with either the use or maintenance of a Book-Entry System for the Certificates, or the issuance of certificated Certificates following the termination of a Book-Entry System for the Certificates; or

(g)Make any other change, which, pursuant to the notice of the Holder Representative, is not materially adverse to the interests of the Holders. The Trustee will provide the Holder Representative with at least ten (10) Business Days’ notice of any proposed Supplemental Agreement. Immediately after the execution of any Supplemental Agreement for any of the purposes of this Section 9.01, the Trustee shall cause a notice of the proposed execution of such Supplemental Agreement to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature of the proposed Supplemental Agreement and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. A failure on the part of the Trustee to mail the notice required by this Section 9.01 shall not affect the validity of such Supplemental Agreement.

Section 9.02. Supplemental Trust Agreements with Holders’ Consent.

(a)Except as otherwise provided in Section 9.01, subject to the terms and provisions contained in this Section 9.02 and Section 9.03, the Holder Representative, or if none, the Majority in Interest of the Holders, anything contained in this Indenture to the contrary notwithstanding, must consent to and approve the execution by the Company and the Trustee, of each Supplemental Agreement as may be deemed necessary or desirable by the Company or the Holder Representative for the purpose of modifying, altering, amending, adding to or rescinding, in any particular, any of the terms or provisions contained in this Indenture or in any Supplemental Agreement; provided, however, that nothing herein contained shall permit, or be construed as permitting, without the consent of the Holders of all of the Certificates affected by such Supplemental Agreement, (i) an extension in the payment with respect to any Certificate issued hereunder, or (ii) a reduction in any payment payable under or with respect to any Certificate, or the rate of interest on any Certificate, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Certificates hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Certificate over any other Certificates, or (v) a reduction in the aggregate Principal Amount of the Certificates required for consent to such Supplemental Agreement or to any amendment, change or modification to this Indenture as provided in this Article IX, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with any Certificate issued hereunder. Nothing herein contained, however, shall be construed as making necessary the approval of Holders (other than the Holder Representative) of the execution of any Supplemental Agreement authorized in Section 9.01.

(b)If at any time the Company shall request the Trustee to enter into a Supplemental Agreement for any of the purposes of this Section 9.02, the Trustee, at the expense of the Company, shall cause notice of such Supplemental Agreement and solicitation of the Vote of the Holders to consent to or approve such Supplemental Agreement as required by Section 9.02(a), to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature and reason of the proposed Supplemental Agreement, advise the Holders that they must submit their approval within sixty (60) days of the date of such notice (or such shorter period as the Company may choose in its sole discretion), and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 9.02, and any such failure shall not affect the validity of such Supplemental Agreement when consented to and approved as provided in this Section 9.02.

(c)Whenever, at any time within one year after the date of mailing of such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative which instrument or instruments shall refer to the proposed Supplemental Agreement described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Trustee may, subject to the provisions of the subsection (a), execute such Supplemental Agreement in substantially such form.

(d)Subject to subsection (a), if, at the time of the execution of such Supplemental Agreement, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Supplemental Agreement, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

Section 9.03. Supplemental Agreements Part of Indenture. Any Supplemental Agreement executed in accordance with the provisions of this Article IX shall thereafter be a part of this Indenture, and for any and all purposes and this Indenture shall be deemed modified and amended in accordance with such Supplemental Agreement. This Indenture shall thereafter be interpreted in the manner required by and consistent with the terms and conditions contained in such Supplemental Agreement and the respective rights, duties and obligations of the Company, the Trustee and Holders under this Indenture shall be determined, exercised and enforced in all respects in accordance with this Indenture as so supplemented. Express reference to any Supplemental Agreement may be made in the text of any Certificates authenticated after the execution of such Supplemental Agreement, if deemed necessary or desirable by the Trustee.

Section 9.04. Discretion of Trustee to Execute Supplemental Agreement. Except in the case of a direction from the Holder Representative (unless the Trustee determines, in its reasonable discretion, that such Supplemental Agreement increases its duties or adversely affects its rights, privileges or indemnities), the Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement if such Supplemental Agreement is deemed by it to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of the Company’s legal counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders.

Section 9.05. Consents and Opinions. Subject to Section 9.01, any Supplemental Agreement entered into under this Article IX shall not become effective unless and until the Holder Representative shall have approved the same in writing, each in its sole discretion. No Supplemental Agreement shall be effective until the Company, the Holder Representative and the Trustee shall have received a favorable Opinion of the Company’s legal counsel. The Trustee and the Company shall receive, at the expense of the Company, or, if such Supplemental Agreement is requested by the Holder Representative, at the expense of the Holder Representative, an Opinion of the Company’s legal counsel to the effect that any such proposed Supplemental Agreement is authorized and complies with the provisions of this Indenture.

Section 9.06. Notation of Modification on Certificates; Preparation of New Certificates. Certificates authenticated and delivered after the execution of any Supplemental Agreement pursuant to the provisions of this Article IX may bear a notation, in form approved by the Trustee and the Company, as to any matter provided for in such Supplemental Agreement, and if such Supplemental Agreement shall so provide, new Certificates, so modified as to conform, in the opinion of the Trustee and the Company, to any modification of this Indenture contained in any such Supplemental Agreement, may be prepared by the Company, at the expense of the Company, or, if such amendment is requested by the Holder Representative, at the expense of the Holder Representative, authenticated by the Trustee and delivered without cost to the Holders of the Certificates then outstanding, upon surrender for cancellation of such Certificates in the equal aggregate Principal Amount.

Section 9.07. Consents and Opinions.

(a)No Supplemental Agreement shall be effective until the Company and the Trustee shall have received an Opinion of the Company’s legal counsel to the effect that any such Supplemental Agreement complies with the provisions of this Indenture.

(b)Subject to Section 9.01, any Supplemental Agreement otherwise permitted under this Article IX shall not become effective unless the Holder Representative shall have approved the same in writing, in its sole discretion. The Trustee shall not be under any responsibility or liability to the Company or to any Holder or to anyone whomsoever for its refusal in good faith to enter into any Supplemental Agreement as provided in this Section 9.07 if it seems such instrument to be contrary to the provisions of this Article IX or if the Trustee has received an Opinion of its legal counsel that such Supplemental Agreement is contrary to law or materially adverse to the rights of the Holders or the liabilities or indemnities of the Trustee.

ARTICLE X

AMENDMENT TO CERTIFICATE DOCUMENTS

Section 10.01. Certificate Document Amendments Not Requiring Consent of Holders. The Company and the Trustee may, without the consent of or notice to the Holders, consent to a Certificate Document Amendment that the Company deems to be necessary or desirable to:

(a)Cure any ambiguity or formal defect or omission, correct or supplement any provision in a Certificate Document;

(b)Amend any of the provisions of a Certificate Document to the extent required to maintain the exclusion from gross income of interest on the Certificates for federal income tax purposes;

(c)Make any change to a Certificate Document that is required by any Rating Agency in order to obtain or maintain a rating by such Rating Agency on the Certificates;

(d)Amend, alter, modify or supplement a Certificate Document in a manner required in connection with either the use or maintenance of a Book-Entry System for the Certificates, or the issuance of certificated Certificates following the termination of a Book-Entry System for the Certificates; or

(e)Make any other change to a Certificate Document which is not materially adverse to the interests of a Holder of the applicable Certificate.

Section 10.02. Amendments to Certificate Documents Requiring Consent of Holders.

(a)Except for a Certificate Document Amendment permitted by Section 10.01, neither the Company nor the Trustee shall consent to any other amendment, change or modification of any Certificate Document Amendment without the consent of the Holder Representative, or if there is none, the consent or approval of a Majority in Interest of the Holders; provided, however, that nothing herein shall permit or be construed as permitting, without the consent of the Holders of all of the Certificates, (i) an extension of the time of payment of any amounts payable under the Certificates, or (ii) a reduction in the amount of any payment to be made with respect to the Certificates, or the rate of interest on the Certificates, or (iii) the creation of a lien upon or pledge of the money or other assets pledged to the payment of the Certificates hereunder, or the release of any such assets from the lien of this Indenture, or (iv) a preference or priority of any Certificates over any other Certificates, or (v) a reduction in the aggregate Principal Amount of the Certificates required for consent to any such amendment, change or modification as provided herein, or (vi) an extension or reduction in the payment of any other amount payable on or in connection with the Certificates issued hereunder.

(b)If at any time the Company shall request the Trustee to enter into a Certificate Document Amendment for any of the purposes of this Section 10.02, the Trustee, at the expense of the Company, shall cause notice of such Certificate Document Amendment and solicitation of the Vote of the Holders to approve such Certificate Document Amendment as required by Section 10.02(a), to be mailed, postage prepaid, to the Holders. Such notice shall briefly set forth the nature and reason of the proposed Certificate Document Amendment, advise the Holders that they must submit their approval within sixty (60) days of the date of such notice (or such shorter period as the Company may choose in its sole discretion), and shall state that copies thereof are on file at the designated office of the Trustee for inspection by Holders. The Trustee shall not, however, be subject to any liability to any Holders by reason of its failure to mail the notice required by this Section 10.02, and any such failure shall not affect the validity of such Certificate Document Amendment when consented to and approved as provided in this Section 10.02.

(c)Whenever, at any time within one year after the date of mailing such notice, the Company delivers to the Trustee an instrument or instruments in writing purporting to be executed by the Holder Representative, which instrument or instruments shall refer to the proposed Certificate Document Amendment described in such notice and shall specifically consent to and approve the execution thereof in substantially the form of the copy thereof referred to in such notice, thereupon but not otherwise, the Company and/or the Trustee may execute such amendment in substantially the form on file as provided above, without liability or responsibility to any Holder, whether or not such Holder has consented thereto.

(d)Subject to subsection (a), if, at the time of the execution of such Certificate Document Amendment, the Holder Representative shall have consented to and approved the execution thereof as herein provided, no Holder shall have any right to object to the execution of such Certificate Document Amendment, or to object to any of the terms and provisions contained therein or the operation thereof, or in any manner to question the propriety of the execution thereof, or to enjoin or restrain the Trustee or the Company from executing the same or from taking any action pursuant to the provisions thereof.

ARTICLE XI

PROVISIONS OF GENERAL APPLICATION

Section 11.01. Acts by the Holders.

(a)Any Act required or permitted under this Indenture may be given by a Vote at a meeting of the Holders or without a meeting of the Holders. The Secretary of the Company shall conduct any Vote of the Holders and shall act as the inspector of the process resulting in the Vote however made. For the purposes of this Indenture, the Trustee shall rely exclusively on a certificate of the Secretary certifying the result of a Vote by the Holders in determining the outcome of a Vote of the Holders.

(b)Any Act to be given or taken by Holders may be embodied in and evidenced by an instrument duly executed and delivered by the Holder Representative, or if there is then none, by one or more substantially concurrent instruments of substantially similar tenor signed by such Holders in person or by an agent or attorney duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is herein expressly required or permitted, to the Company.

(c)Any Act by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Certificate.

(d)The ownership of the Certificates shall be conclusively proven by the books and records of the Company.

Section 11.02. Holder Representative.

(a)In the event of a Default, Holders shall appoint a Holder Representative to act on their behalf. The Holder Representative shall provide written notice to the Trustee designating particular individuals authorized to execute any consent, waiver, approval, direction or other instrument on behalf of the Holder Representative and such notice may be amended or rescinded by the Holder Representative at any time. The Holder Representative may be removed and a successor appointed by a written notice given by a Majority in Interest of the Holders to the Holder Representative, to the Trustee, and to the Company. The removal and reappointment shall be effective immediately upon receipt of such notice by the Trustee. A Majority in Interest of the Holders may appoint any Person to act as Holder Representative.

(b)If for any reason, no Holder Representative shall then be appointed, any act by a Holder Representative which is required or permitted in this Indenture may be taken by a Majority in Interest of the Holders and in such event all references to Holder Representative herein shall be deemed to refer to a Majority in Interest of the Holders.

(c)Whenever pursuant to this Indenture or any other Certificate Document the Holder Representative exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to the Holder Representative, the decision of the Holder Representative to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein or therein provided) be in the sole discretion of the Holder Representative, and shall be final and conclusive.

(d)Whenever this Indenture or any Certificate Document requires the consent, determination, election, approval, waiver, acceptance, satisfaction or expression of opinion of the Trustee, or the taking of any discretionary Act by the Trustee (all being referred to as “Consent” in this Section 11.02), the right, power, privilege and option of the Trustee to withhold or grant its Consent shall be deemed to be the right, power, privilege and option of the Holder Representative to withhold or grant such Consent, and the Trustee shall have no responsibility for any action or inaction with respect thereto, except as may be otherwise set forth in this Indenture.

Section 11.03. Notices. Any notice, request, demand, authorization, direction, consent, waiver or Act of Holders or other direction, demand, notice or document provided or permitted by this Indenture to be made upon, given or furnished to, given, delivered or filed under this Indenture shall, unless otherwise expressly permitted in this Indenture, be in writing and shall be delivered as required to:

(a)The Trustee, U.S. Bank Trust Company, National Association, at 633 W. Fifth Street, 24th Floor, Los Angeles, California 90071, Attention: Global Corporate Trust;

(b)The Company, Ministry Partners Investment Company, LLC, at 915 West Imperial Highway, Suite 120, Brea, California 92821, Attention: the President;

(c)To each Holder of such Certificates, at the address of such Holder as it appears in the books and records of the Company, not later than the latest date, and not earlier than the earliest date, prescribed for the first publication of such notice.

(d)Any notice to a Holder shall be delivered in person, sent via electronic communication, or mailed by first-class mail to the Holder’s address shown on the Certificate register kept by the Company. Failure to deliver a notice to a Holder or any defect in the delivery of a notice shall not affect its sufficiency with respect to other Holders. If the Company delivers a notice to Holders, it shall deliver a copy of the notice to the Trustee at the same time.

(e)Any notice or communication by the Company or the Trustee to the other that is duly given in writing and delivered in person, by facsimile or e-mail, or mailed by first-class mail to the other’s address stated in this Section 11.03 shall be sufficiently given. If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. The Company or the Trustee by notice to the other, may designate additional or different addresses for subsequent notices or communications.

Section 11.04. Computations. All accounting computations herein provided for shall be made in accordance with GAAP.

Section 11.05. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof. Any reference to an Article or Section shall, unless otherwise stated, be to the corresponding Article or Section number of this Indenture.

Section 11.06. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 11.07. Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.08. Benefits of Indenture. Nothing in this Indenture or in the 2024 Class A Certificates, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 11.09. Governing Law and Venue. This Indenture and all rights and obligations of the undersigned hereof shall be governed, construed and interpreted in accordance with the laws of the State of California without regard to conflict of law principles. Any proceeding in law or equity regarding or arising from this Indenture shall be conducted and prosecuted in the County of Orange, State of California.

Section 11.10. Persons Deemed Owners. The Company, the Trustee, and any of their respective agents may treat the Person named as the Holder of a Certificate as the correct recipient of any payment of principal of or interest on that Certificate and as the true owner of the Certificate for all other purposes whatsoever.

Section 11.11. Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the 1939 Act, the required provision shall control.

Section 11.12. Communication by Holders with Other Holders. Holders may communicate pursuant to Section 312(c) of the 1939 Act.

Section 11.13. Counterparts. This Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

California corporation

THE COMPANY

MINISTRY PARTNERS INVESTMENT COMPANY, LLC,

a California limited liability company

By:     /s/ Brian Barbre

THE TRUSTEE

U.S. BANK Trust Company, NATIONAL ASSOCIATION

By:      /s/ Fonda Hall

Title:   Vice President

SCHEDULE 1

TO 2024 Class A Certificates TRUST INDENTURE

SCHEDULE OF FEES FOR TRUSTEE
Acceptance Fee	$8,000
Legal Expenses	At Cost
Annual Trustee Fee	$10,000
Direct Out of Pocket Expenses	At Cost

[Remainder of this page intentionally left blank]

EXHIBIT B

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

2024 Class A

FIXED SERIES CERTIFICATE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF FIXED SERIES CERTIFICATE: ____________
DEFERRED INTEREST ELECTION MADE: _________________________________ [See Section 5 Below]	TERM:______________________________ CERTIFICATE NO.:__________________________

THIS FIXED SERIES 2024 Class A CERTIFICATE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated December 28, 2023, (the “Indenture”), which authorizes the issuance of up to $300,000,000 of 2024 Class A Debt Certificates.

1.Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Certificate (“Holder”) at such address of Holder as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal Amount plus any additional advances to the Principal Amount by Holder and accepted by Maker, together with interest accrued on the Principal Amount at the Interest Rate stated above. The Interest Rate equals the sum of the Fixed Spread and the Fixed Index in effect on the Issuance Date.

2.Manner and Form of Payment. This Certificate shall be payable interest only, in arrears, commencing on the Payment Date of the month immediately following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of the Principal Amount and accrued interest shall be due and payable. All payments hereunder shall be in lawful money of the United States of America and shall be applied first to the payment of accrued interest and then to the payment of the Principal Amount.

3.Subject to the Indenture. This Certificate is issued subject to the terms and conditions of the Indenture.

4.Events of Default and Remedies. This Certificate shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Certificate until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of at least 25% of the Principal Amount of the Certificates may give notice to Maker and declare the unpaid balance of the Certificates immediately due and payable. However, the Holders of at least a majority of the Principal Amount of the Certificates (a “Majority of the Holders”) is required to direct the Trustee to act for the Holders and bring an action to collect payment of the Certificates or to pursue another remedy for our default. No Holder has the right to institute or continue any proceeding, judicial or otherwise, with respect to the Certificates except through an action authorized by the Indenture.

5. Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Certificate will be deferred and Maker shall defer all interest payable on this Certificate until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Certificate, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

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6.Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice to the Holder, elect to prepay the unpaid balance of the Principal Amount and interest of the Certificate, in whole or in part, by delivering to the Holder the payment so required. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Certificate is prepaid, Maker shall prepay all Certificates of the Series on a pro rata basis. In the event of such prepayment, a new Certificate in Principal Amount equal to the unpaid Principal Amount of the original Certificate shall be issued in the name of Holder and the original Certificate shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Certificates on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Certificate on a voluntary basis agreed to by the Holder thereof, including any prepayment of the Certificate prior to maturity as described below.

7Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Certificate by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Certificate. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Certificate shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Certificate, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on the Principal Amount of the Certificate prepaid.

8.Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

9. Severability. In case any provision in this Certificate shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

10. California Law; Jurisdiction. This Certificate is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Certificate may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Certificate, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Certificate or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: __________________________________4________

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EXHIBIT C

SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC

2024 Class A

VARIABLE SERIES CERTIFICATE

HOLDER:	INTEREST RATE: ____%
Name: _________________________________	ISSUANCE DATE:___________, 20_______
Name 2:__________________________	PAYMENT DATE: ________ day of ______
Address:__________________________	MATURITY DATE:__________, 20_______
PRINCIPAL AMOUNT: $____________	CATEGORY OF VARIABLE SERIES CERTIFICATE: ____________
DEFERRED INTEREST ELECTION MADE: _________________________________ [See Section 7 Below]	TERM:______________________________ CERTIFICATE NO.:__________________________

THIS VARIABLE SERIES 2024 Class A CERTIFICATE IS SUBJECT TO THE PROVISIONS OF THE INDENTURE dated December 28, 2023, (the “Indenture”), which authorizes the issuance of up to $300,000,000 of 2024 Class A Debt Certificates.

1. Maker’s Obligation to Pay. For value received, MINISTRY PARTNERS INVESTMENT COMPANY, LLC, a California limited liability company (“Maker”), hereby promises to pay to the order of the registered holder of this Certificate (“Holder”) at such address of Holder as stated above and set forth on the records of Maker, or at such other place as Holder may designate in writing to Maker, the Principal Amount plus any additional advances to the Principal Amount by Holder and accepted by Maker, together with interest accrued on the Principal Amount at the Interest Rate stated above. The Interest Rate equals the Variable Spread plus the Variable Index in effect on the Issuance Date.

2. Interest Rate Adjustments. On the ___ day of each month, commencing with the month immediately following the month of the Issuance Date (an “Adjustment Date”) and continuing until the Certificate is repaid in full, the Interest Rate paid on this Certificate shall be adjusted to equal the Interest Rate which Maker would pay on the Category of this Variable Series Certificate had it been issued on the respective Adjustment Date.

3. Manner and Form of Payment. This Certificate shall be payable interest only, in arrears, commencing on the Payment Date of the month immediately following the month in which the Issuance Date occurs and continuing on the same day of each month following thereafter until the Maturity Date stated above occurs, on which date the unpaid balance of the Principal Amount and accrued interest shall be due and payable. All payments hereunder shall be in lawful money of the United States of America and shall be applied first to the payment of accrued interest and then to the payment of the Principal Amount.

4. Holder’s Call for Payment. Anything else in this Certificate to the contrary notwithstanding, the Holder may call the entire unpaid balance of the Principal Amount and accrued interest on this Certificate, in whole or in part, due and payable upon written notice to Maker at any time after the unpaid principal balance on the Certificate has equaled $10,000 or more for at least ninety consecutive (90) days.

5. Subject to the Indenture. This Certificate is issued subject to the terms and conditions of the Indenture.

6. Events of Default and Remedies. This Certificate shall be subject to each of the Events of Default and remedies set forth in the Indenture. In order to cure Payment Default, Maker must mail to the Holder, or direct deposit if that option is selected, the amount of the nonpayment plus a late payment penalty equal to simple interest on the amount unpaid at the rate of 10% per annum, measured from the date the payment should have been mailed, deposited or credited pursuant to the terms of this Certificate until the date it actually is mailed, deposited or credited.

If an Event of Default occurs and is continuing, then the Holders of at least 25% of the Principal Amount of the Certificates may give notice to Maker and declare the unpaid balance of the Certificates immediately due and payable. However, the Holders of at least a majority of the Principal Amount of the Certificates (a “Majority of the Holders”) is required to direct the Trustee to act for

C-1

the Holders and bring an action to collect payment of the Certificates or to pursue another remedy for our default. No Holder has the right to institute or continue any proceeding, judicial or otherwise, with respect to the Certificates except through an action authorized by the Indenture.

7. Deferred Interest Election. If the Holder makes this election, payment of accrued interest on this Certificate will be deferred and Maker shall defer all interest payable on this Certificate until the Payment Date by increasing the Principal Amount by an amount equal to each accrued interest payment otherwise payable on this Certificate, as of the Payment Date of such interest payment. Interest shall be payable on such increased Principal Amount thereon in the manner otherwise provided herein.

8. Maker’s Election to Prepay. The Maker may at any time, upon not less than thirty (30) nor more than sixty (60) days’ prior written notice to the Holder, elect to prepay the unpaid balance of the Principal Amount and interest of the Certificate, in whole or in part, by delivering to the Holder the payment so required. Notice of prepayment shall be mailed by first class mail to Holder. If less than all of the Series of the Certificate is prepaid, Maker shall prepay all Certificates of the Series on a pro rata basis. In the event of such prepayment, a new Certificate in Principal Amount equal to the unpaid Principal Amount of the original Certificate shall be issued in the name of Holder and the original Certificate shall be canceled. On and after the prepayment date, interest shall cease to accrue on the portion of the Principal Amount prepaid. The foregoing obligation to prepay a Series of Certificates on a pro rata basis herein shall not in any manner limit the Maker’s right to repurchase or prepay any Certificate on a voluntary basis agreed to by the Holder thereof, including any prepayment of the Certificate prior to maturity as described below.

9. Early Presentment. Holder may, upon written notice to Maker, request prepayment of the Certificate by reason of the Holder’s demonstrated bona fide hardship at any time prior to maturity. Maker is under no obligation to prepay the Certificate. Maker will take into consideration Holder’s circumstances indicating family emergency or undue financial hardship. Regardless, whether to so prepay the Certificate shall be determined in Maker’s sole judgment. In the event Maker determines to prepay the Certificate, it shall prepay the unpaid balance of the Principal Amount or portion thereof, plus the accrued but unpaid interest through the date of prepayment, less an amount equal to an administrative fee not to exceed an amount equal to three (3) months’ interest on the Principal Amount of the Certificate prepaid.

10. Waivers. The Maker waives demand for payment, presentment for payment, protest, notice of protest, notice of dishonor, notice of nonpayment, notice of acceleration or maturity, and/or diligence in taking any action to collect sums owing hereunder.

11. Severability. In case any provision in this Certificate shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

12. California Law; Jurisdiction. This Certificate is made in the State of California and the provisions hereof shall be construed in accordance with the laws of the State of California, except to the extent preempted by federal law. In the event of a default hereunder, this Certificate may be enforced in any court of competent jurisdiction in the State of California, and as a condition to the issuance of this Certificate, Maker and Holder submit to the jurisdiction of such court regardless of their residence or where this Certificate or any endorsement hereof may have been executed.

Orange County, California

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
By: ___________________________________________

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EXHIBIT D: SPECIMEN

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
PURCHASE APPLICATION
(for natural persons)
2024 CLASS A DEBT CERTIFICATES

This Purchase Application ("Application") constitutes your offer, as a natural person and Purchaser, to purchase the 2024 Class A Debt Certificates(s) you identify in Section IV, more particularly as described in the Prospectus dated February 6, 2024, as amended and supplemented (the "Prospectus"). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the total amount of Certificates purchased stated in Section IV below. Unless otherwise preauthorized, payment must be made by check payable to "Ministry Partners Investment Company, LLC" or via wire transfer.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the minimum suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "net worth" means the estimated fair market value of your assets, excluding your personal residence. We and our managing broker dealer firm , Ministry Partners Securities, LLC, and your registered representative of a registered investment adviser that may participate in this offering as a selling agent will be responsible for determining if the Certificate purchasers meet the suitability standards required by applicable federal, state and regulatory standards required for firms that are selling the Certificates.

______ Initial — Your investment in the Certificate(s) does not exceed ten percent (10%) of your net worth and you have either (i) a minimum annual gross income of at least $40,000 and a net worth of $40,000, <u>or</u> (ii) a net worth of at least $70,000; OR

______ Initial — Your investment in the Certificate(s) does not exceed twenty percent (20%) of your net worth and you have either (i) a minimum annual gross income of at least $70,000 and a net worth of $70,000, <u>or</u> (ii) a net worth of at least $250,000

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Certificates, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

<u>ACCEPTANCE</u>. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your "**Account**") in your name and you will become the holder of the Certificate(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. <u>What this means for you</u>: When you purchase a Certificate, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your financial representative or, if sold by the managing broker dealer, to your securities broker dealer representative , who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL

Date
1 of 6

I. Registration Type *(Only one Note registration type per purchase application)*

☐ **Individual** ☐ **Individual Transfer on Death (TOD form required)**

☐ **Joint Tenant** *Tenancy Clause (select one):* *Are the tenants married to each other?* Yes ☐ No ☐

◯ W/Right of Survivorship ◯ Community Property ◯ In Common ◯ Community Property w/ Right of Survivorship

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☐ **Trust*** *Is the trustee also the grantor of the trust?* Yes ☐ *No ☐

Trust Name ______ Date Established ______ Tax ID Number ______

Number of Trustees ______ ***Can Trustees act independently?*** ☐ Yes ☐ No

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☐ **Uniform Transfer to Minor Act (UTMA)** ☐ **Uniform Gift to Minor Act (UGMA)** *Note: Enter minor's information in Section II and Custodian's contact information in Section III.*

Retirement: ☐ Traditional IRA ☐ ROTH IRA ☐ SEP IRA ☐ Simple IRA ☐ Beneficial IRA ☐ Beneficial ROTH

Custodian account number ______ Name of Custodian ______

Phone number ______ Mailing Address ______

** The applicant may be asked to furnish additional information when determining whether a retail or commercial application should be completed.*

II. Purchaser Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

Name (include title if applicable) ______

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip ______

Home Phone ______ Cell Phone ______ Work Phone ______ E-mail Address ______

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth ______ Social Security ______ Country of Citizenship ______

ID Type ______ ID No. ______ Issue Date ______ Expiration Date ______ Issuing Entity/State/Country ______

Date 2 of 6

III. Additional Purchaser Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

Name (include title if applicable)

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone | Cell Phone | Work Phone | E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth | Social Security | Country of Citizenship

ID Type | ID No. | Issue Date | Expiration Date | Issuing Entity/State/Country

IV. Additional Purchaser Information

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

Name (include title if applicable)

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone | Cell Phone | Work Phone | E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth | Social Security | Country of Citizenship

ID Type | ID No. | Issue Date | Expiration Date | Issuing Entity/State/Country

Date

3 of 6

V. Purchase

Fixed Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Fixed ______	____________	____ months	________ %	____________
Fixed ______	____________	____ months	________ %	____________
Fixed ______	____________	____ months	________ %	____________
Fixed ______	____________	____ months	________ %	____________
Fixed ______	____________	____ months	________ %	____________
Fixed ______	____________	____ months	________ %	____________
Fixed Series Total	____________			

Variable Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Variable ______	____________	36 Months	________ %	____________
Variable ______	____________	36 Months	________ %	____________
Variable ______	____________	36 Months	________ %	____________
Variable ______	____________	36 Months	________ %	____________
Variable Series Total	____________			

Total Purchase: $ ____________ ***Make check payable to "Ministry Partners Investment Company, LLC"***

Note: We will pay no AUM Fees
If no option is selected all principal and interest payments will be mailed to the address of record.
If no option is selected, interest will be paid monthly.

VI. Certain Acknowledgments, Representations and Agreements

You acknowledge and agree to each of the following:

(a) The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b) We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Certificate(s). To the best of your information and belief the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c) You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Certificate(s).

(d) You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(f) You have determined that you are capable of bearing the economic risks of this investment, including the loss of your entire investment in the Certificate(s).

(g) You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

(h) You represent that your MPS Registered Representative reviewed other fixed income options that are similar in terms, duration, and yield. You are willingly choosing the MPIC fixed income notes instead of the alternatives due to the MPIC notes' missional purpose, desirable yield, and lack of fluctuation in nominal value.

4 of 6

Date

VII. Electronic Communications

Initial E-mail Address

By initialing above, the investor requests to receive all investment related communications electronically for all Debt Certificate investments purchased by investor. Communications include, but are not limited to, account statements, investor communications, annual, semi-annual and/or quarterly reports, tax forms, and other required reports. The investor may request a paper copy of a communication, account statement, report or Company communication from the Company at any time. The investor may also update an email address or change this election at any time by contacting the Company at 915 West Imperial Highway, Suite 120, Brea, California 92821 or call the Company's office at (800) 753-6742 . Changes may take up to 30 days to take effect. Consent to electronic delivery is terminated by an invalid email address. Costs associated with assessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically. Timely access to materials may not be available in the event of a system failure or network outage. The electronic delivery program may be changed or discontinued, and the terms may be amended at any time. In the event of discontinuation or as required by law, the investor will receive paper copies of all Debt Certificate related communications.

VIII. Signatures

By executing this PURCHASE APPLICATION, I (we), as Purchaser(s), acknowledge and represent to you (the "Company") that: (1) I (we) have received and reviewed the Prospectus, (2) each of my (our) questions concerning this offering has been answered to my (our) satisfaction, (3) I (we) adopt and agree to be bound by the terms and conditions of the Trust Indenture, (4) I (we) have read and understand the prepayment terms and conditions as set forth in my (our) Certificate(s), (5) I am (each of us is) a natural person 21 years or older, (6) I (we) have the power and authority to execute this Application, and (7) I (we) understand that the purchase of the Certificate(s) is subject to the Company's acceptance of this Application and if so accepted, I (we) agree to purchase the Certificate(s) identified in Section IV. (Sign below exactly as printed in Sections II and III. For joint registrations, each registered Purchaser must sign.)

Digital ("electronic') signatures, often referred to as an "e-signature," enable paperless contracts and help speed up business transactions and are acceptable forms for the purchase of a securities investment . The electronically signed Purchase Application will be available to both, you and the Company, as well as the Company's managing broker dealer firm, so they can store and access it at any time. You and the Company each hereby consents and agrees that electronically signing this Purchase Application constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification of third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Purchase Application shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Purchase Application. You consent to be legally bound by this Purchase Application's terms and conditions.

Under penalty of perjury, I (we) certify with my (our) signature(s) below that the number(s) shown in Section II and III is (are) my (our) correct taxpayer identification number(s). Also, I (we) have not been notified by the Internal Revenue Service that I (we) am (are) currently subject to backup withholding unless otherwise indicated.

Signature Print Name Date

Signature Print Name Date

Signature Print Name Date

Date 5 of 6

IX. Broker Dealer/RIA Financial Advisor Information

Financial representative

The undersigned confirms on behalf of the managing broker-dealer, or registered investment advisor that that it (i) is registered and/or properly licensed in the state in which the sale of Debt Certificates to the investor executing this Purchase Application has been made; (ii) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) has discussed such investor's prospective purchase of Debt Certificates with such investor; (iv) has advised such investor or all pertinent facts with regard to the fundamental risks of the investment; (v) has delivered a current Prospectus and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Debt Certificates is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards of such an investment and that such investor has an understanding of the fundamental risks of the investment; and (viii) the purchase of the Debt Certificates is in the best interests of the investor. The undersigned financial representative or registered representative further represents and certifies that in connection with this Application to purchase Debt Certificates, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing anti-money laundering program and customer identification program.

Broker Dealer or RIA Firm Name ______________________ CRD number ______________

Financial Representative of RIA or representative of the BD Firm ______________________ CRD number ______________

Mailing Address ______________ E-mail Address ______________ Phone Number ______________

Financial Representative of RIA or representative of the BD Signature ______________________ Date ______________

Principal Signature (if applicable) ______________________ Date ______________

Date

6 of 6

MINISTRY PARTNERS INVESTMENT COMPANY, LLC
PURCHASE APPLICATION
(for Business, Non-Profit and Trust Entities)
2024 CLASS A DEBT CERTIFICATES

This Purchase Application ("Application") constitutes your offer, as a natural person and Purchaser, to purchase the 2024 Class A Debt Certificates(s) you identify in Section IV, more particularly as described in the Prospectus dated February 6, 2024, as amended and supplemented (the "Prospectus"). Unless otherwise expressly stated, the capitalized terms used in this Application have the respective meanings set forth in the Prospectus.

This Application is subject to the following terms and conditions.

PAYMENT. This Application must be accompanied by payment in full for the total amount of Certificates purchased stated in Section V below. Unless otherwise preauthorized, payment must be made by check payable to "Ministry Partners Investment Company, LLC," or via wire transfer.

SUITABILITY REQUIREMENTS. We will not accept this Application unless you represent to us that you satisfy one of the suitability requirements below by initialing on the appropriate line. For the purposes of the following requirements, "total gross assets" means the estimated fair market value of your assets. We and our Selling Agent, Ministry Partners Securities, LLC, are responsible for determining if the Certificate purchasers meet the suitability standards required by applicable federal, state and regulatory standards required for broker dealer firms that are selling the Certificates.

______ Initial — Your investment in the Certificate(s) does not exceed ten percent (10%) of your net assets and you have either (i) liquid assets of at least $50,000, <u>or</u> (ii) total gross assets of at least $500,000; OR

______ Initial — Your investment in the Certificate(s) does not exceed twenty percent (20%) of your net assets and you have either (i) liquid assets of at least $100,000, <u>or</u> (ii) total gross assets of at least $1,000,000.

Your broker or financial advisor will ask you for information to determine your ability to meet these suitability standards. You must verify that you have reviewed these suitability standards and that you meet the above-stated suitability standards.

We may, however, waive this concentration requirement for an investor who possesses sufficient means or sophistication, either alone or with the advice of a qualified financial advisor, to understand and tolerate the risks inherent in a concentrated investment in the Certificates, provided they acknowledge in writing their understanding of the concentration and illiquidity risks posed by their investment.

<u>ACCEPTANCE</u>. We may accept or reject your offer in this Application, in our sole and absolute discretion. In the event we reject this Application, we will promptly return your payment to you, without interest or reduction. If we accept this Application, we will open an account in our records (your "**Account**") in your name and you will become the holder of the Certificate(s) as of the date we accept this Application.

As required by the USA PATRIOT ACT, IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT, Federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account. <u>What this means for you</u>: When you purchase a Certificate, we will ask for your name, address, date of birth and other information that will allow us to identify you.

Deliver this Purchase Application to your securities broker, or registered representative of a registered investment adviser who is to deliver it on your behalf to:

MINISTRY PARTNERS INVESTMENT COMPANY, LLC IS OWNED BY CREDIT UNIONS. SECURITIES PRODUCTS OFFERED BY MINISTRY PARTNERS INVESTMENT COMPANY, LLC ARE NOT DEPOSITS OF, OBLIGATIONS OF, OR GUARANTEED BY ANY CREDIT UNION OR OTHER PERSON. THEY ARE NOT INSURED OR GUARANTEED BY THE NCUSIF OR ANY OTHER GOVERNMENT AGENCY OR PRIVATE INSURER. THESE PRODUCTS INVOLVE INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF PRINCIPAL

Date

Page 1 of 7

EXHIBIT D: SPECIMEN

I. Registration Type *(Only one Note registration type per purchase application)*

☐ Trust   Date Established: ____________   Number of Trustees ______   ***Can Trustees act independently?*** ☐ Yes ☐ No

Trust type (select one): ◯ Charitable ◯ Family ◯ Living ◯ Revocable ◯ Irrevocable

☐ Corporation ☐ Limited Liability Company ☐ Partnership ☐ 501(c)(3) ☐ Other ____________________

II. Purchaser Information

Legal Entity or Trust Name   Tax ID Number

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Phone Number   Fax Number   Website Address

☐ *Please check if your entity has been at the current address for less than one year.*

III. Authorized Person (Primary Contact)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr.   Suffix ☐ Sr. ☐ Jr.

First, Middle, Last   Relationship to Entity

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone   Cell Phone   Work Phone   E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth   Social Security   Country of Citizenship

ID Type   ID No.   Issue Date   Expiration Date   Issuing Entity/State/Country

Date

Page 2 of 7

IV. Authorized Person (Secondary Contact Information)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

First, Middle, Last

Relationship to Entity

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone

Cell Phone

Work Phone

E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth

Social Security

Country of Citizenship

ID Type

ID No.

Issue Date

Expiration Date

Issuing Entity/State/Country

V. Authorized Person (Additional Contact Information)

☐ Mr. ☐ Mrs. ☐ Ms. ☐ Dr. Suffix ☐ Sr. ☐ Jr.

First, Middle, Last

Relationship to Entity

Mailing Address (***If your mailing address is a PO Box please provide a physical address below)***

Physical Address, City, State, Zip

Home Phone

Cell Phone

Work Phone

E-mail Address

USA PATRIOT Act Information (Required by Federal Law)

Date of Birth

Social Security

Country of Citizenship

ID Type

ID No.

Issue Date

Expiration Date

Issuing Entity/State/Country

Date

Page 3 of 7

VI. Purchase

Fixed Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Fixed ______	______________	_____ months	__________%	______________
Fixed ______	______________	_____ months	__________%	______________
Fixed ______	______________	_____ months	__________%	______________
Fixed ______	______________	_____ months	__________%	______________
Fixed ______	______________	_____ months	__________%	______________
Fixed ______	______________	_____ months	__________%	______________
Fixed Series Total	______________			

Variable Series

Category	Amount Purchased	Maturity (Term)	Interest Rate	Interest Payment Option
Variable ______	______________	36 Months	__________%	______________
Variable ______	______________	36 Months	__________%	______________
Variable ______	______________	36 Months	__________%	______________
Variable ______	______________	36 Months	__________%	______________
Variable Series Total	______________			

Total Purchase: $ ______________

Make check payable to "Ministry Partners Investment Company, LLC"

Note: We will pay no AUM Fees
If no option is selected all principal and interest payments will be mailed to the address of record.
If no option is selected, interest will be paid monthly.

Date

Page 4 of 7

VII. Certain Acknowledgments, Representations and Agreements

You acknowledge and agree to each of the following:

(a) The information, acknowledgments and representations you provide to us in this Application, and may otherwise provide to us in writing, are true and correct as of the date of this Application and, should any material information you provide us change after the date of this Application, you will promptly provide us with the updated information.

(b) We will rely on the information, acknowledgments, representations and agreements in this Application in making a determination as to whether to accept you as a Purchaser in the Certificate(s). To the best of your information and belief the above information you supply us is true and correct in all respects. You agree that your representations will survive our acceptance of this Application.

(c) You have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment in the Note(s).

(d) You have received a copy of the Prospectus and you have had the opportunity to review the Prospectus, which includes, among other things, a description of the Company, its business, its most recent year end and quarterly financial statements, and the material risks involved in the Company's business.

(e) You acknowledge that it may not be possible to liquidate, sell or redeem the Certificate(s) in case of emergency. You are purchasing the Certificate(s) with the understanding and intent to hold the Certificate(s) until they are due and payable in accordance with their terms.

(f) You have determined that you are capable of bearing the economic risks of this investment, including the loss of your entire investment in the Certificate(s).

(g) You have the means of providing for your current financial needs and contingencies and have no need for liquidity in this investment.

(h) You represent that your MPS Registered Representative reviewed other fixed income options that are similar in terms, duration, and yield. You are willingly choosing the MPIC fixed income notes instead of the alternatives due to the MPIC notes' missional purpose, desirable yield, and lack of fluctuation in nominal value.

VIII. Electronic Communications

______ Initial ______________________________ E-mail Address

By initialing above, the investor requests to receive all investment related communications electronically for all Debt Certificate investments purchased by investor. Communications include, but are not limited to, account statements, investor communications, annual, semi-annual and/or quarterly reports, tax forms, and other required reports. The investor may request a paper copy of a communication, account statement, report or Company communication from the Company at any time. The investor may also update an email address or change this election at any time by contacting the Company at 915 West Imperial Highway, Suite 120, Brea, California 92821 or call the Company's office at (800) 753-6742 . Changes may take up to 30 days to take effect. Consent to electronic delivery is terminated by an invalid email address. Costs associated with assessing the internet may be incurred and certain software may need to be downloaded in order to view the materials delivered electronically. Timely access to materials may not be available in the event of a system failure or network outage. The electronic delivery program may be changed or discontinued, and the terms may be amended at any time. In the event of discontinuation or as required by law, the investor will receive paper copies of all Debt Certificate related communications.

Date

Page 5 of 7

IX. Signatures

By executing this PURCHASE APPLICATION, each person executing this Application (each a "signatory") acknowledges and represents that: **(1)** they have received and reviewed the current Prospectus, **(2)** each of their questions concerning this offering has been answered to their satisfaction, **(3)** the entity Purchaser identified in Section II above (the "Entity") adopts and agrees to be bound by the terms and conditions of the Trust Indenture, **(4)** they have read and understand the prepayment terms and conditions as set forth in the Certificate(s), **(5)** the Entity has been duly organized according to the laws of its state and is duly authorized and has the power and authority to purchase the Certificate(s) identified in Section V, **(6)** each signatory is a natural person 21 years or older, has been duly elected and is legally holding the office set forth opposite their name, **(7)** each signatory has the power and authority to execute this Application, and (8) the purchase of the Certificate(s) is subject to the Company's acceptance of this Application and if so accepted, the signatories on behalf of the Entity agree to purchase the Certificate(s) identified in Section V. (Sign below exactly as printed in Sections III and IV.)

Digital ("electronic') signatures, often referred to as an "e-signature," enable paperless contracts and help speed up business transactions and are acceptable forms for the purchase of a securities investment . The electronically signed Purchase Application will be available to both, you and the Company, as well as the Company's managing broker dealer firm, so they can store and access it at any time. You and the Company each hereby consents and agrees that electronically signing this Purchase Application constitutes your signature, acceptance and agreement as if actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification of third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Company. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Purchase Application shall be legally binding and such transaction shall be considered authorized by you. You agree your electronic signature is the legal equivalent of your manual signature on this Purchase Application. You consent to be legally bound by this Purchase Application's terms and conditions.

Under penalty of perjury, the signatories below certify that the number shown in Section II above is the correct taxpayer identification number of the entity mentioned in Section II and that none of the signatories has been notified by the Internal Revenue Service that the Entity is currently subject to backup withholding unless otherwise indicated.

Signature	Title	Print Name	Date
Signature	Title	Print Name	Date
Signature	Title	Print Name	Date

Date

Page 6 of 7

X. Broker Dealer/RIA Financial Advisor Information

Financial representative

The undersigned confirms on behalf of the managing broker-dealer, or registered investment advisor that that it (i) is registered and/or properly licensed in the state in which the sale of Debt Certificates to the investor executing this Purchase Application has been made; (ii) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (iii) has discussed such investor's prospective purchase of Debt Certificates with such investor; (iv) has advised such investor or all pertinent facts with regard to the fundamental risks of the investment; (v) has delivered a current Prospectus and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Debt Certificates is a suitable investment for such investor, that the undersigned will obtain and retain records relating to such investor's suitability for a period of six years, that such investor meets the suitability standards of such an investment and that such investor has an understanding of the fundamental risks of the investment; and (viii) the purchase of the Debt Certificates is in the best interests of the investor. The undersigned financial representative or registered representative further represents and certifies that in connection with this Application to purchase Debt Certificates, he or she has complied with and has followed all applicable policies and procedures under his or her firm's existing anti-money laundering program and customer identification program.

Broker Dealer or RIA Firm Name ______________________ CRD number ______________

Financial Representative of RIA or representative of the BD Firm ______________________ CRD number ______________

Mailing Address ______________________ E-mail Address ______________________ Phone Number ______________

Financial Representative of RIA or representative of the BD Signature ______________________ Date ______________

Principal Signature (if applicable) ______________________ Date ______________

Date

Page 7 of 7

No dealer, sales person or other individual has been authorized to give any information or make any representations other than those contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the debt securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been any change in the affairs of the Company since the date hereof or that the information contained herein is correct or complete as of any time subsequent to the date hereof.

MINISTRY PARTNERS INVESTMENT COMPANY, LLC $200,000,000 2024 Class A Debt Certificates PROSPECTUS

February 6, 2024

[Outside Back Cover of Prospectus]

Part II, Page 1